Exhibit 10.17

FINGERHUT DIRECT MARKETING, INC.
$30,000,000
13.00% SENIOR SUBORDINATED SECURED NOTES DUE MARCH 24, 2013
AND
WARRANTS

SECURITIES PURCHASE AGREEMENT

Dated as of March 23, 2006

TABLE OF CONTENTS
(Not Part of Agreement)

PURCHASER SCHEDULE

SCHEDULE 6A SCHEDULE 6B SCHEDULE 6C SCHEDULE 6J(v) SCHEDULE 6J(vi) SCHEDULE 6K SCHEDULE 8A(1) SCHEDULE 8A(2) SCHEDULE 8G SCHEDULE 8K SCHEDULE 8Q SCHEDULE 8T	- - - - - - - - - - - -	EXISTING LIENS
EXISTING INDEBTEDNESS
EXISTING INVESTMENTS
MAXIMUM SALES SHORTFALL
MAXIMUM NET INCOME SHORTFALL
RELATED PARTY TRANSACTIONS
SUBSIDIARIES
STOCKHOLDERS AND OUTSTANDING STOCK
LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
FILINGS
COLLATERAL MATTERS
INVENTORY LOCATIONS

EXHIBIT A EXHIBIT B EXHIBIT C	- - -	FORM OF SUBORDINATED NOTE FORM OF WARRANT FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT D	-	FORM OF AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
EXHIBIT E EXHIBIT F EXHIBIT G EXHIBIT H EXHIBIT I EXHIBIT J EXHIBIT K EXHIBIT L EXHIBIT M EXHIBIT N EXHIBIT O	- - - - - - - - - - -	FORM OF AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
FORM OF SUBSIDIARY GUARANTY
FORM OF SECURITY AGREEMENT
FORM OF SUBSIDIARY SECURITY AGREEMENT
FORM OF IP SECURITY AGREEMENT
FORM OF EQUITYHOLDER AGREEMENT
FORM OF VCOC LETTER
FORM OF AGREEMENT TO SUBORDINATE
FORM OF COLLATERAL AGENCY AGREEMENT
FORM OF OPINION OF COMPANY’S COUNSEL
FORM OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

FINGERHUT DIRECT MARKETING, INC.
4400 Baker Road
Minnetonka, Minnesota 55343
As of March 23, 2006
To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto
Ladies and Gentlemen:
     The undersigned, Fingerhut Direct Marketing, Inc., a Delaware corporation (herein called the “Company”), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the “Purchasers”) as set forth below. Reference is made to paragraph 11 hereof for definitions of capitalized terms used herein and not otherwise defined herein.
     1. AUTHORIZATION OF ISSUE OF SECURITIES.
     IA. Authorization of Subordinated Notes. The Company will authorize the issue of its senior subordinated secured promissory notes (the “Subordinated Notes”) in the aggregate principal amount of $30,000,000, to be dated the date of issue thereof, to mature March 24, 2013, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 13.00% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) the outstanding principal balance of the Subordinated Notes shall bear interest from and after the date of such Event of Default and until the date such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A attached hereto. The term “Subordinated Notes” as used herein shall include each such senior subordinated secured promissory note delivered pursuant to any provision of this Agreement and each such senior subordinated secured promissory note delivered in substitution or exchange for any other Subordinated Note pursuant to any such provision.
     1B. Authorization of Preferred Stock Warrants. The Company will authorize the issue to the Purchasers of its Series A Preferred Stock Warrants in the form of Exhibit B hereto (the “Warrants”), initially exercisable for 41,742,458 shares of the Preferred Stock, representing 4.00% of the equity of the Company (determined on a fully diluted basis). The term Warrant as used herein shall include each Warrant delivered pursuant to any provision of this Agreement. The Warrants and the Subordinated Notes are sometimes collectively referred to herein as the “Securities.”
     2. PURCHASE AND SALE OF SECURITIES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Subordinated Notes set

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forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount and, in connection therewith, the Company agrees to issue to such Purchaser Warrants to purchase the number of shares of Preferred Stock set forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at the price set forth therein. The Company will deliver to each Purchaser, at the offices of Schiff Hardin LLP at 6600 Sears Tower, Chicago, Illinois 60606, one or more Subordinated Notes and one or more Warrants, in each case, registered in such Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Subordinated Notes or Warrants representing the right to purchase the aggregate number of shares of Preferred Stock, as applicable, to be purchased by or issued to such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the date of closing, which shall be March 24, 2006 or any other date on or before March 31, 2006 upon which the Company and the Purchasers may mutually agree (herein called the “closing” or the “date of closing”), for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit C attached hereto, from the Company to the Purchasers delivered prior to the .date of closing.
3. CONDITIONS OF CLOSING. Each Purchaser’s obligation to purchase and pay for the Securities to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:
     3A. Documents. Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date of closing unless otherwise indicated, and, on the date of closing, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:
     (i) the Subordinated Note or Subordinated Notes to be purchased by such Purchaser in the form of Exhibit A attached hereto;
     (ii) the Warrant or Warrants to be issued to such Purchaser in the form of Exhibit B attached hereto;
     (iii) an Amended and Restated Investor Rights Agreement among the Company, the Purchasers and the other holders of the Equity Interests of the Company in the form of Exhibit D hereto (herein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Investor Rights Agreement”) and an Amended and Restated Stockholders Agreement among the Company, the Purchasers and the other holders of the Equity Interests of the Company in the form of Exhibit E hereto (herein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Stockholders Agreement”);
     (iv) a Guaranty Agreement made by the Subsidiary Guarantors in favor of the Purchasers in the form of Exhibit F hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Subsidiary Guaranty”);
     (v) a Security Agreement made by the Company in favor of Prudential Capital Partners II, L.P. (the “Subordinated Collateral Agent”) for the benefit of the holders of the Subordinated Notes in the form of Exhibit G hereto (as the same may be amended, modified, or supplemented from time to time in accordance with the provisions thereof, the “Security Agreement”);
     (vi) a Security Agreement made by each Subsidiary of the Company in favor of the Subordinated Collateral Agent for the benefit of the holders of the Subordinated Notes in the form of Exhibit H hereto (as the same may be amended, modified, or supplemented from time to time in accordance with the provisions thereof, the “Subsidiary Security Agreement”);
     (vii) an IP Security Agreement made by the Company and each Subsidiary Guarantor in favor of the Subordinated Collateral Agent for the benefit of the holders of the Subordinated Notes in the form of Exhibit I hereto (as the same may be amended, modified, or supplemented from time to time in accordance with the provisions thereof, the “IP Security Agreement”);
     (viii) a letter agreement among the Purchasers and the other holders of Equity Interests of the Company in the form of Exhibit J hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Equityholder Agreement”);
     (ix) a management rights letter agreement in the form of Exhibit K hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “VCOC Letter”);
     (x) (a) a landlord lien waiver with respect to the premises located at 6250 Ridgewood Road, St. Cloud, Minnesota, duly executed by the Bank Agent and the Subordinated Collateral Agent and acknowledged by. FAC, the Company and each Subsidiary Guarantor and (b) a landlord lien waiver with respect to the premises located at 7777 Golden Triangle, Eden Prairie, Minnesota, duly executed by the Company, Liberty Property Limited Partnership, the Bank Agent and the Subordinated Collateral Agent;
     (xi) an Agreement to Subordinate made and delivered by Thomas J Petters, Petters Company, Inc., FAC, Petters Group Worldwide, LLC and Theodore Deikel, in favor of the Subordinated Collateral Agent and the holders of Subordinated Notes in the form of Exhibit L hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Agreement to Subordinate”);
     (xii) a Collateral Agency Agreement between the Subordinated Collateral Agent and the Purchasers and acknowledged by the Company in the form of Exhibit M hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Collateral Agency Agreement”);
     (xiii) a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of the Company certifying, among other things (a) as to the name, titles and true signatures of the officers of the Company authorized to sign this Agreement, the Subordinated Notes, the other Transaction Documents and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the Restated Certificate of Incorporation, certified by the Secretary of State of the state of Delaware as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws of the Company which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors of the Company, duly adopted at a meeting or by unanimous written consent of such board of directors, authorizing the execution, delivery and performance of this Agreement, the Subordinated Notes, the other Transaction Documents and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders of the Company or of such board of directors or any committee thereof relating to the subject matter thereof, (e) that this Agreement, the Subordinated Notes, the other Transaction Documents and the other documents executed and delivered to such Purchaser by the Company are in the form approved by its board of directors in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated;
     (xiv) a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of each Subsidiary Guarantor.certifying, among other things (a) as to the name, titles and true signatures of the officers of such Subsidiary Guarantor authorized to sign the Transaction Documents to which such Subsidiary Guarantor is a party and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of such Subsidiary Guarantor, certified by the Secretary of State of the state of organization of such Subsidiary Guarantor as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of such Subsidiary Guarantor which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of such Subsidiary Guarantor, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which such Subsidiary Guarantor is a party and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of such Subsidiary Guarantor or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that the Transaction Documents to which such Subsidiary Guarantor is a party and the other documents executed and delivered to such Purchaser by such Subsidiary Guarantor are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary Guarantor have been commenced or are contemplated;
     (xv) a certificate of corporate or other type of entity and tax good standing for the Company and each of its Subsidiaries from the Secretary of State of the state of organization of the Company and each such Subsidiary and of each state in which the Company or any such Subsidiary is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date; and
     (xvi) such other certificates, documents and agreements as such Purchaser may reasonably request.
     3B Opinion of Purchasers’ Special Counsel. Such Purchaser shall have received from Schiff Hardin LLP, who are. acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.
     3C Opinion of Company’s Counsel. Such Purchaser shall have received from Lindquist & Vennum P.L.L.P., special counsel for the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit N attached hereto, and the Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinion, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.
     3D Representations and Warranties; No Default; Satisfaction of Conditions. The representations and warranties contained in paragraph 8 and in the other Transaction Documents shall be true on and as of the date of closing, both before and immediately after giving effect to the issuance of the Securities on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents; there shall exist on the date of closing no Event of Default or Default, both before and immediately after giving effect to the issuance of the Securities on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents; the Company shall have performed all agreements and satisfied all conditions required under this Agreement or the other Transaction Documents to be performed or satisfied on or before the date of closing; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of closing, to each such effect.
     3E Purchase Permitted By Applicable Laws; Approvals. The purchase of and payment for the Subordinated Notes and the Warrants to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Securities by the Company) shall not violate any applicable law or governmental regulation

(including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Subordinated Notes and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.
     Certificates of Insurance. The Company shall have delivered from insurance carriers acceptable to the Subordinated Collateral Agent certificates of insurance in such forms and amounts acceptable to such Purchaser evidencing insurance required to be maintained under paragraph 5F hereof or under any of the Security Documents under insurance policies with loss payable clauses in favor of the Bank Agent, and acceptable to the Subordinated Collateral Agent.
     3F UCC Searches. Such Purchaser shall have received certified copies of UCC search reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor and which are filed in the office of the Secretary of State in any state in which the Company or any Subsidiary is organized or maintains an office or in which any assets of the Company or any Subsidiary are located, and lien and judgment search reports from the county recorder of any county in which the Company or any Subsidiary maintains an office or in which any assets of the Company or any Subsidiary are located.
     3G Material Adverse Effect. Since January 28, 2005, no event having a Material Adverse Effect shall have occurred or be threatened, as determined by such Purchaser in its sole judgment.
     3I. Amended and Restated Credit Agreement. The Credit Agreement, providing for a $150,000,000 revolving credit facility to the Company and having other terms and conditions satisfactory to such Purchaser, shall have been duly executed and delivered by the Company, the Bank Agent and the Banks, and shall be in full force and effect. All conditions precedent to the amendment and restatement of the existing credit agreement shall have been satisfied (other than the issuance and sale of the Subordinated Notes hereunder) and such Purchaser shall have received satisfactory evidence thereof. Such Purchaser shall have received a copy of the Credit Agreement and all instruments, documents and agreements delivered at the closing of the amendment and restatement thereof, certified by an Officer’s Certificate of the Company, dated the date of closing, as correct and complete.
     3J. Third Amended and Restated Certificate of Incorporation. The Board of Directors and the shareholders of the Company shall have duly adopted the Third Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit O (the “Restated Certificate of Incorporation”), and the Restated Certificate of Incorporation shall have been duly filed with the Secretary of State of Delaware and shall have become effective under the laws of the State of Delaware. Termination of Certain Existing Indebtedness. All obligations of the Company under (1) the Subordinated Loan Agreement, dated April 9, 2003, among the Company, Stafford Towne, LTD., Bennington International Holdings, LTD. and Westford Special Situations Fund, LTD., (2) the Financing Agreement, by and between CIT Group/ Business Credit, the Company and the lenders party thereto, dated April 9, 2003 and The Assignment and Transfer Agreement (Textron) by and between CIT Group/ Business Credit, Inc. and the Company, dated September 9, 2003, and (3) the Supplemental Financing Agreement, by and between Petters Company, Inc. and the Company, dated February 17, 2004, shall have been discharged, each such financing arrangement shall have been terminated, all liens and security interests securing any of such obligations, and all financing statements or other filings and recordings relating thereto, shall have been terminated and released, and such Purchaser shall have received such evidence as it may reasonably request to demonstrate the satisfaction of the foregoing.
     3K Fees and Expenses. Without limiting the provisions of paragraph 12B hereof, the Company shall have paid the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in paragraph 3B hereof.
     3L Structuring Fee. The Company shall have paid to Stetson Street Partners, L.P., by wire transfer of immediately available funds to JPMorgan Chase, New York, New York, ABA #021-000-021, for credit to the account of Stetson Street Partners, L.P., account no. 304-244-325, a structuring fee in the amount of $600,000 in immediately available funds.
     3M Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
     4. PREPAYMENTS. The Subordinated Notes shall be subject to prepayment with respect to the optional prepayments permitted by paragraph 4B.
     4A Maturity. As provided therein, the entire outstanding principal amount of the Subordinated Notes, together with any accrued and unpaid interest thereon, shall become due on March 24, 2013, the maturity date of the Subordinated Notes.
     4B Optional Prepayment.
     4B(1). Optional Prepayments. The Subordinated Notes shall be subject to prepayment, in whole at any time or from time to time in part (in aggregate integral multiples of $1,000,000 and an aggregate minimum of $5,000,000 on any one occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Prepayment Amount, if any, with respect to each Subordinated Note.
     4B(2). Optional Prepayment in Connection with Specified Event. The Subordinated Notes shall be subject to prepayment, in whole (but not in part),

concurrently with a Specified Event, at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Specified Event Prepayment Amount with respect to each Subordinated Note.
     4C Notice of Optional Prepayment. The Company shall give the Subordinated Collateral Agent irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date. Each such notice shall state: (1) that such notice is being given by the Company in accordance with this paragraph 4C and whether such prepayment is being effected pursuant to paragraph 4B(1) or 4B(2), (2) the date fixed for prepayment, (3) the aggregate principal amount of Subordinated Notes to be prepaid and the principal amount of Subordinated Notes held by each Holder to be prepaid and the accrued and unpaid interest that will be paid in connection with such prepayment, (4) the Prepayment Amount or Specified Event Prepayment Amount payable with respect to each Subordinated Note, (5) in connection with a prepayment pursuant to paragraph 4B(2), that such prepayment is in connection with a Specified Event and a description of such Specified Event in reasonable detail, and (6) that the Company’s obligation to prepay the Subordinated Notes is irrevocable, subject only, in connection with a prepayment pursuant to paragraph 4B(2), to consummation of the applicable Specified Event. Notice of prepayment having been given as aforesaid, the principal amount of the Subordinated Notes specified in such notice, together with interest thereon to the prepayment date and together with the Prepayment Amount, if any, or Specified Event Prepayment Amount, as applicable, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Subordinated Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.
     4D Partial Payments Pro Rata. In the case of each prepayment of less than the entire outstanding principal amount of all Subordinated Notes pursuant to paragraph 4B(1), the principal amount so prepaid shall be allocated pro rata to all Subordinated Notes at the time outstanding.
     4E No Acquisition of Subordinated Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Subordinated Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Subordinated Notes held by each other holder of Subordinated Notes at the time outstanding upon the same terms and conditions. Any Subordinated Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.
     4. AFFIRMATIVE COVENANTS. The Company covenants that so long as any Subordinated Note is outstanding:

     5A. Financial Statements. The Company covenants that it will deliver to the Subordinated Collateral Agent (and, to the extent requested by the Subordinated Collateral Agent, to any designee of the .Subordinated Collateral Agent):
     (i) within 120 days after the end of each fiscal year of the Company (but in any event no later than 120 days following the last Friday of January), the audited consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidating and consolidated statements of income, retained earnings and cash flows for the Company and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of independent certified public Accountants of recognized national standing, which shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;
     (ii) within 15 Business Days after the end of each fiscal quarter of the Company, the unaudited consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidating and consolidated statements of income, retained earnings and cash flows for such period;
     (iii) (a) within 12 Business Days after the end of each fiscal month, the unaudited consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries showing the Company’s financial condition as of the close of such month and (b) within 12 Business Days after the end of each fiscal month, the related unaudited consolidating and consolidated statements of income, retained earnings and cash flows for such period;
     (iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);
     (v) promptly upon receipt thereof, a copy of each management letter or other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;
     (vi) promptly upon preparation thereof, a copy of the Company’s annual operating budget for each fiscal year which has been approved by the Company’s board of directors (which shall include, without limitation, projections for the net income of the Company and its Subsidiaries and projections for net sales for the Company and its Subsidiaries, in each case, for each twelve fiscal month period ending during such fiscal year);

     (vii) promptly upon, and in any event not later than the next Business Day after, receipt thereof, a copy of any notice received from the Bank Agent or any holder of Senior Debt that any default or event of default under the Credit Agreement has occurred or any notice of any acceleration of any Senior Debt;
     (viii) promptly, and in any event no later than 15 Business Days after a Responsible Officer of the Company obtains knowledge thereof, written notice of any actions, suits or proceedings (including arbitrations) threatened or pending by or against the Company before any court, arbitrator or other Governmental Authority which would be likely to have a Material Adverse Effect;
     (ix) simultaneously with the transmission thereof, copies of all notices, reports, financial statements or other communications given to the Bank Agent or any holder of Senior Debt under the Credit Agreement, excluding routine borrowing requests; and
     (x) with reasonable promptness, such other information as the Subordinated Collateral Agent may reasonably request.
Together with each delivery of financial statements required by clauses (i), (ii) and (iii) above, the Company will deliver to the Subordinated Collateral Agent an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6J and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (i) above, the Company will deliver to the Subordinated Collateral Agent a certificate of such Accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such Accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to the Subordinated Collateral Agent an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.
     5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Subordinated Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Subordinated Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

     5C Inspection of Property. The Company covenants that it will permit any Person designated by the Subordinated Collateral Agent in writing, at the Subordinated Collateral Agent’s expense if no Default or Event of Default exists and at the Company’s expense if a Default or an Event of Default exists, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as the Subordinated Collateral Agent may reasonably request; provided that, during any period when no Event of Default exists, the Subordinated Collateral Agent shall give the Company not less than 48 hours’ prior notice of such visit.
     5D Covenant to Secure Subordinated Notes Equally. The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6A (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), it will make or cause to be made effective provision whereby the Subordinated Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Subordinated Notes to enforce the provisions of paragraph 6A.
     5E Compliance with Law. The Company covenants that it will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, and will obtain and maintain in full force and effect all licenses, certificates, permits, franchises, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over the Company and its Subsidiaries or any of their respective properties necessary to the ownership, operating or maintenance of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in full force and effect such licenses, certificates, permits, franchises, operating rights and other authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     5G Insurance. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Maintenance of Properties. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph 5G shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     5H Payment of Taxes. The Company covenants that it will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, and to pay and discharge all amounts payable for work, labor and materials, in each case to the extent such taxes, assessments, charges, levies and amounts payable have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or amount payable if (i) the amount, applicability or validity thereof is being actively contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and amounts payable in the aggregate could not reasonably be expected to have a Material Adverse Effect.
     5I Corporate Existence. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to paragraph 6D, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary), unless the termination of or failure to preserve and keep in full force and effect such corporate existence, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     5J Lines of Business. The Company covenants that it will not, and it will not permit any Subsidiary of the Company to, engage in any business if, as a result thereof, the general nature of the businesses of the Company and its Subsidiaries, taken as a whole, would be substantially changed from the businesses of the Company and its Subsidiaries as conducted as of the date of closing.
     5K Agreement Assuming Liability on Subordinated Notes. The Company covenants that, if at any time any Person should become liable (as co-obligor, endorser, guarantor or surety) on any other obligation of the Company, the Company will, at the same time, cause such Person to deliver to the holders of the Subordinated Notes an agreement pursuant to which such Person becomes similarly liable on the Subordinated Notes; provided this paragraph 5K shall not apply to (1) any Person becoming liable solely as an endorser of a check in the ordinary course of business and (2) FAC, Thomas J. Petters, and Theodore Deikel pursuant to the FAC Guaranty and the FAC Member Guaranty, as applicable (each as defined in the Credit Agreement (as in effect on the date of closing)). The delivery of such an agreement shall not in any way limit or modify the rights of the holders of the Subordinated Notes to enforce the provisions of paragraph 6B.
     5L Pay Obligations. The Company covenants that it will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations, except when the (i) amount or validity thereof is currently being contested in good faith by appropriate proceedings and such Person has established adequate reserves in accordance with GAAP with respect thereto and no Liens in respect thereof have been filed or (ii) the failure to so pay, discharge or otherwise satisfy such obligations would not be likely to have a Material Adverse Effect.
     5M Further Assurances. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain the security interest created by this Agreement or any Security Document subject only to (1) Liens securing the obligations under the Credit Agreement to the extent set forth in the Intercreditor Agreement and (2) with respect to CIT Bank Collateral, Liens securing the Company’s obligations under the Program Agreement. At its sole cost and without expense to any Purchaser or the Subordinated Collateral Agent, on demand, the Company covenants that it will, and will cause each its Subsidiaries to, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignment, transfers and assurances as the Subordinated Collateral Agent shall from time to time reasonably require for better assuring, conveying, assigning, transferring and confirming to the Subordinated Collateral Agent the property and rights pledged or assigned or intended now or hereafter so to be, or which any such Person may be or may hereafter become bound to convey, pledge or assign to the Subordinated Collateral Agent or for carrying out the intention or facilitating the performance of the terms of this Agreement or any of the Security Documents.
     5L Future Subsidiaries. Upon any Person becoming, after the date of closing, a Subsidiary of the Company, or upon the Company acquiring additional Equity Interests of any existing Subsidiary, the Company shall notify each Purchaser and the Subordinated Collateral Agent of such acquisition and
     (i) the Company shall promptly (but in any event within five (5) days) cause such Subsidiary to execute and deliver to each Purchaser a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Security Agreement, together with appropriate UCC financing statements;
     (ii) the Company shall promptly deliver, or cause to be delivered to the Subordinated Collateral Agent or its designee certificates (or, if such Equity Interest is uncertificated, validly executed control agreements acceptable to the Subordinated Collateral Agent) representing all the issued and outstanding Equity Interests of such Subsidiary owned by the Company or any Subsidiary of the Company, as applicable, together with undated stock powers for such certificates executed in blank (or, if such Equity Interest is uncertificated, confirmation of all appropriate book entries), and shall take or cause to be taken all other appropriate steps under applicable law to ensure perfection of the security interest granted to the Subordinated Collateral Agent under the Security Documents; provided that so long as the Credit Agreement requires the Company to deliver certificates evidencing such Equity Interests and stock powers related thereto to the Bank Agent, the requirement to deliver such certificates and stock powers to the Subordinated Collateral Agent shall be deemed to be satisfied by the delivery thereof to the Bank Agent pursuant to the Credit Agreement; and

     (iii) such opinions, in form and substance and from counsel reasonably satisfactory to the Required Holder(s), as the Required Holder(s) may reasonably require.
     5O. Amendments to Credit Agreement. Upon entering into any amendment or other modification of the Credit Agreement (or any other agreement relating to the Senior Debt) the effect of which is to add or make more restrictive any event of default or any covenant contained in the Credit Agreement (or any other agreement relating to the Senior Debt) or make any change to any event of default or any covenant that would have the effect of making such event of default or covenant more restrictive, the Company shall (1) promptly, and in any event within 3 Business Days provide written notice thereof to each holder of Subordinated Notes describing such amendment in reasonable detail and (2) offer to enter into an amendment of this Agreement within 10 Business Days of consummating such amendment or modification to make corresponding changes or additions herein in respect of such covenants and events of default; provided, that, during any period when a Senior Default (as defined in the Intercreditor Agreement) has occurred and is continuing, the Company shall not be required to make the offer referred to in this clause (2); provided, further, however, that as to covenants or events of default which set forth any requisite ratio or compliance amounts such ratios and compliance amounts may, if so required by the terms of the Credit Agreement or the Intercreditor Agreement, be less restrictive on the Company to the same extent as the applicable covenant or event of default is on the date of closing.
     5P Delivery of Landlord Lien Waivers. Without limiting the generality of any other provision of this Agreement or any other Transaction Document, the Company shall, and shall cause its Subsidiaries to, deliver promptly to the Subordinated Collateral Agent (for the benefit of the Purchasers) landlord lien waivers (in form and substance satisfactory to the Subordinated Collateral Agent), duly executed by the Company and/or such Subsidiary and the applicable landlord, with respect to (i) each property at which a material portion of the Company’s or such Subsidiary’s business is conducted or (ii) which the loss of use of such property would result in a Material Adverse Effect.
     5Q Further Actions with Respect to Domain Names. Without limiting the generality of any other provision of this Agreement or any other Transaction Documents, the Company shall, and shall cause its Subsidiaries to, take promptly such further actions and to execute and deliver such further documents and instruments (and, if necessary, use its best efforts to cause the applicable domain name registrars to execute and deliver such documents and instruments) as the Subordinated Collateral Agent may deem necessary or desirable from time to time (all in form and substance satisfactory to the Subordinated Collateral Agent) to enable the Subordinated Collateral Agent (on behalf of the Purchasers) to establish, preserve and protect its rights, remedies and privileges with respect to each domain name of the Company and its Subsidiaries from time to time, including the execution and delivery of such documents and instruments as would enable the Subordinated Collateral Agent to sell or transfer each such domain name following an Event of Default; provided, that in the event it is impracticable for the Company to simultaneously comply with the provisions of this paragraph 5Q and the provisions of Section 8.13 of the Credit Agreement (as in effect on the date of closing), the Company shall comply with the provisions of Section 8.13 of the Credit Agreement (as in effect on the date of closing) and shall be relieved from its obligation to comply with this paragraph 5Q for so long as such impracticability exists.

     5R. Further Assurances with Respect to Deposit Accounts. Without limiting the generality of any other provision of this Agreement or any other Transaction Document,
     (i) the Company shall deliver to the Subordinated Collateral Agent promptly, and in any event within 45 days of the date of closing, a consent from U.S. Bank National Association and Huntington National Bank to any future assignment of the Bank Agent’s interest in the related deposit account control agreement in form and substance reasonably satisfactory to the Subordinated Collateral Agent; and
     (ii) the Company shall cause any deposit account control agreement entered into after the date of closing to permit the future assignment of the Bank Agent’s interest in such agreement to the Subordinated Collateral Agent.
     5S. Applicable Projected Cash Burn Rate. Within 30 days prior to December 1, 2007, the Company shall deliver to the Subordinated Collateral Agent an updated forecast of the Applicable Projected Cash Burn Rate for each of the three-month rolling periods ending on March 31, April 30 and May 31, 2008.
6. NEGATIVE COVENANTS. The Company covenants that so long as any Subordinated Note is outstanding the Company will not undertake or suffer to exist any of the following, unless the Subordinated Collateral Agent, as agent for the Purchasers, otherwise consents in writing:
     6A. Liens and Other Interests. The Company covenants that it will not, and will not permit any Subsidiary to, grant, create, incur, assume or suffer to exist any Lien or assign or transfer any of its Property, whether now owned or hereafter acquired, to secure any Indebtedness, including any option to buy or right to receive income with respect to such Property, except for:
     (i) Liens securing payment of the Senior Debt;
     (ii) Liens securing payment of the Subordinated Notes and the other Obligations;
     (iii) Liens granted on or prior to the date of closing securing payment of Indebtedness of the type permitted and described in paragraph 6B(iii) and are identified as Permitted Liens on Schedule 6A; and
     (iv) other Permitted Liens.
     6B. Indebtedness; Guarantees. The Company covenants that it will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become liable for any Indebtedness other than, without duplication, the following: Senior Debt;
     (i) Indebtedness under the Subordinated Notes and the other Obligations;

     (ii) Indebtedness existing on the date of closing and set forth in Schedule 6B (identified by the holder of such Indebtedness, the outstanding principal amount thereof as of the date of closing and the instrument pursuant to which such Indebtedness was incurred);
     (iii) unsecured Indebtedness incurred in the ordinary course of business including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services by the Company, but excluding Indebtedness incurred through the borrowing of money or any Guarantee thereof; provided, however, that if the Company or its Subsidiaries can properly incur Indebtedness under this paragraph 6B, then the Company or its Subsidiaries, as applicable may provide a Guarantee for such Indebtedness so incurred; and
     (iv) Indebtedness of the Company to any of its Wholly-Owned Subsidiaries, or Indebtedness of any such Wholly-Owned Subsidiary to the Company, which intercompany Indebtedness (a) shall be evidenced by one or more promissory notes in form and substance satisfactory to the Required Holder(s) and which has been duly executed and delivered to (and indorsed to the order of) the Subordinated Collateral Agent (or, until such time as no Senior Debt is outstanding, the Bank Agent) in pledge pursuant to a Security Document, and (b) shall not be forgiven or otherwise discharged for any consideration other than full payment in cash unless the Required Holder(s) shall otherwise consent.
     6C. Investments. The Company covenants that it will not, and will not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:
     (i) Investments existing on the date of closing and set forth in Schedule 6C;
     (ii) Permitted Investments;
     (iii) without duplication, Investments permitted as Indebtedness pursuant to paragraph 6B;
     (iv) without duplication, Investments made in the ordinary course of business by the Company in any of its Wholly-Owned Subsidiaries, or by any such Subsidiary in any of its Wholly-Owned Subsidiaries, by way of contributions to capital (subject, in all cases, to compliance with paragraph 5N);
     (v) commissions, travel and similar advances to officers, directors and employees made in the ordinary cause of business not to exceed $10,000 in the aggregate outstanding at any time; and
     (vi) advances in the form of prepaid rent (not to exceed one month in the case of Related Parties, and three months in all other cases); provided, however, that no Investment otherwise permitted by clause (iii) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default shall have occurred and be continuing.

     6D. Merger or Consolidation. The Company covenants that it will not, and will not permit any Subsidiary to, sell, pledge, assign or transfer to any other Person, all or substantially all of its Property, or merge or consolidate with or acquire all or substantially all of the Property of, any other Person; provided however, that the Company may merge any of its Wholly-Owned Subsidiaries into itself and may acquire all or substantially all of the Property of such Subsidiaries.
     6E Asset Dispositions. The Company covenants that it will not, and will not permit any Subsidiary to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or a substantial part of its Property (including receivables and Equity Interests of its Subsidiaries) to any Person, unless such sale, transfer, lease, contribution or conveyance is a sale of inventory made in the ordinary course of its business or is a sale or disposition of surplus or obsolete goods being retired or replaced; provided, however, that (a) any of the Company’s Wholly-Owned Subsidiaries may transfer all or substantially all of the Property of such Subsidiary to the Company, (b) the Company may sell receivables pursuant to a Securitization so long as the proceeds of any such Securitization are used to prepay Senior Debt to the extent contemplated in the Intercreditor Agreement and (c) the Company may sell, transfer or otherwise dispose of any receivable which is more than 180 days past due (as reflected on the Company’s computer system). All sales of inventory will be sold and shipped by the Company to its customers only in the ordinary course of the Company’s business, and then only on open account or in exchange for cash, check or payment by credit or debit card or other similar means and on terms currently being extended by the Company to its customers, provided that, absent the prior written consent of the Required Holder(s), the Company shall not sell inventory on a consignment basis nor retain any lien or security interest in any sold inventory. None of the Company’s Subsidiaries shall own any inventory.
     6F. Restricted Payments.
     (i) The Company covenants that it will not, and will not permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided, however, that the Wholly-Owned Subsidiaries may make Restricted Payments to the Company.
     (ii) The Company covenants that it will not, and will not permit any Subsidiary to, make any Investment in or advances to FAC or any of its Affiliates (other than such Affiliates of FAC that are Subsidiaries of the Company).
     (iii) The Company covenants that it will not, and will not permit any Subsidiary to, provide any Guarantee in respect of Indebtedness of FAC or any of its Affiliates (other than in respect of Indebtedness of the Company or a Subsidiary permitted under paragraph 6B).
     6G. Negative Pledge. The Company covenants that it will not, and will not permit any Subsidiary to, enter into or suffer to exist any agreement (excluding this Agreement, any other Transaction Document and the Credit Agreement), prohibiting:

     (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or, except as set forth in the Intercreditor Agreement, the ability of the Company or any Subsidiary of the Company to amend or otherwise modify this Agreement or any other Transaction Document; or
     (ii) the ability of any Subsidiary of the Company to make any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements or management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Company.
     6H. Amendments to Organizational Documents. The Company covenants that it will not, and will not permit any Subsidiary to, amend, modify, supplement or restate any Organizational Document without the prior consent of the Required Holder(s) if such amendment, modification, supplement or restatement:
     (i) could reasonably be expected to materially adversely affect (a) any Purchaser’s rights and remedies hereunder or (b) the Company’s or any other Obligor’s ability to perform hereunder or under any other Transaction Document; or
     (ii) would increase the amount or accelerate the time for any payment, dividend or other distribution to the holders of any Equity Interest of the Company or any Subsidiary.
     6I. Changes in Name, Location of Inventory, Etc.
     (i) The Company covenants that it will not, and will not permit any Subsidiary to, (a) change its jurisdiction of organization, name, identity or corporate structure or the equivalent, (b) change the location of its chief executive office/chief place of business, unless it shall have given each holder of a Subordinated Note at least 45 days’ prior written notice thereof or (c) change its fiscal year from a fiscal year ending on the Friday closest in number of days (either prior or subsequent) to January 31st of each calendar year. Notwithstanding the foregoing, the Purchasers hereby acknowledge that the Company will relocate its chief executive office/chief place of business to 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344, commencing on or prior to May 1, 2006.
     (ii) The Company shall not change the location of any of its inventory (other than to another inventory location identified on Schedule 8T), unless (a) it shall have given the Subordinated Collateral Agent at least 45 days’ prior written notice thereof and, at the time of such change in location, it shall have delivered to the Subordinated Collateral Agent an updated Schedule 8T, (b) except to the extent such requirement is expressly waived by the Subordinated Collateral Agent in writing, the landlord with respect to each new inventory location shall have executed and delivered to the Subordinated Collateral Agent a landlord lien waiver in a form approved by the Subordinated Collateral Agent at or prior to the time of such change in location and (c)

the Company shall have taken such actions (if any) as the Subordinated Collateral Agent may reasonably request to perfect (or maintain the perfection of) the Subordinated Collateral Agent’s security interest in the inventory located at such new location.
     6J. Financial Covenants.
     (i) Leverage Ratio. The Company shall not permit the Leverage Ratio as of the end of any fiscal quarter of the Company (or occurring on any date during any fiscal quarter of the Company) to be greater than 6.65:1.00.
     (ii) Current Ratio. The Company shall not permit the Current Ratio as of the end of any fiscal quarter of the Company (or occurring on any date during any fiscal quarter of the Company) to be less than 0.9:1.0.
     (iii) Minimum Tangible Net Worth. The Company shall not permit its Tangible Net Worth as of the end of any fiscal quarter of the Company (or occurring on any day during any fiscal quarter of the Company) to be less than (a) for each fiscal quarter ending on or prior to March 23, 2007, $21,000,000, (b) for each fiscal quarter ending after March 23, 2007 but on or prior to March 23, 2008, $25,000,000 and (c) for each fiscal quarter thereafter, (i) 75% of the Tangible Net Worth as of February 1, 2008 plus (ii) an aggregate amount equal to 100% of the consolidated net income (as determined in accordance with GAAP) of the Company and its Subsidiaries (but, in each case, only if a positive number) for each completed fiscal year thereafter.
     (iv) Minimum Cash Balance. The Company shall not permit, on any day, the amount of cash including, without duplication, Permitted Investments, which would appear on the Company’s balance sheet for such day, to be less than the sum of (a) $750,000 and (b) the Applicable Projected Cash Burn Rate.
     (v) Maximum Sales Shortfall. The Company shall not permit net sales for any period set forth in Schedule 6J(v), to be less than 70% of the projected net sales for such period as set forth in Schedule 6J(v).
     (vi) Maximum Net Income Shortfall. The Company shall not permit net income (determined in accordance with GAAP) for any period set forth in Schedule 6J(vi), to be less than the net income set forth opposite such period as set forth in Schedule 6J(vi).
     (vii) Maximum Capital Expenditures~ The Company shall not, and shall not permit any Subsidiary to, contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of the amount set forth below for such fiscal year:

Maximum Capital Expenditures.
The Company shall not, and shall
not permit any Subsidiary to,
contract for, purchase or make any
expenditure or commitments for
Capital Expenditures in any fiscal
year in an aggregate amount in
excess of the amount set forth
below for such fiscal year:
Fiscal Year	Amount
2006	$8,250,000
2007	$9,350,000
2008 and each fiscal year thereafter	125% of the amount of Capital Expenditures indicated in the budget for such fiscal year delivered pursuant to paragraph 5A(vi)
     (viii) Minimum EBITDA. The Company shall not permit EBITDA for any fiscal year set forth below to be less than the amount set forth below for such fiscal year:

Fiscal Year	Amount
2008	$35,000,000
2009	$40,000,000
2010	$50,000,000
2011	$55,000,000
2012 and each fiscal year thereafter	$60,000,000
     6K Related Party Transactions. The Company covenants that it will not, and will not permit any Subsidiary to, enter into, or otherwise be a party to, directly or indirectly, any transaction (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Related Party, except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and on fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s length transaction with a Person not a Related Party; provided, however, that the foregoing covenant shall not apply to (i) any agreement set forth on Schedule 6K as in effect on the date of closing or (ii) out-of-pocket expense reimbursement for officers of the Company or a Subsidiary (consistent with paragraph 6C(v)) and for directors of the Company and observers of the Company’s Board of Directors meetings.
     6L Issuance of Stock by Subsidiaries. The Company covenants that it will not permit any Subsidiary to issue, sell or otherwise dispose of any shares of any class of its stock (either directly or indirectly by the issuance of rights or options for, or securities convertible into, such shares) except to the Company or another Wholly-Owned Subsidiary.
     6M Limitation on Issuance of Other Subordinated Indebtedness Senior to the Subordinated Notes. The Company shall not create, incur, assume, permit or exist, Guarantee, or in any other manner become liable with respect to any Indebtedness, other than the Subordinated Notes, that is contractually subordinate in right of payment to any Senior Debt unless such Indebtedness is otherwise permitted by the terms hereof and is Indebtedness that is pari passu with, or subordinate pursuant to provisions substantially similar to those contained in the Intercreditor Agreement in right of payment to, the Subordinated Notes.
     6N. Payment Limitations. The Company covenants that it will not enter into or become subject to any restriction on the payment of any Subordinated Obligations which payment is required pursuant to the terms of this Agreement other than the provisions of the Intercreditor Agreement.
     6O. Credit Agreement. The Company covenants that it will not (i) enter into any oral or written amendment, supplement, alteration, waiver or other modification of any of the terms or provisions of the Credit Agreement (or any instrument or agreement relating thereto) if the effect or result of any such amendment, supplement, alteration, waiver or other modification is to increase the advance rates on collateral by more than 5% (in the aggregate when added to the amount of overadvances referred to in clause (ii) below) from those in effect on the date of closing and (ii) request or receive any loan under the Credit Agreement in excess of 5% (in the aggregate when added to the amount of increases to the advance rates referred to in clause (i) above) over the amount permitted by the advance rates contained in the Credit Agreement as in effect on the date of closing.
     6P. Terrorism Sanctions Regulations. The Company covenants that it will not and will not permit any Subsidiary to (i) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engage in any dealings or transactions with any such Person.
7. EVENTS OF DEFAULT.
     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
     (i) the Company defaults in the payment of any principal of or Prepayment Amount or Specified Event Prepayment Amount payable with respect to any Subordinated Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or
     (ii) the Company defaults in the payment of any interest on any Subordinated Note for more than 5 days after the date due; or
     (iii) (a) the Company or any Subsidiary defaults in the payment or performance of any term contained in the Credit Agreement (or if any other event thereunder shall occur and be continuing) and the effect of such default or other event is to cause (or the Bank Lenders cause) the loans under the Credit Agreement to become due prior to stated maturity or (b) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the amount of such obligation as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $150,000; or
     (iv) any representation or warranty made by the Company or any Subsidiary herein or in any other Transaction Document or by the Company, any Subsidiary or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement or any other Transaction Document shall be false or misleading in any material respect on the date as of which made; or
     (v) the Company (a) fails to perform or observe any agreement contained in paragraph 5A(vii), paragraph 51 or paragraph 6 or (b) fails to give notice of a Default or Event of Default as required by the last sentence of paragraph 5A; or
     (vi) the Company fails to perform or observe (a) any agreement contained in paragraph 5C, paragraph 5E, paragraph 5H, paragraph 5L or paragraph 5S and such failure shall continue unremedied for a period of 5 consecutive Business Days; provided, that the Company shall not have the right to cure Defaults arising pursuant to this clause (vi)(a) (and thereby prevent the occurrence of an Event of Default) more than three times in any calendar year or (b) any other agreement, term or condition contained herein and such failure shall not be remedied within 10 Business Days after any Responsible Officer obtains actual knowledge thereof, or the Company or any Subsidiary fails to perform or observe any agreement contained in any other Transaction Document and such failure shall not be remedied within the grace period, if any, provided therefor in such Transaction Document (or, if no grace period is provided therefor in such Transaction Document, within 10 Business Days after any Responsible Officer obtains actual knowledge thereof); provided that the Company and its Subsidiaries shall not, in the aggregate, have the right to cure Defaults arising pursuant to this clause (vi)(b) (and thereby prevent the occurrence of an Event of Default) more than three times in any calendar year; or
     (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or
     (ix) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency,

readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or
     (x) any such petition or application described in clause (ix) of this paragraph 7A is filed, or any such case or proceedings described in clause (ix) of this paragraph 7A are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
     (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
     (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
     (xiii) one or more final judgments in an aggregate amount in excess of $500,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) is rendered against the Company or any Subsidiary and either (a) enforcement proceedings have been commenced by any creditor upon any such judgment or (b) within 30 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or
     (xiv) any ERISA Event shall occur; or
     (xv) any Change of Control shall occur; or

     (xvi) the Subsidiary Guaranty or any Security Document shall cease to be in full force and effect, or the Company or any Subsidiary Guarantor shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, the Subsidiary Guaranty or any Security Document, or the Subordinated Collateral Agent does not have or ceases to have a valid perfected security interest (subject only to Liens permitted by clause (i) of paragraph 6A and Liens and, with respect to CIT Bank Collateral, Liens securing the Company’s obligations under the Program Agreement) in any Collateral for the benefit of the holders of the Subordinated Notes;
then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Subordinated Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Subordinated Notes held by such holder to be, and all of the Subordinated Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Subordinated Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Prepayment Amount, if any, (or, if less, the Yield-Maintenance Amount) with respect to each Subordinated Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Subordinated Notes to be, and all of the Subordinated Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with (1) the Prepayment Amount (or, if less, the Yield-Maintenance Amount) or (2) if such event is an Event of Default specified in clause (xv) which also constitutes a Specified Event, the Specified Event Prepayment Amount (or, if less, the Yield-Maintenance Amount) with respect to each Subordinated Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Company acknowledges, and the parties hereto agree, that each holder of a Subordinated Note has the right to maintain its investment in the Subordinated Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount, as applicable, by the Company in the event the Subordinated Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.
     7B. Rescission of Acceleration. At any time after any or all of the Subordinated Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Subordinated Notes, the principal of and Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount payable with respect to any Subordinated Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Subordinated Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.
     7C Notice of Acceleration or Rescission. Whenever any Subordinated Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Subordinated Note at the time outstanding.
     7D Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Subordinated Note may proceed to protect and enforce its rights under this Agreement and such Subordinated Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Subordinated Note or the Subordinated Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.
8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:
     8A(1). Organization; Subsidiary Preferred Stock. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Company and each of its Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect. Schedule 8A(1) hereto sets forth, as of the date hereof, a correct list of each Subsidiary, its jurisdiction of incorporation and its ownership. No Subsidiary has any outstanding shares of any class of Equity Interests which has priority over any other class of Equity Interests of such Subsidiary as to dividends or in liquidation except as may be owned beneficially and of record by the Company or a Wholly-Owned Subsidiary.
     8A(2). Equity Interests.
     (i) On the date of closing, immediately after giving effect to the transactions contemplated by the Transaction Documents:

     (a) the authorized and issued Equity Interests of the Company will consist of (1) 1,255,114,166 shares of authorized Common Stock, 125,029,168 shares of which will be issued and outstanding and 789,055,211 shares of which will be reserved for issuance upon conversion of the Preferred Stock and upon conversion of the Preferred Stock issuable upon exercise of the Warrants, and (2) 789,055,211 shares of authorized Preferred Stock, 747,312,753 shares of which will be issued and outstanding and 41,742,458 shares of which will be reserved for issuance upon the exercise of the Warrants;
     (b) other than (1) the Warrants, (2) the Preferred Stock, (3) outstanding warrants to purchase 49,991,158 shares of Common Stock, (4) shares of Common Stock issuable upon exercise of outstanding options or available for additional awards under the 2003 Equity Incentive Plan and the 2005 Non-Employee Directors Plan in the aggregate amount of 79,485,909 shares and (5) issuance of Common Stock, in lieu of cash, in payment of the 8% dividend on the Preferred Stock when declared by the Board of Directors and upon written election of the holders of at least 75% of the then outstanding Preferred Stock, there are no other options for, rights to acquire, agreements to issue, or securities exercisable for or convertible into shares of the Company’s Equity Interests; and
     (c) Schedule 8A(2) hereto sets forth a true and complete list of stockholders of the Company and the number and class of shares held by each.
     (ii) The total number of outstanding shares of Common Stock, on a fully-diluted basis after giving effect to the exercise of the Warrants, the conversion of the Preferred Stock, the exercise of outstanding Common Stock Warrants,’ the exercise of options outstanding and available for additional grants and the transactions contemplated by the Transaction Documents, is 1,043,561,446.
     8A(3). Power and Authority. The Company and each Subsidiary has all requisite corporate power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.
     8A(4). Execution and Delivery of Transaction Documents. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement, the Subordinated Notes and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement, the Subordinated Notes and the other Transaction Documents to which it is a party have been duly authorized by all requisite corporate action, and this Agreement, the Subordinated Notes and the other Transaction Documents to which it is a party have been duly executed and delivered by authorized officers of the Company and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has duly authorized the issuance of 41,742,458 shares of the Preferred Stock upon the exercise of the

Warrants, such number of shares of the Preferred Stock has been reserved for issuance upon the exercise of the Warrants and, upon such exercise and payment of the purchase price therefor pursuant to the Warrants, such shares will be duly authorized and issued, fully paid and non-assessable.
     8B Financial Statements. The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at January 31, 2003, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the period from September 11, 2002 to January 31, 2003, all reported on by Deloitte & Touche; (ii) a consolidated balance sheet of the Company and its Subsidiaries as at January 30, 2004 and January 28, 2005, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for each such year, all reported on by Deloitte & Touche; and (iii) a consolidated balance sheet of the Company and its Subsidiaries for each completed fiscal month since January 28, 2005 and consolidated statements of income, retained earnings and cash flows for the fiscal period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance. with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, retained earnings and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. Since November 1, 2004, neither the Company nor any Subsidiary of the Company has paid or declared any dividend on any shares of its Equity Interests or made any other distribution on account of any shares of its Equity Interests (other than dividends or distributions payable solely to the Company or a Wholly-Owned Subsidiary of the Company) or redeemed, purchased, retired or otherwise acquired any shares of its Equity Interests or any warrants, rights or options to acquire, or securities convertible into or exchangeable for, any shares of its Equity Interests (other than from the Company or a Wholly-Owned Subsidiary of the Company). There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since January 28, 2005.
     8C Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.
     8D Outstanding Indebtedness. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6B. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

     8E Title to Properties. Neither the Company nor any of its Subsidiaries is fee owner of any real properties. The Company and each of its Subsidiaries has good title to all of its respective properties and assets, including the properties and assets reflected in the balance sheet as at January 28, 2005 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6A. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.
     8F Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.
     8G Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or prospects. Neither the execution nor delivery of this Agreement, the Subordinated Notes or the other Transaction Documents, nor the offering, issuance and sale of the Subordinated Notes or the Warrants, nor fulfillment of nor compliance with the terms and provisions hereof, of the Subordinated Notes, of the Warrants and of the other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created pursuant to the Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Subordinated Notes or Indebtedness of any Subsidiary Guarantor of the type to be evidenced by the Subsidiary Guaranty except as set forth in the agreements listed in Schedule 8G attached hereto.
     8H Offering of Subordinated Notes and Warrants. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Subordinated Notes or the Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Subordinated Notes or the Warrants or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Subordinated Notes or the Warrants to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. Use of Proceeds. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CI-R Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”). The proceeds of sale of the Subordinated Notes will be used to refinance existing Indebtedness of the Company (including Indebtedness outstanding under the Stafford Loan Agreement) and for working capital purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Subordinated Notes a “purpose credit” within the meaning of such Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Subordinated Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.
     8J ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or could reasonably be expected to be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or could reasonably be expected to be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Subordinated Notes and the Warrants will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B.
     8K Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Subordinated Notes or the Warrants is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities and other than the filings and recordings necessary to perfect the Liens in the Collateral intended to be created by the Security Documents described on Schedule 8K hereto) in connection with the execution and delivery of this Agreement and the other Transaction Documents, the offering, issuance, sale or delivery of the Subordinated Notes or the Warrants or fulfillment of or compliance with the terms and provisions hereof, of the Subordinated Notes, or of the other Transaction Documents.Compliance with Environmental and Other Laws. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, those relating to protection of the environment except, in any such case, where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     8L Regulatory Status. Neither the Company nor any of its Subsidiaries is (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (ii) a “holding company” as defined in, or subject to regulation under the Public Utility Holding Company Act of 2005, as amended, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.
     8M Permits and Other Operating Rights. The Company and each Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any Subsidiary or any of its properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted, while the Subordinated Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company, any Subsidiary or any of its properties are free from restrictions or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.
     8O. Rule 144A. The Subordinated Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     8P Absence of Financing Statements, etc. Except with respect to Liens permitted by paragraph 6A hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or any rights relating thereto.
     8Q Establishment of Security Interest. Schedule 8Q hereto sets forth as of the date of closing a complete and accurate list of (i) the location of the chief executive office of the Company and each of its Subsidiaries, (ii) all real property owned or leased by the Company or any of its Subsidiaries, (iii) all locations at which any property of the Company or any of its Subsidiaries is located (or at any time within the last 6 months has been located) or at which the Company or any of its Subsidiaries maintains a place of business or keeps any records (or at any time within the last 6 months has maintained a place of business or kept records), (iv) all patents, trademarks, trade names, service marks, services names or copyrights owned or licensed by the Company or any of its Subsidiaries, (v) the organizational identification number of the Company and each of its Subsidiaries, and (vi) any name under which the Company or any Subsidiary has conducted business at any time during the last 5 years. As of the date hereof, all filings, assignments, pledges and deposits of documents or instruments have been made, and all other actions have been taken, that are necessary or advisable under applicable law and are required to be made or taken on or prior to the date of closing under the provisions of this Agreement and the other Transaction Documents to create and perfect a security interest in the Collateral in favor of the Subordinated Collateral Agent to secure the Subordinated Notes, and each Subsidiary Guarantor’s obligations under its Subsidiary Guaranty, subject to no Liens other than Liens permitted under clause (i) of paragraph 6A and, with respect to CIT Bank Collateral, Liens securing the Company’s obligations under the Program Agreement. The Collateral and the Subordinated Collateral Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (except any such setoff, claim or defense which could not, individually or in the aggregate, materially impair the rights of the Subordinated Collateral Agent with respect to the Collateral). The Company or a Subsidiary is the owner of the Collateral described in the Security Documents free from any Lien, security interest, encumbrance and any other claim or demand, except for Liens permitted under paragraph 6A.
     8R. Foreign Assets Control Regulations, Etc.
     (i) Neither the sale of the Subordinated Notes or the Warrants by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; provided, that the representation set forth in this paragraph 8R(i) is made on the assumption that no Purchaser is a Person described in clause (a) of paragraph 8R(ii).
     (ii) Neither the Company nor any Subsidiary (a) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engages in any dealings or transactions with any such Person; provided, that the representation set forth in this clause (b) is made on the assumption that no Purchaser is a Person described in clause (a) above. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.
     (iii) No part of the proceeds from the sale of the Subordinated Notes or the Warrants hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States

Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.
     8S. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact or facts peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been’ set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. Any financial projections delivered to any Purchaser on or prior to the date hereof are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.
     8T. Inventory Locations; Etc. Except for inventory drop shipped directly from a supplier or vendor directly to a customer, all of the Company’s inventory is located at one of the locations identified on Schedule 8T, as such Schedule may be modified from time to time in accordance with paragraph 6I(ii). Except to the extent such requirement has been expressly waived by the Subordinated Collateral Agent in writing, the landlord with respect to each inventory location has executed and delivered to the Subordinated Collateral Agent a landlord lien waiver in a form approved by the Subordinated Collateral Agent.
9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:
     9A Nature of Purchase. Such Purchaser is an Institutional Investor and is not acquiring the Subordinated Notes or the Warrants to be purchased by it or issued to it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.
     9B Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Subordinated Notes to be purchased by such Purchaser hereunder:
     (i) the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
     (ii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
     (iii) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAIVI Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or
     (iv) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the WHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or
     (v) the Source is a governmental plan; or
     (viii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or
     (ix) the Source does not include “plan assets” within the meaning of 29 C.F.R. section 2510.3-101.
As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
     10. [INTENTIONALLY OMITTED].
     11. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 11A and 11B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 11C.
     11A. Yield-Maintenance Amount and Related Terms.
          “Called Principal” shall mean, with respect to any Subordinated Note, the principal of such Subordinated Note that is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
          “Discounted Value” shall mean, with respect to the Called Principal of any Subordinated Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Subordinated Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.
          “Prepayment Amount” shall mean, with respect to the principal amount of any Subordinated Note that is to be prepaid pursuant to paragraph 4B(1) hereof or is declared or deemed to be immediately due and payable pursuant to paragraph 7A hereof, the Yield-Maintenance Amount or percentage of such principal amount set forth below opposite the Settlement Date:

Yield-Maintenance Amount /
Settlement Date	Percentage
After the date of closing and on or before March 24, 2008	Yield-Maintenance Amount with respect to such principal amount
After March 24, 2008 and on or before March 24, 2009	5.00%
After March 24, 2009 and on or before March 24, 2010	2.00%
After 24, 2010	0.00%
          “Reinvestment Yield” shall mean, with respect to the Called Principal of any Subordinated Note, 2.00% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen or, if Bloomberg Financial Services shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Subordinated Note.
          “Remaining Average Life” shall mean, with respect to the Called Principal of any Subordinated Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
          “Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Subordinated Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          “Settlement Date” shall mean, with respect to the Called Principal of any Subordinated Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
          “Specified Event Prepayment Amount” shall mean, with respect to the principal amount of any Subordinated Note that is to be prepaid pursuant to paragraph 4B(2) hereof or is declared or deemed to be immediately due and payable pursuant to paragraph 7A hereof solely as a result of an Event of Default described in paragraph 7A(xv) hereof which also constitutes a Specified Event, the Yield-Maintenance Amount or percentage of such principal amount set forth below opposite the Settlement Date:

Yield-Maintenance Amount /
Settlement Date	Percentage
After the date of closing and on or before March 24, 2007	Yield-Maintenance Amount with respect to such principal amount
After March 24, 2007 and on or before March 24, 2008	8.00%
After March 24, 2008 and on or before March 24, 2010	2.00%
After March 24, 2010	0.00%
; provided, that in the event the Specified Event Prepayment Amount is payable in connection with an acceleration as a result of an Event of Default described in paragraph 7A(xv) based solely on clause (v) of the definition of “Change of Control” and such event also constitutes a Specified Event, the Yield-Maintenance Amount or percentage of principal amount set forth below shall apply:

Yield-Maintenance Amount /
Settlement Date	Percentage
After the date of closing and on or before March 24, 2007	Yield-Maintenance Amount with respect to such principal amount
After March 24, 2007 and on or before March 24, 2008	8.00%
After March 24, 2008 and on or before March 24, 2009	5.00%
After March 24, 2009 and on or before March 24, 2010	2.00%
After March 24, 2010	0.00%

          “Yield-Maintenance Amount” shall mean, with respect to any Subordinated Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Subordinated Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.
     11B. Other Terms.
          “Accountants” shall mean any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG or PricewaterhouseCoopers.
          “Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary of the Company shall not be an Affiliate of the Company. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or entity, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” shall have the meaning given in paragraph 12C hereof.
          “Agreement to Subordinate” shall have the meaning given in paragraph 3A(xi) hereof.
          “Anti-Terrorism Order” shall mean Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
          “Applicable Projected Cash Burn Rate” shall mean (i) on January 1, 2008, the greater of (x) $3,000,000 and (y) 75% of the minimum amount required to pay in cash all forecast monthly net cash requirements for the three months ending March 31, 2008 (as determined by the Bank Agent for purposes of determining the “Applicable Projected Cash Burn Rate” under the Credit Agreement); (ii) on February 1, 2008, the greater of (x) $3,000,000 and (y) 75% of the minimum amount required to pay in cash all forecast monthly net cash requirements for the three months ending April 30, 2008 (as determined by the Bank Agent for purposes of determining the “Applicable Projected Cash Burn Rate” under the Credit Agreement); (iii) on March 1, 2008, the greater of (x) $3,000,000 and (y) 75% of the minimum amount required to pay in cash all forecast monthly net cash requirements for the three months ending May 31, 2008 (as determined by the Bank Agent for purposes of determining the “Applicable Projected Cash Burn Rate” under the Credit Agreement); and (d) on any other day, zero.
          “Bank Agent” shall mean CIGPF I Corp., in its capacity as agent under the Credit Agreement, and its successors and assigns in that capacity.
          “Banks” shall mean CIGPF. I Corp. and the other lending parties to the Credit Agreement, and their respective successors and assigns.

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          “Bankruptcy Law” shall have the meaning given in clause (viii) of paragraph 7A.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.
          “Capital Expenditures” shall mean, for any period, all amounts capitalized during such period by the Company and its Subsidiaries as capital expenditures for property, plant, and equipment or similar fixed asset accounts, including any such expenditures by way of Capitalized Leases, the acquisition of a Person or by way of assumption of Indebtedness or other obligations, to the extent reflected as property, plant and equipment.
          “Capitalized Lease” shall mean any lease the obligations of the lessee under which constitute Capitalized Lease Obligations.
          “Capitalized Lease Obligation” shall mean any rental obligation which, under GAAP, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.
          “Change of Control” shall mean the occurrence of any of the following:
     (i) an acquisition of any Equity Interests or voting securities of the Company or FAC (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), as a result of which immediately after such acquisition such Person has acquired “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then outstanding Equity Interests or the combined voting power of the Company’s or FAC’s then outstanding Voting Securities; or
     (ii) the consummation of:
     (a) a merger, consolidation or reorganization with or into the Company or FAC or in which securities of the Company or FAC are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization with or into the Company or FAC, as applicable, or in which securities of the Company or FAC are issued where:
     (1) the beneficial owners of the Voting Securities of the Company or FAC, as applicable, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least ninety percent (90%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or

45

reorganization (the “Surviving Entity”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;
     (2) the individuals who were members of the incumbent board of directors (or other comparable governing body) of the Company or FAC, as applicable, immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 75% of the members of the board of directors (or other comparable governing body) of the Surviving Entity, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Entity; and
     (3) no Person other than (A) the Company, (B) FAC or (C) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of ten percent (10%) or more of the then outstanding Voting Securities or Equity Interests, has beneficial ownership of ten percent (10%) or more of the combined voting power of the Surviving Entity’s then outstanding voting securities or Equity Interests;
     (iii) a complete (or substantially complete) liquidation or dissolution of the Company or FAC;
     (iv) the sale or other disposition of all or substantially all of the assets of the Company or FAC to any Person; or
     (v) the occurrence of a “Change in Control” (or similar event) under the Credit Agreement (or any replacement thereto) which has not been cured or waived pursuant to the terms thereof.
     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding Equity Interests or Voting Securities, of additional Equity Interests or Voting Securities as a result of (x) the acquisition by a Subject Person already a beneficial owner of Equity Interests or Voting Securities from the Company or FAC, as applicable, for fair value paid in cash, (y) the acquisition of Equity Interests or Voting Securities of the Company or FAC, as applicable, by the Subject Person from a Person who qualifies as a “Permitted Transferee” under the Stockholders Agreement; or (z) the acquisition of Equity Interests or Voting Securities by the Company or FAC, as applicable, which, by reducing the number of Equity Interests or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence), and after such share acquisition, such Subject Person becomes the beneficial owner of any additional Equity Interests or Voting Securities (not otherwise covered by this sentence) which increases the percentage of the then outstanding Equity Interests or Voting Securities beneficially owned by such Subject Person, then a Change of Control shall occur.

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          “CIT Bank Collateral” shall mean the reserve account securing the Company’s obligation to purchase receivables from CIT Bank pursuant to the Program Agreement (and documents related thereto) in an amount not to exceed 10% of the aggregate outstanding amount of such receivables owned and held by CIT Bank from time to time.
          “closing” or “date of closing” shall have the meaning given in paragraph 2 hereof.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Collateral” shall mean all property and assets upon which Liens have been created or are purported to have been created under or pursuant to any Security Document.
          “Collateral Agency Agreement” shall have the meaning given in paragraph 3A(xiii) hereof.
          “Common Stock” shall mean the Company’s Common Stock, par value $0.00001 per share.
          “Company” shall have the meaning given in the introductory paragraph hereof.
          “Company Sale” shall mean (i) the sale of all or substantially all of the Common Stock and Preferred Stock to a Person or Persons (other than any Related Party) in the same transaction or series of related transactions, or (ii) the sale of all or substantially all of the assets of the Company and its Subsidiaries to a Person or Persons (other than any Related Party) in the same transaction or series of related transactions, in each case on terms and conditions reasonably acceptable to the Required Holder(s).
          “Credit Agreement” shall mean the Amended and Restated Warehouse Loan Agreement dated as of March 23, 2006, among the Company, as borrower and servicer, the Bank Agent and the Banks, as amended, restated, supplemented or otherwise modified from time to time.
          “Current Assets” shall mean, at any time, the total assets of the Company and its Subsidiaries which would be shown as current assets on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP at such time, provided, that in determining such current assets, (a) notes and accounts receivable shall be included only if good and collectible and payable on demand or within one year from such date (and not by their terms or by the terms of any instrument or agreement relating thereto directly or indirectly renewable or extendible at the option of the obligor beyond such year) and shall be valued at their face value less reserves or accruals for uncollectible accounts determined to be sufficient in accordance with GAAP, and (b) life insurance policies (other than the cash surrender value of any unencumbered policies that is properly classified as a current asset in accordance with GAAP) shall be excluded.
          “Current Liabilities” shall mean, at any time, the Total Liabilities of the

47

Company and its Subsidiaries at such time, but in any event including as current liabilities, without limitation, Current Maturities of Funded Debt.
          “Current Maturities of Funded Debt” shall mean, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.
          “Current Ratio” shall mean, as of any date, the ratio of (a) Current Assets to (b) Current Liabilities.
          “Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.
          “Default Rate” shall mean a rate per annum from time to time equal to the greater of (i) 23.00%, or (ii) 10% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its Prime Rate; provided, that in no event shall the Default Rate exceed the maximum rate of interest allowed under applicable law.
          “EBITDA” shall mean, for any period, the consolidated net income (determined in accordance with GAAP) of the Company and its Subsidiaries for such period, plus, to the extent deducted in computing such consolidated net income and without duplication, (i) depreciation, depletion, if any, and amortization expense for such period, (ii) consolidated interest expense for such period, (iii) income tax expense for such period and (iv) any one-time item(s) as may be consented to by the Subordinated Collateral Agent in its discretion from time to time, all as determined in accordance with GAAP.
          “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.
          “Equityholder Agreement” shall have the meaning given in paragraph 3A(viii) hereof.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
          “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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          “ERISA Event” shall mean (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Company or any ERISA Affiliate of any liability with respect to withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “FAC” shall mean FAC Acquisition, LLC, a Delaware limited liability company.
          “Funded Debt” shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the creation thereof.
          “GAAP” shall mean generally accepted accounting principles as in effect in the United States from time to time, applied on a consistent basis.
          “Governmental Authority” shall mean any nation, government or state, or any political subdivision thereof, or any court, stock exchange, self-regulatory organization, entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Guarantee” shall mean, with respect to any Person (the “guaranteeing person”), any obligation of the guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance

49

or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.
          “including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.
          “Indebtedness” shall mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (only to the extent of the fair market value of such asset if such Indebtedness has not been assumed by such Person), (iv) all Guarantees of such Person, (v) all capitalized lease obligations of such Person and (vi) all obligations of such Person as an account party in respect of letters of credit and similar instruments issued for the account of such Person; provided however, that the Preferred Stock outstanding on the date of closing shall in no event be considered Indebtedness.
          “Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).
          “Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of March 23, 2006, between the Bank Agent and the Subordinated Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
          “IP Security Agreement” shall have the meaning given in paragraph 3A(vii) hereof.
          “Lien” shall mean any mortgage, pledge, security interest, encumbrance, minimum or compensating balance arrangement, lien (statutory or otherwise) or charge of any

50

kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof (including Capitalized Leases), and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction), or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.
          “Leverage Ratio” shall means the ratio of (i) Total Liabilities to (ii) Tangible Net Worth.
          “Material Adverse Effect” shall mean a (i) material adverse effect on the business, assets, liabilities, operations, prospects or condition, fmancial or otherwise, of the Company and its Subsidiaries, taken as a whole, (ii) material impairment of the Company’s ability to perform any of its obligations under this Agreement, the Subordinated Notes, the Warrants or the other Transaction Documents, (iii) material impairment of the validity or enforceability of the rights of, or the benefits available to, the holders of any of the Subordinated Notes or the Warrants under this Agreement, the Subordinated Notes, the Warrants or the other Transaction Documents, (iv) material adverse effect on the existence, perfection or priority of the Subordinated Collateral Agent’s security interest in the Collateral, or (v) material adverse effect on the enforceability, collectibility, marketability of 15% or more of the Company’s inventory.
          “Moody’s” shall mean Moody’s Investors Service, Inc., and its successors.
          “Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
          “Obligations” shall mean (i) the unpaid principal and interest (including interest accruing at the then-applicable Default Rate and interest accruing at the then-applicable rate provided in the Subordinated Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, relating to Company whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Subordinated Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other obligations and liabilities of every nature of Company from time to time owing to the Subordinated Collateral Agent or the holders of Subordinated Notes, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), which may arise under, out of, or in connection with, this Agreement or any other Security Document or under any other document made, delivered or given in connection with any of the foregoing (excluding the Warrants, the Investor Rights Agreement, the Stockholders Agreement, the Equityholder Agreement and the VCOC Letter), in each case whether on account of principal, premium, if any, interest, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to such Persons) that are required to be paid by the Company pursuant to the terms of this Agreement or any other Security Document, including, without limitation, any contingent or unliquidated Obligations related to unresolved claims, causes of action or liabilities which have been asserted or threatened against the Subordinated Collateral Agent or

51

any holder of a Subordinated Note or which otherwise can be reasonably identified by the Subordinated Collateral Agent or any holder of a Subordinated Note based on then known facts and circumstances.
          “Obligors” shall mean the Company, each Subsidiary and any other Person that now or hereafter guarantees or grants a Lien in any of its assets to secure any of the Obligations.
          “Officer’s Certificate” shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.
          “Organizational Documents” shall mean, with respect to any (i) corporation, its certificate or articles of incorporation and bylaws, (ii) limited partnership, its certificate of limited partnership and limited partnership agreement, (iii) general partnership, its partnership agreement, (iv) limited liability company, its certificate of formation or limited liability company and limited liability company agreement, (v) trust, its certificate of trust and trust agreement or (vi) any other entity, its governing documents of a similar nature.
          “PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.
          “Permitted Investments” shall mean, with respect to any Person, (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of ninety (90) days or less, commercial paper rated “A-1” or higher by Standard & Poor’s or “P-1” or higher by Moody’s or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by banks rated “A-1” or higher by Standard & Poor’s or “P-1” or higher by Moody’s; and (ii) investments in money market fund securities rated “AA” or better by Standard & Poor’s or “Aa” or higher by Moody’s.
          “Permitted Liens” shall mean, with respect to any Person, (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 30 days past due; (iii) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company; (v) Liens identified on Schedule 6A; provided, however, that with respect to Liens described in this clause (v), such Liens shall constitute Permitted Liens only so long as with respect to any Collateral, such Liens shall be second-priority or lower relative to the Lien of the Subordinated Collateral Agent and the holders of Subordinated Notes; and (vi) a Lien granted by the Company for the benefit of Liberty Property Limited Partnership, on a cash

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security deposit securing the Company’s obligations under its lease with respect to the premises located at 7777 Golden Triangle, Eden Prairie, Minnesota; provided, that, the amount of such deposit shall not exceed $175,000.
          “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.
          “Plan” shall mean any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.
          “Preferred Stock” shall mean the Company’s Series A Convertible Preferred Stock, par value 0.00001 per share.
          “Program Agreement” shall mean the Second Amended and Restated Revolving Loan Product Program Agreement, dated as of February 11, 2004, between CIT Bank, FDMAR1, Inc. and the Company, as the same may be amended, restated or supplemented from time to time.
          “Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
          “Purchasers” shall have the meaning given in the introductory paragraph hereof.
          “Qualified IPO” shall mean the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of shares of the Company’s Common Stock at a public offering price reasonably acceptable to the Required Holder(s).
          “Related Party” shall mean (i) any officer or director of the Company or any Subsidiary, (ii) any Person directly or indirectly owning any shares of Equity Interests of the Company or any Subsidiary, (iii) any Person who is related by blood, adoption or marriage to any Person described in clause (i) or (ii), or (iv) any Affiliate of the Company or any Affiliate of any Person described in clause (i), (ii) or (iii); provided, however, that the Company and any Subsidiary of the Company shall not be Related Parties.
          “Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Subordinated Notes from time to time outstanding.
          “Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.
          “Restated Certificate of Incorporation” shall have the meaning given in paragraph 3J hereof.

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          “Restricted Payment” shall mean (i) any dividend or other distribution (whether in cash, or other property) with respect to any Equity Interests in the Company or any of its Subsidiaries, or any payment (whether in cash or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any of its Subsidiaries or any option, warrant or other right to acquire any Equity Interests in the Company or any of its Subsidiaries, provided however that such dividends, distributions or payment in the form of shares of Equity Interests in the Company or its Subsidiary, as applicable shall not be considered Restricted Payments so long as no Default or Event of Default has occurred and is continuing and (ii) management consulting advisory fees in any fiscal year of the Company other than reasonable compensation (no less favorable to the Company or a Subsidiary than would be obtainable in a comparable arm’s length transaction with a Person not an Affiliate) for services in excess of services provided as of the date of closing.
          “Securities” shall have the meaning given in paragraph 1B hereof.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Securitization” shall mean any (i) financing transaction undertaken by the Company or an Affiliate thereof that is secured, directly or indirectly, by any portion or all of the receivables of the Company and its Subsidiaries or any interest therein, or (ii) any sale, lease or other transfer by the Company or an Affiliate thereof of an interest in any portion or all of the receivables of the Company and its Subsidiaries to or by means of a conduit, trust or special purpose vehicle under the following conditions: (1) the consideration received in exchange for such transfer is cash and/or equity interests in any such entity in an aggregate amount of not less than the reasonably equivalent value of such transferred interests as determined by the Required Holder(s) in the exercise of their reasonable discretion, and (2) the sale is nonrecourse to the Company with respect to collectibility of the transferred receivables.
          “Security Agreement” shall have the meaning given in paragraph 3A(v) hereof.
          “Security Documents” shall mean the Security Agreement, the IP Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement and any other agreement, document or instrument in effect on the date of closing or executed by the Company or any Subsidiary after the date of closing under which the Company or such Subsidiary has granted a lien upon or security interest in any property or assets to the Subordinated Collateral Agent to secure all or any part of the obligations of the Company under this Agreement or the Subordinated Notes or of any Subsidiary Guarantor under the Subsidiary Guaranty, and all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.
          “Senior Debt” shall mean all Senior Obligations under and as defined in the Intercreditor Agreement; provided that “Senior Debt” shall not include any obligation owed to the Company or any Subsidiary of the Company.
          “Significant Holder” shall mean (i) each Purchaser, so long as such Purchaser or

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one of its Affiliates shall hold (or be committed under this Agreement to purchase) any Subordinated Note, or (ii) any other Person which, together with its Affiliates, is the holder of at least 5% of the aggregate principal amount of the Subordinated Notes from time to time outstanding.
          “Specified Event” shall mean the consummation of (i) a Qualified IPO or (ii) a Company Sale.
          “Standard & Poor’s” shall mean Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., and its successors.
          “Stockholders Agreement” shall have the meaning given in paragraph 3A(iii) hereof.
          “Subordinated Collateral Agent” shall have the meaning given in paragraph 3A(v) hereof.
          “Subordinated Notes” shall have the meaning given in paragraph lA hereof.
          “Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar function) of such entity, and any partnership or joint venture if more than a 50% interest in profits or capital thereof is owned by such Person or one or more of its Subsidiaries of such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily taken major business actions without the approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
          “Subsidiary Guarantors” shall mean Fingerhut Fulfillment Inc., a Delaware corporation, and each other Subsidiary from time to time required to enter into the Subsidiary Guaranty pursuant to paragraph 5N.
          “Subsidiary Guaranty” shall have the meaning given in paragraph 3A(iv) hereof.
          “Subsidiary Security Agreement” shall have the meaning given in paragraph 3A(vi) hereof.
          “Tangible Net Worth” shall mean, at any time:
     (i) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

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     (ii) the Total Liabilities of the Company and its Subsidiaries as of such time, minus
     (iii) the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary.
          “Total Liabilities” shall mean, at any time, the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.
          “Transaction Documents” shall mean this Agreement, the Subordinated Notes, the Warrants, the Investor Rights Agreement, the Stockholders Agreement, the Equityholder Agreement, the VCOC Letter, the Security Documents, the Agreement to Subordinate, the Collateral Agency Agreement and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate in connection with this Agreement.
          “Transferee” shall mean any direct or indirect transferee of all or any part of any Subordinated Note purchased by any Purchaser under this Agreement.
          “USA Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
          “VCOC Letter” shall have the meaning given in paragraph 3A(ix) hereof.
          “Warrants” shall have the meaning given in paragraph 1B hereof.
          “Wholly-Owned Subsidiary” shall mean any Subsidiary of the Company all of the outstanding Equity Interests of every class of which is owned by the Company or another Wholly-Owned Subsidiary of the Company, and which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the. Company or a Wholly-Owned Subsidiary) to acquire shares of Equity Interests of such Subsidiary. 11C. Accounting and Legal Principles, Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced.

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12. MISCELLANEOUS.
     12A Subordinated Note Payments. The Company agrees that, so long as any Purchaser shall hold any Subordinated Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount, Prepayment Amount and Specified Event Prepayment Amount payable with respect to such Subordinated Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Subordinated Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Subordinated Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 12A. No holder shall be required to present or surrender any Subordinated Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Subordinated Note, the applicable holder shall surrender such Subordinated Note for cancellation, reasonably promptly after such request, to the Company at its principal office.
     12B Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:
     (i) (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Subordinated Notes and Warrants and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the other Transaction Documents or the issuance of the Subordinated Notes;
     (ii) document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement, any of the other Transaction Documents and the transactions contemplated hereby or thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;
     (iii) the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce or cause the Subordinated Collateral Agent to enforce) any rights under

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this Agreement, the Subordinated Notes or any other Transaction Document (including, without limitation, to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Subordinated Note or any Warrant, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case;
     (iv) all costs and expenses, including without limitation reasonable attorneys’ fees, preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve and protect the Liens granted in the Security Documents and the rights of the holders of the Subordinated Notes or of the Subordinated Collateral Agent for the benefit of the holders of the Subordinated Notes; and
     (v) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Subordinated Notes by the Company.
     The Company also will promptly pay or reimburse each Purchaser or holder of a Subordinated Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with such Securities Valuation Office or any successor organization acceding to the authority thereof.
     The obligations of the Company under this paragraph 12B shall survive the transfer of any Subordinated Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Subordinated Note.
     12C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Subordinated Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Subordinated Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount payable with respect to any Subordinated Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Subordinated Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Subordinated Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Subordinated Note shall have been marked to indicate such consent, but any

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Subordinated Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Subordinated Note nor any delay in exercising any rights hereunder or under any Subordinated Note shall operate as a waiver of any rights of any holder of any Subordinated Note. As used herein and in the Subordinated Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
     12D. Form, Registration, Transfer and Exchange of Subordinated Notes; Lost Subordinated Notes. The Subordinated Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Subordinated Notes; provided, however, that no such minimum denomination shall apply to Subordinated Notes issued upon transfer by any holder of the Subordinated Notes to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Subordinated Notes and of transfers of Subordinated Notes. Upon surrender for registration of transfer of any Subordinated Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Subordinated Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Subordinated Note, such Subordinated Note may be exchanged for other Subordinated Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Subordinated Note to be exchanged at the principal office of the Company. Whenever any Subordinated Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Subordinated Notes which the holder making the exchange is entitled to receive. Every Subordinated Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Subordinated Note or such holder’s attorney duly authorized in writing. Any Subordinated Note or Subordinated Notes issued in exchange for any Subordinated Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Subordinated Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Subordinated Note of the loss, theft, destruction or mutilation of such Subordinated Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Subordinated Note, the Company will make and deliver a new Subordinated Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Subordinated Note.
     12E Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Subordinated Note is registered as the owner and holder of such Subordinated Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount payable with respect to such Subordinated Note and for all other purposes whatsoever, whether or not such Subordinated Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the

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holder of any Subordinated Note may from time to time grant participations in such Subordinated Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.
     12F Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement, the Subordinated Notes and the other Transaction Documents, the transfer by any Purchaser of any Subordinated Note or portion thereof or interest therein and the payment of any Subordinated Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Subordinated Notes and the other Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.
     12G Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.
     12H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Subordinated Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.
     12I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to the Subordinated Collateral Agent, addressed to the Subordinated Collateral Agent at the address specified for such communications for Prudential Capital Partners II, L.P., in the Purchaser Schedule attached hereto, or at such other address as the Subordinated Collateral Agent shall have specified to the Company in writing, (ii) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (iii) if to any other holder of any Subordinated Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Subordinated Note which shall have so specified an address to the Company, and (iv) if to the Company, addressed to it at 4400 Baker Road, Minnetonka, Minnesota 55343, Attention: President (Telecopier no. (952) 933-9307; Telephone no. (952) 936-5389) or Chief Financial Officer (Telecopier no. (952) 933-9306; Telephone no. (952) 9323230), with a copy to Attention: General Counsel (Telecopier no. (952) 933-9314; Telephone no.

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(952) 932-3151), or at such other address as the Company shall have specified to the Subordinated Collateral Agent and the holder of each Subordinated Note in writing; provided, however, that any such communication to the Company may also, at the option of the Subordinated Collateral Agent or a holder of any Subordinated Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company if a copy of such communication is sent to the Company as set forth above reasonably promptly thereafter.
     12J Payments Due on Non-Business Days. Anything in this Agreement or the Subordinated Notes to the contrary notwithstanding, any payment of principal of or Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount or interest on any Subordinated Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
     12K Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.
     12L GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
     12M SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE SUBORDINATED NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 121 OR TO CT CORPORATION SYSTEM AT 208 S. LASALLE STREET, 8TH FLOOR, CHICAGO, ILLINOIS 60604, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH

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JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A SUBORDINATED NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
     12N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     12O. Descriptive Headings; Advice of Counsel; Interpretation. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement, the Subordinated Notes and the other Transaction Documents, that such party has discussed this Agreement, the Subordinated Notes and the other Transaction Documents with its counsel and that any and all issues with respect to this Agreement, the Subordinated Notes and the other Transaction Documents have been resolved as set forth herein. No provision of this Agreement, the Subordinated Notes or any other Transaction Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.
     12P Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed

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counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
     12Q Severalty of Obligations. The sales of Subordinated Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.
     12R Independent Investigation. Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No holder of Subordinated Notes shall have any duties or responsibility to any other holder of Subordinated Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Subordinated Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Subordinated Notes.
     12S Directly or Indirectly. Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
     12T Confidential Information. For the purposes of this paragraph 12T, “Confidential Information” shall mean information delivered to any Purchaser or any other holder of a Security by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other Transaction Document that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (i) was publicly known or otherwise known to such Purchaser or such holder prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by such Purchaser or such holder or any Person acting on such Purchaser’s or such holder’s behalf, (iii) otherwise becomes known to such Purchaser or such holder other than through disclosure by the Company or any Subsidiary or (iv) constitutes financial statements delivered to such Purchaser or such holder under paragraph 5A that are otherwise publicly available. Each Purchaser and each other holder of a Security will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such holder in good faith to protect confidential information of third parties delivered to such Purchaser or such holder, provided that such Purchaser or such holder may deliver or disclose Confidential Information to (1) such Purchaser’s or such holder’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s or such holder’s Securities), (2) such Purchaser’s or such holder’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this

63

paragraph 12T, (3) any other holder of any Security, (4) any Institutional Investor to which such Purchaser or such holder sells or offers to sell such Security or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12T), (5) any Person from which such Purchaser or such holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12T), (6) any federal or state regulatory authority having jurisdiction over such Purchaser or such holder, (7) the National Association of Insurance Commissioners or the Securities Valuation Office thereof or, in each case, or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or such holder’s investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such holder, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which such Purchaser or such holder is a party or (D) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or such holder’s Notes, this Agreement and the other Transaction Documents. Each holder of a Security, by its acceptance of a Security, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 12T as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Security of information required to be delivered to such holder under this Agreement or another Transaction Document or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 12T.
     12U. Original Issue Discount. The Company and the Purchasers hereby acknowledge and agree that (i) the fair market value of the Warrants on their date of issuance is equal to an amount which is less than the product of (a) one-quarter of one percent (0.25%) of the stated redemption price at maturity (as such term is defined in the Code) of the Subordinated Notes and (b) the number of complete years to maturity of the Subordinated Notes, (ii) a portion of the purchase price of the Subordinated Notes which is less than the product described in clause (i), above, will be allocable to the Warrants pursuant to Treas. Reg. 1.1273-2(h), with the balance of the purchase price of the Subordinated Notes allocable to the Subordinated Notes, and (iii) pursuant to Treas. Reg. 1.1273, the original issue discount on the Subordinated Notes shall be considered to be zero. The foregoing agreement shall be applicable for all United States federal, state and local tax purposes of the Company and the Purchasers.
     12V. Binding Agreement. When this Agreement is executed and delivered by the Company and each of the Purchasers it shall become a binding agreement between the Company and each of the Purchasers.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURES ON THE FOLLOWING PAGE.]

64

Very truly yours,
By:	/s/ Brian Smith
	Name:	Brian Smith
	Title:	Chief Executive Officer and President

The foregoing Agreement is hereby accepted as of the date first above written. PRUDENTIAL CAPITAL PARTNERS II, L.P. By: Stetson Street Partners, L.P., its general partner

By:	/s/ [ILLEGIBLE]
Vice President

PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND II, L.P. By: Mulberry Street Holdings, LLC, its general partner By: Prudential Investment Management, Inc., its managing member

By:	/s/ [ILLEGIBLE]
Vice President

PRUDENTIAL CAPITAL PARTNERS (PARALLEL FUND) II, L.P. By: Stetson Street Partners, L.P., its general partner

By:	/s/ [ILLEGIBLE]
Vice President

65

PURCHASER SCHEDULE

SCHEDULE 6A	—	EXISTING LIENS
SCHEDULE 6B	—	EXISTING INDEBTEDNESS
SCHEDULE 6C	—	EXISTING INVESTMENTS
SCHEDULE 6J(v)	—	MAXIMUM SALES SHORTFALL
SCHEDULE 6J(vi)	—	MAXIMUM NET INCOME SHORTFALL
SCHEDULE 6 K	—	RELATED PARTY TRANSACTIONS
SCHEDULE 8A(1)	—	SUBSIDIARIES
SCHEDULE 8A(2)	—	STOCKHOLDERS AND OUTSTANDING STOCK
SCHEDULE 8G	—	LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
SCHEDULE 8K	—	FILINGS
SCHEDULE 8Q	—	COLLATERAL MATTERS
SCHEDULE 8T	—	INVENTORY LOCATIONS

EXHIBIT A	—	FORM OF SUBORDINATED NOTE
EXHIBIT B	—	FORM OF WARRANT
EXHIBIT C	—	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT D	—	FORM OF AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
EXHIBIT E	—	FORM OF AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
EXHIBIT F	—	FORM OF SUBSIDIARY GUARANTY
EXHIBIT G	—	FORM OF SECURITY AGREEMENT
EXHIBIT H	—	FORM OF SUBSIDIARY SECURITY AGREEMENT
EXHIBIT I	—	FORM OF IP SECURITY AGREEMENT
EXHIBIT J	—	FORM OF EQUITYHOLDER AGREEMENT
EXHIBIT K	—	FORM OF VCOC LETTER
EXHIBIT L	—	FORM OF AGREEMENT TO SUBORDINATE
EXHIBIT M	—	FORM OF COLLATERAL AGENCY AGREEMENT
EXHIBIT N	—	FORM OF OPINION OF COMPANY’S COUNSEL
EXHIBIT O	—	FORM OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PURCHASER SCHEDULE

Aggregate
Principal
Amount of
	Subordinated	Subordinat
	Notes	ed Note
	to be	Denominati
	Purchased	on(s)	Warrants
PRUDENTIAL CAPITAL PARTNERS II, L.P.	$25,709,803	$25,709,803	35,773,013
(1)	For payment information with respect to any structuring or other fee, see item 7 below. All other payments on account of Subordinated Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86314 (please do not include spaces) Account Name: Prudential Capital Partners II, L.P.

Each such wire transfer shall set forth the name of the Company, a reference to “13.00% Senior Subordinated Secured Notes due March 24, 2013, Security No. INV , PPN ”, and the due date and application (as among principal, interest and Yield-Maintenance Amount or premium) of the payment being made.

(2)	For payment information with respect to any structuring or other fee, see item 7 below. All other payments on account of stock held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86314 (please do not include spaces) Account Name: Prudential Capital Partners II, L.P.

1

Each such wire transfer shall set forth the name of the

Company, a reference to “[stock description] Security No. INV and PPN .”

(3)	Address for all notices relating to payments:

Prudential Capital Partners II, L.P. c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102

Attention: Manager, Billings and Collections

Facsimile: (973) 802-8764

(4)	Address for all other communications and notices:

Prudential Capital Partners II, L.P. c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601

Attention: Managing Director

with a copy to:

Prudential Capital Partners II, L.P. c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 North Stetson Street Chicago, IL 60601-6716

Attention: Robert Scavone

(5)	Recipient of telephonic prepayment notices:

Attention: Capital Markets Unit

Telephone: (973) 802-4727 Facsimile: (973) 624-6432

(6)	Tax Identification No.: 47-0947714

2

(7)	Wiring Instructions for Structuring and Other Fees:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: 304-244-325 Account Name: Stetson Street Partners, L.P.

(8)	Address for Delivery of Subordinated Notes:
(a)	Send Physical Security by overnight delivery to:

JPMorgan Chase Bank 4 New York Plaza — Ground Floor Window New York, NY 10004 Attention: Receive Window

Please include in the cover letter accompanying the Subordinated Notes a reference to the Purchaser’s account number (Account Name: Prudential Capital Partners II, L.P.; Account Number: P86314).

(b)	Send copy by facsimile[1] to:

Prudential Capital Group Trade Management Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102

Attention: Custody Unit Telephone: (973) 367-3141 Facsimile: (800) 224-2278

[1]	Note that JPMorgan Chase will not accept the security deposits without written authorization from Trade Management. A copy of the cover letter and security must be sent a day in advance via fax (800-224-2278) to Trade Management (attention: Custody Unit) in order that Trade Management can authorize the deposit.

3

Aggregate
Principal
Amount of
	Subordinated	Subordinat
	Notes	ed Note
	to be	Denominati
	Purchased	on(s)	Warrants
PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND II, L.P.	$1,199,584	$1,199,584	1,669,119
(1)	For payment information with respect to any structuring or other fee, see item 7 below. All other payments on account of Subordinated Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86316 (please do not include spaces) Account Name: Prudential Capital Partners Management Fund II, L.P.

Each such wire transfer shall set forth the name of the Company, a reference to “13.00% Senior Subordinated Secured Notes due March 24, 2013, Security No. INV ____, PPN ____” and the due date and application (as among principal, interest and Yield-Maintenance Amount or premium) of the payment being made.

(2)	For payment information with respect to any structuring or other fee, see item 7 below. All other payments on account of stock held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86316 (please do not include spaces) Account Name: Prudential Capital Partners Management Fund II, L.P.

4

Each such wire transfer shall set forth the name of the Company, a reference to “[stock description] Security No. INV ____ and PPN ____.”

(3)	Address for all notices relating to payments:

Prudential Capital Partners Management Fund II, L.P. c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102

Attention: Manager, Billings and Collections

Facsimile: (973) 802-8764

(4)	Address for all other communications and notices:

Prudential Capital Partners Management Fund II, L.P. c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N Stetson Avenue Chicago, EL 60601

Attention: Managing Director

with a copy to:

Prudential Capital Partners Management Fund II, L.P. c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 North Stetson Street Chicago, IL 60601-6716

Attention: Robert Scavone

(5)	Recipient of telephonic prepayment notices:

Attention: Capital Markets Unit

Telephone: (973) 802-4727 Facsimile: (973) 624-6432

5

(6)	Tax Identification No.: 36-4570114

(7)	Wiring Instructions for Structuring and Other Fees:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: 304-244-325 Account Name: Stetson Street Partners, L.P.

(8)	Address for Delivery of Subordinated Notes:
(a)	Send Physical Security by overnight delivery to:

JPMorgan Chase Bank 4 New York Plaza — Ground Floor Window New York, NY 10004

Attention: Receive Window

Please include in the cover letter accompanying the Subordinated Notes a reference to the Purchaser’s account number (Account Name: Prudential Capital Partners Management Fund II, L.P.; Account Number: P86316).

(b)	Send copy by facsimile[2] to:

Prudential Capital Group Trade Management Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102

Attention: Custody Unit Telephone: (973) 367-3141 Facsimile: (800) 224-2278

[2]	Note that JPMorgan Chase will not accept the security deposits without written authorization from Trade Management. A copy of the cover letter and security must be sent a day in advance via fax (800-224-2278) to Trade Management (attention: Custody Unit) in order that Trade Management can authorize the deposit.

6

Aggregate
Principal
Amount of
	Subordinated	Subordinat
	Notes	ed Note
	to be	Denominati
	Purchased	on(s)	Warrants
PRUDENTIAL CAPITAL PARTNERS (PARALLEL FUND) II, L.P.	$3,090,613	$3,090,613	4,300,326
(1)	For payment information with respect to any structuring or other fee, see item 7 below. All other payments on account of Subordinated Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86315 (please do not include spaces) Account Name: Prudential Capital Partners (Parallel Fund) II, L.P.

Each such wire transfer shall set forth the name of the Company, a reference to “13.00% Senior Subordinated Secured Notes due March 24, 2013, Security No. INV ____, PPN ____”, and the due date and application (as among principal, interest and Yield-Maintenance Amount or premium) of the payment being made.

(2)	For payment information with respect to any structuring or other fee, see item 7 below. All other payments on account of stock held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86315 (please do not include spaces) Account Name: Prudential Capital Partners (Parallel Fund) II, L.P.

7

Each such wire transfer shall set forth the name of the Company, a reference to “[stock description] Security No. INV ____ and PPN ____.”

(3)	Address for all notices relating to payments:

Prudential Capital Partners (Parallel Fund) II, L.P. c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102

Attention: Manager, Billings and Collections

Facsimile: (973) 802-8764

(4)	Address for all other communications and notices:

Prudential Capital Partners (Parallel Fund) II, L.P. c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601

Attention: Managing Director

with a copy to:

Prudential Capital Partners (Parallel Fund) II, L.P. c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 North Stetson Street Chicago, IL 60601-6716

Attention: Robert Scavone

(5)	Recipient of telephonic prepayment notices:

Attention: Capital Markets Unit

Telephone: (973) 802-4727 Facsimile: (973) 624-6432

(6)	Tax Identification No.: 43-2073265

8

(7)	Wiring Instructions for Structuring and Other Fees:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: 304-244-325 Account Name: Stetson Street Partners, L.P.

(8)	Address for Delivery of Subordinated Notes:
(a)	Send Physical Security by overnight delivery to:

JPMorgan Chase Bank 4 New York Plaza — Ground Floor Window New York, NY 10004

Attention: Receive Window

Please include in the cover letter accompanying the Subordinated Notes a reference to the Purchaser’s account number (Account Name: Prudential Capital Partners (Parallel Fund) II, L.P; Account Number: P86315).

(b)	Send copy by facsimile[3] to:

Prudential Capital Group Trade Management Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102

Attention: Custody Unit Telephone: (973) 367-3141 Facsimile: (800) 224-2278

[3]	Note that JPMorgan Chase will not accept the security deposits without written authorization from Trade Management. A copy of the cover letter and security must be sent a day in advance via fax (800-224-2278) to Trade Management (attention: Custody Unit) in order that Trade Management can authorize the deposit.

9

Liens Schedule 6A
1.	Lien granted by Fingerhut Direct Marketing, Inc. to CIGPF I Corp. as Agent pursuant to the Borrower’s Security Agreement and between CIGPF I Corp and Fingerhut Direct Marketing, Inc. dated February 24, 2004 naming Fingerhut Direct Marketing, Inc. as debtor and CIGPF I Corp as a secured party (the Company represents and warrants that this will be amended and restated upon Closing to include CIT Group/ Business Credit, Inc.).

2.	Lien granted by Fingerhut Fulfillment, Inc. and FDM-AR1, Inc. to CIGPF I Corp, as Agent pursuant to the Subsidiary Security Agreement and between CIGPF I Corp. and Fingerhut Direct Marketing, Inc. dated February 24, 2004 naming Fingerhut Direct Marketing, Inc. as debtor and CIGPF I Corp. as a secured party (the Company represents and warrants that this will be amended and restated upon Closing to include CIT Group/ Business Credit, Inc.).

3.	Liens granted by Fingerhut Direct Marketing, Inc. and Fingerhut Fulfillment, Inc. to CIGPF I Corp, as Agent pursuant to the Security Agreement (Intellectual Property) (Grant of Security Interest (Trademarks), (Patents), (Copyrights)) dated February 24, 2004 (the Company represents and warrants that this will be amended and restated upon Closing to include CIT Group/ Business Credit, Inc.).

4.	The Customer List, granted pursuant to the Agreement Regarding Customer List, by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, Inc. and CompuCredit Corporation, dated October 25, 2002, is encumbered by certain terms contained therein; and the Amendment to Agreement Regarding Customer List, by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, Inc. and CompuCredit Corporation, dated May, 2003, provides a release of certain restrictions.

5.	CIT Bank, pursuant to the CIT Bank and Fingerhut Direct Marketing, Inc. Amended and Restated Receivables Sale Agreement, dated February 17, 2004, provides for a Reserve Account (as defined in the Receivables Sale Agreement) in an amount equal to ten percent (10%) of the aggregate outstanding principal balance of the Receivables (as defined in the Receivables Sale Agreement) owned by the bank at such time and CIT Bank has a security interest in such Reserve Account.

6.	Lien granted by Fingerhut Direct Marketing, Inc. to Liberty Property Limited Partnership pursuant to the lease by and between Liberty Property Limited Partnership and Fingerhut Direct Marketing, Inc. dated March 1, 2006, for the security deposit on the leased property for Company’s executive offices located at 7777 Golden Triangle, Eden Prairie, Minnesota.

7.	Lien granted by Fingerhut Direct Marketing, Inc. to Petters Company, Inc., as agent, pursuant to the Specified Obligations Security Agreement dated February 24, 2004.

2

Indebtedness Schedule 6B
1.	CIGPF I Corp pursuant to the Security Agreement and between CIGPF I Corp and FDM dated February 24, 2004 naming FDM as debtor and CIGPF I Corp as a secured party;

Investments by Subsidiaries — Schedule 6C
None

Sales Covenants Schedule 6J (v)
Twelve Month Periods:

					Projected Net
					Sales Revenue
March	2005	through	February	2006	$180,434,738
April	2005	through	March	2006	$185,029,127
May	2005	through	April	2006	$187,226,424
June	2005	through	May	2006	$190,535,456
July	2005	through	June	2006	$193,839,607
August	2005	through	July	2006	$195,599,273
September	2005	through	August	2006	$199,758,514
October	2005	through	September	2006	$203,274,136
November	2005	through	October	2006	$207,605,547
December	2005	through	November	2006	$215,462,728
January	2006	through	December	2006	$209,678,426
February	2006	through	January	2007	$205,876,935
March	2006	through	February	2007	$211,910,387

Maximum Net Income Shortfall Schedule 6J(vi)
Twelve Month Periods:

					Net
					Income/(Loss)
					Covenant
March	2005	through	February	2006	$(3,998,122)
April	2005	through	March	2006	$(3,848,970)
May	2005	through	April	2006	$(9,201,373)
June	2005	through	May	2006	$(9,205,067)
July	2005	through	June	2006	$(8,207,120)
August	2005	through	July	2006	$(8,971,276)
September	2005	through	August	2006	$(7,769,135)
October	2005	through	September	2006	$(6,117,997)
November	2005	through	October	2006	$(6,142,305)
December	2005	through	November	2006	$(3,073,264)
January	2006	through	December	2006	$(4,028,353)
February	2006	through	January	2007	$(2,611,752)
March	2006	through	February	2007	$(1,641,031)

Related Parties Schedule 6K
1.	Office Lease, 4400 Baker Road, Minnetonka, MN, by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, Inc., dated May 1, 2003 (the Company represents, warrants and covenants that this lease will terminate on May 1, 2006) ;

2.	Building Lease, (St. Cloud West Campus/ Distribution Center) 6250 Ridgewood Road, St. Cloud, MN, by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, Inc., dated November 26, 2003;

3.	Equipment Lease Agreement (St Cloud Equipment), by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, Inc., dated November 1, 2002;

4.	Lease Schedule Number 1 (Attached to Equipment Lease Agreement dated November 1, 2002), by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, dated February 1, 2004;

5.	Lease Schedule Number 2 (Attached to Equipment Lease Agreement dated November 1, 2002), by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, dated February 1, 2004;

6.	Shared Resources Agreement, by and between Petters Group Worldwide, LLC and Fingerhut Direct Marketing, Inc. January 1, 2003;

7.	Trademark Sale and Assignment Agreement (Master Craft), by and between Fingerhut Direct Marketing, Inc. and Petters Group Worldwide, LLC, dated November 1, 2003;

8.	Licensing Agreement (Master Craft), by and between Fingerhut Direct Marketing, Inc. and Petters Group Worldwide, LLC, dated November 1, 2003;

9.	Stock Purchase Agreement, by and between Fingerhut Direct Marketing, Inc.; Bain Capital Venture Fund, L.P., Battery Ventures VI, L.P., Petters Company, Inc., Theodore Deikel and Other Purchasers (as defined by the Stock Purchase Agreement), dated February 17, 2004.;

10.	Investor Rights Agreement, by and between Fingerhut Direct Marketing, Inc., Bain Capital Venture Fund, L.P., BCIP Associates III, LLC, BCIP Associates III-B, LLC, Bain Capital Investors, LLC, Brookside Capital Partners Fund, L.P., RGIP, LLC, Battery Ventures VI, L.P., Battery Investment Partners VI, LLC, Petters Company, Inc., FAC Acquisitions, LLC, RTB Holdings, LLC, Epsilon Global Equities Limited, CIGPF I CORP, Piper Jaffray & Co., Cherry Tree Securities, LLC, dated February 17, 2004 (the

Company represents, warrants and covenants that this agreement will be amended and restated upon Closing);;

11.	Stockholders’ Agreement, by and between Fingerhut Direct Marketing, Inc., Bain Capital Venture Fund, L.P., BCIP Associates III, LLC, BCIP Associates III-B, LLC, Bain Capital Investors, LLC, Brookside Capital Partners Fund, L.P., RGIP, LLC, Battery Ventures VI, L.P., Battery Investment Partners VI, LLC, Petters Company, Inc., FAC Acquisitions, LLC, RTB Holdings, LLC, Epsilon Global Equities Limited, CIGPF I CORP, Piper Jaffray & Co., Cherry Tree Securities, LLC, dated February 17, 2004 (the Company represents, warrants and covenants that this agreement will be amended and restated upon Closing);

12.	Guarantor Agreement, by and between Fingerhut Direct Marketing, Inc. Petters Company, Inc., FAC Acquisitions, LLC, Bain Capital Venture Fund, L.P., Battery Ventures VI, L.P., dated February 17, 2004;

13.	Specified Obligations Security Agreement by and among the Company, Petters Company, Inc., FAC Acquisition, LLC., Thomas Petters and Theodore Deikel.
Warehouse Fulfillment Agreements to provide warehousing services:
14.	Fulfillment Services Agreement, by and between Petters Group Worldwide, LLC;

Schedule 8A(1) — Subsidiaries

		Percentage Ownership by
		Fingerhut Direct Marketing;
Name	Jurisdiction of Organization	Inc.
Fingerhut Fulfillment, Inc.	Delaware	100%

SCHEDULE 8A(2)—STOCKHOLDERS
Fingerhut Direct Marketing, Inc.
Pro-forma Capital Structure at February 3, 2006 including Prospective Prudential Series A Preferred Stock Warrant

									2005 NON-EMPLOYEE
							2003 EQUITY		DIRECTORS
	ISSUED & OUTSTANDING				T. DEIKEL		INCENTIVE PLAN		STOCK OPTION PLAN
							Common stock Options
							Granted &Available						Prospective
	Series A Convertible						for Additional Grant		Common Stock Options		Common Stock		Prudential Series A
	Preferred Stock		Common Stock		Common Stock Options		Pursuant to 10% Mgmt Pool		Granted & Available		Warrants Outstanding		Preferred Warrant		Total
Name	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
Bain & Affiliates	200,159,607	19.2%	—	—	—	—	—	—	—	—	—	—	—	—	200,159,607	19.2%
Battery & Affiliates	200,159,606	19.2%	—	—	—	—	—	—	—	—	—	—	—	—	200,159,606	19.2%
Management & Other Employees	3,695,254	0.4%	53,916,475	5.2%	—	—	69,502,576	6.7%	—	—	—	—	—	—	127,114,305	12.2%
Patters Company, Inc.	338,731,641	32.5%	24,836,621	2.4%	—	—	—	—	—	—	—	—	—	—	363,568,262	34.8%
FAC Acquisition, LLC	—	—	28,850,862	2.8%	—	—	—	—	—	—	—	—	—	—	28,850,862	2.8%
RTB Holdings, LLC	—	—	1,321,552	0.1%	—	—	—	—	—	—	—	—	—	—	1,321,552	0.1%
Non-Employee Directors	—	—	—	—	—	—	—	—	6,000,000	0.6%	—	—	—	—	6,000,000	0.6%
T. Deikel	—	—	16,103,658	1.5%	3,983,333	0.4%	—	—	—	—	—	—	—	—	20,086,991	1.9%
Common Stock Warrant Holders	—	—	—	—	—	—	—	—	—	—	49,991,158	4.8%	—	—	49,991,158	4.8%
Prospective Prudential Series A Warrant	—	—	—	—	—	—	—	—	—	—	—	—	41,742,458	4.0%	41,742,458	4.0%
CIGPF I	4,566,645	0.4%	—	—	—	—	—	—	—	—	—	—	—	—	4,566,645	0.4%

Total	747,312,753	71.6%	125,029,168	12.0%	3,983,333	0.4%	69,502,576	6.7%	6,000,000	0.6%	49,991,158	4.8%	41,742,458	4.0%	1,043,561,446	100.0%

Prudential Warrant Calculation:
Fully Diluted Shares	1,043,561,446
Less: Prudential 4% Warrant	(41,742,458)

Subtotal ‘Fully Diluted’ Shares	1,001,818,988	96.0%
4% Prudential Warrant	41,742,458	4.0%
Grand Total ‘Fully Diluted’	1,043,561,446	100.0%

SCHEDULE 8G
LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
1.	Amended and Restated Warehouse Agreement dated March 23, 2006 among the Company, the Lenders Party thereto, The CIT Group/Business Credit, Inc., as Documentation Agent and CIGPF I Corp., as Agent.
2.	Third Amended and Restated Certificate of Incorporation of the Company filed March 24, 2006 in the office of the Secretary of State of the State of Delaware.
3.	Amended and Restated Investor Rights Agreement dated March 24, 2006 among the Company and the Investors listed as a party thereto.
4.	Amended and Restated Stockholders Agreement dated March 24, 2006 among the Company and the Stockholders.

SCHEDULE 8K
FILINGS
1.	Security Agreement dated March 23, 2006 between the Company and Prudential Capital Partners II, L.P., as collateral agent.
2.	Subsidiary Security Agreement dated March 23, 2006 between Fingerhut Fulfillment, Inc. and Prudential Capital Partners II, L.P., as collateral agent.
3.	Security Agreement (Intellectual Property) dated March 23, 2006 among the Company, Fingerhut Fulfillment, Inc. and Prudential Capital Partners II, L.P., as collateral agent.
4.	Guaranty Agreement dated March 23, 2006 given by Fingerhut Fulfillment, Inc. in favor of Prudential Capital Partners II, L.P., as collateral agent.

Security Interest Schedule 8Q (i)
Location of chief executive office
1.	4400 Baker Road, Minnetonka, MN 55343 (vacating May 1, 2006)

2.	7777 Golden Triangle Road, Eden Prairie, MN (as of May 1, 2006)

Security Interest Schedule 8Q (ii)
Owned/Leased property
1.	Office Lease, 4400 Baker Road, Minnetonka, MN, by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, Inc., dated May 1, 2003 (the Company represents, warrants and covenants that this lease will be terminated on May 1, 2006) and the chief executive office will be moving to 7777 Golden Triangle Road, Eden Prairie, MN on May 1, 2006;

2.	Office Lease, 7777 Golden Triangle Drive, Eden Prairie, MN, by and between Liberty Property Limited Partnership and Fingerhut Direct Marketing, Inc., dated March 1, 2006, effective April 1, 2006;

3.	Building Lease, (St. Cloud Building 1) 11 McLeland Road, St. Cloud, MN, by and between Sundance III, LTD and Fingerhut Direct Marketing, Inc., dated November 15, 2005;

4.	Building Lease, (St. Cloud West Campus) 6250 Ridgewood Road, St. Cloud, MN, by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, Inc., dated November 26, 2003;

5.	Office Lease, 14005 13th Avenue North, Plymouth, MN, by and between James Campbell Company LLC, and Fingerhut Direct Marketing, Inc., dated November 14, 2003;

6.	Office Lease, (Eveleth Office) 1250 Industrial Park Road, Eveleth, MN, by and between Dante A. Tini, John D & Donna Tini, dated August 15, 2003.

Security Interest Schedule 8Q (iii)
Locations of business property/records
1.	4400 Baker Road, Minnetonka, MN, (Corporate Offices) — Office equipment and supplies

2.	11 McLeland Road, St. Cloud, MN, (St. Cloud Building 1) — Office equipment and supplies

3.	6250 Ridgewood Road, St. Cloud, MN, (St. Cloud West Campus) — Distribution Center Equipment and Inventory

4.	14005 13th Avenue, Plymouth, MN — Merchandise Samples

5.	1250 Industrial Park Road, Eveleth, MN — Office equipment and supplies

6.	9450 West Bloomington Freeway, Bloomington, MN — Record Storage at Iron Mountain

7.	5480 Feltl Road, Minnetonka, MN Agreement — Time Warner Telecom Co-location data center equipment and servers

Schedule 8Q(iv)(a)
Current Registered Trademarks/Service Marks
FINGERHUT DIRECT MARKETING INC. US TRADE/SERVICE MARKS 03/06/06

Trademark / Servicemark	Reg. No.
ACCESS TO BETTER LIVING	3,020,977
AL AND DESIGN	2,453,125
BACKYARD LIVING	2,274,991
CAREFREE LIVING	1,505,333
CHEF’S MARK	2,489,361
CHEF’S MARK	2,645,988
CHEF’S MARK PREFERRED QUALITY & DESIGN	2,497,159
CHEF’S MARK PREFERRED QUALITY & DESIGN	2,659,758
CORNER SHOP	1,401,719
COUNTRY BEAR	2,782,394
Design Only (Bull’s Head in Chef’s Hat)	1,393812
DIGITAL ZONE	2,398,630
FALL BIG BOOK	2,655,853
Fashion Jewelry Bazaar	2,352,633
FINGERHUT	999,881
FINGERHUT	973,080
FINGERHUT HOME	2,523,477
GATE ONE (AND DESIGN)	1,724,645
GATE ONE LUGGAGE (AND DESIGN)	1,722,969
GOLD KEY	2,368,354
GOOD DEALS, GREAT BUYS	2,503,225
HOLIDAY BIG BOOK	2,386,204
HOME DEALS	2,967,344
In A Flash	2,444,748
Instant Fit	2,333,507
LIFE MAX	2,411,462
LIFE MAX	2,099,973
Life Max	2,312,598
OUTDOOR SPIRIT	2,540,809
OUTDOOR SPIRIT	2,358,444
OUTDOOR SPIRIT	2,438,921
OUTDOOR SPIRIT	2,513,010
OUTDOOR SPIRIT	2,438,922
OUTDOOR SPIRIT	2,476,139
OUTDOOR SPIRIT	2,366,241
OUTDOOR SPIRIT	2,444,758
OUTDOOR SPIRIT	2,358,443
Outdoor Spirit	2,358,445
QA Quality Assured & Design	1,931,994
ROOMS FOR LIVING	1,693,689
SENSOMA	2,601,356
Sports Central	2,279,009
SPRING BIG BOOK	2,476,310
ST. CROIX COLORS	2,579,749
ST. CROIX COLORS	2,681,467
ST. CROIX COLORS AND DESIGN	2,530,650

Trademark / Servicemark	Reg. No.
ST. CROIX COLORS AND DESIGN	2,552,910
SUITE LUXURIES	2,496,775
SUPER CHEF	1,933,548
Super Chef	1,037,297
Take Time For Kids	2,329,075
The Accent’s on Outerwear	2,315,853
THE COOK’S BOOK	2,363,151
THE COOK’S BOOK (STYLIZED)	2,363,143
TREASURE CREEK	2,435,895

Registration
Foreign Trademarks	Number
Outdoor Spirit	Mexico 215558
Outdoor Spirit	Mexico 712727
Outdoor Spirit	UK 2146029
Outdoor Spirit	France 93480387

Trademark Applications	Serial Number
Baker Hill	78/545829
Country Bear	78/552727
Fingerhut	78/533161

Schedule 8Q(iv)(b)—Patents
Patents:
     None Pending

Patent Applications	Application No.
Prediction model creation, evaluation, and training	9731188

Schedule 8Q(iv)(c)—Trade Names
Fingerhut Direct Marketing, Inc
Fingerhut Fulfillment, Inc
Fingerhut

Organizational Identification Number Schedule 8Q(v)

Organization	Federal Tax ID Number	State Tax ID Number
Fingerhut Direct Marketing, Inc	61-1525164	61-07171
Fingerhut Fulfillment, Inc	43-1975931	61-20156

Schedule 8Q(vi)—Names Under Which Company or Subsidiary Has Conducted Business
Fingerhut Direct Marketing, Inc
Fingerhut Fulfillment, Inc
FDM-AR 1

Security Interest Schedule 8T
Locations of Inventory
6250 Ridgewood Road, St. Cloud, MN, (St. Cloud West Campus) — Distribution Center and Warehouse housing Inventory

EXHIBIT A
[FORM OF SUBORDINATED NOTE]
FINGERHUT DIRECT MARKETING, INC.
13.00% SENIOR SUBORDINATED SECURED NOTE DUE MARCH 24, 2013

No. ______	[Date]
$___________
     FOR VALUE RECEIVED, the undersigned, FINGERHUT DIRECT MARKETING, INC., a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”), hereby promises to pay to        , or registered assigns, the principal sum of ______________ DOLLARS on MARCH 24, 2013, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 13.00% per annum (or, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) at the Default Rate (as defined below)) from the date hereof, payable quarterly on the 24th day of March, June, September and December in each year, commencing with the March, June, September or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount, Prepayment Amount and Specified Event Prepayment Amount and, to the extent permitted by applicable law, any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the greater of (i) 23.00% or (ii) 10.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., from time to time in New York City as its Prime Rate; provided, that in no event shall the Default Rate exceed the maximum rate of interest allowed under applicable law.
     Payments of principal of, interest on and any Yield-Maintenance Amount, Prepayment Amount and Specified Event Prepayment Amount payable with respect to this Subordinated Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
     This Subordinated Note is one of a series of Senior Subordinated Notes (herein called the “Subordinated Notes”) issued pursuant to a Securities Purchase Agreement, dated as of March 23, 2006 (herein called the “Agreement”), among the Company and the original purchasers of the Subordinated Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.
     This Subordinated Note is a registered Subordinated Note and, as provided in the Agreement, upon surrender of this Subordinated Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof

A-1

or such holder’s attorney duly authorized in writing, a new Subordinated Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Subordinated Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
     This Subordinated Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
     This Subordinated Note is secured by, and entitled to the benefits of, the Security Documents and is guaranteed pursuant to the Subsidiary Guaranty executed by certain guarantors. Reference is made to the Security Documents for a statement concerning the terms and conditions governing the collateral security for the obligations of the Company hereunder and reference is made to such Subsidiary Guaranty for a statement concerning the terms and conditions governing such guarantee of the obligations of the Company hereunder.
     In case an Event of Default shall occur and be continuing, the principal of this Subordinated Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
     The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Subordinated Note, whether now or hereafter required by applicable law.
     Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.
     THIS SUBORDINATED NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

FINGERHUT DIRECT MARKETING, INC.

By:

Title:

A-2

EXHIBIT B
[FORM OF WARRANT]
See Attached

NEITHER THIS WARRANT NOR THE SHARES OBTAINABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE “ACTS”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER ALL APPLICABLE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE COMPANY (AS DEFINED BELOW) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER ALL APPLICABLE ACTS OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF THE ACT. THE RIGHT TO VOTE AND THE SALE OR TRANSFER OF THIS WARRANT AND THE SHARES OBTAINABLE UPON ITS EXERCISE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED MARCH _, 2006 BY AND AMONG THE HOLDER HEREOF AND OTHER STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
March       , 2006
FINGERHUT DIRECT MARKETING, INC.
SERIES A PREFERRED STOCK PURCHASE WARRANT
     THIS CERTIFIES THAT, for value received, Prudential Capital Partners II, L.P., or its registered assigns (the “Holder”), is entitled to subscribe for and purchase from Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), the Shares (as defined in Section 1 hereof) at the per share exercise price of $0.01 (the “Exercise Price”) (as adjusted from time to time pursuant to Section 4 hereof), at any time or from time to time prior to or upon the Expiration Date (as defined in Section 13 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.
     This Warrant is subject to the following terms and conditions:
1.	Shares; When Exercisable.
     (a) As used herein, the term “Shares” means up to an aggregate of 35,773,013 shares of the Company’s Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), it being understood that the number of Shares issuable hereunder and the Exercise Price are subject to adjustment from time to time pursuant to Section 4 hereof.
     (b) This Warrant shall be exercisable at any time (and from time to time) prior to the Expiration Date.
2.	Method of Exercise; Payment.

     (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time, by the surrender of this Warrant (together with a duly executed notice of exercise (the “Notice of Exercise”) in the form attached hereto as Exhibit A) at the Company’s offices at 4400 Baker Road, Minnetonka, Minnesota 55343 (as such address may be updated from time to time by means of written notice to the Holder pursuant to Section 5(c) hereof), and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by (i) wire transfer or check payable to the order of the Company, (ii) cancellation by the Holder of indebtedness or other obligations of the Company to the Holder pursuant to a written agreement reasonably acceptable to the Company or (iii) any combination of (i) and (ii). The Holder in whose name any certificate representing the Shares issuable upon any exercise of this Warrant will be issued shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which such surrender and payment are made. Notwithstanding the foregoing, if an exercise of all or any portion of this Warrant is being made in connection with a proposed Public Offering or in connection with any proposed Sale of the Corporation (as defined in the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate”)) or any proposed sale of outstanding shares of Common Stock, then, at the election of the Holder, such exercise may be conditioned solely upon the consummation of the Public Offering, Sale of the Corporation or sale, in which case such exercise shall be effective immediately prior to the consummation of the Public Offering, Sale of the Corporation or sale. As used in this Section 2, the term “person” means any individual or any corporation, partnership, trust, limited liability company or other entity or organization of any kind.
     (b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a) hereof, the Holder may elect to receive, without the payment of any additional consideration, a number of Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the Company’s address set forth in Section 2(a) above together with a duly executed Notice of Exercise in which the appropriate alternative is initialed by the Holder. In such event, the Company shall issue to the Holder the number of Shares computed using the following formula:
Where X = the number of Shares to be issued to the Holder.

Y	=	the number of Shares subject to this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the time of such calculation).

A	=	the Fair Market Value of one Share (at the date of such calculation).

2

B	=	the Exercise Price (as adjusted to the date of such calculation).
     (c) [Intentionally Omitted.]
     (d) Fair Market Value. For purposes of this Section 2, the Fair Market Value of one Share shall equal:
     (i) the average of the closing sale prices of the Series A Preferred Stock quoted on the Nasdaq Stock Market or in the Over-The-Counter Market Summary or the closing price quoted on any national securities exchange on which such securities are listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten (10) consecutive trading days immediately prior to the date of determination of Fair Market Value (or, if no sales take place on any such trading day, the average of the closing bid and asked prices on such trading day); or
     (ii) if the Series A Preferred Stock is not traded on the Nasdaq Stock Market or Over-The-Counter or on a national securities exchange, the Fair Market Value shall be equal to the value per share as determined in good faith by the Board of Directors of the Company; provided, however, that:
     (A) if the Holder disagrees in its sole discretion with such determination, then the Company and the Holder shall each retain at its own cost an Independent Accountant, which two Accountants shall cooperate in determining the Fair Market Value of the Shares;
     (B) if such Accountants cannot agree on a Fair Market Value within thirty (30) days of referral of the matter, then the parties agree to submit the dispute to arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules; such arbitration shall be tried by a single arbitrator selected by the Accountants, and it is the intent of the parties that, barring extraordinary circumstances, arbitration proceedings will be concluded within 60 days from the date the arbitrator is appointed;
     (C) “Accountant” and shall mean any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG or PricewaterhouseCoopers; and
     (D) “Independent” shall mean with respect to any Accountant, who does not audit the Company, the Holder or any of their respective Affiliates, who is (i) “independent” with respect to such entity as contemplated by Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and (ii) is or would be recognized as “independent” with respect to such entity by the Securities and Exchange Commission pursuant to Rule 2-01 of Regulation S-X

3

promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.
     (e) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the Holder entitled to receive the same a certificate or certificates representing the number of Shares issued upon such exercise. In the event this Warrant is exercised in part, as promptly as practicable on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its sole expense will execute and deliver to the Holder a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.
     (f) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance (other than taxes, if any, based on the net income of the Holder) and the Company shall bear any such taxes in respect of such issuance.
     (g) Common Stock. Upon the exercise of this Warrant in whole or in part, the Company shall, at the option of the Holder and upon surrender of this Warrant as provided above, deliver pursuant to Section 2(e) certificates or certificates for the Common Stock into which the shares of Series A Preferred Stock otherwise issuable upon such exercise are convertible in lieu of a certificate or certificates for Series A Preferred Stock.
     3. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and the issuance of the Shares will be free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature. The Company will from time to time take all such action as may be required to assure that the stated or par value per share of Series A Preferred Stock is at all times equal to or less than the then effective Exercise Price per share of Series A Preferred Stock issuable upon exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Series A Preferred Stock to provide for the full exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the full conversion of such shares of Series A Preferred Stock. The Company shall take all steps necessary to amend its certificate of incorporation and other organizational documents to provide sufficient reserves of shares of Series A Preferred Stock issuable upon full exercise of this Warrant and sufficient reserves of shares of Common Stock issuable upon full conversion of such shares of Series A Preferred Stock. The Company hereby agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the proper certificates for Shares upon the full or each partial exercise of this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares of Series A Preferred Stock upon the exercise of this Warrant or shares of Common Stock upon the

4

conversion of such shares of Series A Preferred Stock require approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise or conversion, then the Company will in good faith and expeditiously as possible endeavor to secure such approval. If and so long as the Series A Preferred Stock issuable upon the exercise of the rights represented by this Warrant or shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such capital stock.
4.	Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
     (a) Adjustment for Consolidation, Merger, Sale or Transfer. If while this Warrant, or, any portion hereof, remains outstanding and unexpired, there shall be (i) a merger or consolidation of the Company with or into another person in which the Company is not the surviving entity, or a reverse merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (ii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person in one transaction or a series of related transactions, then, as a part of such merger, consolidation, sale or transfer, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of stock or other securities or property that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. If the per Share consideration payable to the Holder for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant (including adjustment of the Exercise Price and number of Shares purchasable pursuant to the terms and conditions of this Warrant) with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such merger, consolidation, sale or transfer upon exercise of this Warrant.
     (b) Adjustments for Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split or subdivide any class of securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the number of

5

securities of such class issuable upon exercise of this Warrant immediately prior to such split or subdivision shall be proportionately increased and the Exercise Price for such securities of such class shall be proportionately decreased. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall combine any class of securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the number of securities of such class issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price for such class of securities shall be proportionately increased.
     (c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property, including cash, (other than the regular dividend pursuant to Section 1.2 of the Certificate at a rate of 8% per annum in accordance with the Certificate as in effect on the date hereof (the “Regular 8% Dividend”) or any Common Stock issued in lieu of cash in respect of the Regular 8% Dividend in accordance with the Certificate as in effect on the date hereof (the Regular 8% Dividend and any such Common Stock issued in lieu of the Regular 8% Dividend, herein called the “Excluded Dividend”)) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of securities receivable upon exercise of this Warrant, and without payment of any additional consideration, therefor, the amount of such other or additional stock or other securities or property (other than the Excluded Dividend) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 4 (and unless and until such other additional stock or other securities or property are paid to the holder of this Warrant upon such exercise, the Company shall not pay any dividends or make any other distributions with respect to any shares of any of its capital stock).
     (d) Antidilution Adjustments. The Exercise Price and number of Shares purchasable pursuant to the terms and conditions of this Warrant shall be subject to adjustment from time to time as follows:
     (i) If the Company shall, at any time or from time to time prior to the Expiration Date, issue any shares of Series A Preferred Stock (or be deemed to have issued any shares of Series A Preferred Stock pursuant to the terms of this Warrant), other than Excluded Shares (as defined in Section 4(d)(iii)), without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of Series A Preferred Stock, the Exercise Price in effect immediately prior to such issuance shall forthwith be lowered to a price

6

equal to the quotient obtained by dividing: (x) an amount equal to the sum of (1) the total number of shares of Series A Preferred Stock outstanding (including any shares of Series A Preferred Stock deemed to have been issued pursuant to Section 4(d)(ii)(D)(1)-(2)) immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance, plus (2) the consideration received by the Company upon such issuance, by (y) the total number of shares of Series A Preferred Stock outstanding (including any shares of Series A Preferred Stock deemed to have been issued pursuant to Section 4(d)(ii)(D)(1)-(2)) immediately after the issuance of such Series A Preferred Stock. If the Company shall, at any time or from time to time prior to the Expiration Date, issue any shares of Series A Preferred Stock as a stock dividend or upon any stock split or other subdivision or combination of shares of Series A Preferred Stock, other than the Regular 8% Dividend, the number of Shares issuable under this Warrant shall be increased by such amount required so that the total number of Shares issuable under this Warrant, as a percentage of the aggregate number of Fully Diluted Shares of the Company as of the date of (and after giving effect to) such dividend, shall equal the same percentage of Fully Diluted Shares of the Company as of immediately prior to such dividend.
     (ii) For the purposes of any adjustment of the Exercise Price pursuant to Section 4(d)(i), the following provisions shall be applicable:
     (A) In the case of the issuance of Series A Preferred Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.
     (B) In the case of the issuance of Series A Preferred Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of any accounting treatment.
     (C) In the case of the issuance of Series A Preferred Stock without consideration, the consideration shall be deemed to be $0.00001 per share.
     (D) In the case of the issuance of (x) options to purchase or rights to subscribe for Series A Preferred Stock, (y) securities by their terms convertible into or exchangeable for Series A Preferred Stock or (z) options to purchase rights to subscribe for such convertible or exchangeable securities (collectively, the “Convertible Securities”):
     (1) the shares of Series A Preferred Stock deliverable upon exercise of such options to purchase or rights to subscribe for Series A Preferred Stock shall be deemed to have been issued at the time such

7

options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A), (B) and (C) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Series A Preferred Stock covered thereby;
     (2) the shares of Series A Preferred Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A), (B) and (C) above);
     (3) on any change in the exercise price of Series A Preferred Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have resulted had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change (or options or rights related to such securities not converted prior to such change) been made upon the basis of such change; provided, however, that such readjustment shall not result in an Exercise Price that is greater than the original Exercise Price; and
     (4) on the expiration of all such options or rights, the termination of all such rights to convert or exchange or the expiration of all options or rights related to such convertible or exchangeable securities in each case having been issued by the Company for the same consideration (as determined pursuant to subdivision (A), (B) and (C) above), the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have resulted had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities not been made; provided, however, that such readjustment shall not result in a Exercise Price that is greater that the original Exercise Price.
     (iii) For purposes of this Section 4(d), the term “Excluded Shares” shall mean all shares of Series A Preferred Stock issued by the Company at anytime

8

upon exercise of or conversion of Convertible Securities outstanding as of the date of this Warrant.
     (iv) Upon each adjustment of the Exercise Price pursuant to this Section 4(d), the number of Shares issuable upon exercise of this Warrant shall be equal to (A) the product of the number of Shares the Holder was entitled to purchase immediately before such adjustment and the Exercise Price in effect immediately before such adjustment, divided by (B) the Exercise Price in effect after giving effect to such adjustment.
     (e) Further Adjustments. In case at any time or from time to time the Company shall take any action that affects the Series A Preferred Stock, other than an action described herein, then, unless such action will have a materially adverse effect upon the rights of the Holder, the number of Shares of into which this Warrant is exercisable shall be adjusted in such a manner and at such time as shall be equitable in the circumstances; provided, however, that such adjustment shall not result in a reduction in the original number of Shares covered by this Warrant.
     (f) Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company which notice shall state (i) the reason for such adjustment and (ii) the Exercise Price, as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.
     5. Notices.
     (a) In the event that the Company shall propose at any time:
     (i) to declare any dividend or distribution upon its Series A Preferred Stock or Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;
     (ii) to redeem or repurchase any class or series of its stock;
     (iii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
     (iv) to effect a capital reorganization, or merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or voluntarily liquidate, dissolve or wind up; or

9

     (v) to effect its first firm commitment underwritten public offering (a “Public Offering”) of its Common Stock under the Securities Act of 1933, as amended (the “Securities Act”); then, in connection with each such event, the Company shall send to the Holder: (1) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution, redemption or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any; and (2) at least twenty (20) days prior written notice of the date when the same shall take place, and the date, if any, to be fixed, on which the holders of record of Series A Preferred Stock or Common Stock shall be entitled to exchange their Series A Preferred or Common Stock for securities or other property deliverable upon the occurrence of such event. Notwithstanding the above, the twenty (20) days notice requirement may be shortened or waived upon the written consent of the Holder.
     (b) In the event the Holder is provided with notice pursuant to Section 5(a)(ii) of a Redemption Request (as defined in the Certificate) with respect to the Series A Preferred Stock, the Holder may elect to exercise this Warrant and have the Series A Preferred Stock issued upon exercise redeemed by the Company at the same time as the Series A Preferred Stock of the Company is redeemed pursuant to the Redemption Request. Holder must make the irrevocable election in writing to the Company within fifteen (15) days of receipt of the notice of the Redemption Request. Holder acknowledges that the Mandatory Redemption Price (as defined in the Certificate) shall exclude the value of the Regular 8% Dividend accrued and unpaid on shares of Series A Preferred Stock.
     (c) Any written notice by the Company required or permitted hereunder shall be given by hand delivery or first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company for the Holder.
     6. Legend. Each certificate evidencing the Shares issued upon exercise of this Warrant, or transfer of such Shares (other than a transfer registered under the Securities Act or any subsequent transfer of shares so registered) shall be stamped or imprinted with a legend in substantially the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE “ACTS”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER ALL APPLICABLE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE COMPANY IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER ALL APPLICABLE ACTS OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF THE ACT. THE RIGHT TO VOTE AND THE SALE OR TRANSFER OF THIS WARRANT AND THE SHARES OBTAINABLE UPON ITS EXERCISE IS SUBJECT TO THE TERMS AND

10

CONDITIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED MARCH ____, 2006 BY AND AMONG THE HOLDER HEREOF AND OTHER STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
THE RIGHT TO TRANSFER THE SECURITIES AND RECEIVE CERTAIN DIVIDENDS ON AND WITH RESPECT TO THE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE SERIES A PREFERRED STOCK PURCHASE WARRANT DATED MARCH _, 2006 ISSUED BY THE COMPANY (THE “WARRANT”). COPIES OF THE WARRANT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
     7. Removal of Legend. Upon request of a holder of a certificate with the legend required by Section 7 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel (either external counsel or counsel employed by Holder or, its affiliate) reasonably satisfactory to the Company in form and substance to the effect that any transfer by such holder of the shares evidenced by such certificate will not violate the Securities Act and any applicable state securities laws.
     8. Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder. Any fraction of a share resulting from any calculation will be rounded up to the next whole share.
     9. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Holder as follows:
     (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.
     (b) Prior to the date that this Warrant becomes exercisable, the Shares, and the shares of Common Stock issuable upon conversion of the Shares, will have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof or conversion of the Shares, as applicable, will be validly issued, fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature.
     (c) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof, and of the shares of Common Stock issuable upon the conversion of the Shares, will not be, inconsistent with the Company’s certificate of incorporation, as then in effect, and its bylaws, as then in effect.
     (d) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a

11

foreign corporation in each jurisdiction in which the nature of its business makes such qualification necessary. The Company has all requisite legal and corporate power and authority to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Warrant.
     (e) As of the date of original issuance of this Warrant, this Warrant does not (i) conflict with, result in any breach of any terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Company, or any material contract, agreement, indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any lien, adverse claim or other encumbrance upon any of the properties of the Company pursuant to the terms of any such contract, agreement, indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust or other agreement or instrument, or (iii) violate any law or order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Company or any of its properties.
     (f) As of the date of issuance of this Warrant, the number of Shares for which this Warrant is or may become exercisable represents four percent (4%) of the Common Stock outstanding on the date hereof after giving effect to the exercise, exchange or conversion of all outstanding securities, rights, options, warrants (including this Warrant), calls, commitments or agreements of any nature or character (whether debt or equity) that are, directly or indirectly, exercisable or exchangeable for, or convertible into or otherwise represent the right to purchase or otherwise receive, directly or indirectly, any such capital stock or other arrangement to acquire at any time or under any circumstance, capital stock of the Company or any such other securities, and assuming that all stock options and/or shares of capital stock reserved for grant or issuance to officers, directors, employees and consultants under all agreements, plans or arrangements theretofore approved by the Board of Directors of the Company have been so granted or issued (as the case may be), excluding, however, shares of Common Stock which may be issued in respect of the Regular 8% Dividend hereto (collectively, the “Fully Diluted Shares”).
     (g) The issuance of this Warrant or any Shares shall not require or result in the issuance of any capital stock of the Company (other than the Shares) pursuant to the certificate of incorporation or bylaws of the Company, or any contract, agreement, indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound.
     (h) The Company has delivered to Holder’s counsel true and complete copies of (i) the Certificate, (ii) the Company’s by-laws, (iii) each warrant the Company has issued, and (iv) each stockholders’ agreement the Company has entered into, in each case as amended to the date of this Warrant. Except as set forth in Schedule 9 hereto or in the Certificate, there are no options, warrants, puts, calls, rights, convertible or exchange securities, commitments, contracts, agreements, understandings, arrangements or

12

undertakings of any kind to which the Company is a party or by which it is bound (A) obligating the Company to issue, deliver, transfer or sell, or cause to be issued, delivered, transferred or sold, additional shares of capital stock or any other security of (including any security convertible into or exercisable for or exchangeable into any capital stock or other security of) the Company (whether or not such security has voting rights), (B) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, agreement, understanding, arrangement or undertaking, or (C) otherwise relating to the Company’s capital stock (including, without limitation, any rights of holders thereof).
     10. Dividends and Distributions. The Holder hereby irrevocably waives, for and on behalf of itself and all transferees of this Warrant and all holders of shares of Series A Preferred Stock issued pursuant to this Warrant, any demand for or the right to receive the Regular 8% Dividend, whether paid in cash or Common Stock and whenever payable, including without limitation upon conversion or redemption of the Series A Preferred Stock and upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (including a deemed liquidation, dissolution or winding up of the Company upon a sale of the Corporation). Holder also hereby irrevocably waives for and on behalf of itself and all transferees of this Warrant and all holders of shares of Series A Preferred Stock issued pursuant to this Warrant any value of the Regular 8% Dividend in respect of any Mandatory Redemption (as defined in the Certificate) and shall be excluded from the Mandatory Redemption Price (as defined in the Certificate) with respect to the shares of Series A Preferred Stock issued pursuant to this Warrant. As a condition to the transfer of this Warrant or any shares of Series A Preferred Stock issued pursuant to this Warrant, the transferee thereof shall execute and deliver to the Company such agreements, waivers or instruments as the Company may reasonably require to evidence the transferee’s agreement to be bound by this Section 10.
     11. Rights of Stockholders. Except as may be otherwise provided in this Warrant, the Certificate or any other agreement to which the Company and any Holder may be a party, including, without limitation, the Stockholders Agreement or the Investors Rights Agreement, as defined in the Stockholders Agreement, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become issuable, as provided herein.
     12. Information Required By Rule 144A. The Company will, upon the request of the holder of this Warrant or of any shares of Series A Preferred Stock issued upon the exercise of this Warrant or shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Warrants or such shares of Series A Preferred

13

Stock or Common Stock, except at such times as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the purpose of this Section 12, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.
     13. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Eastern Time, on March      , 2016.
     14. Stockholders Agreement. The Holder of this Warrant, by acceptance hereof, agrees to become a party to the Amended and Restated Stockholders Agreement, dated as of March      , 2006, by and among the Company and the Stockholders Party thereto (the “Stockholders Agreement”) and thereby subjects this Warrant and any Series A Preferred Stock issuable or issued upon exercise hereof and the shares of Common Stock issuable upon conversion of such Series A Preferred Stock to the provisions of the Stockholders’ Agreement, as amended from time to time.
     15. Miscellaneous.
     (a) This Warrant shall be governed by and construed for all purposes under and in accordance with the laws of the State of New York without regard to principles of conflicts of law.
     (b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.
     (c) The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this
     (d) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder or holders hereof and of the Shares issued or issuable upon the exercise hereof.
     (e) This Warrant, together with all exhibits hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
     (f) The Company shall not, by amendment of its certificate of incorporation or bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.
     (g) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder may direct, calling

14

in the aggregate on the face or faces thereof for the number of shares of Series A Preferred Stock called for on the face or faces of the Warrant so surrendered. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant shall be at any time enforceable by anyone.
     (h) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.
     (i) If any action at law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.
     (j) Each of the Company and the Holder hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Warrant, and each of the Company and the Holder hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted under applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Company and the Holder hereby irrevocably consents, to the fullest extent permitted under applicable law, to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Warrant Agreement. Each of the Company and the Holder hereby agrees, to the fullest extent permitted under applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

FINGERHUT DIRECT MARKETING, INC.

By:

	Name:	Brian Smith
	Title:	Chief Executive Officer and President

15

EXHIBIT A
NOTICE OF EXERCISE

TO:	Fingerhut Direct Marketing, Inc. Attention: President
     1. The undersigned hereby elects to purchase ___________ (leave blank if you choose Alternative No. 2 below) shares of Series A Preferred Stock of Fingerhut Direct Marketing, Inc. (the “Company”) pursuant to the terms of the Series A Preferred Stock Purchase Warrant dated as of March _, 2006, issued by the Company (the “Warrant”), and tenders herewith payment of the purchase price of such shares in full. (Initial here if the undersigned elects this alternative).
     2. In lieu of exercising the Warrant for cash or check, the undersigned hereby elects to effect the net issuance provision of Section 2(b) of the Warrant and receive ______ (leave blank if you choose Alternative No. 1 above) shares of Series A Preferred Stock of the Company pursuant to the terms of the Warrant. (Initial here if the undersigned elects this alternative). _____
     3. Please issue a certificate or certificates representing said shares of Series A Preferred Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     4. The undersigned hereby represents and warrants that the aforesaid shares of Series A Preferred Stock are being acquired for the account of the undersigned for investment and not for resale or with a view to distribute such shares or any part thereof, and that the undersigned has no present intention of distributing or reselling such shares, and that the undersigned is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

(Signature and Date)

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EXHIBIT C
[FORM OF DISBURSEMENT DIRECTION LETTER]
[On Company Letterhead - place on one page]
[Date]
Prudential Capital Partners II, L.P.
Prudential Capital Partners Management Fund II, L.P.
Prudential Capital Partners (Parallel Fund) II, L.P.
c/o Prudential Capital Group, L.P.
Two Prudential Plaza
Chicago, Illinois 60601

Re:	13.00% Senior Subordinated Secured Notes due March 24, 2013 (the “Subordinated Notes”)
Ladies and Gentlemen:
          Reference is made to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of March 23, 2006, between Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), and you. Capitalized terms used herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.
          You are hereby irrevocably authorized and directed to disburse the $30,000,000 purchase price of the Subordinated Notes and Warrants by wire transfer of immediately available funds as follows: to [bank name and address], ABA #                    , for credit to the account of                    , account no.                     .
          Disbursement when so made shall constitute payment in full of the purchase price of the Subordinated Notes and Warrants and shall be without liability of any kind whatsoever to you.

Very truly yours,

FINGERHUT DIRECT MARKETING, INC.

By:

Title:

C-1

EXHIBIT D
[FORM OF AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]
See Attached

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     This Amended and Restated Investor Rights Agreement (the “Agreement”) is made as of March 24, 2006, by and among Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), and the parties listed as Investors on Exhibit A hereto (the “Investors”).
     WHEREAS, pursuant to a Preferred Stock Purchase Agreement dated as of February 24, 2004 as supplemented by Supplement No. 1 dated October 27, 2004 and Supplement No. 2 dated November 1, 2004 among the Company and certain of the Investors (the “Purchase Agreements”), the Company issued and sold shares of Series A Preferred Stock (as defined below) to certain of the Investors;
     WHEREAS, in connection with the Purchase Agreements, the Company and the Investors entered into that certain Investor Rights Agreement dated February 24, 2004 (the “February Agreement”);
     WHEREAS, pursuant to that certain Securities Purchase Agreement of date March 23, 2006 (the “Subordinated Note Agreement”), the Company and Prudential Capital Partners, II, L.P., Prudential Capital Partners Management Fund II, L.P. and Prudential Capital Partners (Parallel Fund) II, L.P. (the “PCP Investor”) will be issued warrants to purchase Series A Preferred Stock (the “PCP Warrants”); and
     WHEREAS, one of the conditions precedent to the obligations of the PCP Investors to purchase certain subordinated notes of the Company pursuant to the Subordinated Note Agreement is that the Company and the other Investors whose consent is required to amend the February Agreement enter into this Agreement with the PCP Investor pursuant to which the PCP Investor becomes an “Investor” under this Agreement; and
     WHEREAS, in connection with the transactions with the PCP Investor, the parties desire to amend and restate the February Agreement in its entirety.
     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto agree as follows:
1. Definitions.
     1.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and shall include, with respect to any Investor, any managed account, investment fund or other vehicle for which such Investor or any Affiliate or such Investor acts as an investment advisor or portfolio manager.
     1.2 “Bain Capital” means Bain Capital Venture Fund, L.P.
     1.3 “Battery Ventures” means Battery Ventures VI, L.P.
     1.4 “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

     1.5 “Common Stock” means the Common Stock, par value $0.00001 per share, of the Company.
     1.6 “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, and any successor to such statute or such rules and regulations.
     1.7 “Form S-1”, “Form S-3”, “Form S-4” and “Form S-8” mean respective forms under the Securities Act and any successor registration forms to the form in question.
     1.8 “Fully Diluted Basis” means, for the purposes of determining the number of shares of Common Stock outstanding, a basis of calculation which takes into account (a) shares of Common Stock actually issued and outstanding at the time of such determination, and (b) that number of shares of Common Stock that is then issuable upon conversion of all then outstanding shares of Series A Preferred Stock upon exercise of any option, warrant or other right to acquire Common Stock or upon conversion of any Series A Preferred Stock then issuable upon the exercise of any PCP Warrant.
     1.9 “GAAP” means U.S. generally accepted accounting principles consistently applied.
     1.10 “Holder” means any person party to this Agreement owning the Registrable Securities or any assignee thereof in accordance with Section 8 hereof.
     1.11 “Initial Public Offering” means the first registered offering of securities of the Company under the Securities Act.
     1.12 “Investors” has the meaning assigned to it in the introductory paragraph of this Agreement.
     1.13 “Majority Participating Holders” means, with respect to any registration of Registrable Securities, the Holder or Holders at the relevant time of at least a majority of the Registrable Securities to be included in the registration statement in question.
     1.14 “Permitted Transferee” has the meaning assigned to it in the Stockholders Agreement.
     1.15 “Qualified Public Offering” means an underwritten public offering of shares of Common Stock in which the net aggregate proceeds to the Company equal or exceed $50 million and the public offering price per share is not less than $0.31533 (as adjusted appropriately in the event of any subdivision, combination, reorganization, recapitalization, reclassification, stock dividend or similar event affecting the Common Stock) and after which the Common Stock is listed on the New York Stock Exchange or the Nasdaq National Market.
     1.16 “Register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

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     1.17 “Registrable Securities” means (i) any Common Stock issued or issuable upon conversion of the Series A Preferred Stock held by a Holder, (ii) any Common Stock issuable upon conversion of the Series A Preferred Stock issuable upon exercise of any Warrants held by a Holder, (iii) any Common Stock issued or issuable upon exercise of any Warrants held by a Holder, and (iv) any Common Stock or other securities issued or issuable with respect to any Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, in each case held by any party to this Agreement. Further, for purposes of Sections 2.2 and 3 only, Registrable Securities shall also include all other shares of Common Stock held by a Holder. The Registrable Securities of any Holder shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such securities shall have been distributed to the public pursuant to Rule 144; or (iii) such securities may be sold by such Holder and all of its Affiliates without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act and such Holder and all of its Affiliates collectively own less than 1% of the Company’s outstanding Common Stock; or (iv) such securities may be sold by such Holder and all of its Affiliates without registration under the Securities Act pursuant to Rule 144 under the Securities Act and such Holder and all of its Affiliates collectively own less than 1% of the Company’s outstanding Common Stock. For purposes of this Agreement, the number of shares of Registrable Securities outstanding at any time shall be determined by adding the number of shares of Common Stock or other securities outstanding that are the maximum number of shares of Common Stock or other securities issuable pursuant to then convertible securities which upon issuance would be, Registrable Securities and the maximum number of shares of Common Stock issuable upon the conversion of any Series A Preferred Stock issuable upon the exercise of any then outstanding Warrant, all of which shares of Common Stock shall be considered to be then outstanding for the purposes hereof.
     1.18 “Registration Expenses” means all expenses incident to performance of or compliance with Sections 2, 3 and 4 hereof by the Company, including without limitation all registration and filing fees, all listing fees, all fees and expenses of complying with securities or blue sky laws, all printing and automated document preparation expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and the fees and disbursements of one counsel for the Holders on whose behalf Registrable Securities are being registered, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities in all cases.
     1.19 “Rule 144” means Rule 144 promulgated under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.
     1.20 “Securities Act” means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Commission thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

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     1.21 “Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.00001 per share, of the Company.
     1.22 “Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, dated as of March 24, 2006, to which the Company is a party, as the same may be amended from time to time.
     1.23 “Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.
     1.24 “Warrants” means any warrants to purchase Common Stock issued to Epsilon Global Equities Limited, CIGPF I Corp., Piper Jaffray & Co. and Cherry Tree Securities, LLC and any PCP Warrant.
2. Request for Registration.
     2.1 Registrations on Form S-1. At any time after the earlier of (i) January 9, 2006 or (ii) 120 days after the Initial Public Offering, the Holders of at least twenty percent (20%) of the then outstanding Registrable Securities may, by written notice to the Company, request that the Company effect the registration on Form S-1 of a number of Registrable Securities for which the gross aggregate offering price is reasonably expected to be at least $10,000,000. If the Holders initiating such registration intend to distribute the Registrable Securities in an underwritten offering, they shall so state in their request. Promptly after receipt of such notice, the Company will give written notice of such requested registration to all other Holders of Registrable Securities. The Company will then as provided in Section 4 use all reasonable commercial efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Holders, and all other Registrable Securities which the Company has been requested to register by other Holders of such Registrable Securities by notice delivered to the Company within ten (10) days after the giving of such notice by the Company.
     2.2 Registration on Form S-3. At any time after the Company becomes eligible to file a Registration Statement on Form S-3, one or more Holders of at least ten percent (10%) of the then outstanding Registrable Securities may by written notice to the Company, request that the Company effect the registration on Form S-3 of a number of Registrable Shares for which the gross aggregate offering price is reasonably expected to be at least $1,000,000. If the Holders initiating such registration intend to distribute the Registrable Securities in an underwritten offering, they shall so state in their request. Promptly after receipt of such notice, the Company will give written notice of such requested registration to all other Holders of Registrable Securities. The Company will then as provided in Section 4 use all reasonable commercial efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Holders, and all other Registrable Securities which the Company has been requested to register by other Holders of Registrable Securities by

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notice delivered to the Company within ten (10) days after the giving of such notice by the Company.
     2.3 Postponement. The Company may postpone for a period of up to 60 days the filing of any registration required to be filed pursuant to this Section 2 if the Board of Directors of the Company in good faith determines that such postponement is necessary in order to avoid premature disclosure of a financing, acquisition, recapitalization, reorganization or other material transaction, the disclosure of which would have a materially detrimental effect on the Company; provided, however, that the Company may not exercise such right of postponement within any period of 365 days (i) more frequently than twice or (ii) for more than an aggregate of 60 days for all postponements within any such 365-day period. If the Company elects to postpone the filing of a registration statement pursuant to this Section 2.3, two-thirds of the Holders of Registrable Securities who requested such registration statement may withdraw such request and upon such withdrawal, such request shall be deemed not to have been made for any purpose of this Agreement.
     2.4 Number of Requests; Form.
     2.4.1. Section 2.1 Registrations. The Company shall not be required to effect more than two (2) registrations pursuant to Section 2.1. Each registration requested pursuant to Section 2.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by the Majority Participating Holders. No registration of Registrable Securities under Section 2.1 shall be deemed to be a registration for any purpose of this Section 2.4.1(i) which shall not have become and remained effective in accordance with the provisions of this Agreement, or (ii) pursuant to which Holders of Registrable Securities are not able to include at least 75% of the Registrable Securities which such Holders desired to include in such registration.
     2.4.2. Section 2.2 Registrations. The Company shall not be required to effect more than two (2) registrations pursuant to Section 2.2 in any twelve (12) month period. Each registration requested pursuant to Section 2.2 shall be effected by the filing of a registration statement on Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by the Majority Participating Holders, or unless the Form S-3 is not available as a result of actions of or inaction by the Company in which case such registration shall be on Form S-1 without regard to the limitation on registrations on Form S-1 set forth on Section 2.4.1. No registration of Registrable Securities under Section 2.2 shall be deemed to be a registration for any purpose of this Section 2.4.2 (i) which shall not have become and remained effective in accordance with the provisions of this Agreement, or (ii) pursuant to which Holders of such Registrable Securities are not able to include at least 75% of the Registrable Securities which such Holders desired to include in such registration.

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     2.5 Payment of Expenses. The Company hereby agrees to pay all Registration Expenses in connection with all registrations effected pursuant to Sections 2.1 and 2.2; provided, however, that the Company shall not be required to pay for any expenses of such registration proceeding if the registration request is withdrawn at any time at the request of the Majority Participating Holders, and all participating Holders shall bear such expenses, unless the Majority Participating Holders agree to treat such withdrawn registration as a registration which was effected pursuant to Section 2.1 or 2.2, as the case may be, which agreement shall bind all Holders of Registrable Securities. Notwithstanding the foregoing, if the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time the demand for registration was made or if there shall have occurred a material adverse change in market conditions from those existing as such time in the good faith judgment of the Majority Participating Holders makes it undesirable to proceed with the proposed offering, then the Holders shall not be required to pay any of such expenses. The withdrawn registration shall not count as a registration effected pursuant to Section 2.1 or 2.2, as the case may be.
3. Piggyback Registration. If the Company at any time proposes to register any of its equity securities under the Securities Act, for its own account or for the account of any holder of its securities other than Registrable Securities, on a form which would permit registration of Registrable Securities for sale to the public under the Securities Act, or proposes to register any securities in a so-called “unallocated” or “universal” shelf registration statement, the Company will each such time give notice to all Holders of Registrable Securities of its intention to do so. Such notice shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. Any such Holder may, by written response delivered to the Company within ten (10) days after the giving of any such notice by the Company, request that all or a specified part of the Registrable Securities held by such Holder be included in such registration. The Company thereupon will use its best efforts as a part of its filing of such form to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by the Holders of Registrable Securities, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of securities in such registration) of the Registrable Securities to be so registered. The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any Holder for its failure to do so. No registration of Registrable Securities effected under this Section 3 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 2.1 or 2.2 hereof.
     3.1 Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.
     3.2 Payment of Expenses. The Company hereby agrees to pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.
4. Registration Procedures.

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     4.1 Company Obligations. If and whenever the Company is required to use all reasonable commercial efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 or 3 hereof, the Company will as expeditiously as reasonably possible:
     4.1.1. Registration Statement. Prepare and (in the case of a registration pursuant to Section 2 hereof, promptly and in any event within 45 days after a request for registration is delivered to the Company under Section 2.1 or within 20 days after a request for registration is delivered to the Company under Section 2.2) file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable commercial efforts to cause such registration statement to become effective as soon as possible thereafter. Such registration statement shall be for an offering to be made on a continuous or delayed basis (a so-called “shelf registration statement”) if the Company is eligible for the use thereof and the Majority Participating Holders have requested a shelf registration statement.
     4.1.2. Amendments and Supplements to Registration Statement. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities, if any, covered by such registration statement until the later of(i) such time as all such Registrable Securities have been disposed of by the seller or sellers thereof in accordance with the intended methods of disposition set forth in such registration statement (but in no event for a period of more than 180 days after such registration statement becomes effective) which 180 day period shall be extended by the number of days that the sale of Registrable Securities is suspended as described in Section 4.4 or (ii) the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act.
     4.1.3. Cooperation. Use its best efforts to cooperate as may be reasonably requested by the seller in the disposition of the Common Stock covered by such registration statement, including without limitation in the case of an underwritten offering causing key executives of the Company to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the reasonable judgment of such managing underwriter are appropriate for such underwritten offering.
     4.1.4. Furnishing of Copies of Registration Statements and Other Documents. Furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as such seller may reasonably request in order to facilitate the

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disposition of the Registrable Securities of such seller covered by such registration statement.
     4.1.5. State Securities Laws. Use its best efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each seller to consummate the disposition in such jurisdictions of the Registrable Securities of such seller covered by such registration statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or subject the Company to taxation in any jurisdiction in which it is not so qualified or would not otherwise be so subject.
     4.1.6. Opinion of Counsel; Comfort Letter. Use its best efforts to obtain all legal opinions, auditors consents and comfort letters and experts cooperation as may be required, including furnishing to each underwriter of Registrable Securities on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated as of such date, of counsel for the Company and (ii) a “cold comfort” letter, dated as of such date, signed by the independent public accountants of the Company, in each case in form and substance as is customarily given to underwriters in an underwritten public offering and addressed to holders of Registrable Securities.
     4.1.7. Notice of Prospectus Defects. Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
     4.1.8. Stop Orders. In the event of the issuance of any stop order suspending the effectiveness of such registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.
     4.1.9. General Compliance with Federal Securities Laws; Section 11(a) Earning Statement. Otherwise use its best efforts to comply with the Securities Act, the Exchange Act and all other applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earning statement covering

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the period of at least twelve (12) months after the effective date of such registration statement, which earning statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.
     4.1.10. Underwriting Agreement. In the event of any underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.
     4.1.11. Exchange Listing. Use its best efforts to cause such Registrable Securities to be listed on each securities exchange on which any equity security of the Company is then listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify such Registrable Securities for listing on the New York Stock Exchange or inclusion on the Nasdaq National Market or comparable trading system.
     4.1.12. Due Diligence. Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case subject to the requirement that recipients execute appropriate confidentiality agreements.
     4.1.13. Transfer Agent. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.
     4.1.14. Company Lockup. In the case of an underwritten offering, except as may otherwise be agreed by the managing underwriter, will refrain, for a period from fifteen (15) days before the effective date of the registration sale until up to 120 days after such effective date, from directly or indirectly selling, offering to sell, granting any option for the sale of or otherwise disposing of any Common Stock or securities convertible into Common Stock other than (i) pursuant to Company employee equity plans, (ii) in connection with acquisitions, or (iii) in any transaction involving the issuance of restricted securities if in such case the recipient of such securities agrees in writing to be bound by the provisions of this Section 4.1.14.
     4.2 Participation by Selling Holders. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and which shall be required by the Securities Act (or similar state laws) or by the Commission in connection therewith.
     4.3 Conversion only Upon Consummation of Offering. No Holder shall be required by this Agreement to convert any Registrable Security into Common Stock except at the

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applicable closing or closings of an underwritten registered offering and except upon the sale of such Registrable Security in the case of other registered offerings.
     4.4 Discontinue Selling. Each seller of Registrable Securities agrees that, upon written notice of the happening of any event as a result of which the Prospectus included in any registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, or upon the issuance of a stop order suspending the effectiveness of any registration statement, such seller will use commercially reasonable efforts to forthwith discontinue disposition of Registrable Securities until such seller is advised in writing by the Company that the use of the prospectus may be resumed and if applicable is furnished with a supplemented or amended prospectus as contemplated by Section 4.1.7 hereof. If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a prospectus, the Company shall extend the period of time during which the Company is required to maintain the registration statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the prospectus may be resumed or if applicable receives the copies of the supplemented or amended prospectus contemplated by Section 4.1.7.
5. Additional Procedures in Connection with Underwritten Offerings; Holder Lockups; Cutbacks.
     5.1 Registrations Upon Request Pursuant to Section 2. In the case of a registration pursuant to Section 2 hereof, whenever the Majority Participating Holders shall request that such registration shall be effected pursuant to an underwritten offering, such registration shall be so effected, and only securities which are to be distributed by the underwriters designated by such Majority Participating Holders may be included in such registration. If requested by such underwriters, the Company and each participating seller will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such participating sellers and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions; provided, however that the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (i) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein and (ii) shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.
     5.2 Piggyback Registrations Pursuant to Section 3. In connection with the exercise of any registration rights granted to Holders of Registrable Securities pursuant to Section 3 hereof, if the registration is to be effected by means of an underwritten offering of Common Stock on a firm commitment basis, the Company may condition participation in such registration by such

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Holders upon inclusion of the Registrable Securities being so registered in such underwriting. The Holders of Registrable Securities participating in any registration pursuant to Section 3 shall be parties to the underwriting agreement entered into by the Company and any other selling stockholders in connection therewith containing such representations and warranties by the Company and such participating sellers and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions; provided, however, that the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (i) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein and (ii) shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.
     5.3 Selling Holder Lockups. In each registration pursuant to Section 2 or Section 3 effected on a firm commitment underwritten offering, each Holder agrees that, as a condition to the inclusion of any of such Holder’s Registrable Securities in such offering, such Holder shall agree, if reasonably requested by the managing underwriter, subject to any early release provisions that apply generally to stockholders of the Company, for a period from 15 days prior to the effective date of the registration statement until up to 120 days after such effective date, not to directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into Common Stock except for (i) Registrable Securities sold pursuant to such registration statement, (ii) transactions relating to Common Stock or other securities acquired in open market transactions, (iii) transfers to Affiliates, partners, members and stockholders of such Holder, each of whom shall have furnished to the Company and the managing underwriter their written consent to be bound by this Agreement including this Section 5.3 and (iv) transfers to charitable organizations, each of which shall have furnished to the Company and the managing underwriter their written consent to be bound by this Agreement including this Section 5.3, provided that the Company’s officers, directors and all holders of other securities included in such registration agree to enter into such lockup agreements for the same period and on the same terms, and provided further that any waiver or termination of the prohibitions contained in this Section 5.3 by the Company or any underwriter shall apply to each Holder.
     5.4 Cutbacks.
     5.4.1. Section 2 Cutbacks. If the managing underwriter advises the Company that the number of shares to be included in a registration pursuant to Section 2 should be limited due to market conditions or otherwise, (i) all shares other than Registrable Securities shall first be excluded, and (ii) thereafter, if additional shares must be excluded from such registration, all Holders of Registrable Securities shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant

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to this clause (ii), such sharing to be based on the respective numbers of Registrable Securities owned by such Holders.
     5.4.2. Section 3 Cutbacks. If the managing underwriter advises the Company that the number of shares to be included in a registration pursuant to Section 3 should be limited due to market conditions or otherwise,
(a)	if the registration was initiated by the Company, (i) all shares of securities held by shareholders of the Company other than Holders of Registrable Securities shall first be excluded, (ii) next, if additional shares must be excluded from such registration, all Holders of Registrable Securities shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant to this clause (ii), such sharing to be based on the respective numbers of Registrable Securities owned by such holders and (iii) thereafter, if additional shares must be excluded from such registration, shares to be issued by the Company shall be excluded; provided, however, that no exclusion provided for herein shall reduce the amount of Registrable Securities to be included in such registration to an amount that is less than twenty five (25) percent of the total amount of shares to be included in such registration, unless in connection with the Initial Public Offering;

(b)	if the registration was initiated by shareholders of the Company other than Holders of Registrable Securities, (i) shares to be issued by the Company shall first be excluded, (ii) next, if additional shares must be excluded from such registration, all Holders of Registrable Securities shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant to this clause (ii), such sharing to be based on the respective numbers of Registrable Securities owned by such holders, and (iii) thereafter, if additional shares must be excluded from such registration, shares to be registered by shareholders of the Company other than Holders of Registrable Securities shall be excluded pro rata based on the number of shares to be determined or as agreed by such other shareholders among themselves.
6. Indemnification and Contribution.
     6.1 Indemnities of the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2 or 3 hereof, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports required by and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company), the Company will, and hereby does, indemnify and hold harmless each Investor and each holder or seller of Registrable Securities, their respective direct and indirect partners, members, stockholders, directors, advisory board members, officers, representatives on the Board of Directors of the Company, and each other Person, if any, who

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controls or is alleged to control any such Investor, holder or seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable to any Covered Person in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries by or on behalf of such Covered Person expressly for inclusion therein. The indemnities of the Company contained in this Section 6.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of Registrable Securities.
     6.2 Indemnities to the Company. In the event of any registration of Registrable Securities pursuant to Section 2 or 3, each selling Holder will, and hereby does, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, if such statement or Omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller expressly for inclusion therein. Such indemnity contained in this Section 6.2 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive any transfer of Registrable Securities.

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     6.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice to such indemnifying party as provided herein shall not relieve such indemnifying party of its obligations under the foregoing provisions of this Section 6, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to such an indemnifying party), and after notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that (i) if the indemnified party in good faith determines that there may be a conflict between the positions of such indemnifying party and the indemnified party in conducting the defense of such action or that there may be defenses available to such indemnified party different from or in addition to those available to such indemnifying party, then counsel for the indemnified party shall conduct the defense to the extent in good faith determined by such counsel to be necessary to protect the interests of the indemnified party and such indemnifying party shall employ separate counsel for its own defense, (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense and (iii) the indemnifying party shall bear the legal expenses incurred in connection with the conduct of, and the participation in, the defense as referred to in clauses (i) and (ii) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
     6.4 Contribution. If the indemnification provided for in Sections 6.1 or 6.2 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access

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to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6.4 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     6.5 Limitation on Liability of Holders of Registrable Securities. The liability of each Holder in respect of any indemnification or contribution obligation of such Holder arising under this Section 6 shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration less any other damages paid by such Holder with respect to claims relating to such registration.
7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees to:
     (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times commencing after the effective date of the registration statement for its Initial Public Offering;
     (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as will permit Holders to use Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable (but not later than 90 days) after the end of the fiscal year in which the registration statement for the Initial Public Offering is declared effective;
     (c) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
     (d) furnish to any Holder forthwith upon request (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time more than 90 days after the effective date of the registration statement for its Initial Public Offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission

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which permits the selling of any such securities without registration or pursuant to such form.
8. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to Sections 2 and 3 may be assigned by any Holder to a transferee, and by such transferee to a subsequent transferee, but only if such rights are transferred (a) to an Affiliate or other Permitted Transferee of such Holder or (b) in connection with the sale or other transfer of Registrable Securities having a value at the time of such transfer of not less than an aggregate of $1,000,000 or some lesser amount, if such lesser amount represents the value of all the Registrable Securities then held by such Holder. Any transferee to whom rights under this Agreement are transferred shall (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement and (ii) be deemed to be a Holder hereunder.
9. Limitation on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Holders of at least seventy five percent (75%) of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include securities of the Company in any registration statement, unless under the terms of such agreement such holder or prospective holder may include such securities in a registration statement only on terms subordinate to the terms on which Holders of Registrable Securities may include shares in such registration or (ii) to make a demand registration.
10. Future Changes in Registration Requirements. In the event that the registration requirements under the Securities Act are amended or eliminated to accommodate a “Company registration” or similar approach, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the parties hereto with respect to the benefits and obligations of the parties, and in such connection, the Company shall use commercially reasonable efforts to provide Holders of Registrable Securities equivalent benefits to those provided under this Agreement.
11. Covenants of the Company. The Company agrees as follows:
     11.1 Information Rights.
     11.1.1. Access to Records. The Company shall, and shall cause each Subsidiary, if any, to afford to Bain Capital, Battery Ventures, each PCP Investor, as long as the PCP Investors or their Permitted Transferees hold (pursuant to the PCP Warrants, the Series A Preferred Stock issuable upon exercise thereof and the Common Stock issuable upon conversion of the Series A Preferred Stock) at least 75% of the shares of Common Stock, on a Fully Diluted Basis, originally issuable upon exercise of the PCP Warrants, each Investor that, together with its Affiliates, holds at least five percent (5%) of the Common Stock of the Company on a Fully Diluted Basis, and CIGPF I Corp. as long as the Warrant it holds is exercisable for or has been exercised for at least seventy five percent (75%) of the Common Stock of the Company originally issuable upon exercise of its Warrant, and each of their respective officers, employees, advisors, counsel and other

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authorized representatives, reasonable access during normal business hours, upon reasonable advance notice, to all of the books, records and properties of the Company and its Subsidiaries, if any, and to all officers and employees of the Company and such Subsidiaries.
     11.1.2. Financial Reports. The Company shall, and shall cause each Subsidiary, if any, to provide to Bain Capital, Battery Ventures, each PCP Investor, as long as the PCP Investors or their Permitted Transferees hold (pursuant to the PCP Warrants, the Series A Preferred Stock issuable upon exercise thereof and the Common Stock issuable upon conversion of the Series A Preferred Stock) at least 75% of the shares of Common Stock, on a Fully Diluted Basis, originally issuable upon exercise of the PCP Warrants, each Investor that, together with its Affiliates, holds at least five percent (5%) of the Common Stock of the Company on a Fully Diluted Basis, and CIGPF I Corp. as long as the Warrant it holds is exercisable for or has been exercised for at least seventy five percent (75%) of the Common Stock of the Company originally issuable upon exercise of its Warrant, the following:
     11.1.2.1 Monthly Reports. As soon as available, but not later than 20 days after the end of each fiscal month beginning with the report for the month of January 2004, a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income and cash flows of the Company for such period.
     11.1.2.2 Quarterly Reports. As soon as available, but not later than 20 days after the end of each quarterly accounting period, a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income, cash flows and changes in stockholders’ equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan, all prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnote disclosure.
     11.1.2.3 Annual Audit. As soon as available, but not later than 180 days after the end of each fiscal year of the Company commencing with the fiscal year ended January 31, 2004, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in stockholders’ equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with GAAP, and accompanied by the report of a firm of independent certified public accountants selected by the Company’s Board of Directors in accordance with Section 11.4 hereof (the “Accountants”). The Company and its Subsidiaries, if any, shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 11.1.2.3.

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     11.1.2.4 Annual Budget and Operating Forecast. As soon as available, but not later than 45 days prior to the beginning of each fiscal year commencing with the fiscal year ended January 31, 2006, an annual budget and operating plan for such fiscal year together with management’s written discussion and analysis of such budget. The budget shall be accepted as the budget for the Company for such fiscal year when it has been approved by the Board of Directors of the Company. Management shall review the budget monthly and shall advise each Investor entitled to receive the annual budget at such time and the Board of Directors of all material changes therein, and all material deviations therefrom.
     11.1.3. Observer’s Rights. Each of Bain Capital and Battery Ventures, for so long as such Investor, together with its Affiliates, owns at least thirty percent (30%) of the shares of Series A Preferred Stock purchased by them (or Common Stock issued on conversion thereof) under the Purchase Agreements shall have the right to have one (1) individual (each an “Observer”) attend any meeting of the Board or any committee thereof at any time during which such Investor does not have an executive thereof serving on the Board of Directors of the Company. No Observer shall have the right to vote on any matter presented to the Board or any committee thereof. The Company shall give each Observer written notice of each meeting thereof at the same time and in the same manner as the members of the Board or such committee receive notice of such meetings, and the Company shall permit each Observer to attend as an observer at all meetings thereof; provided, that in the case of telephonic meetings, each Observer need receive only actual notice thereof at the same time and in the same manner as notice is given to the directors; and provided, further, that such Observer may be excluded from that portion of any meeting reasonably required in order to preserve attorney-client privilege for communications with the Company’s counsel. Each Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of the Board, the Company shall give written notice thereof to each Observer prior to the effective date of such consent describing the nature and substance of such action. The Company shall pay all reasonable expenses including, without limitation, airfare and hotel expenses in accordance with the Company’s then applicable travel policies, but shall not pay any other compensation to an Observer, in connection with such Observer’s attendance at meetings of the Board of Directors.
     11.1.4. Reportable Events. The Company shall provide notice to Bain Capital, Battery Ventures, each PCP Investor, as long as the PCP Investors or their Permitted Transferees hold (pursuant to the PCP Warrants, the Series A Preferred Stock issuable upon exercise thereof and the Common Stock issuable upon conversion of the Series A Preferred Stock) at least 75% of the shares of Common Stock, on a Fully Diluted Basis, originally issuable upon exercise of the PCP Warrants, each Investor that, together with its Affiliates, holds at least five percent (5%) of the Common Stock of the Company on a Fully Diluted Basis, and CIGPF I Corp. as long as the Warrant it holds is exercisable for or has been exercised for at least seventy five percent (75%) of the Common Stock of the Company originally issuable upon exercise of its Warrant, of a Reportable Event (as

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hereinafter defined) as soon as possible and in any event no later than five (5) days following the occurrence of said event. The following events shall be “Reportable Events”:
     11.1.4.1 receipt by the Company of an offer to buy a controlling interest in the capital stock of the Company or a significant amount of its assets;
     11.1.4.2 receipt by the Company or any Subsidiary of notice of the resignation or serious illness of any of its officers;
     11.1.4.3 the commencement of any lawsuit involving the Company or any Subsidiary in which, in the case of a lawsuit involving claims for damages, the aggregate of such claims is in excess of $100,000;
     11.1.4.4 the receipt by the Company or any Subsidiary of a notice that the Company or such Subsidiary is in default under any loan agreement to which it is a party; and
     11.1.4.5 the existence of any known material default by the Company under this Agreement or any other Transaction Document.
     11.2 Subsequent Equity Issuances. The Company will grant the Investors that hold Series A Preferred Stock any rights, preferences or privileges granted to subsequent purchasers of any capital stock of the Company to the extent that any such rights, preferences, privileges or other terms are superior, in the good faith judgment of the Board of Directors of the Company, to any of the rights, preferences or privileges granted to the Investors in connection with the issuance of the Series A Preferred Stock, whether in the Certificate or in any other agreement.
     11.3 Non-Compete and Confidentiality Agreements. The Company will require (i) each member of the senior management of the Company and each of its Subsidiaries, prior to the commencement of his or her employment, to sign a non-compete, confidentiality and proprietary and invention agreement (in the form attached as Exhibit E to the Purchase Agreements or in a form substantially similar thereto), and (ii) all key consultants, prior to the commencement of any work on behalf of the Company or any Subsidiary, to sign confidentiality and proprietary and invention agreements reasonably acceptable to the Investors holding 75% of the then outstanding Series A Preferred Stock.
     11.4 Internal Accounting Controls. The Company will maintain a system of internal accounting controls similar to those maintained by corporations of established reputation in the same or similar business.
     11.5 Indemnification of the Board of Directors; Directors and Officers Insurance Policy; Key Man Insurance Policy.
     11.5.1. The Company will reimburse all directors of the Company for all reasonable out-of-pocket expenses, including without limitation, airfare and hotel expenses, in connection with attending meetings of the Company’s Board of Directors and all committees thereof and all reasonable out-of-pocket expenses otherwise incurred

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in fulfilling their duties as directors, subject to compliance with the Company’s then applicable travel and other expense reimbursement policies. To the extent provided by Delaware law, the certificate of incorporation and by-laws of the Company shall at all times require (i) the indemnification and reimbursement of expenses of all of the Company’s directors against liability for actions and omissions to act in their capacity as directors of the Company to the maximum extent that such individuals may lawfully be so indemnified by the Company and (ii) the exculpation of the Company’s directors from liability to the Company and its stockholders for monetary damages for breach of their fiduciary duties as directors.
     11.5.2. The Company will maintain in full force and effect a directors and officer liability insurance policy issued by an insurer or insurers of recognized responsibility, insuring its directors and officers against such losses and risks, and in such amounts, as determined by the Board of Directors of the Company.
     11.5.3. The Company will maintain in full force and effect a “key man” insurance policy issued by an insurer or insurers of recognized responsibility for the Chief Executive Officer and the President in amounts and on other terms reasonably acceptable to Investors holding at least seventy five percent (75%) of the then outstanding Series A Preferred Stock, subject to the availability of such insurance on terms that such holders of the Series A Preferred Stock deem to be cost-effective. The Company agrees to use commercially reasonable efforts to obtain such insurance within 90 days after the date hereof.
     11.6 Third Amended and Restated Certificate of Incorporation.
     (a) In order to effect any amendment, modification, restatement or waiver of the Third Amended and Restated Certificate of Incorporation (the “Certificate”) or By-laws of the Company (whether by amendment to the Certificate or By-laws of the Corporation or by reclassification, merger, consolidation, reorganization or otherwise) that alters, changes or repeals the rights, preferences or privileges of the capital stock of the Company outstanding as of the date of this Agreement, in addition to the approval and consent rights provided in the Certificate, (i) the written consent of the Investor holding the Warrant issued to CIGPF I Corp. (the “Warrant Investor”), so as long as such Warrant is held by CIGPF I Corp. or its Permitted Transferee, and is exercisable for at least seventy five percent (75%) of the Common Stock originally issuable upon exercise of the Warrant is required, provided, however, that consent of the Warrant Investor shall not be required for any amendment, modification, restatement or waiver of the Certificate of Incorporation or By-laws of the Company, unless such amendment or waiver affects the Warrant Investor or the Warrant Investor’s Shares in a manner different than the Investors that were originally issued Series A Preferred Stock or the Series A Preferred Stock and in a manner adverse to the interests of the Warrant Investor as an equity investor in the Company, it being understood that no such consent shall be required for an amendment or waiver that adversely affects the Warrant Investor and the Investors that were originally issued Series A Preferred Stock in a similar manner given their relative and different equity interests in the Company; and (ii) any consent required under Section 7.14 of the Stockholders Agreement is required.

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     (b) Notwithstanding anything in Section 16(a)(i) of this Agreement to the contrary and notwithstanding the right of the Warrant Investor to consent to adverse amendments, modifications and waivers as more specifically set forth herein, no Warrant Investor consent to any amendment, modification, restatement or waiver is required for the Company to be entitled to authorize and issue without the Warrant Investor’s consent additional series of equity securities that are either (i) pari passu in preference and right or (ii) senior in preference and right to the Series A Preferred Stock.
     11.7 Termination of Rights. The provisions of this Section 11 shall terminate upon the closing of a Qualified Public Offering.
     12. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission to the Company at:
Fingerhut Direct Marketing, Inc.
4400 Baker Road
Minnetonka, MN 55343
Attention:       Edward Wozniak
Facsimile No.: (952) 294-2761
with a copy to:
Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South 8th Street
Minneapolis, MN 55402
Attention:       Charles P. Moorse
Facsimile No.: 612-371-3207
to each Investor at its address set forth on Exhibit A hereto, with a copy to:
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Attention: Joel F. Freedman, Esq.
Facsimile No.: (617) 951-7050
or such other address as may be furnished in writing to the other parties hereto. Any notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

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13. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior communications or agreements, whether written or oral, with respect to such subject matter.
14. Amendments, Waivers and Consents.
     (a) Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent given (i) as to the Company, only by the Company; (ii) as to the Holders, only by the Holders of seventy five percent (75%) of the then outstanding Registrable Securities (with the Company to deliver copies of such written consent to any Holders who did not execute the same); and (iii) as to the Investors, only by (x) the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock, (y) the Warrant Investor, so long as its Warrant is held by CIGPF I Corp. or its Permitted Transferee, and is exercisable for at least seventy five percent (75%) of the Common Stock originally issuable upon exercise of such Warrant, and (z) any consent required under Section 7.14 of the Stockholders Agreement; provided, however, that consent of the Warrant Investor shall not be required for any amendment or waiver of any provision of this Agreement unless such amendment or waiver affects the Warrant Investor or the Warrant Investor’s Shares in a manner different than the Investors that were originally issued Series A Preferred Stock or the Series A Preferred Stock and in a manner adverse to the interests of the Warrant Investor as an equity investor in the Company, it being understood that no such consent shall be required for an amendment or waiver that adversely affects the Warrant Investor and the Investors that were originally issued Series A Preferred Stock in a similar manner given their relative and different equity interests in the Company.
     (b) Notwithstanding Section 14(a)(ii)(y) to the contrary and notwithstanding the right of the Warrant Investor to consent to adverse amendments, modifications and waivers as more specifically set forth herein, no Warrant Investor consent is required for the Company to be entitled to authorize and issue additional series of equity securities that are either (i) pari passu in preference and right or (ii) senior in preference and right to the Series A Preferred Stock (with the Company to deliver copies of such written consent to any Investors who did not execute the same).
     (c) Notwithstanding anything in this Agreement to the contrary, (i) the right of Bain Capital to an Observer pursuant to Section 11.1.3 may not be amended, modified or waived in any manner without the prior written consent of Bain Capital and (ii) the right of Battery Ventures to an Observer pursuant to Section 11.1.3 may not be amended, modified or waived in any manner without the prior written consent of Battery Ventures.
15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. Notwithstanding the foregoing sentence, the Company shall not have the right to assign its obligations hereunder or any interest herein without obtaining the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, provided in accordance with Section 14.

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16. General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
17. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.
18. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.
19. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance.
20. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INVESTORS AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR THE INVESTORS WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE INVESTORS AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by the Investors that the provisions of this Section 20 constitute a material inducement upon which the Investors are relying and will rely in entering into this Agreement. Any Investor or the Company may file an original counterpart or a copy of this Section 20 with any court as written evidence of the consent of the Investors and the Company to the waiver of its right to trial by jury.
21. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or m connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have

23

to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12 shall be deemed effective service of process on such party.
22. Non-Disclosure. Each Investor (other than a PCP Investor) agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any proprietary or other information furnished to such Investor that the Company maintains in confidence (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner (limited or otherwise), subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 22, (ii) at such time as the Company voluntarily discloses such information to the public or such information otherwise enters the public domain through no fault of such Investor, (iii) that is communicated to it free of any obligation of confidentiality, or (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company. The PCP Investor agrees to be bound by the non-disclosure agreements it has made in the Subordinated Note Agreement. Notwithstanding the foregoing, the parties hereto may disclose to any and all persons, without limitation of any kind, the tax treatment and the tax structure of this transaction, and all materials of any kind related to such tax treatment and tax structure.
23. Amendment to February Agreement. By execution and delivery of this Agreement, the Company and each of the undersigned Investors who were parties to the February Agreement hereby approve and consent to this Agreement as an amendment of the February Agreement approved in accordance with Section 14 of the February Agreement. This Agreement supersedes and replaces in its entirety the February Agreement.
[The remainder of this page has been intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THE COMPANY FINGERHUT DIRECT MARKETING, INC.
By:
Name:	Brian Smith
Title:	Chief Executive Officer and President

[Signature Pages — Investor Rights Agreement]

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THE INVESTORS

BAIN CAPITAL VENTURE FUND, L.P.		BATTERY VENTURES VI, L.P.

By:	Bain Capital Venture Partners, L.P	By:	Battery Partners, VI, LLC
	its general partner.		General Partner

By:	Bain Capital Investors, LLC	By:
	its general partner	Name:
Title:

By:
Name:		BATTERY INVESTMENT PARTNERS VI, LLC
Title:	Authorized Person

BCIP ASSOCIATES III, LLC		By:

By:	BCIP Associates III	Name:
	its manager	Title:	Member Manager

BCIP ASSOCIATES III-B, LLC

By:	BCIP Associates III-B	Kermit L. Stofer
its manager

By:	Bain Capital Investors, LLC
	their Managing Partner	PETTERS COMPANY, INC.

By:		By:
Name:		Name:
Title:	Authorized Person	Title:

BROOKSIDE CAPITAL PARTNERS FUND, L.P.
FAC ACQUISITION, LLC

By: Name:		By: Name:
Title:		Title:

RGIP, LLC

By: Name:
Title:	Managing Member

Signature Page to Investor Rights Agreement

26

THE INVESTORS (continued)

RTB HOLDINGS, LLC		CIGPF I CORP.

By:		By:

Name:		Name:
Title:		Title:

CHERRY TREE SECURITIES, LLC

Theodore Deikel
By:
Name:

Brian Smith		Title:

PRUDENTIAL CAPITAL PARTNERS II, L.P.		PIPER JAFFRAY & CO

By:	Stetson Street Partners, L.P., its general partner
By:
By:		Name:
	Vice President	Title:

PRUDENTIAL CAPITAL PARTNERS		EPSILON GLOBAL
MANAGEMENT FUND II, L.P.		EQUITIES LIMITED

By:	Mulberry Street Holdings, LLC, its general partner	By: Name:
Title:
By:	Prudential Investment Management, Inc., its
managing member

By:	Vice President

PRUDENTIAL CAPITAL PARTNERS
(PARALLEL FUND) II, L.P.

By:	Stetson Street Partners, L.P., its general partner

By:	Vice President

Signature Page to Investor Rights Agreement

27

Exhibit A
NAMES AND ADDRESSES OF INVESTORS

BAIN CAPITAL VENTURE FUND, L.P.
BCIP ASSOCIATES III, LLC	PETTERS COMPANY, INC.
BCIP ASSOCIATES III-B, LLC	FAC ACQUISITION, LLC
c/o Bain Capital, LLC	RTB HOLDINGS, LLC
111 Huntington Avenue	4400 Baker Road
Boston, MA 02199	Minnetonka, MN 55343
Phone: 617-516-2000	Phone: 952- 932-3161
Fax: 617-516-2010	Fax: 952-975-4047
Attention: Michael Krupka	Attention: David E. Baer

BROOKSIDE CAPITAL PARTNERS	Theodore Deikel
FUND, L.P.	4400 Baker Road
c/o Bain Capital, LLC	Minnetonka, MN 55343
111 Huntington Avenue	Phone: 952-
Boston, MA 02199	Fax: 952-
Phone: 617-516-2000
Fax: 617-516-2010	Brian Smith
Attention: Dom Ferrante	c/o Fingerhut Direct Marketing, Inc.
4400 Baker Road
RGIP, LLC	Minnetonka, MN 55343
c/o Ropes & Gray LLP	Phone:
One International Place	Fax:
Boston, MA 02116	Attn: Brian Smith
Phone: 617-951-7000
Fax: 617-951-7050	Kermit L. Stofer
Attention: R. Bradford Malt	c/o Strategic Partners
10 Post Office Sq., Suite 600
BATTERY VENTURES VI, L.P.	Boston, MA 02109
BATTERY INVESTMENT PARTNERS	Phone: 617-
VI, LLC	Fax: 617-
c/o Battery Ventures
20 William Street, Suite 200	CHERRY TREE SECURITIES, LLC
Wellesley, MA 02481	301 Carlson Parkway
Phone: 781-577-1000	Suite 103
Fax: 781-577-1001	Minnetonka, MN 55305
Attention: Oliver Curme	Phone: 952-893-9012
Fax: 952-893-9036
Attn: Gordon F. Stofer

EPSILON GLOBAL EQUITIES
LIMITED
c/o Oppenheimer Wolff & Donnelly LLP
Plaza VII, Suite 3300
45 South Seventh Street
Minneapolis, Minnesota 55402-1609
Phone: 612-607-7000
Fax: 612-607-7100
Attn: Michael D. Zalk
PIPER JAFFRAY & CO.
800 Nicollet Mall
Minneapolis, MN 55402-7020
Phone: 612-303-6000
Fax: 612-303-1354
Attn: Paul Jevnick
CIGPF I CORP.
c/o Citigroup Global Markets, Inc.
390 Greenwich Street
4th Floor
New York, NY 10013
Phone: 212-723-6270
Fax: 212-723-8855
Attn: Ari Rosenberg
[PCP INVESTOR]
[address]
[address]
[address]

29

EXHIBIT E
[FORM OF AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]
See Attached

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
Dated March 24, 2006
Among
Fingerhut Direct Marketing, Inc.
and the Stockholders

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1
ARTICLE II VOTING AGREEMENT	4
2.1 Election of Directors	4
2.2 Committees; Subsidiaries	5
2.3 Organization of Board of Directors	6
2.4 Grant of Proxy	6
2.5 Prohibited Actions	6
ARTICLE III PURCHASE RIGHTS	7
3.1 Subsequent Offerings	7
3.2 Exercise of Rights	7
3.3 Issuance of Equity Securities to Other Persons	7
3.4 Termination and Waiver of Purchase Rights	8
3.5 Transfer of Purchase Rights	8
3.6 Excluded Securities	8
ARTICLE IV RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS	9
4.1 Notice of Transfer	9
4.2 Right of First Refusal and Co-Sale Rights	10
4.3 Transfer Mechanics	11
ARTICLE V GENERAL PROVISIONS CONCERNING TRANSFERS	12
5.1 Exempt Transfers	12
5.2 FDM Option Agreement	13
5.3 FAC Acquisition, LLC	13
5.4 Transfers to Competitors	13
5.5 Stockholder Lockup Agreements in Connection with Initial Public Offering	14
5.6 Consequences of Prohibited Transfer	14
ARTICLE VI LEGEND	14
6.1 Certificate Legend	14
6.2 Transfer Restriction	15
ARTICLE VII MISCELLANEOUS	15
7.1 Governing Law	15
7.2 Amendment	15
7.3 Benefits of Agreement	16
7.4 Term	16
7.5 Ownership	16
7.6 Notices	17
7.7 Severability	17
7.8 Entire Agreement	17
7.9 Counterparts; Facsimile Signatures	18
7.10 Waiver of Jury Trial	18
7.11 Jurisdiction	18
7.12 Additional Stockholders	18
7.13 Amendment to February Agreement	19
7.14 PCP Investor Consent	19

-i-

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
     This Amended and Restated Stockholders Agreement (the “Agreement”) is made and entered into as of March 24, 2006 by and among Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), the parties listed as Investors on Exhibit A hereto (the “Investors”), and the stockholders listed on Exhibit B hereto (such stockholders collectively, the “Common Stockholders”).
RECITALS
     WHEREAS, pursuant to Preferred Stock Purchase Agreements dated as of February 24, 2004 as supplemented by Supplement No. 1 dated October 27, 2004 and Supplement No. 2 dated November 1, 2004 among the Company and certain of the Investors (the “Purchase Agreements”), the Company issued and sold to certain of the Investors shares of its Series A Preferred Stock (as defined below).
     WHEREAS, in connection with the Purchase Agreements, the Company, the Investors and the Common Stockholders entered into that certain Stockholders Agreement dated February 24, 2004 (the “February Agreement”).
     WHEREAS, pursuant to that certain Securities Purchase Agreement of date March 23, 2006 (the “Subordinated Note Agreement”) among the Company and Prudential Capital Partners, II, L.P., Prudential Capital Partners Management Fund II, L.P. and Prudential Capital Partners (Parallel Fund) II, L.P. (the “PCP Investor”) the PCP Investor will be issued warrants to purchase Series A Preferred Stock (the “PCP Warrants”).
     WHEREAS, one of the conditions precedent to the obligations of the PCP Investor to purchase certain subordinated notes of the Company under the Subordinated Note Agreement is that the Company, the other Investors and the Common Stockholders whose consent is required to amend the February Agreement enter into this Agreement with the PCP Investor under which the PCP Investor will become an “Investor” as defined in this Agreement.
     WHEREAS, in connection therewith, the parties desire to amend and restate the February Agreement in its entirety.
     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and shall include, with respect to any Investor, any managed account, investment fund or other vehicle for which such Investor or any Affiliate or such Investor acts as an investment advisor or portfolio manager.

     “Amended and Restated Certificate of Incorporation” shall mean the Third Amended and Restated Certificate of Incorporation of the Company as filed with the Delaware Secretary of State concurrently with the execution hereof and attached hereto as Exhibit A.
     “As-Converted Basis” shall mean, for the purpose of determining the number of shares of Common Stock outstanding, a basis of calculation which takes into account (a) the number of shares of Common Stock actually issued and outstanding at the time of such determination, and (b) the number of shares of Common Stock that is then issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for Common Stock, including without limitation, the Series A Preferred Stock and the Warrants, and the number of shares of Common Stock that would be issuable upon the conversion of the Series A Preferred Stock then issuable upon exercise of the PCP Warrants, but excluding stock options and any other warrants for the purchase of any shares of Common Stock or Series A Preferred Stock.
     “Bain Capital” means Bain Capital Venture Fund, L.P.
     “Battery Ventures” means Battery Ventures VI, L.P.
     “Common Stock” shall mean the Company’s Common Stock, par value $0.00001 per share.
     “Common Stockholders” has the meaning assigned to it in the introductory paragraph of this Agreement.
     “Equity Securities” means (i) any Common Stock, preferred stock or other equity security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, preferred stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other equity security, or (iv) any such warrant or right.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “FAC LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of FAC Acquisition, LLC, effective as of September 15, 2002, by and among Petters Company, Inc. (“PCI”), Thomas J. Petters and Theodore Deikel.
     “FDM Option Agreement” means the Agreement Regarding FDM and FAC, dated as of April 7,2003, by and among Petters Company, Inc., Thomas J. Petters, Theodore Deikel, and FAC Acquisition, LLC, as amended on February 24, 2004.
     “Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement, dated as of the date hereof, by and among the Company and the Investors.
     “Investors” has the meaning assigned to it in the introductory paragraph of this Agreement.
     “Permitted Transferee” means any of the following Persons to whom or to which a Stockholder Transfers any Shares: (a) an Affiliate of the Transferring Stockholder or any partner,

member or other owner of the Transferring Stockholder; (b) a family member of the Transferring Stockholder or a trust established for the benefit thereof; (c) a transferee of the Transferring Stockholder by will or the laws of intestate succession; (d) the Company with respect to any Series A Preferred Stock or Warrant held by CIGPF I Corp. or any PCP Investor, being redeemed pursuant to a Redemption Request (as defined in the Amended and Restated Certificate of Incorporation); (e) in the case of Theodore Deikel, (i) Thomas J. Petters or (ii) PCI, in each case solely on the terms and subject to the conditions set forth in the FDM Option Agreement; and (f) in the case of Thomas J. Petters or PCI, (i) Theodore Deikel, solely on the terms and subject to the conditions set forth in the FDM Option Agreement and (ii) up to twenty-five (25) Persons who are employees of any Affiliates of Petters Company, Inc. for an aggregate maximum number of Shares equal to fifteen (15) percent of the shares of Common Stock owned by PCI on an As-Converted Basis; provided, however, that in order to be deemed a Permitted Transferee, (A) each such employee receiving Shares shall be required to execute (1) an irrevocable proxy coupled with an interest in favor of Thomas J. Petters to vote his, her or its Shares and a limited irrevocable power-of-attorney coupled with an interest in favor of Thomas J. Petters to execute in the name of such transferee a written consent in lieu of a meeting of the Stockholders (such proxy and power-of-attorney, the “Voting Documents”), and (2) an agreement to condition any subsequent transfer of such Shares on the proposed transferee executing the Voting Documents prior to such transfer, and (B) each certificate representing the Shares transferred to any such employee must be endorsed with a legend containing the foregoing transfer restrictions.
     “Person” shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock corporation, a limited liability corporation, a trust, a joint venture, an unincorporated organization and a governmental authority.
     “PCP Investor” has the meaning assigned to it in the recitals to this Agreement.
     “Pro Rata Share” means, in the case of each Investor, the ratio of (a) the number of shares of Common Stock owned by such Investor on an As-Converted Basis immediately prior to the issuance of any Equity Securities subject to Purchase Rights (as defined in Section 3.1 hereof) to (b) the total number of shares of the Company’s Common Stock outstanding on an As-Converted Basis immediately prior to the issuance of such Equity Securities.
     “Prospective Buyer” shall mean any Person proposing to purchase Shares from a Prospective Selling Investor.
     “Qualified Public Offering” means an underwritten public offering of shares of Common Stock in which the aggregate net proceeds to the Company equal or exceed $50 million and the public offering price per share is not less than $0.31 533 (as adjusted appropriately in the event of any subdivision, combination, reorganization, recapitalization, reclassification, stock dividend or similar event affecting the Common Stock) and after which the Common Stock is listed on the New York Stock Exchange or the Nasdaq National Market.
     “Sale of the Company” means (i) a sale of all or substantially all of the assets of the Company, (ii) an acquisition of the Company by one or more persons or entities by means of any transaction or series of related transactions (including any reorganization, merger, consolidation) where the voting securities of the Company outstanding immediately preceding such transaction or the voting securities issued with respect to the voting securities of the Company outstanding immediately preceding such transaction represent less than 50% of the voting securities of the Company or surviving entity, as the case may be, following such transaction, or (iii) a transaction or series of related transactions resulting in the transfer of shares representing more than 50% of the voting securities of the Company. A sale (or multiple related sales) of one or more subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a sale of substantially all the assets of the Company for purposes of the foregoing definition.
     “Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.00001 per share, of the Company.
     “Shares” shall mean shares of Common Stock and Series A Preferred Stock, and warrants for the purchase of any shares of Common Stock and Series A Preferred Stock.
     “Stockholder” shall mean an Investor or Common Stockholder.
     “Transfer” shall mean any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any Shares.
     “Warrants” shall mean warrants to purchase Common Stock issued to Epsilon Global Equities Limited, CIGPF I Corp., Piper Jaffray & Co. and Cherry Tree Securities, LLC and the PCP Warrants.
ARTICLE II
VOTING AGREEMENT
2.1 Election of Directors
          (a) The Stockholders agree to vote all shares of Common Stock, Series A Preferred Stock and any other shares of voting securities of the Company now owned or hereafter acquired or controlled by them (collectively, the “Voting Securities”), attend all meetings whether in person or by proxy, and otherwise to use their respective best efforts as stockholders or directors of the Company, to cause and maintain the size of the Board of Directors to be eight (8) (except as provided below), and to cause and maintain the election to the Board of Directors of the Company of:
          (i) two (2) individuals designated by the holders of a majority of the outstanding shares of Series A Preferred Stock held by Bain Capital, Battery Ventures and their Affiliates (collectively, the ‘Preferred Directors”); provided, that (A) for so long as

Bain Capital and its Affiliates own any shares of Series A Preferred Stock (or Common Stock issued on conversion thereof), Bain Capital shall be entitled to designate one Preferred Director (the “Bain Director”), and (B) for so long as Battery Ventures and its Affiliates own any shares of Series A Preferred Stock (or Common Stock issued on conversion thereof), Battery Ventures shall be entitled to designate the other Preferred Director(the “Battery Director”);
          (ii) for so long as Thomas J. Petters or any of his Affiliates owns any shares of the Series A Preferred Stock or Common Stock issued on conversion thereof, two (2) individuals designated by Thomas J. Petters (each, a “Petters Director,” and collectively, the ‘Petters Directors”);
          (iii) the Chief Executive Officer of the Company, who shall initially be Brian Smith; and
          (iv) three (3) individuals, each with relevant experience in the same industry as the Company, designated by seventy five percent (75%) of the directors designated pursuant to subsections (i) and (ii) of this Section 2.1(a), including both Preferred Directors, it being understood that such individuals shall not otherwise be affiliated with the Company or any of the Investors.
For so long as any shares of the Series A Preferred Stock remain outstanding, the directors designated pursuant to Section 2.1(a)(i) shall be the “Series A Directors” as defined in the Amended and Restated Certificate of Incorporation.
          (b) No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the procedures set forth in Section 2.1(a); provided, however that if the parties originally designating a director as provided in Section 2.1(a) elect to remove such director, the parties hereto agree to vote to remove such director from the Board of Directors of the Company.
          (c) Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any director designated under Section 2.1(a) shall be filled by another person designated by the parties originally designating such director, so long as such originally designating parties are entitled to make such designation pursuant to Section 2.1(a).
          (d) The Company shall promptly take any and all actions in its power necessary to cause the election, appointment or removal of any person designated to the Board of Directors in accordance with this Section 2.1.
2.2 Committees; Subsidiaries
          (a) Each Stockholder shall use all reasonable efforts to cause each director of the Company originally nominated by such Stockholder to take, and the Company shall take, such corporate actions as may be reasonably required to ensure that (i) the Board of Directors has at all times a compensation committee and an audit committee, and (ii) both the Bain Director and the Battery Director shall be appointed to each such committee and to any committee of the Board of Directors existing on the date hereof or created in the future. The approval of the compensation committee shall be required for all increases in executive compensation, executive bonuses and all option grants (including the vesting schedules with respect to such option grants). The approval of the audit committee shall be required for the engagement of the Company’s auditors and prior to the issuance of the audit each year.
          (b) The Company and each Stockholder shall take, and each Stockholder shall use all reasonable efforts to cause each director of the Company originally nominated by such Stockholder to take, such corporate actions as may be reasonably required to ensure that the composition of the board of directors of all direct and indirect subsidiaries of the Company is identical to the composition of the Board of Directors to the extent practicable.
2.3 Organization of Board of Directors. Unless the Investors holding seventy five percent (75%) of the then outstanding Series A Preferred Stock otherwise agree, the Board of Directors of the Company shall be organized and maintained such that Brian Smith shall be the Chief Executive Officer of the Company. The Chief Executive Officer of the Company shall serve as a member of the Board of Directors and shall be responsible for managing the operations of the Company and for leading, coordinating, and organizing the agenda for, all meetings of the Board of Directors.
2.4 Grant of Proxy
          (a) Each Stockholder hereby grants to a Person designated from time to time by the holders of a majority of the then outstanding Series A Preferred Stock held by Bain Capital, Battery Ventures and their Affiliates, an irrevocable proxy coupled with an interest to vote his, her or its Voting Securities, and limited irrevocable power-of-attorney, coupled with an interest, to execute in the name of such Stockholder a written consent in lieu of a meeting of the Stockholders which proxy and power-of-attorney shall be valid and remain in effect until the provisions of this Article II expire pursuant to Section 7.5, for the sole purpose of electing or removing a Preferred Director in accordance with the rights granted under Section 2.1(a)(i).
          (b) Each Stockholder hereby grants to a Person designated from time to time by Thomas J. Petters, an irrevocable proxy coupled with an interest to vote his, her or its Voting Securities, and limited irrevocable power-of-attorney, coupled with an interest, to execute in the name of such Stockholder a written consent in lieu of a meeting of the Stockholders, which proxy and power-of-attorney shall be valid and remain in effect until the provisions of this Article II expire pursuant to Section 7.5, for the sole purpose of electing or removing a Petters Director in accordance with the rights granted under Section 2.1(a)(ii).
2.5 Prohibited Actions. To the extent permitted by law, the Company agrees not to give effect to any action by any Stockholder or any other Person that is in contravention of this Article II.

ARTICLE III
PURCHASE RIGHTS
3.1 Subsequent Offerings. Each Investor shall have a right of first refusal (the “Purchase Rights”) to purchase its Pro Rata Share of all Equity Securities, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 3.6 hereof.
3.2 Exercise of Rights
          (a) If the Company proposes to issue any Equity Securities, it shall first give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have thirty (30) days from the giving of such notice to agree to purchase its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company (the “Company Notice”) and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale or to not qualify for an exemption from the registration requirements of such securities laws on which the Company wishes to rely.
          (b) If not all of the Investors elect to purchase their Pro Rata Share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors (the “Purchasing Investors”) the right to acquire such unsubscribed shares. Each Purchasing Investor shall have fifteen (15) days after receipt of such notice to notify the Company (the “Purchasing Investor Notice”) of its election to purchase all or a portion thereof of the unsubscribed shares. If the Purchasing Investors have, in the aggregate, elected to purchase more than the number of unsubscribed shares being offered in such notice, then the unsubscribed shares shall be allocated according to each Purchasing Investor’s Pro Rata Share up to the number of unsubscribed shares set forth in the notice to the Purchasing Investors, provided that for purposes of this Section 3.2(b). The denominator in clause (b) of the defined term “Pro Rata Share” shall be the total number of shares of Common Stock owned by all the Purchasing Investors on an As-Converted Basis. The Purchasing Investors shall then effect the purchase of the Equity Securities at the closing of the issuance of Equity Securities described in the notice delivered by the Company pursuant to Section 3.2(a). On the date of such closing, the Company shall deliver to the Purchasing Investors the certificates representing the Equity Securities to be purchased by the Purchasing Investors, each certificate to be properly endorsed for transfer, and at such time, the Purchasing Investors shall pay the purchase price for the Equity Securities.
3.3 Issuance of Equity Securities to Other Persons. If the Investors fall to exercise in full their Purchase Rights, the Company shall have sixty (60) days thereafter to sell the Equity Securities in respect of which the Investors’ rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Investors pursuant to Section 3.2 hereof. If the Company has not sold such Equity Securities within sixty (60) days of the notice provided pursuant to Section 3.2, the Company shall not thereafter issue or sell any Equity Securities without first again complying with this Article III.
3.4 Termination and Waiver of Purchase Rights. The Purchase Rights established by this Article III shall terminate immediately following the closing of a Qualified Public Offering. The Purchase Rights established by this Article III may be amended, or any provision waived, with the written consent of (i) the Investors holding at least seventy five percent (75%) of the then outstanding Series A Preferred Stock; (ii) the Investor holding the Warrant issued to CIGPF I Corp. (the “Warrant Investor”), as long as such Warrant is held by CIGPF I Corp. or its Permitted Transferee, and is exercisable for at least seventy five percent (75%) of the Common Stock originally issuable upon exercise of the Warrant, provided, however, that consent of the Warrant Investor shall not be required for any amendment or waiver of any provision of Article III unless such amendment or waiver affects the Warrant Investor or the Warrant Investor’s Shares in a manner different than the Investors that were originally issued Series A Preferred Stock or the Series A Preferred Stock and in a manner adverse to the interests of the Warrant Investor as an equity investor in the Company, it being understood that no such consent shall be required for an amendment or waiver that adversely affects the Warrant Investor and the Investors that were originally issued Series A Preferred Stock in a similar manner given their relative and different equity interests in the Company; and (iii) the PCP Investor, if required under Section 7.14.
3.5 Transfer of Purchase Rights. The Purchase Rights of each Investor under this Article III may be transferred to any Affiliate of such Investor or in connection with a Transfer of Shares made in compliance with the provisions of Article IV hereof; provided, that any such transferee shall furnish the Company and the Investors with a written agreement, reasonably satisfactory to the Investors, to be bound by and comply with all provisions of this Agreement as if such transferee were an Investor.
3.6 Excluded Securities. The Purchase Rights established by this Article III shall have no application to any of the following Equity Securities (collectively, the “Excluded Securities”):
          (a) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;
          (b) up to 115,497,051 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;
          (c) any Equity Securities issued pursuant to any rights or agreements outstanding as of the date of this Agreement or upon the conversion of any Equity Security issued pursuant to any such rights or agreements (including any Series A Preferred Stock issued upon the exercise of any Warrant or any Common Stock issued upon the conversion of any such Series A Preferred Stock); options and warrants (including the Warrants) outstanding as of the date of this Agreement and stock issued pursuant to any such rights or agreements sold or granted after the date of this Agreement, provided, however, that the Purchase Rights established by this Article III shall apply with respect to the initial sale or grant by the Company of such rights or agreements;
          (d) any Equity Securities issued in connection with business acquisitions, mergers or strategic partnerships approved by the Board of Directors and the Investors holding seventy five percent (75%) of the Series A Preferred Stock;
          (e) any Common Stock issued upon conversion of the Series A Preferred Stock;
          (f) any Common Stock issued pursuant to an initial public offering (“IPO Common Stock”); provided, however, that IPO Common Stock shall not be deemed to be Excluded Securities with respect to the availability of the Investors’ Purchase Rights in this Article III unless the Investors and their Affiliates are offered the right to purchase their pro rata share of up to five percent (5%) of the shares of Common Stock offered in such offering at the offering price per share net of underwriters’ commissions or discounts; or
          (g) any other Equity Securities designated as Excluded Securities by (i) the Investors holding seventy five percent (75%) of the then outstanding Series A Preferred Stock; (ii) the Warrant Investor, as long as such Warrant is held by CIGPF I Corp. or its Permitted Transferee, and is exercisable for at least seventy five percent (75%) of the Common Stock originally issuable upon exercise of the Warrant, provided, however, that consent of the Warrant Investor shall not be required for the designation of Excluded Securities unless such designation affects the Warrant Investor or the Warrant Investor’s Shares in a manner different than the Investors that were originally issued Series A Preferred Stock or the Series A Preferred Stock and in a manner adverse to the interests of the Warrant Investor as an equity investor in the Company, it being understood that no such consent shall be required for a designation of Excluded Securities that adversely affects the Warrant Investor and the Investors that were originally issued Series A Preferred Stock in a similar manner given their relative and different equity interests in the Company; and (iii) the PCP Investor, if required under Section 7.14.
ARTICLE IV
RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS
4.1 Notice of Transfer. No Stockholder (a “Selling Stockholder”) may Transfer any Shares other than as set forth in Section 5.1 hereof unless (i) such Selling Stockholder shall have received a bona-fide arm’s length offer (an “Offer”) to purchase such Shares from a third party who has agreed to become party to this Agreement and to be bound by all the terms and conditions hereof and who the Selling Stockholder reasonably believes has the financial capacity to fund such purchase, (ii) such Selling Stockholder gives written notice (the “Notice”) to each of the Investors and the Company at least thirty (30) days prior to the closing of such proposed Transfer as described below, and (iii) such Selling Stockholder otherwise complies with this Article IV. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number and class or series of Shares to be transferred (the “Offered

Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.
4.2 Right of First Refusal and Co-Sale Rights
          (a) For a period often (10) days following receipt of any Notice, the Company shall have the right (the “Company Refusal Right”) upon written notice to the Selling Stockholder to elect to purchase all or any part of the Offered Shares on the same terms and conditions set forth in the Notice, and for a period of twenty (20) days following the receipt of the Notice, each Investor shall have, upon written notice to the Selling Stockholder, either (a) the right (the “Right of First Refusal”), subject to the Company Refusal Right, to elect to purchase all or any part of the Offered Shares on the same terms and conditions as set forth in the Notice; or (b) except with respect to a PCP Investor, CIGPF I Corp. or any Permitted Transferee thereof that is the Selling Stockholder and that holds less than 5% of the Common Stock on an As-Converted Basis, the right (the “Co-Sale Right”) to elect to sell on such terms all or any part of that number of Shares then owned by such Investor (the “Co-Sale Shares”) equal to the product obtained by multiplying (i) the aggregate number of Offered Shares by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by all of the Investors (on an As-Converted Basis) and the denominator of which is the total number of shares of Common Stock owned by the Selling Stockholder and all of the Investors (on an As-Converted Basis). Notwithstanding the foregoing, if the Selling Shareholder is a PCP Investor, CIGPF I Corp. or a Permitted Transferee thereof and such Selling Shareholder holds less than 5% of the Common Stock on an As-Converted Basis, the Company Refusal Right and the Right of First Refusal shall be applicable to all, but not less than all, of the Offered Shares.
          (b) If the Company does not elect to purchase all of the Offered Shares within the ten (10) day period specified above, the Selling Stockholders shall promptly give written notice to the Investors setting forth the number of Offered Shares not purchased by the Company (the “Remaining Shares”). The Remaining Shares shall be allocated among the Investors who have exercised the Right of First Refusal (the “Participating Investors”) as follows: there shall first be allocated to each Participating Investor a number of Remaining Shares equal to the lesser of (i) the number of Remaining Shares which the Participating Investor has elected to purchase and (ii) such Participating Investor’s Refusal Right Pro Rata Share (as defined below) of the Remaining Shares. The balance of the Remaining Shares which the Participating Investors have elected to purchase shall be allocated to the Participating Investors who have elected to purchase more than their Refusal Right Pro Rata Share of the Remaining Shares pro rata based on the number of Remaining Shares which each Participating Investor has elected to purchase in excess of such Participating Investor’s Refusal Right Pro Rata Share of the Remaining Shares. Each Participating Investor’s “Refusal Right Pro Rata Share” shall be equal to the fraction (i) the numerator of which is the number of shares of Common Stock owned by such Participating Investor (on an As-Converted Basis) and (ii) the denominator of which is the total number of shares of Common Stock owned by all of the Participating Investors (on an As-Converted Basis). In the event the Company or the Participating Investors do not elect to purchase all of the Offered Shares of a Selling Shareholder that is a PCP Investor, CIGPF I Corp. or a Permitted Transferee thereof and who holds less than 5% of the Common Stock on an As-Converted Basis, then none of the Offered Shares shall be subject to any purchase rights of the Company or any Investor.

          (c) Except with respect to a Selling Shareholder that is a PCP Investor, CIGPF I Corp or a Permitted Transferee thereof and that holds less than 5% of the Common Stock on an As-Converted Basis, each Investor who has exercised the Co-Sale Right (a “Co-Sale Participant”) shall be entitled to sell a number of Co-Sale Shares equal to the lesser of (a) the number of Offered Shares which the Co-Sale Participant has elected to sell and (b) such Co-Sale Participant’s Co-Sale Pro Rata Share of the Offered Shares which are not purchased by the Company pursuant to the Company Refusal Right or by the Participating Investors pursuant to the Right of First Refusal (the “Co-Sale Remaining Shares”). Each Participant’s “Co-Sale Pro Rata Share” shall be equal to: the fraction (i) the numerator of which is the number of shares of Common Stock owned by such Co-Sale Participant (on an As-Converted Basis) and (ii) the denominator of which is the total number of shares of Common Stock owned by the Selling Stockholder and all of the Investors (on As-Converted Basis).
          (d) Any proposed Transfer at a different price or on terms and conditions more favorable to the transferee(s) than specified in the Notice, or not completed within the time specified in this Section 4.2, as well as any subsequent proposed Transfer of any Shares by a Stockholder, shall again be subject to the Company Refusal Right and the Right of First Refusal and Co-Sale Rights of the Investors, and shall require compliance by the Selling Stockholder with the procedures described in this Article IV.
          (e) The exercise or non-exercise of the Right of First Refusal or the Co-Sale Rights by the Investors in respect of one or more Transfers of Shares made by any Selling Stockholder shall not adversely affect their rights to participate in subsequent Transfers of Shares subject to this Article IV.
4.3 Transfer Mechanics
          (a) If (i) the Company and/or the Participating Investors elect to purchase all of the Offered Shares subject to the Notice or (ii) the Company and/or the Participating Investors elect to purchase less than all the Offered Shares and the prospective purchaser identified in the Notice does not agree to purchase any of the Offered Shares not so purchased, the following provisions shall apply: The Company and/or Participating Investors shall effect the purchase of the Offered Shares and/or Remaining Shares on a date specified by the Selling Stockholder by notice to the Company and/or the Participating Investors not earlier than the later of (x) ten (10) days after such notice or (y) thirty (30) days after the receipt of the Notice by the Investors. On the date of such purchase, the Selling Stockholder shall deliver to the Company and/or the Participating Investors, as applicable, the certificates representing the Shares to be purchased by the Company and/or the Participating Investors, each certificate to be properly endorsed for transfer, in exchange for payment by the Company and/or the Participating Investors, as applicable, of the purchase price for the Shares.
          (b) If (i) the Company and the Participating Investors do not elect to purchase any of the Offered Shares or (ii) the Company and/or the Participating Investors elect to purchase less than all of the Offered Shares and the prospective purchaser agrees to purchase less than all of the Offered Shares, the following provisions shall apply: The Selling Stockholder may, not later than forty (40) days following delivery to the Company and each of the Investors of the Notice, enter into an agreement providing for the closing of the Transfer to the third party purchaser(s) identified in the Notice of any Offered Shares with respect to which neither the Company Refusal Right nor the Right of First Refusal has been exercised, together with the closing of the purchase of any Shares to be sold by any Co-Sale Participant, such purchase to occur within thirty (30) days of such agreement at a price and on terms and conditions no more favorable to the transferee(s) thereof than specified in the Notice. Simultaneously with such purchase there shall occur the purchase of any Shares with respect to which the Company Refusal Right or the Right of First Refusal has been exercised. On the date of such purchase, each Co-Sale Participant shall be paid that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale and the Company and/or each Participating Investor, as applicable, shall pay the Selling Stockholder the purchase price to be paid by such Person for the Offered Shares purchased by them. Upon receipt of such payment, each Co-Sale Participant shall promptly deliver to the Selling Stockholder for Transfer to the prospective purchaser(s) and, if applicable, the Selling Stockholder shall deliver to the Company and/or the Participating Investors, one or more certificates properly endorsed for transfer which represent the Shares to be sold by each such Person pursuant to this Article IV To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Shares from a Co-Sale Participant exercising its Co-Sale Rights hereunder, such Selling Stockholder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, such Selling Stockholder shall purchase such Shares from such Co-Sale Participant on the same terms and conditions specified in the Notice.
          (c) If the consideration to be paid for the Shares by the third party purchaser shall be other than cash, the Company or the Participating Investors, as applicable, exercising the Company Refusal Right or the Right of First Refusal may in lieu of such consideration pay cash equal to the fair market value of such consideration as mutually agreed between the Selling Stockholder and the holders of a majority of the Shares as to which the Right of First Refusal and Company Refusal Right have been exercised. If such mutual agreement cannot be reached, the Appraisal Procedure set forth in the Company’s Amended and Restated Certificate of Incorporation shall be followed mutatis mutandis and the time periods in Article 4.2 shall be extended by the time needed to determine such fair value.
ARTICLE V
GENERAL PROVISIONS CONCERNING TRANSFERS
5.1 Exempt Transfers
          (a) A Stockholder may Transfer Shares without complying with the provisions of Article IV if such Transfer is to any Permitted Transferee; provided that in the event of any Transfer made pursuant to this Section 5.1, (A) the Transferring Stockholder shall inform the Company and the Investors of such Transfer prior to effecting it, and (B) the transferee shall furnish the Company with a written agreement, reasonably satisfactory to the Company, to be bound by and comply with all provisions of this Agreement as if such transferee were a Common Stockholder or Investor, as the case may be, based on the status of the Transferring Stockholder. Such Transferred Shares shall remain Shares hereunder.

          (b) Notwithstanding the foregoing, the provisions of Article IV hereof shall not apply to the sale of any Shares to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under Securities Act of 1933, as amended (the “Securities Act”).
5.2 FDM Option Agreement. Each of Petters Company, Inc., Thomas J. Petters, Theodore Deikel and FAC Acquisition, LLC agrees not to amend or waive any provision of the FDM Option Agreement without the prior written consent of (i) the Investors holding seventy five percent (75%) of the Series A Preferred Stock owned by Investors other than the parties to the FDM Option Agreement; (ii) the Warrant Investor, as long as such Warrant is held by CIGPF I Corp. or its Permitted Transferee, and is exercisable for at least seventy five percent (75%) of the Common Stock originally issuable upon exercise of the Warrant, provided, however, that consent of the Warrant Investor shall not be required for any amendment or waiver of any provision of the FDM Option Agreement unless such amendment or waiver affects the Warrant Investor or the Warrant Investor’s Shares in a manner different than the Investors that were originally issued Series A Preferred Stock or the Series A Preferred Stock and in a manner adverse to the interests of the Warrant Investor as an equity investor in the Company, it being understood that no such consent shall be required for an amendment or waiver that adversely affects the Warrant Investor and the Investors that were originally issued Series A Preferred Stock in a similar manner given their relative and different equity interests in the Company; and (iii) the PCP Investor, if required under Section 7.14.
5.3 FAC Acquisition, LLC. Thomas J. Petters agrees that he shall remain the Manager (as defined in the FAC LLC Agreement) of FAC Acquisition, LLC until and unless the appointment of a different Manager is approved by the Investors holding seventy five percent (75%) of the Series A Preferred Stock owned by Investors other than the parties to the FAC LLC Agreement, and each of Petters Company, Inc., Thomas J. Petters, and Theodore Deikel agrees not to amend or waive any provision of the FAC LLC Agreement affecting the economic or voting rights of the parties thereto, except with respect to any real estate assets acquired by FAC Acquisition, LLC from Fingerhut Companies, Inc., without the consent of (i) the Investors holding seventy five percent (75%) of the Series A Preferred Stock owned by Investors other than the parties to the FAC LLC Agreement; (ii) the Warrant Investor, as long as such Warrant is held by CIGPF I Corp. or its Permitted Transferee, and is exercisable for at least seventy five percent (75%) of the Common Stock originally issuable upon exercise of the Warrant, provided, however, that consent of the Warrant Investor shall not be required for any amendment or waiver of any provision of the FAC LLC Agreement unless such amendment or waiver affects the Warrant Investor or the Warrant Investor’s Shares in a manner different than the Investors that were originally issued Series A Preferred Stock or the Series A Preferred Stock and in a manner adverse to the interests of the Warrant Investor as an equity investor in the Company, it being understood that no such consent shall be required for an amendment or waiver that adversely affects the Warrant Investor and the Investors that were originally issued Series A Preferred Stock in a similar manner given their relative and different equity interests in the Company; and (iii) the PCP Investor, if required under Section 7.14.
5.4 Transfers to Competitors. Any other provision of this Agreement to the contrary notwithstanding, prior to a Qualified Public Offering, no Transfer of Shares may be made by any

Stockholder to a competitor of the Company or any person or entity that invests in any such competitor, as determined in good faith by the Board of Directors of the Company.
5.5 Stockholder Lockup Agreements in Connection with Initial Public Offering. Each Stockholder agrees that, subject to any early release provisions that apply generally to stockholders of the Company, it will not, if reasonably requested by the managing underwriter, for a period of up to 180 days following the effective date of the registration statement for an initial public offering directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into Common Stock, except for (i) Registrable Securities (as defined in the Investor Rights Agreement) sold pursuant to such registration statement, (ii) transactions relating to Common Stock or other securities acquired in open market transactions after the completion of the initial public offering, and (iii) Transfers to Affiliates, partners, members and stockholders of such Stockholder (each of whom shall have furnished to the Company and the managing underwriter their written consent to be bound by this Agreement and the Investor Rights Agreement), provided that the Company’s officers, directors and all holders of more than 1% of the shares of Common Stock (calculated for this purpose as if all securities convertible into or exercisable for Common Stock, directly or indirectly, are so converted or exercised) of the Company enter such lockup agreements for the same period and on the same terms, and provided further that any waiver or termination of the prohibitions contained in this Section 5.5 by the Company or any underwriter shall apply to each Stockholder.
5.6 Consequences of Prohibited Transfer. Any attempt by a Stockholder to Transfer Shares in violation of the terms of this Agreement shall be void, and the Company agrees that it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Shares.
ARTICLE VI
LEGEND
6.1 Certificate Legend. Each certificate representing the Shares subject to the terms of this Agreement shall be endorsed with the following legend or legend(s) containing substantially similar information (in addition to any legend required under applicable securities laws or otherwise):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT. THE RIGHT TO VOTE AND THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED MARCH 24, 2006 BY AND AMONG THE HOLDER HEREOF AND OTHER STOCKHOLDERS OF THE

COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
This legend shall be removed upon termination of this Agreement. Each party to this Agreement consents to the Company making a notation on its records and giving instructions to any transfer agent of the Company’s securities and capital stock in order to implement the restrictions on transfer established in this Agreement.
6.2 Transfer Restriction. The Stockholders agree that the Company may instruct its transfer agent to impose transfer restrictions on Shares represented by certificates bearing the legend referred to in Section 6.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.
ARTICLE VII
MISCELLANEOUS
7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
7.2 Amendment
          (a) Except as otherwise expressly provided, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent given (i) as to the Company, only by the Company; (ii) as to the Investors, only by (x) the Investors holding seventy five percent (75%) of the then outstanding Series A Preferred Stock, (y) the Warrant Investor, as long as such Warrant is held by CIGPF I Corp. or its Permitted Transferee, and is exercisable for at least seventy five percent (75%) of the Common Stock originally issuable upon exercise of the Warrant, provided, however, that consent of the Warrant Investor shall not be required for any amendment or waiver of any provision of this Agreement unless such amendment or waiver affects the Warrant Investor or the Warrant Investor’s Shares in a manner different than the Investors that were originally issued Series A Preferred Stock or the Series A Preferred Stock and in a manner adverse to the interests of the Warrant Investor as an equity investor in the Company, it being understood that no such consent shall be required for an amendment or waiver that adversely affects the Warrant Investor and the Investors that were originally issued Series A Preferred Stock in a similar manner given their relative and different equity interests in the Company and (z) the PCP Investor, if required under Section 7.14; and (iii) as to the Common Stockholders, by persons holding a majority of the Common Stock then outstanding; provided, however, that no consent from the Common Stockholders shall be required for any amendment or waiver of any provision of this Agreement unless such amendment or waiver creates additional obligations for or materially diminishes the rights of the Common Stockholders under this Agreement; and provided further, however, that no consent of any Investor or Common Stockholder shall be necessary for any amendment and/or restatement which is solely for the purpose of including holders of Common Stock of the Company as “Common Stockholders” and parties hereto.

          (b) Notwithstanding Section 7.2(a)(ii)(y) above or any other right of the Warrant Investor to consent to adverse amendments, modifications and waivers as more specifically set forth herein, no consent shall be required of the Warrant Investor for actions by the Company to authorize and issue additional series of equity securities that are either (i) pari passu in preference and right or (ii) senior in preference and right to the Series A Preferred Stock (with the Company to deliver copies of such written consent to any Investors who did not execute the same).
          (c) Notwithstanding Section 7.2(a)(iii) above, no consent from the Common Stockholders shall be required for any amendment or waiver of any provision of this Agreement unless such amendment or waiver creates additional obligations for or materially diminishes the rights of the Common Stockholders under this Agreement; and provided further, however, that no consent of any Investor or Common Stockholder shall be necessary for any amendment and/or restatement which is solely for the purpose of including holders of Common Stock of the Company as “Common Stockholders” and parties hereto.
          (d) Notwithstanding Section 7.2(a) above, no consent of any Common Stockholder shall be necessary for any amendment and/or restatement that is solely for the purpose of including holders of Series A Preferred Stock or other preferred stock of the Company as “Investors” and parties hereto.
          ( e) The rights of each of Bain Capital and Battery Ventures to designate a director pursuant to Section 2.1(a)(i) and to have a designated director on each committee of the Board of Directors pursuant to Section 2.2 may not be amended, modified or waived in any manner without the prior written consent of such designating Investor.
          (f) The right of Thomas J. Petters to designate directors pursuant to Section 2.1(a)(ii) may not be amended, modified or waived in any manner without the prior written consent of Thomas J. Petters.
          (g) Any amendment or waiver effected in accordance with this Section 7.2 shall be binding upon each Investor, its successors and assigns, the Company and the Common Stockholders.
7.3 Benefits of Agreement. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.
7.4 Term. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:
          (a) the date of the closing of a Qualified Public Offering; and
          (b) the date of the consummation of a Sale of the Company.
7.5 Ownership. Each Common Stockholder represents and warrants that he is the sole legal and beneficial owner of those Shares he currently holds subject to this Agreement and that no other person has any interest in such Shares.

7.6 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission to the Company at:
Fingerhut Direct Marketing, Inc.
4400 Baker Road
Minnetonka, MN 55343
Attention: Edward Wozniak
Facsimile No.: 952-294-2761
with a copy to:
Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South 8th Street
Minneapolis, MN 55402
Attention: Charles P. Moorse
Facsimile No.: 612-371-3207
to each Investor at its address set forth on Exhibit A hereto with a copy to:
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Attention: Joel F. Freedman, Esq.
Facsimile No.: 617-951-7050
to each Common Stockholder at its address set forth on Exhibit B hereto, or at such other address as the Company or the Stockholders each may specify by written notice to the other parties hereto. Any notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.
7.7 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.
7.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.
7.9 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
7.10 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INVESTORS AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR THE INVESTORS WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE INVESTORS AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company and Common Stockholders acknowledge that they have been informed by the Investors that the provisions of this Section 7.10 constitute a material inducement upon which the Investors are relying and will rely in entering into this Agreement. Any Investor, Common Stockholder or the Company may file an original counterpart or a copy of this Section 7.10 with any court as written evidence of the consent of the Investors, Common Stockholders and the Company to the waiver of its right to trial by jury.
7.11 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.6 shall be deemed effective service of process on such party.
7.12 Additional Stockholders. Unless otherwise directed by the Investors holding seventy five percent (75%) of the then outstanding Series A Preferred Stock, the Company shall require any Person who acquires any shares of capital stock of the Company from the Company to become a party to this Agreement as a Common Stockholder by executing and delivering a counterpart of this Agreement, except for any officer, director or employee of, or consultant to, the Company or any Subsidiary who receives restricted stock or other stock-based awards or exercises any stock options, provided that the terms of such award or option have been approved by the Investors holding seventy five percent (75%) of the then outstanding Series A Preferred Stock (including, without limitation, based on such award or option or other agreement containing provisions regarding rights of first refusal and co-sale with respect to the shares subject thereto).
7.13 Amendment to February Agreement. By execution and delivery of this Agreement, the Company and each of the undersigned Stockholders who were parties to the February Agreement hereby approve and consent to this Agreement as an amendment of the February Agreement approved in accordance with Section 7.2 of the February Agreement. This Agreement supersedes and replaces in its entirety the February Agreement.
7.14 PCP Investor Consent. Notwithstanding any provision of this Agreement, the Investor Rights Agreement or the Amended and Restated Certificate of Incorporation (collectively, the “Investor Documents”), the Company and each Stockholder agree that, excluding any actions under Article II of this Agreement, each amendment, modification or supplement to, restatement of, or waiver, approval, consent, determination, direction, election, acceptance or other agreement under any Investor Document (each an “Investor Approval”) which is required to be given or made by the holders of seventy-five percent (75%) of the then outstanding Series A Preferred Stock (the “Approving Investors”) to be effective shall not be effective unless consented to in writing by the PCP Investor or its Permitted Transferees, so long as the PCP Investor or its Permitted Transferees hold (pursuant to the PCP Warrant, the Series A Preferred Stock issuable upon exercise thereof or the Common Stock issuable upon conversion of the Series A Preferred Stock) at least 75% of the shares of Common Stock, on an As-Converted Basis, originally issuable upon exercise of the PCP Warrant, if either (a) such Investor Approval relates to or is given in connection with any transaction in which any Approving Investor or any Affiliate of any such Approving Investor (excluding an arms’ length transaction with a portfolio company of Bain or Battery Ventures which is consented to by the PCP Investor or its Permitted Transferee, which consent shall not be unreasonably withheld) is participating, other than supporting or approving such transaction as a holder of Shares of the Company or as an officer or director of the Company, and other than participation as a Stockholder under this Agreement or as an “Investor” under the Investor Rights Agreement, provided, however, no consent of the PCP Investor shall be required if the PCP Investor has been provided the opportunity to participate in such transaction in a proportionate and otherwise similar manner to such Investor or (b) such Investor Approval does not have a like effect upon all holders of each class of the Company’s capital stock, as compared to each other holder of such class of capital stock, on a proportionate basis in accordance with the number of shares of such class of capital stock held by each and for the purposes of the foregoing, the PCP Warrants shall be deemed to be part of the class of the Series A Preferred Stock. Notwithstanding and in addition to the foregoing, the Certificate of the Company (i) may be amended to decrease the annual dividend rate on the Series A Preferred Stock provided for in Section 1.2 thereof without the consent of the PCP Investor, and (ii) may not be amended to increase such annual dividend rate without the consent of the PCP Investor.
[The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THE COMPANY

FINGERHUT DIRECT MARKETING, INC.

By:
Name:	Brian Smith
Title:	Chief Executive Officer and President

THE INVESTORS

BAIN CAPITAL VENTURE		BATTERY VENTURES
FUND, L.P.		VI, L.P.
By:	Bain Capital Venture Partners, L.P	By:	Battery Partners, VI, LLC
	its general partner.		General Partner

By:	Bain Capital Investors, LLC	By:

	its general partner	Name:
Title:
By:

Name:		BATTERY INVESTMENT

Title:	Authorized Person	PARTNERS VI, LLC

BCIP ASSOCIATES III, LLC		By:

By:	BCIP Associates III	Name:
	its manager	Title:	Member Manager

BCIP ASSOCIATES III-B, LLC
By:	BCIP Associates III-B	Kermit L. Stofer
its manager
PETTERS COMPANY, INC.
By:	Bain Capital Investors, LLC
	their Managing Partner	By:

Name:
By:		Title:

Name:

Title:	Authorized Person	FAC ACQUISITION, LLC

BROOKSIDE CAPITAL PARTNERS		By:

FUND, L.P.		Name:
Title:
By:

Name:
RTB HOLDINGS, LLC
Title:
By:
RGIP,	LLC	Name:
Title:
By:

Name:		Theodore Deikel
Title:

Brian Smith

EPSILON GLOBAL	PRUDENTIAL CAPITAL
EQUITIES LIMITED	PARTNERS II, L.P.

By:	By:	Stetson Street Partners, L.P.,

Name:		its general partner
Title:
By:
Vice President

CIGPF I CORP.	PRUDENTIAL CAPITAL PARTNERS
MANAGEMENT FUND II, L.P.

By:	By:	Mulberry Street Holdings, LLC,

Name:		its general partner
Title:
	By:	Prudential Investment Management,
Inc., its managing member

By:
Vice President

CHERRY TREE SECURITIES, LLC	PRUDENTIAL CAPITAL PARTNERS
(PARALLEL FUND) II, L.P.

By:	By:	Stetson Street Partners, L.P.,

Name:		its general partner
Title:
By:
Vice President

PIPER JAFFRAY & CO

By:

Name:
Title:

THE COMMON STOCKHOLDERS
NONE

Exhibit A
NAMES AND ADDRESSES OF INVESTORS

BAIN CAP IT AL VENTURE FUND, L.P.	PETTERS COMPANY, INC.
BCIP ASSOCIATES III, LLC	FAC ACQUISITION, LLC
BCIP ASSOCIATES III-B, LLC	RTB HOLDINGS, LLC
c/o Bain Capital, LLC	4400 Baker Road
111 Huntington Avenue	Minnetonka, MN 55343
Boston, MA 02199	Phone: 952-932-3161
Phone: 617-516-2000	Fax: 952-975-4047
Fax: 617-516-2010	Attention: David E. Baer
Attention: Michael Krupka
Theodore Deikel
BROOKSIDE CAPITAL PARTNERS FUND, L.P.	4400 Baker Road
c/o Bain Capital, LLG	Minnetonka, MN 55343
111 Huntington Avenue	Phone: 952-932-3100
Boston, MA 02199	Fax: 952-
Phone: 617-516-2000
Fax: 617-516-2010
Attention: Doni Ferrante

RGIP, LLC
c/o Ropes & Gray LLP
One International Place
Boston, MA 02116
Phone: 617-951-7000
Fax: 617-951-7050
Attention: R. Bradford Malt

BATTERY VENTURES VI, L.P.
BATTERY INVESTMENT PARTNERS VI, LLC
c/o Battery Ventures
20 William Street, Suite 200
Wellesley, MA 02481
Phone: 781-577-1000
Fax: 781-577-1001
Attention: Oliver Curme

Exhibit B
NAMES AND ADDRESSES OF COMMON STOCKHOLDERS
NONE

EXHIBIT F
[FORM OF SUBSIDIARY GUARANTY AGREEMENT]
     This GUARANTY AGREEMENT (this “Guaranty”), dated as of March 23, 2006, is made by each of the Persons listed on the signature pages hereto and each of the other entities which becomes a party hereto pursuant to Section 3.15 hereof (each a “Guarantor” and jointly and severally, the “Guarantors”) in favor of Prudential Capital Partners II, L.P., as collateral agent for the Holders referred to below (in such capacity, together with its successors in such capacity, the “Subordinated Collateral Agent”).
     Fingerhut Direct Marketing, Inc. (the “Company”) has entered into that certain Securities Purchase Agreement, dated concurrently herewith (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Purchase Agreement”), by and among the Company and the purchasers party thereto (collectively, the “Purchasers” and, together with any person who becomes a holder of any Subordinated Note (as defined below) the “Holders”), pursuant to which the Purchasers have agreed, among other things, to purchase $30,000,000 aggregate principal amount of the 13.00% Senior Subordinated Secured Notes due March 24, 2013 (the “Subordinated Notes”) of the Company for the purposes, and on the terms and subject to the conditions, set forth in the Purchase Agreement.
     The Purchasers are willing to purchase the Subordinated Notes of the Company on the date of the Purchase Agreement, but only upon the condition, among others, that each direct and indirect Subsidiary of the Company shall have executed and delivered this Guaranty to the Subordinated Collateral Agent for the benefit of it and the Holders.
     To induce the Purchasers to enter into, and to purchase the Subordinated Notes of the Company under, the Purchase Agreement and the other Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor has agreed to jointly and severally guarantee the Guaranteed Obligations upon the terms and conditions of this Guaranty. Accordingly, each Guarantor agrees with the Subordinated Collateral Agent as follows:
     SECTION 1. DEFINITIONS.
          1.01. Definitions. Unless otherwise defined herein, all capitalized terms used in this Guaranty that are defined in the Purchase Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Purchase Agreement. In addition, the following terms shall have the following meanings under this Guaranty:
          “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.
          “Guaranteed Obligations” shall mean (a) any and all Obligations of the Company and any and all other obligations of the Company for the performance of its agreements, covenants and undertakings under or in respect of the Transaction Documents (excluding the Warrants, the Investor Rights Agreement, the Stockholders Agreement, the Equityholder

Agreement and the VCOC Letter) and (b) any and all other obligations of the Company for the payment of all amounts, Indebtedness (whether for principal, interest, reimbursement, fees, charges, indemnification or otherwise) and other liabilities now or in the future owed to the Subordinated Collateral Agent, the Holders or any such Person individually, and for the performance by the Company of its agreements, covenants and undertakings, in each case under or in respect of any and all of the Transaction Documents, it being acknowledged by each Guarantor that such other obligations may arise or be created, incurred or assumed at any time and from time to time and in such manner and such circumstances and with such terms and provisions as the Company, the Subordinated Collateral Agent and the Holders or any such Person individually may agree without notice or demand of any kind or nature whatsoever to any Guarantor.
          1.02. Interpretation. In this Guaranty, Unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules without reference to another agreement are to this Guaranty; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of this Guaranty); and references to Persons include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.
     SECTION 2. THE GUARANTEE.
          2.01. Guarantee. Subject to the limitation set forth in Section 2.09, each Guarantor hereby jointly and severally guarantees to the Subordinated Collateral Agent and each Holder the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. Each Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, such Guarantor will immediately pay the same, without the need for any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is absolute, irrevocable and unconditional in nature and is made with respect to any and all Guaranteed Obligations now existing or in the future arising. Each Guarantor’s liability under this Guaranty shall continue until full satisfaction of all Guaranteed Obligations. This Guaranty is a guarantee of due and punctual payment and performance and not of collectibility. The Guaranteed Obligations shall be secured by the Subsidiary Security Agreement and the Intellectual Property Security Agreement.

          2.02. Acknowledgments, Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken by it under this Guaranty involve the guarantee of obligations of Persons other than such Guarantor and that such obligations of such Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:
               (a) Without affecting the enforceability or effectiveness of this Guaranty in accordance with its terms, without affecting, limiting, reducing, discharging or terminating the liability of such Guarantor, or the rights, remedies, powers and privileges of the Subordinated Collateral Agent and the Holders under this Guaranty and without modifying the rights or obligations of the Company under the Transaction Documents, the Subordinated Collateral Agent and the Holders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:
                    (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the principal portion of, or rate or rates of interest on, all or any part of the Guaranteed Obligations);
                    (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Transaction Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Transaction Document or any such other instrument or any term or provision of the foregoing;
                    (iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Transaction Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;
                    (iv) accept or receive (including from any other guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);
                    (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other guarantor);
                    (vi) release, reconvey terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other guarantor) for or relative to all or any part of the Guaranteed Obligations;
                    (vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any other guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Subordinated Collateral Agent or any Holder may in its discretion determine;
                    (viii) release any Person (including any other guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;
                    (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Subordinated Collateral Agent or the Holders may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of (including any letter of credit issued with respect to) all or any part of the Guaranteed Obligations (including with any other guarantor);
                    (x) consent to any merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the existence of the Company or any other Person (including any other guarantor);
                    (xi) proceed against the Company, such Guarantor or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Subordinated Collateral Agent and the Holders under the Transaction Documents or otherwise in such order and such manner as the Subordinated Collateral Agent or any Holder may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guaranty as to such Guarantor;
                    (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;
                    (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Subordinated Collateral Agent or any Holder may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Subordinated Collateral Agent or any Holder a party in possession in contemplation of law, except at its option);
                    (xiv) amend, supplement, modify, alter or release the Intercreditor Agreement or any subordination provisions relating to any junior or subordinated Indebtedness or any security thereof;
                    (xv) enter into such other transactions or business dealings with the Company, any Subsidiary or Affiliate of the Company or any other guarantor of all or any part of the Guaranteed Obligations as the Subordinated Collateral Agent or any Holder may desire; and

                    (xvi) do all or any combination of the actions set forth in this Section 2.02(a).
               (b) The enforceability and effectiveness of this Guaranty and the liability of each Guarantor, and the rights, remedies, powers and privileges of the Subordinated Collateral Agent and the Holders, under this Guaranty shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent not prohibited by applicable law any defense now or in the future arising (other than that the Guaranteed Obligations have been paid in full in cash), by reason of:
                    (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Transaction Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;
                    (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations of the Company, or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;
                    (iii) the illegality, invalidity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;
                    (iv) the cessation, for any cause whatsoever, of the liability of the Company or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full and indefeasible payment and performance of all Guaranteed Obligations);
                    (v) any failure of the Subordinated Collateral Agent or any Holder to marshal assets in favor of the Company or any other Person (including any other guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Company, any other guarantor of all or any part of the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce Guarantor’s liability under this Guaranty, neither the Subordinated Collateral Agent nor any Holder being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of their obligations under any Transaction Document;
                    (vi) any failure of the Subordinated Collateral Agent or any Holder to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Company, any Guarantor or any other Person or any defect in, or any failure by any Guarantor or any other Person to receive any notice that may be given in connection with any sale or disposition of any collateral;
                    (vii) any failure of the Subordinated Collateral Agent or any Holder to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;
                    (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Guarantors or may preclude the Guarantors from obtaining reimbursement, contribution, indemnification or other recovery from the Company, any other guarantor or any other Person and even though the Company may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;
                    (ix) any act or omission of the Subordinated Collateral Agent, any Holder or any other Person that directly or indirectly results in or aids the discharge or release of the Company or any other guarantor of all or any part of the Guaranteed Obligations or any security or guarantee for all or any part of the Guaranteed Obligations by operation of law or otherwise;
                    (x) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;
                    (xi) the possibility that the obligations of the Company to the Subordinated Collateral Agent and the Holders may at any time and from time to time exceed the aggregate liability of the Guarantors under this Guaranty;
                    (xii) any counterclaim, set-off or other claim which the Company or any other guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;
                    (xiii) any failure of the Subordinated Collateral Agent or any Holder to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person.
                    (xiv) the election by the Subordinated Collateral Agent or any Holder in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111 (b )(2) of the Bankruptcy Code;
                    (xv) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code;
                    (xvi) any use of cash collateral under Section 363 of the Bankruptcy Code;

                    (xvii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;
                    (xviii) the avoidance of any Lien in favor of the Subordinated Collateral Agent or any Holder for any reason;
                    (xix) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;
                    (xx) any failure by the Subordinated Collateral Agent or any Holder to enforce the subordination of any junior or subordinated Indebtedness or any security thereof;
                    (xxi) any action taken by the Subordinated Collateral Agent or any Holder, whether similar or dissimilar to any of the foregoing, that is authorized by this Section 2.02 or otherwise in this Guaranty or by any other provision of any Transaction Document or any omission to take any such action; or
                    (xxii) any other circumstance whatsoever, whether similar or dissimilar to any of the foregoing, that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
               (c) [Reserved.]
               (d) Each Guarantor waives all rights and defenses arising out of an election of remedies by the Subordinated Collateral Agent and the Holders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of law.
               ( e) Each Guarantor expressly waives, for the benefit of the Subordinated Collateral Agent and the Holders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent not prohibited by applicable law.
               (f) Each Guarantor represents and warrants to the Subordinated Collateral Agent and the Holders that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that such Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Guarantor further represents and warrants that it has reviewed and approved each of the Transaction Documents and is fully familiar with the transaction contemplated by the Transaction Documents and that it will in the future remain fully familiar with such transaction and with any new Transaction Documents and the transactions contemplated by such Transaction Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Subordinated Collateral Agent or the Holders (should any such duty exist) to disclose to such or any other guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Transaction Document or the transactions undertaken pursuant to, or contemplated by, any such Transaction Document, whether now or in the future known by the Subordinated Collateral Agent or any Holder.
               (g) Each Guarantor intends that its rights and obligations shall be those expressly set forth in this Guaranty and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Guaranty.
               (h) Nothing in this Guaranty amends, modifies or otherwise affects any agreement between the Company, the Subordinated Collateral Agent and the Holders regarding the amendment of, modification of or supplement to any Transaction Document.
          2.03. Understanding With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any other guarantor otherwise may have against the Company, the Subordinated Collateral Agent, any Holder or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent not prohibited by law.
          2.04. Subrogation. Each Guarantor hereby agrees that, until the payment and satisfaction in full of all of the Guaranteed Obligations and the expiration and termination of the commitments of the Holders under the Purchase Agreement, it shall not exercise any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Company or any other guarantor of all or any part of the Guaranteed Obligations or any collateral for all or any part of the Guaranteed Obligations by reason of any payment or other performance pursuant to the provisions of this Guaranty and, if any amount shall be paid to such Guarantor on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Subordinated Collateral Agent (for the benefit of the Holders) on account of the Guaranteed Obligations. Each Guarantor understands that the exercise by the Subordinated Collateral Agent or any Holder of any right, remedy, power or privilege that it may have under the Transaction Documents, any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate such or any other guarantor’s right of subrogation or similar recovery against the Company, any other guarantors or any collateral and that such Guarantor may therefore incur partially or totally nonreimbursable liability under this Guaranty. Nevertheless, each Guarantor hereby authorizes and empowers the Subordinated Collateral Agent and the Holders to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges.
          2.05. Reinstatement. To the extent permitted by law, the obligations of each Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and each Guarantor jointly and severally agrees that it will indemnify the Subordinated Collateral Agent and each Holder on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Subordinated Collateral Agent or such Holder in connection with such rescission or restoration.
          2.06. Remedies. Each Guarantor hereby jointly and severally agrees that, between it and the Holders, the obligations of the Company under the Purchase Agreement and the other Transaction Documents may be declared to be forthwith (or may become automatically) due and payable as provided in the Purchase Agreement for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Company) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 2.01.
          2.07. Separate Action. The Subordinated Collateral Agent and each Holder may bring and prosecute a separate action or actions against each Guarantor (or any of them) whether or not the Company, any other guarantor or any other Person is joined in any such action or a separate action or actions are brought against the Company, any other guarantor, any other Person, or any collateral for all or any part of the Guaranteed Obligations. The obligations of each Guarantor under, and the effectiveness of, this Guaranty are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Guaranteed Obligations.
          2.08. Subordination of Indebtedness of the Company. Each Guarantor agrees that any Indebtedness of the Company now or in the future owed to such Guarantor is hereby subordinated to the Guaranteed Obligations. If the Subordinated Collateral Agent so requests, any such Indebtedness shall be collected, enforced and received by any Guarantor as trustee for the Subordinated Collateral Agent on behalf of the Holders and shall be paid over to the Subordinated Collateral Agent (for the benefit of the Holders) in kind on account of the Guaranteed Obligations. If, after the Subordinated Collateral Agent’s request, any Guarantor fails to collect or enforce any such Indebtedness or to pay the proceeds of such Indebtedness to the Subordinated Collateral Agent, the Subordinated Collateral Agent as such Guarantor’s attorney-in-fact may do such acts and sign such documents in such Guarantor’s name and on the Guarantor’s behalf as the Subordinated Collateral Agent considers necessary or desirable to effect such collection, enforcement or payment, the Subordinated Collateral Agent being hereby appointed each Guarantor’s attorney-in-fact for such purpose.
     2.09. Limitation on Guarantee. If under any applicable law (including without limitation state and Federal fraudulent transfer laws) the obligations of any Guarantor under Section 2.01 would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Holders in respect of such obligations would be subordinated to the claims of any other creditors on account of such Guarantor’s liability under Section 2.01, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, any Holder, the Subordinated Collateral Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Guarantor agrees and acknowledges that it has obtained and will continue to obtain direct and indirect benefits as the result of the transactions contemplated by the Purchase Agreement and the purchase of the Subordinated Notes thereunder, as the result of financial or business support which will be provided to the Guarantors by Company.
     2.10. Revocation. To the fullest extent not prohibited by law, each Guarantor hereby waives all right of revocation with respect to the Guaranteed Obligations. This Guaranty may be terminated as to uncommitted future transactions only by written notice of such termination to the Subordinated Collateral Agent and the Holders and such notice shall be deemed effective as of noon of the next succeeding Business Day following receipt of such notice at the Subordinated Collateral Agent’s address referenced in Section 3.02. No such notice shall release any Guarantor from any liability as to any Guaranteed Obligations which may be owing or held by any Holder or the Subordinated Collateral Agent or for which any Holder may have an interest or for which any Holder may be obligated or committed at the time of receiving such notice, and all renewals, extensions and modifications of any such Guaranteed Obligations.
     2.11. Joint and Several Liability. In addition and notwithstanding anything to the contrary contained in this Guaranty or in any other document, instrument or agreement between or among any of Subordinated Collateral Agent, the Holders, Guarantors or any third party, the obligations of each Guarantor with respect to the Guaranteed Obligations shall be joint and several with any other person or entity that now or hereafter executes a guaranty of any of the Guaranteed Obligations separate from this Guaranty.
SECTION 3. MISCELLANEOUS PROVISIONS.
     3.01. Waiver. No failure or delay by the Subordinated Collateral Agent or any Holder in exercising any remedy, right, power or privilege under this Guaranty or any other Transaction Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Guaranty are, to the extent permitted by law, cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Transaction Documents or by law.

     3.02. Notices. All notices, requests, demands, consents, instructions and other communications to any of the Guarantors or the Subordinated Collateral Agent under this Guaranty shall be given in the manner provided in paragraph 12I of the Purchase Agreement and in the case of any notice to a Guarantor, to such Guarantor c/o the Company.
     3.03. Expenses, Etc. Each Guarantor jointly and severally agrees to pay or to reimburse the Subordinated Collateral Agent and the Holders for actual all costs and expenses (including fees and expenses of counsel) that may be incurred by the Subordinated Collateral Agent or the Holders in any effort to enforce any of the obligations of the Guarantors under this Guaranty, whether or not any lawsuit is filed, including all such costs and expenses (and attorneys’ fees and expenses) incurred by the Subordinated Collateral Agent and the Holders in any bankruptcy, reorganization, workout or similar proceeding. All amounts due under this Guaranty (including under Section 2.01) and not paid when due shall bear interest until paid at the Default Rate.
     3.04. Amendments, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Guaranty, no approval or consent hereunder, and no consent to any departure by any Guarantor therefrom, may in any event be effective unless in writing signed by the Subordinated Collateral Agent (with the written approval or upon the instructions of the Required Holder(s) or such other Persons whose approval may be required by the Purchase Agreement), and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination or waiver shall be binding upon the Subordinated Collateral Agent, each holder of Guaranteed Obligations and each Guarantor.
     3.05. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the Guarantors, the Subordinated Collateral Agent, the Holders and their respective successors and assigns. No Guarantor may assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Subordinated Collateral Agent and each Holder. Any attempted assignment or transfer in violation of this Section 3.05 shall be null and void.
     3.06. Survival. All representations and warranties made in this Guaranty or in any certificate or other document delivered pursuant to or in connection with this Guaranty shall survive the execution and delivery of this Guaranty or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.
     3.07. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG THE GUARANTORS, THE SUBORDINATED COLLATERAL AGENT AND THE PURCHASERS AND SUPERSEDES ALL PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GUARANTORS, THE SUBORDINATED COLLATERAL AGENT AND THE PURCHASERS.

     3.08. Partial Invalidity. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
     3.09. Captions. The table of contents, captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.
     3.10. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Guaranty may execute this Guaranty by signing any such counterpart. Transmission by telecopier of an executed counterpart of this Guaranty shall be deemed to constitute due and sufficient delivery of such counterpart.
     3.11. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS GUARANTY TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
     3.12. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 3.02 OR TO CT CORPORATION SYSTEM AT 208 S. LASALLE STREET, 8TH FLOOR, CHICAGO, ILLINOIS, 60604, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR

THE OTHER TRANSACTION DOCUMENTS BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY. EACH GUARANTOR AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED THEREBY.
     3.13. [Reserved]
     3.14. Power of Attorney. Each Guarantor hereunder hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Guaranty and each other Transaction Document, including execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Guarantor hereby explicitly acknowledges that the Subordinated Collateral Agent has executed and delivered this Guaranty and has entered into each Transaction Document to which it is a party, and has performed its obligations under this Guaranty and each other Transaction Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this Section 3.14.
     3.15. Additional Guarantors. If, pursuant to the terms and conditions of the Purchase Agreement, the Company shall be required to cause any Subsidiary of Company that is not a Guarantor to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Subordinated Collateral Agent a Joinder Agreement in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date first above written.

GUARANTOR:
FINGERHUT FULFILLMENT, INC., a Delaware corporation

By:
Name:
Title:

PRUDENTIAL CAPITAL PARTNERS II, L.P., as Subordinated Collateral Agent

By:
Name:
Title:

ANNEX 1
JOINDER AGREEMENT
     This Joinder Agreement, dated as of ___, ___, is delivered pursuant to Section 3.15 of the Guaranty Agreement dated as of March 23, 2006, among one or more direct and indirect Subsidiaries of Fingerhut Direct Marketing, Inc. (“Company”) from time to time party thereto as Guarantors in favor of Prudential Capital Partners II, L.P., as Subordinated Collateral Agent (the “Guaranty Agreement”). Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Guaranty Agreement.
     By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 3.15 of the Guaranty Agreement, hereby becomes a party to the Guaranty Agreement as a Guarantor thereunder with the same force and effect as if originally named as a Guarantor therein.
     This Joinder Agreement shall be governed by, and construed in accordance with the laws of the State of Illinois.
     In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Guarantor]

By:
Name:
Title:

PRUDENTIAL CAPITAL PARTNERS II, L.P., as Subordinated Collateral Agent

By:
Name:
Title:

EXHIBIT G
[FORM OF SECURITY AGREEMENT]
     THIS SECURITY AGREEMENT, dated as of March 23, 2006, is made by and between FINGERHUT DIRECT MARKETING, INC. (the “the Company”), and PRUDENTIAL CAPITAL PARTNERS II, L.P., as collateral agent for the Holders referenced below (in such capacity, “Subordinated Collateral Agent”).
RECITALS
     A Pursuant to that certain Securities Purchase Agreement, dated concurrently herewith (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Purchase Agreement”), by and among the Company and the purchasers party thereto (collectively, the “Purchasers” and, together with any person who becomes a holder of any Subordinated Note (as defined below) the “Holders”), pursuant to which the Purchasers have agreed, among other things, to purchase $30,000,000 aggregate principal amount of the 13.00% Senior Subordinated Secured Notes due, March 24, 2013 (the “Subordinated Notes”) of the Company for the purposes, and on the terms and subject to the conditions, set forth in the Purchase Agreement.
     B. The Purchasers’ obligations to purchase the Subordinated Notes of the Company under the Purchase Agreement are subject, among other conditions, to receipt by Subordinated Collateral Agent of this Security Agreement, duly executed by the Company.
AGREEMENT
     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby agrees with Subordinated Collateral Agent as follows:
     SECTION 1. Definitions and Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Purchase Agreement shall have the respective meanings given to those terms in the Purchase Agreement, and all terms defined in the UCC (as hereinafter defined) shall have the respective meanings given to those terms in the UCC. When used in this Security Agreement, the following terms shall have the following respective meanings:
     “Account Debtor” means any “account debtor,” as such term is defined in Section 9-102(a)(3) of the UCC (or any other then applicable provision of the UCC).
     “Account” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Company (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Company or from any other transaction, whether or not the same involves the sale of goods or services by the Company (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of the Company’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Company’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to the Company under all purchase orders and contracts for the sale of goods or the performance of services or both by the Company (whether or not yet earned by performance on the part of the Company or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
     “Chattel Paper” means any “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC (or any other then applicable provision of the UCC), including, without limitation, electronic chattel paper and tangible chattel paper.
     “Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.
     “Commercial Tort Claim” means any “commercial tort claim,” as such term is defined in Section 9-102(a)(13) of the UCC (or any other then applicable provision of the UCC) which is set forth on Schedule II hereto.
     “Contracts” means all contracts (including the Program Agreement and the Receivables Sale Agreement), undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Company may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
     “Deposit Account” means any “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC (or any other then applicable provision of the UCC), and should include, without limitation, any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of the Company, or in which the Company now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization and all funds and amounts therein, whether or not restricted or designated for a particular purpose.
     “Documents” means any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC (or any other then applicable provision of the UCC).
     “Equipment” means any “equipment,” as such term is defined in Section 9-102(a)(33) of the UCC (or any other then applicable provision of the UCC), now or hereafter owned or acquired by the Company or in which the Company now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all machinery, equipment, fixtures, furniture, furnishings, trade fixtures, vehicles, trucks, mainframe, personal and other computers, terminals and printers and related components and accessories, all copiers, telephonic, video, electronic data-processing, data storage equipment and other equipment of any nature whatsoever, and any

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and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
     “General Intangibles” means any “general intangibles,” as such term is defined in Section 9-102(a)(42) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all right, title and interest which the Company may now or hereafter have in or under any Contract, all customer lists, all proprietary or confidential information, inventions (whether or not patented or patentable), interests in partnerships, joint ventures and other business associations, permits, books and records, goodwill, claims in or under insurance policies, including unearned premiums, Payment Intangibles, Software, uncertificated securities, the Loan Accounts, the Loan Account Agreements, cash and other forms of money or currency, rights to receive tax refunds and other payments and rights of indemnification.
     “Instruments” means any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC (or any other then applicable provision of the UCC) including, without limitation, all notes, certificated securities and all other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of March 23, 2006, between the Subordinated Collateral Agent and the Bank Agent.
     “Inventory” means any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC (or any other then applicable provision of the UCC), wherever located, now or hereafter owned or acquired by the Company or in which the Company now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of the Company for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Company’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Subordinated Collateral Agent from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Company or is held by the Company or by others for the Company’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory of the Company which may be located on the premises of the Company or of any carriers, forwarding Subordinated Collateral Agents, truckers, warehousemen, vendors, selling Subordinated Collateral Agents or other persons.
     “Investment Property” means any “investment property,” as such term is defined in Section 9-102(a)(49) of the UCC (or any other then applicable provision of the UCC) and shall include, without limitation, all certificated securities, uncertificated securities, security entitlements, security accounts, commodity contracts and commodity accounts as each such term is defined in the UCC.

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     “Letter-of-Credit Right” means “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC (or any other then applicable provision of the UCC).
     “Loan Account” means each “Loan” as defined in the Program Agreement.
     “Loan Account Agreement” means each “Purchase Agreement” as defined in the Program Agreement.
     “Payment Intangible” means “payment intangible,” as such term is defined in Section 9-102(a)(61) of the UCC (or any other then applicable provision of the UCC).
     “Permitted Liens” shall mean (a) “Permitted Liens” as defined in the Purchase Agreement and (b) Liens permitted by paragraph 6A(i) of the Purchase Agreement.
     “Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC (or any other then applicable provision of the UCC), and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to the Company from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) all certificates, dividends, cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
     “Program Agreement” means the Second Amended and Restated Revolving Loan Product Program Agreement, dated as of February 11, 2004, between CIT Bank and the Company, as the same may be amended, restated or supplemented from time to time.
     “Receivables Sale Agreement” means the Amended and Restated Receivables Sale Agreement, dated as of February 11, 2004, between the Company and CIT Bank, as the same may be amended, restated or supplemented from time to time.
     “Securities Account” means “securities account,” as such term is defined in Section 8-501(a) of the UCC (or any other then applicable provision of the UCC).
     “Secured Obligations” shall mean and include (a) the Obligations and (b) all liabilities and obligations, howsoever arising, owed by the Company to Subordinated Collateral Agent or the Holders (excluding the Warrants, the Investor Rights Agreement, the Stockholders Agreement, the Equityholder Agreement and the VCOC Letter) or any one or more of them of every kind and description (whether evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Security Agreement.
     “Security Agreement” means this Security Agreement and all exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated.

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     “Software” means “software,” as such term is defined in Section 9-102(a)(75) of the UCC (or any other then applicable provision of the UCC).
     “Supporting Obligation” means “supporting obligation,” as such term is defined in Section 9-102(a)(77) of the UCC (or any other then applicable provision of the UCC).
     “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Subordinated Collateral Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     SECTION 2. Grant of Security Interest. As security for the Secured Obligations, and in order to induce the Purchasers to enter into the Purchase Agreement and to purchase the Subordinated Notes of the Company for the benefit of the Company upon the terms and subject to the conditions thereof, the Company hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Subordinated Collateral Agent on behalf of the Holders a security interest in and to all of the Company’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired or in which the Company now holds or hereafter acquires any interest (all of which being hereinafter collectively called the “Collateral”):
          (a) All Accounts;
          (b) All Chattel Paper;
          (c) All Commercial Tort Claims;
          (d) All Contracts;
          (e) All Deposit Accounts;
          (f) All Documents;
          (g) All Equipment;
          (h) All General Intangibles (including Payment Intangibles);
          (i) All Instruments;
          (j) All Inventory;
          (k) All Investment Property;
          (l) All Letter-of-Credit Rights;

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          (m) All Securities Accounts;
          (n) All Supporting Obligations;
          (o) All property of the Company held by Subordinated Collateral Agent or any Holder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Subordinated Collateral Agent or any Holder for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Company, or as to which the Company may have any right or power;
          (p) All other goods and personal property of the Company whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by the Company and wherever located; and
          (q) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.
     Notwithstanding the foregoing, the pledge of Investment Property in Subparagraph (k) above shall be limited, with respect to the stock of any foreign Subsidiary of the Company (whether now owned or hereafter acquired), to: (a) 65% (or, if less, the full percentage owned by such the Company) of the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Stock”) of such Subsidiary and (b) 100% (or, if less, the full percentage owned by such the Company) of the issued and outstanding shares of each class of capital stock or other ownership interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Stock‘”) of such Subsidiary.
     SECTION 3. Rights of Subordinated Collateral Agent; Collection of Accounts.
          (a) Notwithstanding anything contained in this Security Agreement to the contrary, the Company expressly agrees that it shall not default under any of its material Contracts, it shall observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such material Contract; provided, however, that the Company may suspend performance of its obligations under any material Contract in the event of a material breach of such material Contract by a third party. Neither Subordinated Collateral Agent nor any Holder shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to Subordinated Collateral Agent of a security interest therein or the receipt by Subordinated Collateral Agent or any Holder of any payment relating to any Contract pursuant hereto, nor shall Subordinated Collateral Agent nor any Holder be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the

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payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          (b) Subordinated Collateral Agent hereby authorizes the Company to collect its Accounts, provided, that Subordinated Collateral Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by Subordinated Collateral Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by the Company, received in payment of such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by the Company in precisely the form received (with all necessary endorsements) in a special bank account maintained by Subordinated Collateral Agent subject to withdrawal by Subordinated Collateral Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by the Company for and as Subordinated Collateral Agent’s property, and shall not be commingled with the Company’s other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, Subordinated Collateral Agent may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of Section 7.1(g), below, and any part of such funds which Subordinated Collateral Agent elects not to so apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Subordinated Collateral Agent to the Company. If an Event of Default has occurred and is continuing, at the request of Subordinated Collateral Agent, the Company shall deliver to Subordinated Collateral Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and the Company shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.
          (c) Subordinated Collateral Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying the Company of its intention to do so, notify Account Debtors of the Company, parties to the Contracts of the Company, obligors in respect of Instruments of the Company and obligors in respect of Chattel Paper of the Company that the Accounts and the right, title and interest of the Company in and under such Contracts, Instruments, and Chattel Paper have been assigned to Subordinated Collateral Agent, and that payments shall be made directly to Subordinated Collateral Agent. Upon the request of Subordinated Collateral Agent, the Company shall so notify its Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, Subordinated Collateral Agent may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Subordinated Collateral Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

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     SECTION 4. Representations and Warranties.
     4.1 The Company hereby represents and warrants to Subordinated Collateral Agent that:
          (a) The Company is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and merchantable title or rights thereto free and clear of any and all Liens, except for the Permitted Liens.
          (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by the Company in favor of Subordinated Collateral Agent pursuant to this Security Agreement or such as relate to other Permitted Liens.
          (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which the Company now has rights, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Subordinated Collateral Agent has a perfected first priority security interest in all of the Collateral in which the Company now has rights, subject only to the Permitted Liens. This Security Agreement will create a legal and valid and perfected first priority security interest in the Collateral in which the Company later acquires rights, when the Company acquires those rights, subject only to the Permitted Liens.
          (d) The Company’s exact legal name is set forth on the signature page hereto above its signature. The Company was formed and is presently organized as a corporation under the laws of the State of Delaware. The Company’s chief executive office, principal place of business, and the place where the Company maintains records concerning the Collateral are presently located at 4400 Baker Road, Minnetonka, Minnesota 55343 (which address, after April 1, 2006, shall be changed to 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344).
          (e) All Collateral with respect to which a security interest may be perfected by the secured party’s taking possession thereof, including, without limitation, all Chattel Paper, Instruments and certificated securities, is set forth on Schedule I. All action necessary to protect and perfect such security interest in each item set forth on Schedule I, including, without limitation, the delivery of all originals of such Collateral together with any necessary assignment in blank of certificated securities to Bank Agent, has been duly taken, or shall have been taken as of the Closing Date. All Letter-of-Credit Rights and Commercial Torts Claims of the Company are set forth on Schedule II. The security interest of Subordinated Collateral Agent in the Collateral is prior in right and interest to all other Liens, and is enforceable as such against creditors of and purchasers from the Company, subject only to Permitted Liens. The Company shall amend Schedule II from time to time within twenty (20) Business Days after obtaining any additional Letter-of-Credit Rights or Commercial Tort Claims.
          (f) The amount represented by the Company to Subordinated Collateral Agent from time to time as owing by each Account Debtor or by all Account Debtors

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in respect of the Accounts of the Company shall at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder.
          (g) The names and addresses of all financial institutions at which the Company maintains its Deposit Accounts and the account numbers and account names of such Deposit Accounts are listed on Schedule III. The Company shall amend Schedule III from time to time within twenty (20) Business Days after opening any additional Deposit Account or closing or changing the account number or account name on any existing Deposit Account.
          (h) The names and addresses of all institutions at which the Company maintains its Securities Accounts and the account numbers and account names of such Securities Accounts are listed on Schedule IV. The Company shall amend Schedule IV from time to time within twenty (20) Business Days after opening any additional Securities Account or closing or changing the account number or account name on any existing Securities Account.
          (i) The Company is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to Subordinated Collateral Agent by the Company under Section 2 of this Security Agreement, free and clear of any adverse claim, as defined in Section 8-102(a)(1) of the UCC (or any other then applicable provision of the UCC), except for the lien created in favor of Subordinated Collateral Agent by this Security Agreement and the other Transaction Documents and the lien created in favor of the Bank Agent.
     4.2 Special Representations with Respect to Pledged Investment Property
          (a) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the exercise by the Subordinated Collateral Agent of the voting or other rights provided for in this Security Agreement, except in connection with a disposition of the Investment Property as may be required by laws affecting the offering and sale of securities generally.
          (b) The Company has delivered to Subordinated Collateral Agent, or so long as the Senior Debt is outstanding, to the Bank Agent, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all stock certificates, instruments, notes, other certificated securities, other Collateral and all certificates, instruments and other writings evidencing the same.
          (c) All shares of the pledged Investment Property set forth on Schedule I and Schedule IV are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each issuer. Set forth in Schedule I and Schedule IV hereto is a true, complete and accurate list of all shares of stock issued by the Company’s direct Subsidiaries and all other securities owned by the Company
     SECTION 5. Covenants. The Company covenants and agrees with Subordinated Collateral Agent that from and after the date of this Security Agreement and until the Secured Obligations have been completely and finally paid in full:

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     5.1 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Subordinated Collateral Agent, and at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Subordinated Collateral Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to Subordinated Collateral Agent in any Contract or license held by the Company or in which the Company has any rights not heretofore assigned, (b) filing any financing statements, amendments or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Subordinated Collateral Agent in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, United States Copyright Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect Subordinated Collateral Agent’s interest in the Collateral, (d) transferring Collateral to Subordinated Collateral Agent’s possession (if a security interest in such Collateral can be perfected and free from an adverse claim only by possession), (e) filing financing statements as consignor pursuant to Sections 9-505(a) and 9-324(b) of the UCC (or any other then applicable provision of the UCC) in such jurisdictions as the Company maintains Inventory on consignment, (f) if requested by Subordinated Collateral Agent, placing the interest of Subordinated Collateral Agent as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by the Company or in or with respect to which the Company holds a beneficial interest, (g) obtaining waivers of Liens from landlords and mortgagees as required pursuant to the Purchase Agreement, (h) obtaining written acknowledgements from consignees, warehouse and other bailees of the prior lien of Subordinated Collateral Agent in and to the Collateral and that such third party is holding possession of the Collateral for the benefit of Subordinated Collateral Agent, and (i) using its commercially reasonable efforts to assist Subordinated Collateral Agent in obtaining control under the UCC with respect to any Collateral consisting of Deposit Accounts (with a balance that currently exceeds or is at any time expected to exceed $25,000), Securities Accounts (with investment or other assets that currently exceed or are at any time expected to exceed $25,000), Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. The Company also hereby authorizes Subordinated Collateral Agent, to the extent permitted by applicable law, to file any such financing statement, amendment or continuation statement (including consignment filings) without the signatures of the Company. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of the Company’s business, shall be duly endorsed in a manner satisfactory to Subordinated Collateral Agent or Bank Agent and delivered to Subordinated Collateral Agent or Bank Agent promptly upon the Company’s receipt thereof. The Company agrees to promptly deliver all certificated securities to Subordinated Collateral Agent or Bank Agent in suitable form for transfer, together with all duly executed instruments of transfer or assignments in blank.
     5.2 Continuous Pledge of Investment Property. The Company will, at all times, keep pledged to Subordinated Collateral Agent pursuant hereto all Investment Property constituting Collateral, all dividends and distributions with respect thereto, and all other Collateral and other Securities, Instruments, Proceeds and rights from time to time received by or distributable to the Company in respect of any Collateral.

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     5.3 Maintenance of Records. The Company shall keep and maintain at the Company’s own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by Subordinated Collateral Agent, all Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Prudential Capital Partners II, L.P., as Subordinated Collateral Agent, created by that certain Security Agreement, dated as of March 23, 2006, as the same may thereafter from time to time be amended, modified, supplemented or restated.”
     5.4 Limitation on Liens on Collateral. The Company shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except the Permitted Liens. The Company shall further defend the right, title and interest of Subordinated Collateral Agent in and to any of the Company’s rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.
     5.5 Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuation of any Event of Default, the Company shall not, without Bank Agent’s prior written consent so long as the Credit Agreement is in effect and without Subordinated Collateral Agent’s prior written consent any time thereafter, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of the Company’s business.
     5.6 Further Identification of Collateral. The Company shall, if so requested by Subordinated Collateral Agent, furnish to Subordinated Collateral Agent, as often as Subordinated Collateral Agent shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Subordinated Collateral Agent may reasonably request, all in reasonable detail.
     5.7 Notices. The Company shall advise Subordinated Collateral Agent promptly, in reasonable detail, of (a) any material Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral and (c) the occurrence of any other event which might have or result in a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder.
     5.8 Continuous Perfection. The Company shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the UCC (or any other then applicable provision of the UCC) unless the Company shall have given Subordinated Collateral Agent at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably

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requested by Subordinated Collateral Agent to amend such financing statement or continuation statement so that it is not seriously misleading. The Company shall not change such chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of the Company’s business, the Collateral or the records concerning the Collateral from those premises except as permitted by the Purchase Agreement.
     5.9 Authorizations with Respect to Financing Statements, etc. The Company hereby irrevocably authorizes Subordinated Collateral Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets” of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Chapter 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Company is an organization, the type of organization and any organization identification number issued to the Company, and (B) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates. The Company agrees to furnish any such information to Subordinated Collateral Agent promptly upon request. The Company also ratifies its authorization for Subordinated Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
     5.10 No Reincorporation. The Company shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof except as permitted in the Purchase Agreement.
     5.11 Terminations and Amendments Not Authorized. The Company acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of Subordinated Collateral Agent and agrees that it will not do so without the prior written consent of Subordinated Collateral Agent, subject to the Company’s rights under Section 9-509(d)(2) of the UCC.
     SECTION 6. Subordinated Collateral Agent’s Appointment as Attorney-in-Fact.
          (a) From and after the occurrence of an Event of Default, the Company hereby irrevocably constitutes and appoints Subordinated Collateral Agent, and any officer or Subordinated Collateral Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time at Subordinated Collateral Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Subordinated Collateral Agent the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

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               (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of the Company, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, note, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Subordinated Collateral Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;
               (ii) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Subordinated Collateral Agent and the Holders and not the Company; and
               (iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Subordinated Collateral Agent or as Subordinated Collateral Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against the Company with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Subordinated Collateral Agent may deem appropriate, (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Subordinated Collateral Agent were the absolute owner thereof for all purposes, and to do, at Subordinated Collateral Agent’s option and the Company’s expense, at any time, or from time to time, all acts and things which Subordinated Collateral Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and Subordinated Collateral Agent’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.
          (b) the Company hereby authorizes and ratifies, to the extent permitted by law, all that Subordinated Collateral Agent as said attorney in fact shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.
          (c) The powers conferred on Subordinated Collateral Agent and the Holders hereunder are solely to protect Subordinated Collateral Agent’s and the Holders’ interests in the Collateral and shall not impose any duty upon Subordinated Collateral Agent or the Holders to exercise any such powers. Subordinated Collateral Agent shall have no duty as to any Collateral, including any responsibility for (a) taking any necessary steps to preserve rights

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against prior parties or any other rights pertaining to any Collateral or (b) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not Subordinated Collateral Agent has or is deemed to have knowledge of such matters. Subordinated Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, Subordinated Collateral Agents or representatives shall be responsible to the Company for any act or failure to act, except for its own gross negligence or willful misconduct.
          (d) the Company also authorizes Subordinated Collateral Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Company in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 7, below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
          (e) If the Company fails to perform or comply with any of its agreements contained herein and Subordinated Collateral Agent, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and costs, of Subordinated Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the per annum rate of interest charged on the Subordinated Notes, shall be payable by the Company to Subordinated Collateral Agent within five (5) Business Days of demand and shall constitute Secured Obligations secured hereby.
     SECTION 7. Rights and Remedies Upon Default.
          7.1 Generally.
               (a) If any Event of Default shall occur and be continuing, Subordinated Collateral Agent may exercise, in addition to all other rights and remedies granted to it under this Security Agreement, the Purchase Agreement, the other Transaction Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event Subordinated Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided for herein) the Collateral, and in connection with liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any trademark, trade name, trade style, copyright, or process used or owned by the Company; and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an

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option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Subordinated Collateral Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Company authorizes Subordinated Collateral Agent, on the terms set forth in this Section 7, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of Subordinated Collateral Agent, appears to be prior or superior to its security interest. Subordinated Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases. Subordinated Collateral Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Company further agrees, at Subordinated Collateral Agent’s request, to assemble the Collateral and make it available to Subordinated Collateral Agent at places which Subordinated Collateral Agent shall reasonably select, whether at the Company’s premises or elsewhere. Subordinated Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7.1(g), below, and only after so paying over such net proceeds and after the payment by Subordinated Collateral Agent of any other amount required by any provision of law, including Section 9-608(a)(1)(C) of the UCC (or any other then applicable provision of the UCC), need Subordinated Collateral Agent account for the surplus, if any, to the Company. To the maximum extent permitted by applicable law, the Company waives all claims, damages, and demands against Subordinated Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Subordinated Collateral Agent. The Company agrees that Subordinated Collateral Agent need not give more than ten (10) days’ prior written notice (which notification shall be deemed given in accordance with the Purchase Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.
               (b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Subordinated Collateral Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), Subordinated Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as Subordinated Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 7.1(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Subordinated Collateral Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own

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account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7.1(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Subordinated Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Subordinated Collateral Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.
               (c) the Company agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Subordinated Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and the Company further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Subordinated Collateral Agent be liable nor accountable to the Company for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
               (d) the Company also agrees to pay all fees, costs and expenses of Subordinated Collateral Agent, including, without limitation, attorneys’ fees and costs, incurred in connection with the enforcement of any of its rights and remedies hereunder.
               (e) the Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
               (f) the Company agrees that a breach of any covenants contained in this Section 7 will cause irreparable injury to Subordinated Collateral Agent and the Holders, that in such event Subordinated Collateral Agent and the Holders would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 7 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.
               (g) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Subordinated Collateral Agent to the Secured Obligations in any manner whatsoever as Subordinated Collateral Agent shall choose in its sole and absolute discretion.

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     7.2 Voting Rights; Dividends. The Company agrees that from and after the occurrence of an Event of Default and the Company’s receipt of written notice from Subordinated Collateral Agent that all voting and Distribution rights of the Company with respect to the Collateral are terminated:
          (a) The Company shall deliver to the Subordinated Collateral Agent all dividends, distributions, Securities, Instruments, Proceeds and all other cash payments or other rights received by or distributable to the Company in respect of any Collateral;
          (b) Subordinated Collateral Agent may (but shall not be obligated to) exclusively exercise the voting power and all other incidental rights of ownership with respect to any pledged Investment Property and the Company hereby grants Subordinated Collateral Agent an irrevocable proxy, exercisable under such circumstances to vote such pledged Collateral;
          (c) The Company shall promptly deliver to Subordinated Collateral Agent such additional proxies and other documents as may be necessary to allow Subordinated Collateral Agent to exercise such voting power; and
          (d) All dividends, distributions, Securities, Instruments, Proceeds and all other cash payments or other rights which may be at any time or from time to time held by the the Company in respect of any Collateral which the Company is obligated to deliver to Subordinated Collateral Agent shall, until such delivery to Subordinated Collateral Agent, be held by the Company separate from its other property in trust for Subordinated Collateral Agent.
     Notwithstanding the foregoing, prior to the occurrence of an Event of Default and the Company’s receipt of the above referenced notice, the Company may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof; provided, however, that the Company shall not exercise or refrain from exercising any such rights where the consequence of such action or inaction would be (i) to impair any Collateral, the Lien granted to Subordinated Collateral Agent on behalf of the Holders therein, the first priority of such Lien or Subordinated Collateral Agent’s and the Holders’ rights and remedies hereunder with respect to any Collateral or (ii) otherwise inconsistent with the terms of this Security Agreement and the other Transaction Documents.
     SECTION 8. Limitation on Subordinated Collateral Agent’s Duty in Respect of Collateral. Subordinated Collateral Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC (or any other then applicable provision of the UCC).
     SECTION 9. Reinstatement. To the extent permitted by law, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in

17

amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     SECTION 10. Miscellaneous.
          10.1 Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon the Company or Subordinated Collateral Agent under this Security Agreement shall be given as provided in paragraph 12I of the Purchase Agreement.
          10.2 Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
          10.3 Headings. The section headings and captions appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.
          10.4 No Waiver; Cumulative Remedies.
               (a) Subordinated Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Purchase Agreement or the other Transaction Documents, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Transaction Documents.
               (b) The rights and remedies hereunder provided or provided under the Purchase Agreement or the other Transaction Documents are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Transaction Documents.
               (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Company and Subordinated Collateral Agent (with the written approval of the Required Holder(s) or such other Person, if such approval is required under the Purchase Agreement).
          10.5 Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.
          10.6 Termination of this Security Agreement. Subject to Section 9, above, this Security Agreement shall terminate upon the full, complete and final payment of the Secured Obligations and the termination of the commitments under the Purchase Agreement.

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          10.7 Successors and Assigns. This Security Agreement and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of Subordinated Collateral Agent on behalf of the Holders hereunder, inure to the benefit of Subordinated Collateral Agent, the Holders, any future holder of the Notes and their respective successors and assigns. The Company may not assign or transfer its rights or obligations under this Security Agreement without the prior written consent of Subordinated Collateral Agent and each Holder. Any purported assignment or transfer in contravention of the foregoing shall be null and void. No sales of participations, other than sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to Subordinated Collateral Agent on behalf of the Holders hereunder.
          10.8 Further Indemnification. The Company agrees to pay, and to save Subordinated Collateral Agent and the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.
          10.9 Governing Law. THIS SECURITY AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
          10.10 Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
          10.11 Intercreditor Agreement. The Liens created by this Security Agreement and the exercise of any right or remedy hereunder are subject to the Intercreditor Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the Company and Subordinated Collateral Agent have caused this Security Agreement to be executed as of the day and year first above written.

COMPANY:

FINGERHUT DIRECT MARKETING, INC., a Delaware corporation

By:

Name:

Title:

SUBORDINATED COLLATERAL AGENT:

PRUDENTIAL CAPITAL PARTNERS II, L.P.

By:

Name:

Title:

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SCHEDULE I
COLLATERAL REQUIRING POSSESSION FOR PERFECTION
SCHEDULE I

SCHEDULE II
LETTER-OF-CREDIT RIGHTS AND COMMERCIAL TORT CLAIMS
SCHEDULE II

SCHEDULE III
DEPOSIT ACCOUNTS
SCHEDULE III

SCHEDULE IV
SECURITIES ACCOUNTS
SCHEDULE IV

EXHIBIT H
[FORM OF SUBSIDIARY SECURITY AGREEMENT]
     THIS SUBSIDIARY SECURITY AGREEMENT, dated as of March 23, 2006, is made by and between each of the Persons listed on the signature pages hereto (each a “Grantor” and collectively, “Grantors”), and PRUDENTIAL CAPITAL PARTNERS II, L.P., as collateral agent for the Holders referenced below (in such capacity, “Subordinated Collateral Agent”).
RECITALS
     A. Pursuant to that certain Securities Purchase Agreement, dated concurrently herewith (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Purchase Agreement”), by and among Fingerhut Direct Marketing, Inc., a Delaware corporation, (the “Company”) and the purchasers party thereto (collectively, the “Purchasers” and, together with any person who becomes a holder of any Subordinated Note (as defined below) the “Holders”), pursuant to which the Purchasers have agreed, among other things, to purchase $30,000,000 aggregate principal amount of the 13.00% Senior Subordinated Secured Notes due, March 24, 2013 (the “Subordinated Notes”) of the Company for the purposes, and on the terms and subject to the conditions, set forth in the Purchase Agreement.
     B. Prior to the closing of the Purchase Agreement and the purchase of the Subordinated Notes and Warrants of the Company, Subordinated Collateral Agent has required that Grantors enter into that certain Guaranty Agreement dated concurrently herewith in favor of Subordinated Collateral Agent on behalf of the Holders, guaranteeing the Obligations as defined in the Purchase Agreement (the “Subsidiary Guaranty”).
     C. The Purchasers’ obligations to purchase Subordinated Notes of the Company under the Purchase Agreement are subject, among other conditions, to receipt by Subordinated Collateral Agent of this Security Agreement, duly executed by Grantors.
AGREEMENT
     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors hereby agree with Subordinated Collateral Agent as follows:
     SECTION 1. Definitions and Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Purchase Agreement shall have the respective meanings given to those terms in the Purchase Agreement, and all terms defined in the UCC (as hereinafter defined) shall have the respective meanings given to those terms in the UCC. When used in this Security Agreement, the following terms shall have the following respective meanings:
     “Account Debtor” means any “account debtor,” as such term is defined in Section 9-102(a)(3) of the UCC (or any other then applicable provision of the UCC).
     “Account” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include,

without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by such Grantor or from any other transaction, whether or not the same involves the sale of goods or services by such Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Grantors’ rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of such Grantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to a Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by such Grantor (whether or not yet earned by performance on the part of a Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
     “Chattel Paper” means any “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC (or any other then applicable provision of the UCC), including, without limitation, electronic chattel paper and tangible chattel paper.
     “Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.
     “Commercial Tort Claim” means any “commercial tort claim,” as such term is defined in Section 9-102(a)(13) of the UCC (or any other then applicable provision of the UCC) which is set forth on Schedule II hereto.
     “Contracts” means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
     “Deposit Account” means any “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC (or any other then applicable provision of the UCC), and should include, without limitation, any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of a Grantor, or in which a Grantor now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization and all funds and amounts therein, whether or not restricted or designated for a particular purpose.
     “Documents” means any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC (or any other then applicable provision of the UCC).

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     “Equipment” means any “equipment,” as such term is defined in Section 9-102(a)(33) of the UCC (or any other then applicable provision of the UCC), now or hereafter owned or acquired by a Grantor or in which a Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all machinery, equipment, fixtures, furniture, furnishings, trade fixtures, vehicles, trucks, mainframe, personal and other computers, terminals and printers and related components and accessories, all copiers, telephonic, video, electronic data-processing, data storage equipment and other equipment of any nature whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
     “General Intangibles” means any “general intangibles,” as such term is defined in Section 9-102(a)(42) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all right, title and interest which a Grantor may now or hereafter have in or under any Contract, all customer lists, all proprietary or confidential information, inventions (whether or not patented or patentable), interests in partnerships, joint ventures and other business associations, permits, books and records, goodwill, claims in or under insurance policies, including unearned premiums, Payment Intangibles, Software, uncertificated securities, cash and other forms of money or currency, rights to receive tax refunds and other payments and rights of indemnification.
     “Instruments” means any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC (or any other then applicable provision of the UCC) including, without limitation, all notes, certificated securities and all other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of March 23, 2006, between the Subordinated Collateral Agent and the Bank Agent.
     “Inventory” means any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC (or any other then applicable provision of the UCC), wherever located, now or hereafter owned or acquired by a Grantor or in which a Grantor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of a Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in a Grantor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Subordinated Collateral Agent from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of a Grantor or is held by a Grantor or by others for a Grantor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory of a Grantor which may be located on the premises of a Grantor or of any carriers, forwarding Subordinated Collateral Agents, truckers, warehousemen, vendors, selling Subordinated Collateral Agents or other persons.

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     “Investment Property” means any “investment property,” as such term is defined in Section 9-102(a)(49) of the UCC (or any other then applicable provision of the UCC) and shall include, without limitation, all certificated securities, uncertificated securities, security entitlements, security accounts, commodity contracts and commodity accounts as each such term is defined in the UCC.
     “Letter-of-Credit Right” means “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC (or any other then applicable provision of the UCC).
     “Payment Intangible” means “payment intangible,” as such term is defined in Section 9-102(a)(61) of the UCC (or any other then applicable provision of the UCC).
     “Permitted Liens” shall mean (a) “Permitted Liens” as defined in the Purchase Agreement and (b) Liens permitted by paragraph 6A(i) of the Purchase Agreement.
     “Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC (or any other then applicable provision of the UCC), and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to a Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) all certificates, dividends, cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
     “Securities Account” means “securities account,” as such term is defined in Section 8-501(a) of the UCC (or any other then applicable provision of the UCC).
     “Secured Obligations” shall mean: (a) the Obligations, (b) all obligations of any Grantor under the Guaranty and (c) all liabilities and obligations, howsoever arising, owed by Grantors to Subordinated Collateral Agent or the Holders (excluding the Warrants, the Investor Rights Agreement, the Stockholders Agreement, the Equityholder Agreement and the VCOC Letter) or any one or more of them of every kind and description (whether evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement.
     “Security Agreement” means this Security Agreement and all exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated.
     “Software” means “software,” as such term is defined in Section 9-102(a)(75) of the UCC (or any other then applicable provision of the UCC).
     “Supporting Obligation” means “supporting obligation,” as such term is defined in Section 9-102(a)(77) of the UCC (or any other then applicable provision of the UCC).

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     “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Subordinated Collateral Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     SECTION 2. Grant of Security Interest. As security for the Secured Obligations, and in order to induce the Purchasers to enter into the Purchase Agreement and to purchase the Subordinated Notes of the Company for the benefit of the Company upon the terms and subject to the conditions thereof, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Subordinated Collateral Agent on behalf of the Holders a security interest in and to all of such Grantor’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired or in which such Grantor now holds or hereafter acquires any interest (all of which being hereinafter collectively called the “Collateral”) :
               (a) All Accounts;
               (b) All Chattel Paper;
               (c) All Commercial Tort Claims;
               (d) All Contracts;
               (e) All Deposit Accounts;
               (f) All Documents;
               (g) All Equipment;
               (h) All General Intangibles (including Payment Intangibles);
               (i) All Instruments;
               (j) All Inventory;
               (k) All Investment Property;
               (l) All Letter-of-Credit Rights;
               (m) All Securities Accounts;
               (n) All Supporting Obligations;
               (o) All property of such Grantor held by Subordinated Collateral Agent or any Holder, including, without limitation, all property of every description now or

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hereafter in the possession or custody of or in transit to Subordinated Collateral Agent or any Holder for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;
               (p) All other goods and personal property of such Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by such Grantor and wherever located; and
               (q) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.
     Notwithstanding the foregoing, the pledge of Investment Property in Subparagraph (k) above shall be limited, with respect to the stock of any foreign Subsidiary of a Grantor (whether now owned or hereafter acquired), to: (a) 65% (or, if less, the full percentage owned by such Grantor) of the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Stock”) of such Subsidiary and (b) 100% (or, if less, the full percentage owned by such Grantor) of the issued and outstanding shares of each class of capital stock or other ownership interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Stock”) of such Subsidiary.
     SECTION 3. Rights of Subordinated Collateral Agent; Collection of Accounts.
               (a) Notwithstanding anything contained in this Security Agreement to the contrary, each Grantor expressly agrees that it shall not default under any of its material Contracts, it shall observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such material Contract; provided, however, that each Grantor may suspend performance of its obligations under any material Contract in the event of a material breach of such material Contract by a third party. Neither Subordinated Collateral Agent nor any Holder shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to Subordinated Collateral Agent of a security interest therein or the receipt by Subordinated Collateral Agent or any Holder of any payment relating to any Contract pursuant hereto, nor shall Subordinated Collateral Agent nor any Holder be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
               (b) Subordinated Collateral Agent hereby authorizes each Grantor to collect its Accounts, provided, that Subordinated Collateral Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by Subordinated Collateral Agent at any time during the

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continuation of any Event of Default, any Proceeds, when first collected by such Grantor, received in payment of such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by Subordinated Collateral Agent subject to withdrawal by Subordinated Collateral Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as Subordinated Collateral Agent’s property, and shall not be commingled with such Grantor’s other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, Subordinated Collateral Agent may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of Section 7.1(g), below, and any part of such funds which Subordinated Collateral Agent elects not to so apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Subordinated Collateral Agent to Grantors. If an Event of Default has occurred and is continuing, at the request of Subordinated Collateral Agent, Grantors shall deliver to Subordinated Collateral Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and Grantors shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.
     (c) Subordinated Collateral Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying Grantors of its intention to do so, notify Account Debtors of Grantors, parties to the Contracts of Grantors, obligors in respect of Instruments of Grantors and obligors in respect of Chattel Paper of Grantors that the Accounts and the right, title and interest of Grantors in and under such Contracts, Instruments, and Chattel Paper have been assigned to Subordinated Collateral Agent, and that payments shall be made directly to Subordinated Collateral Agent. Upon the request of Subordinated Collateral Agent, Grantors shall so notify its Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, Subordinated Collateral Agent may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Subordinated Collateral Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.
     SECTION 4. Representations and Warranties.
          4.1 Each Grantor hereby represents and warrants to Subordinated Collateral Agent that:
               (a) Such Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and merchantable title or rights thereto free and clear of any and all Liens, except for the Permitted Liens.

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               (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by such Grantor in favor of Subordinated Collateral Agent pursuant to this Security Agreement or such as relate to other Permitted Liens.
               (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which such Grantor now has rights, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Subordinated Collateral Agent has a perfected first priority security interest in all of the Collateral in which such Grantor now has rights, subject only to the Permitted Liens. This Security Agreement will create a legal and valid and perfected first priority security interest in the Collateral in which such Grantor later acquires rights, when such Grantor acquires those rights, subject only to the Permitted Liens.
               (d) Each Grantor’s exact legal name is set forth on the signature page hereto above its signature. Each Grantor was formed and is presently organized as a corporation under the laws of the state set forth on the signature page hereto above its signature. Each Grantor’s chief executive office, principal place of business, and the place where such Grantor maintains records concerning the Collateral are presently located at the addresses set forth on Schedule V hereto.
               (e) All Collateral with respect to which a security interest may be perfected by the secured party’s taking possession thereof, including, without limitation, all Chattel Paper, Instruments and certificated securities, is set forth on Schedule I. All action necessary to protect and perfect such security interest in each item set forth on Schedule I, including, without limitation, the delivery of all originals of such Collateral together with any necessary assignment in blank of certificated securities to Bank Agent, has been duly taken, or shall have been taken as of the Closing Date. All Letter-of-Credit Rights and Commercial Torts Claims of Grantors are set forth on Schedule II. The security interest of Subordinated Collateral Agent in the Collateral is prior in right and interest to all other Liens, and is enforceable as such against creditors of and purchasers from a Grantor, subject to Permitted Liens. Grantors shall amend Schedule II from time to time within twenty (20) Business Days after obtaining any additional Letter-of-Credit Rights or Commercial Tort Claims.
               (f) The amount represented by Grantors to Subordinated Collateral Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of Grantors shall at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder.
               (g) The names and addresses of all financial institutions at which Grantors maintain their respective Deposit Accounts and the account numbers and account names of such Deposit Accounts are listed on Schedule III. Grantors shall amend Schedule III from time to time within twenty (20) Business Days after opening any additional Deposit Account or closing or changing the account number or account name on any existing Deposit Account.

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               (h) The names and addresses of all institutions at which Grantors maintain their respective Securities Accounts and the account numbers and account names of such Securities Accounts are listed on Schedule IV. Grantors shall amend Schedule IV from time to time within twenty (20) Business Days after opening any additional Securities Account or closing or changing the account number or account name on any existing Securities Account.
               (i) Each Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to Subordinated Collateral Agent by such Grantor under Section 2 of this Security Agreement, free and clear of any adverse claim, as defined in Section 8-102(a)(1) of the UCC (or any other then applicable provision of the UCC), except for the lien created in favor of Subordinated Collateral Agent by this Security Agreement and the other Transaction Documents and the lien created in favor of the Bank Agent.
          4.2 Special Representations with Respect to Pledged Investment Property
               (a) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the exercise by the Subordinated Collateral Agent of the voting or other rights provided for in this Security Agreement, except in connection with a disposition of the Investment Property as may be required by laws affecting the offering and sale of securities generally.
               (b) Each Grantor has delivered to Subordinated Collateral Agent, or so long as the Senior Debt is outstanding, to the Bank Agent, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all stock certificates, instruments, notes, other certificated securities, other Collateral and all certificates, instruments and other writings evidencing the same.
               (c) All shares of the pledged Investment Property set forth on Schedule I and Schedule IV are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each issuer. Set forth in Schedule I and Schedule IV hereto is a true, complete and accurate list of all shares of stock issued by a Grantor’s direct Subsidiaries and all other securities owned by such Grantor
     SECTION 5. Covenants. Each Grantor covenants and agrees with Subordinated Collateral Agent that from and after the date of this Security Agreement and until the Secured Obligations have been completely and finally paid in full:
          5.1 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Subordinated Collateral Agent, and at the sole expense of a Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Subordinated Collateral Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to Subordinated Collateral Agent in any Contract or license held by such Grantor or in which such Grantor has any rights not heretofore assigned, (b) filing any financing statements,

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amendments or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Subordinated Collateral Agent in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, United States Copyright Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect Subordinated Collateral Agent’s interest in the Collateral, (d) transferring Collateral to Subordinated Collateral Agent’s possession (if a security interest in such Collateral can be perfected and free from an adverse claim only by possession), (e) filing financing statements as consignor pursuant to Sections 9-505(a) and 9-324(b) of the UCC (or any other then applicable provision of the UCC) in such jurisdictions as such Grantor maintains Inventory on consignment, (f) if requested by Subordinated Collateral Agent, placing the interest of Subordinated Collateral Agent as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by such Grantor or in or with respect to which such Grantor holds a beneficial interest, (g) obtaining waivers of Liens from landlords and mortgagees as required pursuant to the Purchase Agreement, (h) obtaining written acknowledgements from consignees, warehouse and other bailees of the prior lien of Subordinated Collateral Agent in and to the Collateral and that such third party is holding possession of the Collateral for the benefit of Subordinated Collateral Agent, and (i) using its commercially reasonable efforts to assist Subordinated Collateral Agent in obtaining control under the UCC with respect to any Collateral consisting of Deposit Accounts (with a balance that currently exceeds or is at any time expected to exceed $25,000), Securities Accounts (with investment or other assets that currently exceed or are at any time expected to exceed $25,000), Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. Each Grantor also hereby authorizes Subordinated Collateral Agent, to the extent permitted by applicable law, to file any such financing statement, amendment or continuation statement (including consignment filings) without the signatures of such Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of a Grantor’s business, shall be duly endorsed in a manner satisfactory to Subordinated Collateral Agent or Bank Agent and delivered to Subordinated Collateral Agent or Bank Agent promptly upon such Grantor’s receipt thereof. Each Grantor agrees to promptly deliver all certificated securities to Subordinated Collateral Agent or Bank Agent in suitable form for transfer, together with all duly executed instruments of transfer or assignments in blank.
          5.2 Continuous Pledge of Investment Property. Each Grantor will, at all times, keep pledged to Subordinated Collateral Agent pursuant hereto all Investment Property constituting Collateral, all dividends and distributions with respect thereto, and all other Collateral and other Securities, Instruments, Proceeds and rights from time to time received by or distributable to such Grantor in respect of any Collateral.
          5.3 Maintenance of Records. Each Grantor shall keep and maintain at such Grantor’s own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by Subordinated Collateral Agent, all Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Prudential Capital Partners II, L.P., as Subordinated Collateral Agent, created by that certain Subsidiary Security

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Agreement, dated as of March 23, 2006, as the same may thereafter from time to time be amended, modified, supplemented or restated.”
          5.4 Limitation on Liens on Collateral. No Grantor shall create, permit or suffer to exist, and each Grantor shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except the Permitted Liens. Each Grantor shall further defend the right, title and interest of Subordinated Collateral Agent in and to any of such Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.
          5.5 Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuation of any Event of Default, no Grantor shall, without Bank Agent’s prior written consent so long as the Credit Agreement is in effect and without Subordinated Collateral Agent’s prior written consent any time thereafter, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of such Grantor’s business.
          5.6 Further Identification of Collateral. Each Grantor shall, if so requested by Subordinated Collateral Agent, furnish to Subordinated Collateral Agent, as often as Subordinated Collateral Agent shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Subordinated Collateral Agent may reasonably request, all in reasonable detail.
          5.7 Notices. Each Grantor shall advise Subordinated Collateral Agent promptly, in reasonable detail, of (a) any material Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral and (c) the occurrence of any other event which might have or result in a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder.
          5.8 Continuous Perfection. No Grantor shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the UCC (or any other then applicable provision of the UCC) unless such Grantor shall have given Subordinated Collateral Agent at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Subordinated Collateral Agent to amend such financing statement or continuation statement so that it is not seriously misleading. No Grantor shall change such chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of such Grantor’s business, the Collateral or the records concerning the Collateral from those premises except as permitted by the Purchase Agreement.

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          5.9 Authorizations with Respect to Financing Statements, etc. Each Grantor hereby irrevocably authorizes Subordinated Collateral Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets” of a Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Chapter 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to furnish any such information to Subordinated Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for Subordinated Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
          5.10 No Reincorporation. No Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof except as permitted in the Purchase Agreement.
          5.11 Terminations and Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of Subordinated Collateral Agent and agrees that it will not do so without the prior written consent of Subordinated Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
     SECTION 6. Subordinated Collateral Agent’s Appointment as Attorney-in-Fact.
               (a) From and after the occurrence of an Event of Default, each Grantor hereby irrevocably constitutes and appoints Subordinated Collateral Agent, and any officer or Subordinated Collateral Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at Subordinated Collateral Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Subordinated Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:
                    (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of such Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, note, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any

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court of law or equity or otherwise deemed appropriate by Subordinated Collateral Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;
                    (ii) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Subordinated Collateral Agent and the Holders and not such Grantor; and
                    (iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Subordinated Collateral Agent or as Subordinated Collateral Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Subordinated Collateral Agent may deem appropriate, (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Subordinated Collateral Agent were the absolute owner thereof for all purposes, and to do, at Subordinated Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which Subordinated Collateral Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and Subordinated Collateral Agent’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.
               (b) Each Grantor hereby authorizes and ratifies, to the extent permitted by law, all that Subordinated Collateral Agent as said attorney in fact shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.
               (c) The powers conferred on Subordinated Collateral Agent and the Holders hereunder are solely to protect Subordinated Collateral Agent’s and the Holders’ interests in the Collateral and shall not impose any duty upon Subordinated Collateral Agent or the Holders to exercise any such powers. Subordinated Collateral Agent shall have no duty as to any Collateral, including any responsibility for (a) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (b) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not Subordinated Collateral Agent has or is deemed to have knowledge of such matters. Subordinated Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, Subordinated Collateral Agents or representatives shall be

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responsible to a Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.
               (d) Each Grantor also authorizes Subordinated Collateral Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 7, below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
               (e) If a Grantor fails to perform or comply with any of its agreements contained herein and Subordinated Collateral Agent, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and costs, of Subordinated Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the per annum rate of interest charged on the Subordinated Notes, shall be payable by such Grantor to Subordinated Collateral Agent within five (5) Business Days of demand and shall constitute Secured Obligations secured hereby.
     SECTION 7. Rights and Remedies Upon Default.
          7.1 Generally.
               (a) If any Event of Default shall occur and be continuing, Subordinated Collateral Agent may exercise, in addition to all other rights and remedies granted to it under this Security Agreement, the Purchase Agreement, the other Transaction Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Subordinated Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided for herein) the Collateral, and in connection with liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any trademark, trade name, trade style, copyright, or process used or owned by such Grantor; and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Subordinated Collateral Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Grantor authorizes Subordinated Collateral Agent, on the terms set forth in this Section 7, to enter the premises where the Collateral is located, to take possession of the

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Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of Subordinated Collateral Agent, appears to be prior or superior to its security interest. Subordinated Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases. Subordinated Collateral Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor further agrees, at Subordinated Collateral Agent’s request, to assemble the Collateral and make it available to Subordinated Collateral Agent at places which Subordinated Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Subordinated Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7.1(g), below, and only after so paying over such net proceeds and after the payment by Subordinated Collateral Agent of any other amount required by any provision of law, including Section 9-608(a)(1)(C) of the UCC (or any other then applicable provision of the UCC), need Subordinated Collateral Agent account for the surplus, if any, to a Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Subordinated Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Subordinated Collateral Agent. Each Grantor agrees that Subordinated Collateral Agent need not give more than ten (10) days’ prior written notice (which notification shall be deemed given in accordance with the Purchase Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.
               (b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Subordinated Collateral Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), Subordinated Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as Subordinated Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 7.1(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Subordinated Collateral Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7.1(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Subordinated Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at

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auction) be conducted subject to such restrictions as Subordinated Collateral Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.
               (c) Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Subordinated Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Subordinated Collateral Agent be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
               (d) Each Grantor also agrees to pay all fees, costs and expenses of Subordinated Collateral Agent, including, without limitation, attorneys’ fees and costs, incurred in connection with the enforcement of any of its rights and remedies hereunder.
               (e) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
               (f) Each Grantor agrees that a breach of any covenants contained in this Section 7 will cause irreparable injury to Subordinated Collateral Agent and the Holders, that in such event Subordinated Collateral Agent and the Holders would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 7 shall be specifically enforceable against a Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.
               (g) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Subordinated Collateral Agent to the Secured Obligations in any manner whatsoever as Subordinated Collateral Agent shall choose in its sole and absolute discretion.
     7.2 Voting Rights; Dividends. Each Grantor agrees that from and after the occurrence of an Event of Default and a Grantor’s receipt of written notice from Subordinated Collateral Agent that all voting and Distribution rights of Grantor with respect to the Collateral are terminated:

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               (a) Each Grantor shall deliver to the Subordinated Collateral Agent all dividends, distributions, Securities, Instruments, Proceeds and all other cash payments or other rights received by or distributable to the such Grantor in respect of any Collateral;
               (b) Subordinated Collateral Agent may (but shall not be obligated to) exclusively exercise the voting power and all other incidental rights of ownership with respect to any pledged Investment Property and such Grantor hereby grants Subordinated Collateral Agent an irrevocable proxy, exercisable under such circumstances to vote such pledged Collateral;
               (c) Each Grantor shall promptly deliver to Subordinated Collateral Agent such additional proxies and other documents as may be necessary to allow Subordinated Collateral Agent to exercise such voting power; and
               (d) All dividends, distributions, Securities, Instruments, Proceeds and all other cash payments or other rights which may be at any time or from time to time held by a Grantor in respect of any Collateral which such Grantor is obligated to deliver to Subordinated Collateral Agent shall, until such delivery to Subordinated Collateral Agent, be held by the such Grantor separate from its other property in trust for Subordinated Collateral Agent.
     Notwithstanding the foregoing, prior to the occurrence of an Event of Default and any Grantor’s receipt of the above referenced notice, such Grantor may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof; provided, however, that such Grantor shall not exercise or refrain from exercising any such rights where the consequence of such action or inaction would be (i) to impair any Collateral, the Lien granted to Subordinated Collateral Agent on behalf of the Holders therein, the first priority of such Lien or Subordinated Collateral Agent’s and the Holders’ rights and remedies hereunder with respect to any Collateral or (ii) otherwise inconsistent with the terms of this Security Agreement and the other Transaction Documents.
     SECTION 8. Limitation on Subordinated Collateral Agent’s Duty in Respect of Collateral. Subordinated Collateral Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC (or any other then applicable provision of the UCC).
     SECTION 9. Reinstatement. To the extent permitted by law, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against a Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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     SECTION 10. Miscellaneous.
          10.1 Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon such Grantor or Subordinated Collateral Agent under this Security Agreement shall be given as provided in paragraph 121 of the Purchase Agreement.
          10.2 Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
          10.3 Headings. The section headings and captions appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.
          10.4 No Waiver; Cumulative Remedies.
               (a) Subordinated Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Purchase Agreement or the other Transaction Documents, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on anyone or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Transaction Documents.
               (b) The rights and remedies hereunder provided or provided under the Purchase Agreement or the other Transaction Documents are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Transaction Documents.
               (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by a Grantor and Subordinated Collateral Agent (with the written approval of the Required Holder(s) or such other Person, if such approval is required under the Purchase Agreement).
          10.5 Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.
          10.6 Termination of this Security Agreement. Subject to Section 9, above, this Security Agreement shall terminate upon the full, complete and final payment of the Secured Obligations and the termination of the commitments under the Purchase Agreement.
          10.7 Successors and Assigns. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and permitted assigns of Grantors, and shall, together with the rights and remedies of Subordinated Collateral Agent on behalf of the Holders hereunder, inure to the benefit of Subordinated Collateral Agent, the Holders, any future holder of the Notes and their respective successors and assigns. Grantors may not assign or

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transfer its rights or obligations under this Security Agreement without the prior written consent of Subordinated Collateral Agent and each Holder. Any purported assignment or transfer in contravention of the foregoing shall be null and void. No sales of participations, other than sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to Subordinated Collateral Agent on behalf of the Holders hereunder.
          10.8 Further Indemnification. Each Grantor agrees to pay, and to save Subordinated Collateral Agent and the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.
          10.9 Governing Law. THIS SECURITY AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
          10.10 Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
          10.11 Additional Grantors. If, pursuant to the terms and conditions of the Purchase Agreement, the Company shall be required to cause any Subsidiary of Company that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Subordinated Collateral Agent a Joinder Agreement in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto.
          10.12 Joint and Several Liability. In addition and notwithstanding anything to the contrary contained in this Subsidiary Security Agreement or in any other document, instrument or agreement between or among any of Subordinated Collateral Agent, the Holders, Grantors or any third party, the obligations of each Grantor with respect to the Secured Obligations shall be joint and several with any other person or entity that now or hereafter executes a guaranty of any of the Secured Obligations separate from this Subsidiary Security Agreement.
          10.13 Intercreditor Agreement. The Liens created by this Subsidiary Security Agreement and the exercise of any right or remedy hereunder are subject to the Intercreditor Agreement.

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     IN WITNESS WHEREOF, each Grantor and Subordinated Collateral Agent have caused this Security Agreement to be executed as of the day and year first above written.

GRANTORS:

FINGERHUT FULFILLMENT INC., a Delaware corporation

By:

Name:

Title:

Address for Notices:

SUBORDINATED COLLATERAL AGENT:

PRUDENTIAL CAPITAL PARTNERS II, L.P.

By:

Name:

Title:

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SCHEDULE I
COLLATERAL REQUIRING POSSESSION FOR PERFECTION
SCHEDULE I

SCHEDULE II
LETTER-OF-CREDIT RIGHTS AND COMMERCIAL TORT CLAIMS
SCHEDULE II

SCHEDULE III
DEPOSIT ACCOUNTS
SCHEDULE III

SCHEDULE IV
SECURITIES ACCOUNTS
SCHEDULE IV

SCHEDULE V
ADDRESSES
SCHEDULE IV

ANNEX 1
JOINDER AGREEMENT
     This Joinder Agreement, dated as of _________, _____ , is delivered pursuant to Section 10.11 of the Subsidiary Security Agreement dated as of March 23, 2006, among one or more direct and indirect Subsidiaries of Fingerhut Direct Marketing, Inc. (“Company”) from time to time party thereto as Grantors in favor of Prudential Capital Partners II, L.P., as Subordinated Collateral Agent (the “Subsidiary Security Agreement”). Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Guaranty Agreement.
     By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 10.11 of the Subsidiary Security Agreement, hereby becomes a party to the Subsidiary Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein.
     This Joinder Agreement shall be governed by, and construed in accordance with the laws of the State of Illinois.
     In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Grantor]
By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date of this Joinder Agreement first above written.

Prudential Capital Partners II, L.P., as Subordinated Collateral Agent

By:

Name:
Title:
SCHEDULE IV

EXHIBIT I
[FORM OF SECURITY AGREEMENT (INTELLECTUAL PROPERTY)]
     THIS SECURITY AGREEMENT (this “Agreement”), dated as of March 23, 2006, is made by and between FINGERHUT DIRECT MARKETING, INC. (the “Company”). FINGERHUT FULFILLMENT, INC. (together with the Company, “Grantors”) and PRUDENTIAL CAPITAL PARTNERS II, L.P., as collateral agent for the Holders referenced below (in such capacity, “Subordinated Collateral Agent”).
RECITALS
     A. Pursuant to that certain Securities Purchase Agreement, dated concurrently herewith (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Purchase Agreement”), by and among the Company and the purchasers party thereto (collectively, the “Purchasers” and, together with any person who becomes a holder of any Subordinated Note (as defined below) the “Holders”), pursuant to which the Purchasers have agreed, among other things, to purchase $30,000,000 aggregate principal amount of the 13.00% Senior Subordinated Secured Notes due, March 24, 2013 (the “Subordinated Notes”) of the Company for the purposes, and on the terms and subject to the conditions, set forth in the Purchase Agreement.
     B. The Purchasers’ obligations to purchase the Subordinated Notes of the Company under the Purchase Agreement are subject, among other conditions, to receipt by Subordinated Collateral Agent of this Security Agreement, duly executed by the Grantors.
AGREEMENT
     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions and Interpretation. When used herein, the following terms shall have the following respective meanings:
     “Collateral” shall have the meaning given to that term in Section 2 hereof.
     “Copyright Office” shall mean the United States Copyright Office or any successor office or agency thereto.
     “Copyrights” shall have the meaning given to that term in Attachment 1 hereto.
     “Event of Default” means the occurrence of an Event of Default under and as defined in the Purchase Agreement.
     “Grantors” shall have the meaning given to that term in the Recitals hereto.
     “Guaranty” shall mean the Subsidiary Guaranty, dated as of March 23, 2006, as such agreement is amended from time to time.

     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of March 23, 2006, between the Subordinated Collateral Agent and the Bank Agent.
     “Permitted Liens” shall mean (a) “Permitted Liens” as defined in the Purchase Agreement and (b) Liens permitted by paragraph 6A(i) of the Purchase Agreement.
     “Mask Works” shall have the meaning given to that term in Attachment 1 hereto.
     “Patent and Trademark Office” shall mean the United States Patent and Trademark Office or any successor office or agency thereto.
     “Patent Applications” shall mean all applications made by, or on behalf of, any Grantor to the Patent and Trademark Office or to any similar office or agency of any foreign country or political subdivision thereof for the registration of Patents.
     “Patent Registrations” shall mean all Patents registered with the Patent and Trademark Office or with any similar office or agency of any foreign country or political subdivision thereof and all Patent Applications.
     “Patents” shall have the meaning given to that term in Attachment 1 hereto.
     “Purchase Agreement” shall have the meaning given to that term in the Recitals hereto.
     “Purchasers” shall have the meaning given to that term in the Recitals hereto.
     “Secured Obligations” shall mean and include (a) the “Obligations” under the Purchase Agreement (excluding the Warrants, the Investor Rights Agreement, the Stockholders Agreement, the Equityholder Agreement and the VCOC Letter) and (b) all liabilities and obligations, howsoever arising, owed by any Grantor to Subordinated Collateral Agent or the Holders or any one or more of them of every kind and description (whether evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of any Transaction Document.
     “Subordinated Collateral Agent” shall have the meaning given to that term in the Recitals hereto.
     “Trade Secrets” shall have the meaning given to that term in Attachment 1 hereto.
     “Trademarks” shall have the meaning given to that term in Attachment 1 hereto.
     “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of requirements of law, any or all of the attachment, perfection or priority of Subordinated Collateral Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term “UCC” shall mean the Uniform Commercial Code as in effect

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in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
Unless otherwise defined herein, all other capitalized terms used herein and defined in the Purchase Agreement shall have the respective meanings given to those terms in the Purchase Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.
     2. Grant of Security Interest. As security for the full, complete and final payment when due (whether at stated maturity, by acceleration or otherwise), performance and observance of all the Secured Obligations, each Grantor hereby pledges, assigns and grants to Subordinated Collateral Agent on behalf of the Holders a security interest in all right, title and interest of Grantors in and to the property described in Attachment 1 hereto, whether now owned or hereafter acquired (collectively and severally, the “Collateral”), which Attachment 1 is incorporated herein by this reference.
     3. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to Subordinated Collateral Agent on behalf of the Holders as follows:
     (a) Grantor is the owner of its Collateral (or, in the case of after-acquired Collateral, at the time any Grantor acquires rights in the Collateral, will be the owner thereof). No other Person has (or, in the case of after-acquired Collateral, at the time a Grantor acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, other than Permitted Liens and licenses as set forth in the Purchase Agreement.
     (b) Subordinated Collateral Agent has (or in the case of after-acquired Collateral, at the time a Grantor acquires rights therein, will have) a first priority perfected security interest in the Collateral, subject to Permitted Liens.
     (c) Each Grantor has the sole and full right, title and interest in and to (i) each of the Trademarks described in Schedule A to Attachment 1 hereto for the goods and services covered by the registrations thereof, (ii) each of the Patents described in Schedule B to Attachment 1 hereto, (iii) each of the Copyrights described in Schedule C to Attachment 1 hereto and (iv) each of the Mask Works described in Schedule D to Attachment 1 hereto. The registrations for such Trademarks and Patents are valid and enforceable and in full force and effect and none of the Patents has been abandoned or dedicated. According to the records of the Copyright Office, such Copyrights and Mask Works are valid and enforceable and in full force and effect.
     (d) No Grantor owns any Patents, Trademarks, Copyrights or Mask Works registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office other than those described in Schedules A, B, C and D to Attachment 1 hereto.

3

     (e) No claim has been made by any third party that any of the Patents, Trademarks, Copyrights or Mask Works is invalid and unenforceable or violates or may violate the rights of any Person.
     (f) Set forth in Schedule E to Attachment 1 hereto is a complete list of all licenses of Patents, Trademarks, Copyrights, Mask Works and Trade Secrets that each Grantor has granted to any Person.
     (g) Set forth in Schedule F to Attachment 1 hereto is a complete list of all licenses of Patents, Trademarks, Copyrights, Mask Works and Trade Secrets that any Person has granted to each Grantor.
     (h) Each Grantor has obtained from each of its employees, officers, directors and consultants who may be considered the inventor of patentable inventions (invented within the scope of such Person’s relationship with such Grantor) an assignment to such Grantor of all rights to such inventions, including Patents.
     (i) Each Grantor has taken all commercially reasonable steps to protect the secrecy and the validity under applicable requirements of law of all material Trade Secrets.
     4. Covenants. Each Grantor hereby agrees as follows:
     (a) Each Grantor, at its expense, shall promptly procure, execute and deliver to Subordinated Collateral Agent all documents, instruments and agreements and perform all acts that are necessary, or which Subordinated Collateral Agent may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to Subordinated Collateral Agent therein and the first priority of such Lien (subject to Permitted Liens) or to enable Subordinated Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, each Grantor shall (i) execute all notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, as applicable, substantially in the forms of Attachments 2 and 3 hereto or other forms acceptable to Subordinated Collateral Agent and (ii) take all commercially reasonable steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the Patents, Trademarks, Copyrights and Mask Works, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is expressly permitted hereunder).
     (b) No Grantor shall use any Collateral or permit any Collateral to be used in violation of (i) any provision of the Purchase Agreement or any other Transaction Document, (ii) any applicable Requirement of Law or contractual obligation, or (iii) any policy of insurance covering the Collateral.

4

     (c) Each Grantor shall pay promptly when due all taxes and other governmental charges, all Liens and all other charges (except to the extent constituting Permitted Liens) now or hereafter imposed upon, relating to or affecting any Collateral.
     (d) Each Grantor shall appear in and defend any action or proceeding which may affect its title to or Subordinated Collateral Agent’s security interest in the Collateral.
     (e) Each Grantor shall keep separate, accurate and complete records of the Collateral and shall permit Subordinated Collateral Agent to examine and make copies of such records and provide such reports and information relating to the Collateral as Subordinated Collateral Agent may reasonably request from time to time.
     (f) Except as expressly permitted by the Purchase Agreement, no Grantor shall, except in the ordinary course of business, sell, lease, rent, option, license or otherwise dispose of or transfer any Collateral or right or interest therein without the prior written consent of Subordinated Collateral Agent and if required by the Purchase Agreement, the Holders, and each Grantor shall keep the Collateral free of all Liens except Permitted Liens.
     (g) Each Grantor (either directly or through licensees) will continue to use the Trademarks in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain the Trademarks in full force and effect free from any claim of abandonment for nonuse unless such Grantor, in the ordinary course of business and in the exercise of its prudent business judgment, deems any such Trademark not to have any significant commercial value, and no Grantor will (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated. No Grantor will do any act, or omit to do any act, whereby the Patents or Patent Registrations may become abandoned or dedicated or the remedies available against potential infringers weakened unless such Grantor, in the exercise of its prudent business judgment, deems any such Patent or Patent Registration not to have any significant commercial value, and shall notify Subordinated Collateral Agent immediately if it knows of any reason or has reason to know that any such Patent Registration may become abandoned or dedicated. No Grantor will do any act or omit to do any act, whereby the Copyrights or Mask Works may become abandoned or dedicated or the remedies available against potential infringers weakened unless such Grantor, in the exercise of its prudent business judgment, deems any such Copyright or Mask Work not to have any significant commercial value, and shall notify Subordinated Collateral Agent immediately if it knows of any reason or has reason to know that any such Copyright or Mask Work may become abandoned or dedicated.
     (h) Each Grantor will promptly notify Subordinated Collateral Agent upon the filing, either by such Grantor or any employee, licensee or designee, of (i) an application for the registration of any Patent, Trademark, Copyright or Mask Work with the Patent and Trademark Office or the Copyright Office or any similar office or agency in any

5

other country or any political subdivision thereof, (ii) any assignment of any Patent or Trademark, which such Grantor may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any Copyright or Mask Work, which such Grantor may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof.
     (i) Each Grantor shall make application to (i) the Patent and Trademark Office to register any material unpatented but patentable inventions developed by a Grantor or its employees or consultants (within the scope of their employment or consulting relationship), unless such Grantor, in the exercise of its prudent business judgment, deems any such Patent not to have any significant commercial value, (ii) the Patent and Trademark Office to register any registerable but unregistered material Trademarks used by a Grantor in connection with its products or services unless such Grantor, in the exercise of its prudent business judgment, deems any such Trademark not to have any significant commercial value, and (iii) the Copyright Office to register any material unregistered Copyright or Mask Work to which any Grantor has rights unless such Grantor, in the exercise of its prudent business judgment, deems any such Copyright or Mask Work not to have any significant commercial value.
     (j) Each Grantor shall and shall cause its employees and licensees to (i) use proper statutory notice in connection with its use of the Patents, Trademarks, Copyrights and Mask Works, (ii) maintain consistent standards of quality in its manufacture of products sold under the Trademarks or provision of services in connection with the Trademarks, and (iii) take all commercially reasonable steps necessary to protect the secrecy and the validity under applicable requirements of law of all material Trade Secrets.
     (k) If any Grantor learns of any use by any Person of any term or design likely to infringe or cause confusion with any Trademark, such Grantor shall promptly notify Subordinated Collateral Agent of such use and of all steps taken and to be taken to remedy any infringement of such Trademark.
     (1) Each Grantor shall maintain with each employee, consultant or other Persons who may have access to the Trade Secrets of Grantors an agreement by which such employee, consultant or other Person agrees not to disclose such Trade Secrets and with each employee or consultant who may be the inventor of patentable inventions (invented within the scope of their employment or consultant relationship) an invention assignment agreement requiring such employee or consultant to assign all rights to such inventions, including, patents and patent applications, to the applicable Grantor and further requiring such employee or consultant to cooperate fully with such Grantor, its successors in interest, including Subordinated Collateral Agent, and their counsel, in the prosecution of any patent or copyright application or in any litigation involving the invention, whether such cooperation is required during or after the termination of the relationship with such employee or consultant.

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     (m) Each Grantor agrees to cause Subordinated Collateral Agent to be named as an additional insured with respect to any policy of insurance held by such Grantor from time to time covering product liability or intellectual property infringement risk.
     5. Authorized Action by Subordinated Collateral Agent. Each Grantor hereby irrevocably appoints Subordinated Collateral Agent as its attorney-in-fact and agrees that Subordinated Collateral Agent may perform (but shall not be obligated to and shall incur no liability to such Grantor or any third party for failure so to do) any act which a Grantor is obligated by this Agreement to perform, and to exercise such rights and powers as such Grantor might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all royalties, payments, proceeds and other sums and Property now or hereafter payable on or on account of the Collateral; (b) insure, process, preserve and enforce the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) pay any Indebtedness of a Grantor relating to the Collateral; and (e) execute or file UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Subordinated Collateral Agent shall exercise such powers other than the filing of UCC financing statements only after the occurrence and during the continuance of an Event of Default. Each Grantor agrees to reimburse Subordinated Collateral Agent upon demand for all costs and expenses, including attorneys’ fees, Subordinated Collateral Agent may incur while acting as such Grantor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Secured Obligations. Each Grantor agrees that such care as Subordinated Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Subordinated Collateral Agent’s possession; provided, however, that Subordinated Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Secured Obligations or with respect to the Collateral.
     6. Default and Remedies. Each Grantor shall be deemed in default under this Agreement upon the occurrence and during the continuance of an Event of Default. In addition to all other rights and remedies granted to Subordinated Collateral Agent on behalf of the Holders by this Agreement, the Guaranty, the Purchase Agreement, any other Transaction Document, the UCC and other applicable requirements of law, Subordinated Collateral Agent may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce Subordinated Collateral Agent’s security interests in any or all Collateral in any manner permitted by applicable requirements of law or in this Agreement; (b) notify any or all licensees to make payments owed to a Grantor directly to Subordinated Collateral Agent; (c) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such commercially reasonable terms and in such commercially reasonable manner as Subordinated Collateral Agent may determine; (d) upon five (5) Business Days’ prior notice to a Grantor, direct such Grantor not to make any further use of the Patents, the Trademarks (or any mark similar thereto), the Copyrights (or any work deriving therefrom), or the Mask Works for any purpose; (e) upon five (5) Business Days’ prior notice to a Grantor, license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Patents, Trademarks, Copyrights or Mask Works, throughout the

7

world for such term or terms, on such conditions, and in such manner, as Subordinated Collateral Agent shall in its sole discretion determine; (f) enforce (and upon notice to a Grantor have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of such Grantor in, to and under any one or more license agreements with respect to the Collateral (without assuming any obligations or liability thereunder), and take or refrain from taking any action under any thereof; and (g) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral, pursuant to the authority granted in Section 5 hereof, execute and deliver on behalf of a Grantor, upon ten (10) Business Days’ prior notice to such Grantor, one or more instruments of assignment of the Patents, Trademarks, Copyrights or Mask Works (or any application or registration thereof), in form suitable for filing, recording or registration in any country.
     7. Application of Proceeds. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Subordinated Collateral Agent to the Secured Obligations in any manner whatsoever as Subordinated Collateral Agent shall choose in its sole and absolute discretion, provided that within five (5) Business Days following the payment in full of all Obligations and the final termination of all Commitments, any excess proceeds shall be paid to Grantors or other Person legally entitled thereto.
     8. Indemnification and Release.
     (a) Each Grantor assumes all responsibility and liability arising from the use of the Patents, Trademarks, Copyrights and Mask Works, and each Grantor hereby indemnifies and holds Subordinated Collateral Agent, the Holders and each of their respective directors, officers, employees and Affiliates (“Indemnitees”) harmless from and against any claim, suit, loss, damage or expense (including attorneys’ fees and expenses) arising out of or in connection with any alleged infringement of any patent, trademark, service mark, trade name, trade secret, copyright, mask work or other rights of a third party or alleged defect in any product manufactured, promoted, licensed or sold by such Grantor (or any Affiliate of such Grantor) in connection with any Patent, Trademark, Copyright or Mask Work or out of the manufacture, promotion, labeling, sale or advertisement of any product or service by a Grantor (or any Affiliate of such Grantor). Each Grantor agrees that the Indemnitees do not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by a Grantor, and each Grantor hereby agrees to indemnify and hold each Indemnitee harmless with respect to any and all claims by any party to any such contract or agreement relating thereto.
     (b) Each Grantor agrees to indemnify and hold the Indemnitees harmless from and against any claim, suit, loss, damage or expense (including attorneys’ fees and expenses) arising out of or in connection with any action taken or omitted to be taken by Subordinated Collateral Agent hereunder with respect to any license agreement of such Grantor.
     (c) Each Grantor agrees to indemnify and hold the Indemnitees harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees

8

and expenses) arising out of or in connection with any claim, suit or proceeding instituted by a Grantor or in which such Grantor participates relating to the Collateral.
     (d) Each Grantor hereby releases the Indemnitees from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by Subordinated Collateral Agent under the powers of attorney granted in Section 5 hereof.
     (e) Nothing contained in this Section 8 shall, however, be deemed to require any Grantor to indemnify or hold harmless any Indemnitee from any losses, costs, claims or damages arising from or relating to such Indemnitee’s gross negligence or willful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction).
     9. Miscellaneous.
     (a) Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon a Grantor or Subordinated Collateral Agent under this Agreement shall be given as provided in paragraph 121 of the Purchase Agreement to the address set forth in such Purchase Agreement and, in the case of any notice to a Grantor, to such Grantor c/o the Company.
     (b) Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Purchase Agreement. No failure or delay by Subordinated Collateral Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.
     (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Grantors, Subordinated Collateral Agent and their respective successors and assigns; provided, however, no Grantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Subordinated Collateral Agent and each Holder. Any purported assignment or transfer in contravention of the foregoing shall be null and void.
     (d) Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the requirements of law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the requirements of law of any other jurisdiction shall in any way be affected or impaired thereby.
     (e) Cumulative Rights, etc. The rights, powers and remedies of Subordinated Collateral Agent under this Agreement shall be in addition to all rights, powers and remedies given to Subordinated Collateral Agent by virtue of any applicable Requirement

9

of Law, the Purchase Agreement or any other Transaction Document, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Subordinated Collateral Agent’s rights hereunder. Each Grantor waives any right to require Subordinated Collateral Agent to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Subordinated Collateral Agent’s power.
     (f) Grantors’ Continuing Liability. Notwithstanding any provision of this Agreement or any other Transaction Document or any exercise by Subordinated Collateral Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) each Grantor shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) Subordinated Collateral Agent shall not assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Grantors’ rights in connection with the Collateral.
     (g) Attorneys’ Fees. In the event of any legal action, including any judicial proceeding, arbitration or other proceeding, to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred from the losing party.
     (h) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of Illinois except to the extent that mandatory provisions of requirements of law regarding perfection, the effect of perfection or nonperfection and the priority of security interests require the application of the law of another jurisdiction.
     (i) Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
     (j) Intercreditor Agreement. The Liens created by this Agreement and the exercise of any right or remedy hereunder are subject to the Intercreditor Agreement.

10

     IN WITNESS WHEREOF, Grantors and Subordinated Collateral Agent have caused this Agreement to be executed as of the day and year first above written.

FINGERHUT DIRECT MARKETING, INC., a
Delaware corporation

By:
Name:
Title:

FINGERHUT FULFILLMENT, INC., a
Delaware corporation

By:
Name:
Title:

PRUDENTIAL CAPITAL PARTNERS II, L.P.,
as Subordinated Collateral Agent

By:
Name:
Title:

STATE OF	)
) SS.
COUNTY OF	)
          I, the undersigned, a Notary Public in and for said State and County, do hereby certify that                                         , personally known to me to be the                      of Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), and personally known to me to be the same person whose name is subscribed to the foregoing Security Agreement (Intellectual Property), appeared before me this day and acknowledged that he/she signed and delivered said agreement as an officer of the Company and caused the seal of the Company to be affixed thereto, pursuant to authority given by the board of directors of the Company, as his/her free and voluntary act and as the free and voluntary act and deed of the Company, for the uses and purposes therein set forth.
          GIVEN under my hand and official seal as of the __ day of March, 2006.
(NOTARIAL SEAL)

Notary Public

My Commission Expires:

STATE OF	)
) SS.
COUNTY OF	)
          I, the undersigned, a Notary Public in and for said State and County, do hereby certify that                                         , personally known to me to be the                      of Fingerhut Fulfillment, Inc., a Delaware corporation (the “Company”), and personally known to me to be the same person whose name is subscribed to the foregoing Security Agreement (Intellectual Property), appeared before me this day and acknowledged that he/she signed and delivered said agreement as an officer of the Company and caused the seal of the Company to be affixed thereto, pursuant to authority given by the board of directors of the Company, as his/her free and voluntary act and as the free and voluntary act and deed of the Company, for the uses and purposes therein set forth.
          GIVEN under my hand and official seal as of the 3rd day of March, 2006.
(NOTARIAL SEAL)

Notary Public

My Commission Expires:

ATTACHMENT 1
TO SECURITY AGREEMENT
     All right, title and interest of Grantors, whether now owned or hereafter acquired, in and to the following property (collectively, the “Collateral”):
     (a) All trademarks, trade names, trade styles and service marks, and all prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, all registrations and recordings thereof, including (i) all applications, registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by any Grantor, including those described in Schedule A to this Attachment 1, which Schedule A is incorporated herein by this reference, and (ii) all reissues, extensions or renewals thereof and all licenses thereof (collectively, the “Trademarks”);
     (b) All patentable inventions, patent rights, shop rights, letters patent of the United States or any foreign country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including (i) all Patent Registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any foreign country or political subdivision thereof, all whether now owned or hereafter acquired by a Grantor, including those described in Schedule B to this Attachment 1, which Schedule B is incorporated herein by this reference, and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (collectively, the “Patents”);
     (c) All registered copyrights, including (i) all original works of authorship fixed in any tangible medium of expression, all right, title and interest therein and thereto, and all registrations and recordings thereof, including all applications, registrations and recordings in the Copyright Office or in any similar office or agency of the United States, any state thereof or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by a Grantor, including those described on Schedule C to this Attachment 1, which Schedule C is incorporated herein by this reference, and (ii) all extensions or renewals thereof and all licenses thereof (collectively, the “Copyrights”);
     (d) All mask works including all series of related images, however fixed or encoded, in final or intermediate form, having or representing the predetermined, three dimensional pattern of metallic, insulating or semiconductor material present or removed from the layers of a semiconductor chip product, in which series the relation of the images to one another is that each image has the pattern of the surface of one form of the semiconductor chip product, and all right, title and interest therein and thereto, and all registrations and recordings thereof, including all applications, registrations and recordings in the Copyright Office or in any similar office or agency of the United States, any state thereof or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by a Grantor, including those described on Schedule D to this Attachment 1, which Schedule D is incorporated herein by this reference, and (ii) all extensions or renewals thereof and all licenses thereof (collectively, the “Mask Works”);

     (e) All goodwill of each Grantor’s business symbolized by the Trademarks and all customer lists and other records of such Grantor relating to the distribution of products or provision of services bearing or covered by the Trademarks;
     (f) All proprietary information, including formulas, patterns, compilations, programs, devices, methods, techniques or processes, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, all whether now owned or hereafter acquired by a Grantor (collectively, the “Trade Secrets”);
     (g) All claims by each Grantor against any Person for past, present or future infringement of the Patents, Trademarks, Copyrights, Mask Works or Trade Secrets; and
     (h) All proceeds of the foregoing (including whatever is receivable or received when Collateral or proceeds is (are) sold, collected, exchanged, licensed or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

SCHEDULE A
TO ATTACHMENT 1
TO SECURITY AGREEMENT
TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Serial Number	Date Filed	Status

SCHEDULE B
TO ATTACHMENT 1
TO SECURITY AGREEMENT
PATENTS AND PATENT APPLICATIONS

Device	Status	Patent Number	Comment

SCHEDULE C
TO ATTACHMENT 1
TO SECURITY AGREEMENT
COPYRIGHTS

Registration No.	Jurisdiction	Date

SCHEDULE D
TO ATTACHMENT 1
TO SECURITY AGREEMENT
MASK WORKS

Registration No.	Jurisdiction	Date

SCHEDULE E
TO ATTACHMENT 1
TO SECURITY AGREEMENT
LICENSES GRANTED BY GRANTORS TO THIRD PARTIES

SCHEDULE F
TO ATTACHMENT 1
TO SECURITY AGREEMENT
LICENSES GRANTED BY THIRD PARTIES TO GRANTORS

ATTACHMENT 2
TO SECURITY AGREEMENT
[SEPARATE INSTRUMENT FOR
EACH FORM OF COLLATERAL]
GRANT OF SECURITY INTEREST
[TRADEMARKS][COPYRIGHTS][MASK WORKS]
     THIS GRANT OF SECURITY INTEREST, dated as of March _, 2006, is executed by Fingerhut Direct Marketing, Inc., a Delaware corporation (“Company”) and Fingerhut Fulfillment, Inc. (collectively, “Grantors”), in favor of Prudential Capital Partners II, L.P., as subordinated collateral agent for the Holders referenced below (“Subordinated Collateral Agent”).
     A. Pursuant to that certain Securities Purchase Agreement, dated concurrently herewith (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Purchase Agreement”), by and among the Company and the purchasers party thereto (collectively, the “Purchasers” and, together with any person who becomes a holder of any Subordinated Note (as defined below) the “Holders”), pursuant to which the Purchasers have agreed to purchase $30,000,000 aggregate principal amount of the 13.00% Senior Subordinated Secured Notes due, March 24, 2013 (the “Subordinated Notes”) of the Company for the purposes, and on the terms and subject to the conditions, set forth in the Purchase Agreement.
     B. The Purchasers’ obligations to purchase the Subordinated Notes of the Company under the Purchase Agreement are subject, among other conditions, to receipt by Subordinated Collateral Agent of this Security Agreement, duly executed by the Grantors.
     C. Each Grantor has adopted, used and is using the trademarks, more particularly described on Schedules 1-A and 1-B annexed hereto and made a part hereof, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office (collectively, the “Trademarks”).]
     [D. Each Grantor owns the copyrights registered in the United States Copyright Office, more particularly described on Schedule 1-A annexed hereto and made a part hereof (collectively, the “Copyrights”).]
     [D. Each Grantor owns the mask works registered in the United States Copyright Office, more particularly described on Schedule 1-A annexed hereto and made a part hereof (collectively, the “Mask Works”).]
     E. Each Grantor has entered into a Security Agreement (Intellectual Property) dated as of the date hereof (the “IP Security Agreement”) with Subordinated Collateral Agent on behalf of the Holders.
     [F. Pursuant to the IP Security Agreement, each Grantor has granted to Subordinated Collateral Agent on behalf of the Holders a security interest in all right, title and interest of such
Attachment 2-1

Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the customer lists and records related to the Trademarks and the applications and registrations thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations, as defined in the IP Security Agreement.]
     [F. Pursuant to the IP Security Agreement, each Grantor has granted to Subordinated Collateral Agent on behalf of the Holders a security interest in all right, title and interest of such Grantor in and to the Copyrights and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Copyrights (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations, as defined in the IP Security Agreement.]
     [F. Pursuant to the IP Security Agreement, each Grantor has granted to Subordinated Collateral Agent on behalf of the Holders a security interest in all right, title and interest of such Grantor in and to the Mask Works and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Mask Works (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations, as defined in the IP Security Agreement.]
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, each Grantor does hereby further grant to the Subordinated Collateral Agent on behalf of the Holders a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
     Each Grantor does hereby further acknowledge and affirm that the rights and remedies of Subordinated Collateral Agent with respect to the security interest in the Collateral granted hereby are more fully set forth in the IP Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
Subordinated Collateral Agent’s address is:
Prudential Capital Partners II, L.P.
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102
Attachment 2-2

     IN WITNESS WHEREOF, each Grantor has caused this Grant of Security Interest to be executed as of the day and year first above written.

FINGERHUT DIRECT MARKETING, INC., a
Delaware corporation

By:
Name:
Title:

FINGERHUT FULFILLMENT, INC., a
Delaware corporation

By:
Name:
Title:

Attachment 2-3

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
TRADEMARKS
SCHEDULE 1-B TO GRANT OF SECURITY INTEREST
TRADEMARK APPLICATIONS

Mark	Application Date	Application No.

Attachment 2-5

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
COPYRIGHTS

Description	Registration Date	Registration No.

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
MASK WORKS

Description	Registration Date	Registration No.

Attachment 2-6

ATTACHMENT 3
TO SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
(PATENTS)
     THIS GRANT OF SECURITY INTEREST, dated as of March _, 2006, is executed by Fingerhut Direct Marketing, Inc., a Delaware corporation (“Company”) and Fingerhut Fulfillment, Inc. (collectively, “Grantors”), in favor of Prudential Capital Partners II, L.P., as subordinated collateral agent for the Holders referenced below (“Subordinated Collateral Agent”).
     A. Pursuant to that certain Securities Purchase Agreement, dated concurrently herewith (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Purchase Agreement”), by and among the Company and the purchasers party thereto (collectively, the “Purchasers” and, together with any person who becomes a holder of any Subordinated Note (as defined below) the “Holders”), pursuant to which the Purchasers have agreed to purchase $30,000,000 aggregate principal amount of the 13.00% Senior Subordinated Secured Notes due, March 24, 2013 (the “Subordinated Notes”) of the Company for the purposes, and on the terms and subject to the conditions, set forth in the Purchase Agreement.
     B. The Purchasers’ obligations to purchase the Subordinated Notes of the Company under the Purchase Agreement are subject, among other conditions, to receipt by Subordinated Collateral Agent of this Security Agreement, duly executed by the Grantors.
     C. Company owns the letters patent, and/or applications for letters patent, of the United States and certain foreign countries, more particularly described on Schedules 1-A and 1-B annexed hereto and made a part hereof (collectively, the “Patents”).
     D. Grantors have entered into a Agreement dated as of the date hereof (the “IP Security Agreement”) with Subordinated Collateral Agent.
     E. Pursuant to the IP Security Agreement, each Grantor has assigned and granted to Subordinated Collateral Agent on behalf of the Holders a security interest in all right, title and interest of each Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations (as defined in the IP Security Agreement).
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, each Grantor does hereby further assign, transfer and convey unto Subordinated Collateral Agent on behalf of the Holders and grant to Subordinated Collateral Agent on behalf of the Holders a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
Attachment 3-1

     Each Grantor does hereby further acknowledges and affirms that the rights and remedies of Subordinated Collateral Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are more fully set forth in the IP Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
Prudential Capital Partners II, L.P.
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102
Attachment 3-2

     IN WITNESS WHEREOF, each Grantor has caused this Grant of Security Interest to be executed as of the day and year first above written.

FINGERHUT DIRECT MARKETING, INC., a
Delaware corporation

By:
Name:

Title:

FINGERHUT FULFILLMENT, INC., a
Delaware corporation

By:

Name:

Title:

Attachment 3-3

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
PATENTS
SCHEDULE 1-B TO GRANT OF SECURITY INTEREST
PATENT APPLICATIONS

Title	Jurisdiction	Application Date	Application No.

Attachment 3-4

ATTACHMENT 4
TO SECURITY AGREEMENT
SPECIAL POWER OF ATTORNEY

STATE OF MINNESOTA	)
)
COUNTY OF HENNEPIN	)
     KNOW ALL PERSONS BY THESE PRESENTS, THAT Fingerhut Direct Marketing, Inc., a Delaware corporation (“Company”) and Fingerhut Fulfillment, Inc. (each, a “Grantor” and collectively, the “Grantors”), pursuant to a Security Agreement (Intellectual Property), dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors and Prudential Capital Partners II, L.P., as subordinated collateral agent (in such capacity, the “Subordinated Collateral Agent”) for the Holders (as defined below) which are parties to that certain Securities Purchase Agreement, dated concurrently herewith (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Purchase Agreement”), by and among Company and the Purchasers (collectively, the “Purchasers” and, together with any person who becomes a holder of any Subordinated Note (as defined below) the “Holders”), pursuant to which the Purchasers have agreed to purchase $30,000,000 aggregate principal amount of the 13.00% Senior Subordinated Secured Notes due, March 24, 2013 (the “Subordinated Notes”) hereby appoints and constitutes the Subordinated Collateral Agent its true and lawful attorney in fact, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Grantors:
     1. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantors in and to any letters patent of the United States or any other country or political subdivision thereof, and all registrations, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;
     2. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantors in and to any trademarks, trade names, trade styles and service marks, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;
     3. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantors in and to any copyrights, and all registrations,
Attachment 4-1

recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;
     4. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantors in and to any mask works, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;
     5. For the purpose of evidencing and perfecting the Subordinated Collateral Agent’s interest in any patent, trademark, copyright or mask work not previously assigned to the Subordinated Collateral Agent as security, or in any patent, trademark, copyright or mask work, which the Grantors may acquire from a third party, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.
     6. To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as the Subordinated Collateral Agent may in its sole discretion determine.
Attachment 4-2

     This power of attorney is made pursuant to the Security Agreement and takes effect solely for the purposes of thereof and is subject to the conditions thereof and may not be revoked until termination of the Security Agreement as provided therein.
Dated: March     , 2006

FINGERHUT DIRECT MARKETING, INC., a Delaware corporation

By:
Name:
Title:

FINGERHUT FULFILLMENT, INC., a Delaware corporation

By:
Name:
Title:
Attachment 4-3

EXHIBIT J
[FORM OF EQUITYHOLDER AGREEMENT]
See Attached

Execution Copy
AGREEMENT TO TURNOVER
RESTRICTED PAYMENTS
          This AGREEMENT TO TURNOVER RESTRICTED PAYMENTS, dated as of March 24, 2006 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), is among Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”) and each other person from time to time party hereto (each an “Investor” and, collectively, the “Inverstors”).
W I T N E S S E T H
          WHEREAS, the Company is entering into an Amended and Restated Warehouse Loan Agreement, dated as of March 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) with the lenders party thereto from time to time (the “Lenders”) and CIGPF I Corp., as Agent;
          WHEREAS, Section 9.07(a) of the Loan Agreement prohibits the Company from making Restricted Payments (as defined in Exhibit A attached hereto) to the Investors;
          WHEREAS, it is a condition precedent to the execution and delivery of the Loan Agreement by the Lenders and the Agent that the Company and the Investors execute and deliver this Agreement to provide for the return by each Investor to the Company of any Restricted Payments it may receive from time to time;
          WHEREAS, the Company is entering into a Securities Purchase Agreement, dated as of March 23, 2006 (as amended, supplemented or otherwise modified from time to time the “Securities Purchase Agreement”) with the Purchaser’s named in the Purchaser Schedule attached thereto (the “Purchasers”) under which, subject to the terms and conditions thereof, the Purchasers have agreed to purchase the Company’s 13.00% Senior Subordinated Secured Notes due 2013 (the “Subordinated Notes”);
          WHEREAS, paragraph 6F of the Securities Purchase Agreement prohibits the Company from making Restricted Payments to the Investors;
          WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Subordinated Notes that the Company and the Investors execute and deliver this Agreement to provide for the return by each Investor to the Company of any Restricted Payments it may receive from time to time.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration received by the Company and the Investors as a consequence of the execution, delivery and performance of the Loan Agreement and the making of Loans thereunder (as defined therein) and of the execution, delivery and performance of the Securities Purchase Agreement and the purchase and sale of the Subordinated Notes thereunder, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Turnover of Restricted Payments. Until such time as all Obligations (as defined in the Loan Agreement, as in effect on the date hereof) have been paid in full in cash and the Loan Agreement has been terminated, and all Obligations (as defined in the Securities Purchase Agreement, as in effect on the date hereof) have been paid in full in cash (such time being called the “Discharge of all Obligations”), each Investor agrees that should it receive a Restricted Payment (other than a Restricted Payment permitted to be paid by the Company under the Loan Agreement and the Securities Purchase Agreement, if any), it shall promptly return such Restricted Payment to the Company in the same form received (together with any necessary endorsements). Until all Obligations (as defined in the Loan Agreement, as in effect on the date hereof), have been paid in full in cash and the Loan Agreement has been terminated, any Investor returning a Restricted Payment to the Company shall do so by remitting such Restricted Payment to the Lockbox Account (as defined in the Loan Agreement, as in effect on the date hereof), the wire instructions for which are set forth on the acknowledgment page hereto, and, thereafter, by remitting such Restricted Payment to such account of the Company as the Subordinated Collateral Agent (as defined in the Securities Purchase Agreement, as in effect on the date hereof) may direct. The Company agrees that it will not make any Restricted Payment to any Investor (other than a Restricted Payment permitted to be paid by the Company under the Loan Account and the Securities Purchase Agreement), provided that the Company shall have no obligation to pay any monetary damages to any Investor, in its capacity as such, as a result of any failure by it to comply with the foregoing agreement.
          2. Assignment of Equity Interests. Until the Discharge of all Obligations, no Investor may, nor may the Company, sell, assign, pledge or otherwise dispose or transfer any Equity Interest (as defined in Exhibit A attached hereto) in the Company or any subsidiary of the Company to any person or entity unless such person or entity executes and delivers to the Agent and the Subordinated Collateral Agent, a signature page hereto evidencing such person or entity’s agreement to be bound by this Agreement or otherwise agrees in a writing (acceptable to the Agent and the Subordinated Collateral Agent) to be bound by this Agreement.
          3. Amendments; Etc. This Agreement may not be modified, supplemented, amended or terminated, without the prior written consent of each party hereto, the Agent and the Subordinated Collateral Agent, and no consent, waiver or other departure from the terms hereof shall be effective without the prior written consent of each party hereto, the Agent and the Subordinated Collateral Agent. Notwithstanding the foregoing, this Agreement shall terminate automatically upon (i) payment in full in cash of all Obligations (as defined in the Loan Agreement, as in effect on the date hereof), (ii) termination of the Loan Agreement, and (iii) payment in full in cash of all Obligations (as defined in the Securities Purchase Agreement, as in effect on the date hereof).
          4. Representation and Warranty. Each of the Company and each Investor represents and warrants to the Agent and the Subordinated Collateral Agent that this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its

2

terms.
          5. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered (including by way of facsimile or electronic transmission) shall be deemed an original, and all of which taken together shall constitute one and the same agreement.
          6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).
          7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY UNDER OR IN CONNECTION WITH THIS AGREEMENT.
          8. Third-Party Beneficiary. The Agent, the Lenders, the Subordinated Collateral Agent, the Purchasers and any other holder of a Subordinated Note are expressly intended to be third-party beneficiaries of this Agreement.
          9. Amendments to Loan Agreement. Nothing contained herein shall be construed as a limitation upon the ability of the Company, any Lender, any Purchaser, the Agent or the Subordinated Collateral Agent to amend, supplement or otherwise modify the Loan Agreement or the Securities Purchase Agreement in any respect.
[Signature Pages Follow]

3

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized representatives as of the date first above written.

COMPANY FINGERHUT DIRECT MARKETING, INC.
By:
	Name:	Brian Smith
	Title:	Chief Executive Officer and President

[Signature Page to Turnover Agreement]

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:
Name:
Title:

BATTERY VENTURES VI, L.P.

By:	Battery Ventures VI, LLC,
its general partner

By:

Name:
Title:

BATTERY INVESTMENT PARTNERS VI, LLC

By:

Name:
Title:

PETTERS COMPANY, INC.

By:

Name:
Title:

BRIAN SMITH

KERMIT L. STOFER

[OTHER INVESTORS]
[Signature Page to Turnover Agreement]

INVESTOR

CIGPF I CORP.

By:
Name:
Title:

PRUDENTIAL CAPITAL PARTNERS II, L.P.

By:	Stetson Street Partners, L.P.
its general partner

By:

Name:
Title:

PRUDENTIAL CAPITAL PARTNERS
MANAGEMENT FUND II, L.P.

By:	Mulberry Street Holdings, LLC,,
its general partner

By:	Prudential Investment Management, Inc.,
its managing member

By:

Name:
Title:

PRUDENTIAL CAPITAL PARTNERS
(PARALLEL FUND) II, L.P.

By:	Stetson Street Partners, L.P.,
its general partner

By:

Name:
Title:
[Signature Page to Turnover Agreement]

BAIN CAPITAL VENTURE FUND, L.P.

By:	Bain Capital Venture Partners, L.P.,
its general partner

By:	Bain Capital Investors, LLC,
its general partner

By:
Name:
Title:

BCIP Associates III-B, LLC

By:	BCIP Associates III-B,
its manager

By:
Name
Title:

BCIP Associates III, LLC

By:	BCIP Associates III,
its manager

By:
Name:
Title:

RGIP, LLC

By:
Name:
Title:
[Signature Page to Turnover Agreement]

THEODORE DEIKEL
[Signature Page to Turnover Agreement]

ACKNOWLEDGED AND AGREED:

CIGPF I CORP.,
as Agent

By:
Name:
Title:

Address:	CIGPF I Corp.
c/o Citigroup Global Markets, Inc.
390 Greenwich Street
4th Floor
New York, New York 10013
	Telephone:	(212)723-6270
	Fax:	(212)723-8855
	Attention:	Ari Rosenberg
Lockbox
Account
Wire
Instructions:	Huntington National Bank
	ABA #:	044-000-024
	Acct #:	0166-1780221
	Reference:	[______]

Prudential Capital Partners II, L.P., as Subordinated Collateral Agent

By:	Stetson Street Partners, L.P.,
its general partner

By:
Name:
Title:
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102
[Signature Page to Turnover Agreement]

Prudential Capital Partners II, L.P.,
as Subordinated Collateral Agent

By:	Stetson Street Partners, L.P.,
its general partner

By:
Vice President
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102
[Agreement to Turnover Restricted Payments]

Exhibit A
to
Agreement to Turnover Restricted Payments
DEFINITIONS
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.
“Restricted Payment” means any dividend or other distribution (whether in cash, or other property) with respect to any Equity Interests in the Company or any of its subsidiaries, or any payment (whether in cash or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any of its subsidiaries or any option, warrant or other right to acquire any Equity Interests in the Company or any of its Subsidiaries, provided however that such dividends, distributions or payment in the form of shares of capital stock in the Company or its subsidiary, as applicable, shall not be considered Restricted Payments. Notwithstanding the foregoing the payment of reasonable fees for serving as a director of the Company and the reimbursement of reasonable expenses for attending meetings of the board of directors of the Company, in each case in accordance with past practice, shall not be considered to be the payment of a “Restricted Payment”.

EXHIBIT K
[FORM OF VCOC LETTER]
See Attached

[VCOC Letter]
Fingerhut Direct Marketing, Inc.
4400 Baker Road
Minnetonka, Minnesota 55343
March 24, 2006
PRUDENTIAL CAPITAL PARTNERS II, L.P.
c/o Stetson Street Partners, L.P.
Two Prudential Plaza
180 North Stetson Street
Chicago, IL 60601

Re:	Certain Rights of Prudential Capital Partners II, L.P. (the “Purchaser”)
Ladies and Gentlemen:
Fingerhut Direct Marketing, Inc. (the “Company”) hereby agrees with the Purchaser as follows:

1.	The Company shall provide the Purchaser and its designated representatives with (a) the right to inspect the books and records of the Company and its subsidiaries upon reasonable advance notice, (b) copies of all audited financial statements of the Company and its subsidiaries and (c) copies of all materials provided to the Company’s and each subsidiary’s board of directors or other governing body (each, a “Board of Directors”) in connection with meetings of such Board of Directors;

2.	The Company shall make appropriate officers and/or directors of the Company and its subsidiaries available periodically for consultation with the Purchaser and its designated representatives with respect to matters relating to the business, affairs and operation of the Company and its subsidiaries including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

3.	The Company shall inform the Purchaser in advance with respect to any significant Company actions, including, without limitation, extraordinary dividends or distributions, mergers, acquisitions or significant dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificates of incorporation or by-laws or other applicable organizational documents of the Company and its subsidiaries, and provide the Purchaser and its designated representatives with the right to consult with the Company and its subsidiaries with respect to such actions;

4.	The Company shall provide the Purchaser and its designated representatives with notice of meetings of the Board of Directors of the Company and copies of the agenda for, and any minutes from, such meetings and copies of any materials provided to the members of the Board of Directors in connection with such meetings. The Company’s failure to provide any of the foregoing items shall not in any way affect the validity of any meeting of any Board of Directors or any action taken at any such meeting;

5.	The Company shall provide the Purchaser and its designated representatives with such other rights of consultation as may reasonably be determined by the Purchaser to be necessary to qualify its investment in the Company or any subsidiary as a “venture capital investment” for purposes of the

United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (together with any successor thereto, the “Plan Asset Regulation”);

6.	Notwithstanding the above, the Company need not provide any materials or information and may exclude the Purchaser from access to information if the Company believes, upon advice of counsel, any such exclusion is necessary to preserve the attorney-client privilege or such information relates to a contemplated transaction with Purchaser or its affiliates or a transaction which creates a conflict of interest between the Purchaser or its affiliates, on the one hand, and the Company or its affiliates, on the other hand; and

7.	The use or disclosure of any confidential information provided to or learned by the Purchaser or any of its representatives in connection with this letter agreement shall be subject to the confidentiality provisions contained in that certain Securities Purchase Agreement (the “Note Agreement”) of even date herewith, which provisions shall survive termination of the Note Agreement.
The Company agrees to consider, in good faith, any recommendations of the Purchaser or its designated representatives in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company and its subsidiaries.
In the event the Purchaser transfers all or any portion of its investment in the Company or any subsidiary to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, the Company agrees that such transferee shall be afforded the same rights with respect to the Company and its subsidiaries afforded to the Purchaser hereunder and shall be treated, for such purposes, as a third-party beneficiary hereunder, provided such transferee agrees in writing to be subject to the terms and conditions of this letter agreement and the confidentiality obligations set forth in the Note Agreement.
This letter agreement shall terminate upon the earlier of (a) the date that the Purchaser, any of its affiliates and all transferees which are third party beneficiaries of this Agreement in accordance with the preceding paragraph, cease to hold securities of the Company; (b) of the date upon which the Company consummates the sale of its securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of the Company’s securities to the general public; or (c) when the Company becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.
Kindly acknowledge your agreement with the foregoing by executing this letter agreement where indicated below.

Very truly yours,

FINGERHUT DIRECT MARKETING, INC.

By:
Name: Brian Smith
Title: Chief Executive Officer and President
PRUDENTIAL CAPITAL PARTNERS II, L.P.
By: Stetson Street Partners, L.P., its General Partner

By:
Vice President

EXHIBIT L
[FORM OF AGREEMENT TO SUBORDINATE]
March     , 2006
TO THE SENIOR LENDERS IDENTIFIED
ON EXHIBIT A ATTACHED HERETO
          Re: Agreement to Subordinate
Gentlemen:
          Reference is made to the Senior Agent, Senior Lenders and Senior Financing Agreement identified in Exhibit A or defined in Exhibit B attached hereto with respect to financing facilities provided for the benefit of Fingerhut Direct Marketing, Inc., as borrower (the “Borrower”).
          Unless otherwise defined herein, capitalized terms used in this letter agreement shall have the respective meanings set forth in Exhibit B attached hereto and incorporated herein in its entirety.
          In order to induce the Senior Agent and the Senior Lenders to enter into the Senior Loan Documents and to purchase the Notes under the Senior Financing Agreement, and in consideration of the benefits inuring to each of the undersigned from such purchase of the Notes, each of the undersigned hereby agrees as follows:
1.	Lien Priority. Notwithstanding the order or time of attachment, or the order, time, or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of the Senior Agent in any Collateral and notwithstanding any conflicting terms or conditions which may be contained in any Senior Loan Document or any Subordinate Creditor Loan Document, the Liens of the Senior Agent in the Collateral shall have priority over the Liens of each Subordinate Creditor in the Collateral, and the Liens of each Subordinate Creditor in the Collateral are and shall be, in all respects, subject and subordinate to the Liens of the Senior Agent therein to the full extent of the respective Senior Obligations outstanding from time to time.

1

2.	Subordination. Until Discharge of the Senior Obligations and except with respect to the Permitted Subordinate Payments:
a.	Payment of each of the Subordinate Obligations (except with respect to Permitted Subordinate Payments), all rights and remedies of each Subordinate Creditor under the Subordinate Creditor Loan Documents to receive payments thereunder, and all rights of each Subordinate Creditor to receive the proceeds from any assets of the Obligors thereunder, in each case shall be postponed and such Subordinate Obligations shall rank subsequent and subordinate in all respects to the Senior Obligations and the Senior Loan Documents.

b.	In furtherance of the foregoing, Borrower shall not make, and shall not permit any other Obligor to make, and each Subordinate Creditor shall not accept, receive or retain from any Obligor, any direct or indirect payment (in cash, property, or securities or by set-off or otherwise) upon or in respect of the Subordinate Obligations in respect of any acceleration, demand, suit for collection, action or enforcement of the Subordinate Obligations or in respect of any prepayment, redemption, retirement, purchase or other acquisition of the Subordinate Obligations until all the Senior Obligations shall have been indefeasibly paid in full in cash.
The foregoing shall not limit the right of any Subordinate Creditor to enforce through any equitable remedies available to it any non-monetary Subordinate Obligations.

3.	Acknowledgement. Without limiting the effect of any other provision of this letter agreement, each Subordinate Creditor acknowledges and agrees that, regardless of the time of loans, advances or extensions of credit made by Senior Lenders or the Subordinate Creditors, or the relative times or order of attachment or creation of any security interest and liens securing the Senior Obligations or the Subordinate Obligations, as the case may be, or the actual possession of any Collateral or other assets of the Obligors, or the order of filing or recording of financing statements, mortgages or other documents, if any, or any defect, deficiency or omission contained in the Senior Loan Documents, or anything to the contrary in the Subordinate Creditor Loan Documents, as among the Senior Lenders and the Subordinate Creditors, the ranking of security interests shall be as provided in this letter agreement. The Lien priorities provided in this agreement shall not be altered or otherwise affected by any amendment, modification,

2

supplement, extension, renewal or restatement of any of the Obligations (or the documents evidencing or securing the same), nor by any action or inaction that the Senior Agent, any Senior Lender or Subordinate Creditor may take or fail to take in respect of any Collateral.

4.	Payment Blocks. In the event of the occurrence and during the Continuation of any Senior Payment Default or any Senior Performance Default, then no payment shall be made by or on behalf of any Obligor or shall be received by any Subordinate Creditor on account of any Subordinate Obligation from the date on which such Senior Default occurred, provided that Borrower and each Subordinate Creditor shall have received, from the Senior Agent, a Senior Payment Bar Notice given pursuant to this letter agreement and continuing to the date, if any, on which such Senior Default shall have been cured by Borrower or other Obligor or waived by the Senior Agent or the related Senior Lenders or shall have otherwise ceased to exist, as acknowledged by such Senior Agent in writing; provided, however, that:
a.	with respect to Permitted Subordinate Payments consisting of taxes and insurance premiums payable with or as rental obligations, the Senior Payment Bar shall not apply;

b.	with respect to Permitted Subordinate Payments consisting of other rental obligations, the Senior Payment Bar shall terminate:
i.	not later than three (3) months after commencement of the Senior Payment Bar if (A) the Senior Payment Bar Notice is issued with respect to a Senior Performance Default and (B) the Senior Lenders have been paid all past due and owing Senior Obligations owing to them, and all Senior Obligations then due and payable to them at the time such Permitted Subordinate Payment is sought to be made; and

ii.	not later than 365 days after commencement of the Senior Payment Bar if the Senior Payment Bar Notice is issued with respect to a Senior Payment Default.
During the Continuation of any Senior Payment Bar, each Subordinate Creditor shall refrain, and shall cause each of such Subordinate Creditor’s Controlled Persons to refrain, from exercising all rights or taking any enforcement action against the

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Borrower and its Subsidiaries in respect of any Lien it may have against the Borrower or any of its Subsidiaries; provided, however, that, notwithstanding the absence of any Senior Payment Bar, no such enforcement action shall be taken unless each of the following has occurred:
a.	the Subordinate Creditor seeking to exercise its rights or take enforcement action shall provide the Senior Agent with no less than twenty (20) Business Days’ advance written notice of such intent;

b.	The Senior Agent has been provided with the opportunity to pay any Obligations consisting of monthly rent payments owing to any Subordinate Creditor and currently scheduled to become due within the next thirty (30) days following the date of such notice; and

c.	The Senior Agent has declined to pay such currently scheduled rent payments;
it being understood, however, that the Senior Agent shall be under no obligation to pay any Obligation (including any rent payments) that become due and payable prior to the date of such notice.
5.	Controlled Persons. For purposes of this letter agreement, “Control” shall mean the power, whether direct or indirect (x) to vote 50% or more of the Equity Interests of or in any Person or (y) to direct or cause the direction of the management or policies of any Person, (or to control the conduct of any Person that is an individual) whether by contract, through the ownership of Equity Interests or otherwise. Without limiting the generality of the foregoing, an individual shall be deemed to “Control” his spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law, sisters-in-law, sons-in-law, daughters-in-law and anyone else who resides in his home. With respect to each Subordinate Creditor, a “Controlled Person” means a Person under the Control of such Subordinate Creditor.

6.	Standstill. Each Subordinate Creditor represents and warrants (as to itself) that, as of the Closing Date (after giving effect to the transactions contemplated in the Senior Financing Agreement and the application of the proceeds from the issuance of the Notes thereunder), such Subordinate Creditor does not have, and no other Controlled Person of such Subordinate Creditor has, a Lien on or other adverse claim against the Borrower or any of its Subsidiaries or any of their respective properties or assets, other than Liens securing Permitted Subordinate Payments. Until such time as the Obligations have been repaid in full and the Senior Financing

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Agreement has been terminated, each Subordinate Creditor covenants and agrees not to acquire or accept, and not to permit any Controlled Person of such Subordinate Creditor to acquire or accept, any other Lien on or other adverse claim against the Borrower or any of its Subsidiaries or any of their respective properties or assets.

7.	Agent’s Rights to Leases. FAC Acquisition, LLC (“Landlord”) shall promptly notify the Senior Agent of any default by the Borrower under any Lease and of any act or omission of the Borrower which would give Landlord the right to cancel or terminate such Lease or to claim a partial or total eviction, In the event of a default by the Borrower under a Lease which would give Landlord the right, immediately or after the lapse of a period of time, to cancel or terminate such Lease or to claim a partial or total eviction, or in the event of any other act or omission of the Borrower which would give Landlord the right to cancel or terminate such Lease, Landlord shall not exercise such right (i) until Landlord has given written notice of such default, act or omission to the Senior Agent and (ii) unless the Senior Agent has not cured or remedied the default, act or omission, within sixty (60) days after the Senior Agent receives such notice, provided that the Senior Agent shall with due diligence give Landlord written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If the Discharge of the Warehouse Loan Obligations has occurred and the Senior Agent cannot reasonably remedy a default, act or omission of the Borrower until after such Senior Agent obtains possession of the related premises, Landlord may not terminate or cancel such Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after the Agent secures possession of such premises, but not more than such sixty (60) day period. Performance by the Senior Agent shall satisfy any conditions of such Lease requiring performance by the Borrower.

8.	Amendments. No Subordinate Creditor shall enter into renewals or extensions of, amendments to, or waivers under, the Subordinate Creditor Loan Documents without the prior written consent of the Senior Agent.

9.	Payments Over. Should any payment on account of or any Collateral for any part of the Subordinate Obligations be received by any Subordinate Creditor in violation of this letter agreement, such payment or collateral shall be delivered forthwith (i) until the Discharge of the Warehouse Loan Obligations, to the Collecting Agent by the recipient for application to the Warehouse Loan

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Obligations, in the form received (with any necessary endorsements), and (ii) after the Discharge of the Warehouse Loan Obligations, to the Senior Agent by the recipient for application to the Senior Obligations, in the form received (with any necessary endorsements). The Senior Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held by the Subordinate Creditor, as applicable, in trust for the Collecting Agent or the Senior Agent and the Senior Lenders, as applicable, and shall not be commingled with other funds or property of such Subordinate Creditor.

10.	Legends. Each Subordinate Creditor shall affix to any security document granting such Subordinate Creditor a Lien, and to any UCC-1 or other financing statement perfecting such Lien, in any of the Collateral a legend, satisfactory to the Senior Agent, reflecting that payment of the Subordinate Obligations is subordinate to payment of the Senior Obligations.

11.	Insolvency. No Subordinate Creditor will commence or join with any other creditor or creditors of any Obligor in commencing any Insolvency Proceeding against any Obligor without the prior written consent of the Senior Agent. At any general meeting of creditors of an Obligor or in the event of any Insolvency Proceeding by or against an Obligor for position or extension, or otherwise, if all the Senior Obligations have not been paid and satisfied in full in cash at the time, the Senior Agent is hereby irrevocably authorized at any such meeting or in any such proceeding to take all acts it deems in its sole discretion to be necessary or appropriate to protect the interests of the Senior Lenders and to enforce the subordination provisions of this letter agreement. Each Subordinate Creditor hereby covenants and agrees not to take any action in or with respect to any such Insolvency Proceeding (i) until the Discharge of the Warehouse Loan Obligations, without the prior written consent of the Collecting Agent and (ii) after the Discharge of the Warehouse Loan Obligations, without the prior written consent of the Senior Agent.

12.	Reinstatement. To the extent permitted by law, the obligations hereunder of each Subordinate Creditor shall be automatically reinstated if for any reason any payment by or on behalf of the Borrower or any other application of funds (including the proceeds of any collateral for all or part of the Obligations) in respect of all or any part of the Obligations is rescinded or must be otherwise restored by any holder of such Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise.

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13.	Effect of Disposition of Collateral on Junior Liens. After the Discharge of the Warehouse Loan Obligations, to the extent reasonably requested by the Senior Agent, each Subordinate Creditor will cooperate in providing any necessary or appropriate releases with respect to any Collateral to permit a collection, sale or other disposition of such collateral by the Senior Agent free and clear of the Subordinate Creditor’s junior priority Lien. In the event of a sale or other disposition of Collateral by the Borrower or any of its Subsidiaries with the consent of the Senior Agent, and if the Senior Agent is releasing its senior priority Lien in connection therewith, each Subordinate Creditor, upon request of the Senior Agent, shall release the same so as to facilitate such sale or other disposition.

14.	Enforceability. Each Subordinate Creditor represents and warrants that this letter agreement constitutes its (or his) legal, valid and binding obligation enforceable against it (or him) in accordance with its terms.

15.	Amendments, Etc. No amendment, modification, supplement termination or waiver of any provision of this letter agreement and no consent to any departure from the terms hereof shall be effective unless in writing and signed by the Senior Agent and, if such amendment, modification, supplement, or wavier would adversely effect any provision benefiting the Collecting Agent prior to the Discharge of the Warehouse Loan Obligations, the Collecting Agent.

16.	Counterparts; Effectiveness. This letter agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed or delivered shall be deemed to be an original and all of which shall together constitute one and the same instrument. This letter agreement shall be effective as of the Closing Date, as to each party hereto, upon the due execution of a counterpart hereof by such party.

17.	GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

18.	Conflicts with Other Intercreditor Agreements. To the extent that any provision of this Agreement conflicts with any intercreditor agreement or subordination agreement between the Senior Agent

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and the Collecting Agent, then the terms of such other intercreditor agreement or subordination agreement shall govern.
[Signature Page Follows]

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          IN WITNESS WHEREOF, each of the undersigned has executed this letter agreement as of the date first above written.

THOMAS J. PETTERS

FAC ACQUISITION, LLC

By:
Name:
Title:

PETTERS COMPANY, INC.

By:

Name:
Title:

PETTERS GROUP WORLDWIDE, LLC

By:

Name:
Title:

THEODORE DEIKEL

[Signature Page to Petters Subordination Agreement]

Acknowledged and Agreed:
PRUDENTIAL CAPITAL PARTNERS II, L.P.,
as Senior Agent and as a Senior Lender

By:	Stetson Street Partners, L.P.,
its general partner

By:
Vice President

Fingerhut Direct Marketing, Inc.
as Borrower

By:
Name:
Title:
[Signature Page to Petters Subordination Agreement]

EXHIBIT A
SENIOR LENDERS
Each of Prudential Capital Partners II, L.P., Prudential Capital Partners (Parallel Fund) II, L.P. and Prudential Capital Partners Management Fund II, L.P., as purchasers of the Borrower’s 13.00% Senior Subordination Secured Notes due 2013 (the “Notes”) under that certain Securities Purchase Agreement, dated as of March 23, 2006, among Fingerhut Direct Marketing, Inc. and such Note purchasers (as amended, supplemented, restated and modified from time to time, the “Senior Financing Agreement”), and their respective successors and assigns.
[Signature Page to Petters Subordination Agreement]

EXHIBIT B
DEFINITIONS
          “Closing Date” means the “date of closing”, as defined in the Senior Financing Agreement.
          “Collateral” means, collectively, any collateral of the Borrower or any other Obligor in which the Senior Agent, Senior Lender or Subordinate Creditor is granted a Lien.
          “Collecting Agent” means the “Collecting Agent”, as defined in the Existing Agreement to Subordinate.
          “Continuing” or “and during the Continuation of” means, in respect of a Senior Default, that the Senior Default (to the extent, and only to the extent, expressly curable under the Senior Loan Documents) has not been cured in accordance therewith or waived in writing by Senior Agent or the Senior Lenders.
          “Credit Documents” means the Subordinate Creditor Loan Documents and the Senior Loan Documents.
          “Discharge of the Senior Obligations” means (a) payment in full in cash of the principal of and interest on all Notes, (b) payment in full in cash of all other Senior Obligations then due and payable, and (c) adequate provision is made for any contingent or unliquidated Senior Obligations related to claims, causes of action or liabilities which have been asserted or threatened against the Senior Agent or any Senior Lender or which otherwise can be reasonably identified based on the then known facts and circumstances.
          “Discharge of the Warehouse Loan Obligations” means the “Discharge of the Senior Obligations”, as defined in the Existing Agreement to Subordinate.
          “Existing Agreement to Subordinate” means the Agreement to Subordinate, dated February 24, 2004, between the Subordinate Creditors and the Senior Agents, as defined therein, as amended, supplemented, restated and modified from time to time.
          “Insolvency Proceeding” means (i) any case or proceeding with respect to an Obligor under the U.S. Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor, (ii) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to an Obligor or any of its assets, (iii) any proceeding for liquidation, dissolution or other winding up of an Obligor or its business, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of an Obligor.

          “Leases” means each lease identified on Exhibit C attached hereto.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), right of offset or recoupment, charge, or preference, priority or other lien or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
          “Notes” is defined in Exhibit A to this Agreement.
          “Obligations” means, collectively, the Subordinate Obligations and the Senior Obligations.
          “Obligors” means the Borrower, each Subsidiary and any other Person that now or hereafter guarantees or grants a Lien in any of its assets to secure any of the Obligations.
          “Permitted Subordinate Payments” means rent payments by the Borrower that are made only when and as due to FAC Acquisition, LLC under the Leases, as such Leases are in effect as of the date hereof, and payments due to Petters Group Worldwide, LLC or its affiliates under the Shared Resources Agreement.
          “Person” means any legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization or government or any agency or political subdivision thereof.
          “Senior Agent” means Prudential Capital Partners II, L.P., in its capacity as agent for the holders of the Notes.
          “Senior Default” means either a Senior Payment Default or a Senior Performance Default, as applicable.
          “Senior Financing Agreement” is defined in Exhibit A to this Agreement.
          “Senior Lenders” means each purchaser or holder of a Note.
          “Senior Loan Documents” means the “Transaction Documents” or similarly defined group of loan documents and instruments as defined in the Senior Financing Agreement and includes the Senior Financing Agreement.
          “Senior Obligations” means all obligations, liabilities and indebtedness of any kind, nature and description owing by any Obligor to the Senior Agent or the Senior Lenders evidenced by or arising under the Notes or any Senior Loan Document, including all present and future Obligations (as defined in the Senior Financing Agreement) whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the commencement of any Insolvency Proceeding (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding.
          “Senior Payment Bar” means any day on which a Senior Payment Bar Notice is outstanding and has not been rescinded in writing by the Senior Agent.
          “Senior Payment Bar Notice” means a written notice delivered by the Senior Agent to the Subordinate Creditors that a Senior Default has occurred.
          “Senior Payment Default” means the occurrence and Continuation of any default in the payment of principal, interest or any other Senior Obligation beyond any applicable grace period with respect thereto, if any.
          “Senior Performance Default” means the occurrence and Continuation of any default or event of default, other than a Senior Payment Default, arising under the Senior Loan Documents that would permit the Senior Agent or the Senior Lenders to accelerate the due date for payment of the Senior Obligations.
          “Shared Resources Agreement” means that certain Shared Resources Agreement, dated as of January 1, 2003, by and between Petters Group Worldwide, LLC and Fingerhut Direct Marketing, Inc.
          “Subordinate Creditor” means each of Thomas Petters, FAC Acquisition, LLC, Petters Company, Inc., Petters Group Worldwide, LLC and Theodore Deikel.
          “Subordinate Creditor Loan Documents” means, with respect to each Subordinate Creditor, any document related to any extension of credit to Company by such Subordinate Creditor or related to any monetary obligation, whether due and owing, vested or contingent, that is or has been secured by the grant of a security interest in Collateral of Borrower or any other Obligor at any time.
          “Subordinate Obligations” means all monetary obligations, liabilities and indebtedness of any kind, nature and description owing by any Obligor to a Subordinate Creditor, including all present and future obligations whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the commencement of any Insolvency Proceeding (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding. Subordinate Obligations does not include any non-monetary obligations owed by any Obligor to a Subordinate Creditor.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, trust or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors, members or other managers of such corporation, limited liability company, partnership or other entity (or to direct operation of a trust) are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
          “Warehouse Loan Obligations” mean the “Senior Obligations”, as defined in the Existing Agreement to Subordinate.

EXHIBIT C
SCHEDULE OF LEASES AND LOCATIONS
1.	Office Lease, 4400 Baker Road, Minnetonka, MN, by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, Inc., dated May 1, 2003;

2.	Building Lease, (St. Cloud West Campus) 6250 Ridgewood Road, St. Cloud, MN, by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, Inc., dated November 26, 2003;

3.	Equipment Lease Agreement (St Cloud Equipment), by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, Inc., dated November 1, 2002;

4.	Lease Schedule Number 1 (Attached to Equipment Lease Agreement dated November 1, 2002), by and between FAC Acquisition, LLC and Fingerhut Direct Marketing, dated February 1, 2004;

EXHIBIT M
[FORM OF COLLATERAL AGENCY AGREEMENT]
     THIS COLLATERAL AGENCY AGREEMENT (“Agreement”), dated as of March 23, 2006, is entered into by Prudential Capital Partners II, L.P. (“PCP”), Prudential Capital Partners Management Fund II, L.P., Prudential Capital Partners (Parallel Fund) II L.P. (collectively with PCP and Prudential Capital Partners Management Fund II, L.P., the “Purchasers” and the Purchasers, collectively with any person that becomes the holder of any Subordinated Note (as defined below), the “Holders”) under the Securities Purchase Agreement described below with Prudential Capital Partners II, L.P. acting in its capacity as the collateral agent appointed hereunder for the Holders (together with its successors and assigns in that capacity, the “Subordinated Collateral Agent”).
WITNESSETH
     WHEREAS, Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), and the Purchasers have entered into that certain Securities Purchase Agreement dated as of March 23, 2006 (as amended, restated, supplemented or otherwise modified, the “Purchase Agreement”) under which the Company, among other things, issued and sold its 13.00% Senior Subordinated Secured Notes due March 24, 2013 (the “Subordinated Notes”) and, in connection therewith, issued its Series A Preferred Stock Warrants;
     WHEREAS, the Company and the Subordinated Collateral Agent have entered into that certain Security Agreement dated as of March 23, 2006 (as amended, restated, supplemented or otherwise modified, the “Security Agreement”);
     WHEREAS, certain Subsidiaries of the Company and the Subordinated Collateral Agent have entered into that certain Subsidiary Security Agreement dated as of March 23, 2006 (as amended, restated, supplemented or otherwise modified, the “Subsidiary Security Agreement”);
     WHEREAS, the Company and Fingerhut Fulfillment, Inc., a Delaware corporation, and the Subordinated Collateral Agent have entered into that certain Security Agreement (Intellectual Property) dated as of March 23, 2006 (as amended, restated, supplemented or otherwise modified, the “IP Security Agreement”);
     WHEREAS, certain Subsidiaries of the Company and the Subordinated Collateral Agent have entered into that certain Guaranty Agreement dated as of March 23, 2006 (as amended, restated, supplemented or otherwise modified, the “Guaranty Agreement” and collectively with the Security Agreement, the Subsidiary Security Agreement, the Agreement to Subordinate, the Agreement to Turnover Restricted Payment, the IP Security Agreement and any other agreement, document or instrument in effect on the date of closing or executed by the Company or any Subsidiary after the date of closing under which the Company or such Subsidiary has granted a lien upon or security interest in any property or assets to the Subordinated Collateral Agent to secure all or any part of the obligations of the Company under this Agreement or the Subordinated Notes or of any Subsidiary Guarantor under the Subsidiary Guaranty, and all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Documents”);
     WHEREAS, all obligations of the Company under the Purchase Agreement, the Subordinated Notes and the other Transaction Documents are and will remain secured as set forth in the Collateral Documents; and
     WHEREAS, the Purchase Agreement requires the execution and delivery of this Agreement;
     NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:
     Section 1. Definitions; Rules of Construction.
     (a) Capitalized terms used but not defined herein shall have the meanings given to such terms in paragraph 11 of the Purchase Agreement, which paragraph 11 is incorporated by reference herein as though set forth fully herein. Unless otherwise defined herein or in the Purchase Agreement, all terms defined in Article 9 of the UCC as in effect from time to time in the State of Illinois which are used herein shall have the respective meanings given to those terms in the Uniform Commercial Code as in effect from time to time in the State of Illinois.
     (b) Unless otherwise stated, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document and all schedules, exhibits and attachments thereto as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Transaction Documents.
     (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Sections or Schedules shall be references to Sections or Schedules of this Agreement unless otherwise expressly specified.
     (d) Any reference to any Person shall include its permitted successors and assigns, and in the case of any governmental authority, any Person succeeding to its functions and capacities.
     (e) Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.
     Section 2. Appointment and Duties of Subordinated Collateral Agent. (a) Subject in all respects to the terms and provisions of this Agreement, the Holders hereby designate and appoint PCP to execute and deliver the Collateral Documents and the Intercreditor Agreement on behalf of the Holders and to act as the Subordinated Collateral Agent under this

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Agreement, the Intercreditor Agreement and the other Collateral Documents for the benefit of the Holders with respect to the Liens upon and the security interests in the Collateral and the rights and remedies granted under and pursuant to this Agreement and the other Collateral Documents, and PCP hereby accepts such appointment and agrees to act as such agent.
     (b) Subject to the Subordinated Collateral Agent having been directed to take such action in accordance with this Agreement, each of the Holders hereby authorizes PCP, as the Subordinated Collateral Agent, to take such actions on its behalf under the provisions of this Agreement, the Purchase Agreement, the Intercreditor Agreement and the other Collateral Documents, and to exercise such powers and perform such duties as are expressly delegated to the Subordinated Collateral Agent by the terms of this Agreement, the Purchase Agreement, the Intercreditor Agreement and the other Collateral Documents, together with such other powers as are reasonably incidental thereto. Subject to the provisions of Section 9(b) hereof, the Subordinated Collateral Agent is hereby irrevocably authorized to take all actions on behalf of the Holders to enforce the rights and remedies of the Subordinated Collateral Agent and the Holders provided for in the Purchase Agreement or the Collateral Documents or by applicable law with respect to the liens upon and security interests in the Collateral granted to secure the Obligations or in the Intercreditor Agreement; provided, however, that, notwithstanding any provision to the contrary in the Collateral Documents, the Purchase Agreement or the Intercreditor Agreement, (i) the Subordinated Collateral Agent shall take discretionary actions solely at and in accordance with the written direction of the Required Holder(s), (ii) the Subordinated Collateral Agent shall not, without the written consent of the Required Holder(s), release or terminate by affirmative action or consent any Lien upon or security interest in any Collateral granted under the Collateral Documents (except upon disposition of such Collateral after an Event of Default pursuant to direction given under clause (i) hereof or upon the disposition of such Collateral as permitted under the terms of the Purchase Agreement) and (iii) the Subordinated Collateral Agent shall not accept any Obligations in whole or partial consideration for the disposition of any Collateral without the written consent of all Holders. The Subordinated Collateral Agent agrees to make such demands and give such notices under the Collateral Documents and the Intercreditor Agreement as may be requested by, and to take such action to enforce the Collateral Documents or the Intercreditor Agreement and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by, the Required Holder(s); provided, however, that the Subordinated Collateral Agent shall not be required to take any action that is contrary to law or the terms of the Collateral Documents, the Purchase Agreement, the Intercreditor Agreement or this Agreement. Once a direction to take any action has been given by the Required Holder(s) to the Subordinated Collateral Agent, and subject to any other directions which may be given from time to time by the Required Holder(s), decisions regarding the manner in which any such action is to be implemented and conducted (with the exception of any decision to settle, compromise or dismiss any legal proceeding, with or without prejudice) shall be made by the Subordinated Collateral Agent, with the assistance and upon the advice of its counsel.
     (c) Notwithstanding any provision to the contrary elsewhere in this Agreement, the Purchase Agreement, the Intercreditor Agreement or the Collateral Documents, the Subordinated Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, the Purchase Agreement, the Intercreditor Agreement and the Collateral Documents, or any fiduciary relationship with any Holders, and no implied

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covenants, functions or responsibilities shall be read into this Agreement, the Purchase Agreement, the Intercreditor Agreement or the Collateral Documents, or otherwise exist against the Subordinated Collateral Agent. The Subordinated Collateral Agent shall not be responsible for determining whether any insurance policy delivered to it under any Collateral Document complies with the requirements therefor contained in the Collateral Documents.
     (d) Notwithstanding anything to the contrary in this Agreement, the Purchase Agreement, the Intercreditor Agreement or any Collateral Document, the Subordinated Collateral Agent shall not exercise any rights or remedies under this Agreement, the Purchase Agreement, the Intercreditor Agreement or any Collateral Document or give any consent under this Agreement, the Purchase Agreement, the Intercreditor Agreement or any Collateral Document or enter into any agreement amending, modifying, supplementing or waiving any provision of this Agreement, the Purchase Agreement, the Intercreditor Agreement or any Collateral Document unless it shall have been directed to do so in writing by the Required Holder(s).
     Section 3. Priority of Security Interests. (a) Each Holder agrees that the security interest of each Holder in any Collateral ranks and will rank equally in priority with the security interest of the other Holders in the same Collateral.
     (b) Notwithstanding anything to the contrary in clause (a), the priorities specified in this Agreement with respect to the Collateral and all Proceeds of the Collateral are applicable irrespective of any statement to the contrary in any other Collateral Document or any other agreement, the time or order or method of attachment or perfection of Liens, the time or order of the filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests, and to the extent not provided for in this Agreement, the rights and priorities of the Holders shall be determined in accordance with applicable law.
     Section 4. Exercise of Rights. So long as any Obligations remain outstanding, each of the Holders hereby acknowledges and agrees as follows:
     (a) The Subordinated Collateral Agent shall administer the Collateral in the manner contemplated by the Collateral Documents, the Intercreditor Agreement and this Agreement, and exercise, only upon the written instruction of, and on behalf of, the Required Holder(s) in accordance with Sections 4 and 5 hereof, such rights and remedies with respect to the Collateral as are granted to it under this Agreement, the Collateral Documents and applicable law.
     (b) Upon the request of the Subordinated Collateral Agent, such Holder will provide the Subordinated Collateral Agent (i) notice of the amount of outstanding Obligations owed by the Company to such Holder under the Transaction Documents and (ii) any other information that the Subordinated Collateral Agent may reasonably request.
     Section 5. Exercise of Remedies and Application of Proceeds. So long as any Obligations remain outstanding, the following provisions shall apply:
     (a) Upon the written request of the Required Holder(s), the Subordinated Collateral Agent shall be authorized to take any and all actions and to exercise any and all rights,

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remedies and options which it may have under the Purchase Agreement, the Collateral Documents or the Intercreditor Agreement and which the Required Holder(s) direct it to take under this Agreement, including realization and foreclosure on the Collateral.
     (b) The proceeds of any sale, disposition or other realization or foreclosure by the Subordinated Collateral Agent upon the Collateral or any portion thereof pursuant to the Collateral Documents shall be governed by this Section 5(b). Any non-cash proceeds resulting from such liquidation of the Collateral shall be held by the Subordinated Collateral Agent for the benefit of the Holders until later sold or otherwise converted into cash, at which time the Subordinated Collateral Agent shall apply such cash in accordance with the next sentence of this Section 5(b). The Subordinated Collateral Agent shall distribute any cash proceeds net of expenses resulting from liquidation of the Collateral first to the payment of any amounts owed to the Subordinated Collateral Agent by the Company or the Holders pursuant to Section 7(e), 9(a) or 10 hereof, and second to the Holders, promptly after receipt thereof, on a pro rata basis in accordance with the respective outstanding amounts of the Obligations owed to each. Notwithstanding any other provision hereof, in the event of any conflict between the terms of this Section 5(b) and the other Collateral Documents, the provisions of this Section 5(b) shall control.
     Section 6. Receipt of Money or Proceeds. The Holders hereby agree that if, after an acceleration of the Subordinated Notes, any Holder receives any payment or distribution of assets of the Company of any kind or character, whether monies or cash proceeds resulting from liquidation of the Collateral, other than in accordance with the terms of this Agreement, such Holder shall hold such payment or distribution in trust for the benefit of the Holders and shall immediately remit such payment or distribution to the Subordinated Collateral Agent for application or distribution, as the case may be, in accordance with the terms of the Intercreditor Agreement or this Agreement.
     Section 7. Rights of Subordinated Collateral Agent. (a) The Subordinated Collateral Agent may execute any of its duties under this Agreement, the Purchase Agreement, the Intercreditor Agreement or any Collateral Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.
     (b) Neither the Subordinated Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall (i) be liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement, the Purchase Agreement, the Intercreditor Agreement or any other Collateral Document or in connection with the Collateral (except for such action taken or omitted with gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Holders for any recitals, statements, representations or warranties made by the Company, any Guarantor, the Bank Agent or any Bank or any representative thereof contained in this Agreement, the Purchase Agreement, the Intercreditor Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Subordinated Collateral Agent under or in connection with, this Agreement, the Purchase Agreement, the Intercreditor Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Purchase Agreement, the Intercreditor Agreement or any other Transaction Document or for any failure of

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the Company, the Bank Agent or any Bank to perform its obligations thereunder. The Subordinated Collateral Agent shall not be under any obligation to any other Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Purchase Agreement, the Intercreditor Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company or any Guarantor.
     (c) The Subordinated Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company, the Bank Agent or any Bank), independent accountants and other experts selected by the Subordinated Collateral Agent. In connection with any request of the Required Holder(s), the Subordinated Collateral Agent shall be entitled to rely and shall be fully protected in relying on a certificate of any Person, signed by an authorized representative of such Person, setting forth the amount and type of Obligations held by such Person as of the date of such certificate, which certificate shall state that the Person signing such certificate is an authorized representative of such Person and shall state specifically the Collateral Document or the Intercreditor Agreement, as the case may be, and provision thereof pursuant to which the Subordinated Collateral Agent is being directed to act. The Subordinated Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement, the Purchase Agreement, the Intercreditor Agreement or any Collateral Document (i) if such action would, in the reasonable opinion of the Subordinated Collateral Agent, be contrary to law or the terms of this Agreement, the Purchase Agreement, the Intercreditor Agreement or the Collateral Documents or (ii) if such action is not specifically provided for in this Agreement, the Purchase Agreement, the Intercreditor Agreement or the Collateral Document it shall not have received any such advice or concurrence of the Required Holder(s) as it deems appropriate. The Subordinated Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Purchase Agreement, the Intercreditor Agreement or any Collateral Document in accordance with a request of the Required Holder(s) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
     (d) The Subordinated Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until an officer of the Subordinated Collateral Agent responsible for the administration of this Agreement has received a written notice or a certificate from a Holder stating that a Default or Event of Default has occurred. The Subordinated Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice or certificate so furnished to it. In the event that the Subordinated Collateral Agent receives a notice of or certificate regarding the occurrence of any Default or Event of Default, the Subordinated Collateral Agent shall give notice thereof to the Holders. The Subordinated Collateral Agent shall take such action with respect to such Default or Event of Default as so requested pursuant to Section 4 hereof.

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     (e) The Company will pay to the Subordinated Collateral Agent upon demand the amount of any and all out-of-pocket expenses, including the fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Subordinated Collateral Agent may incur in connection with (i) the administration of and performance under this Agreement, the Purchase Agreement, the Intercreditor Agreement and the Collateral Documents, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Subordinated Collateral Agent or the Holders hereunder or under the Purchase Agreement, the Intercreditor Agreement or the other Collateral Documents or (iv) the failure by the Company to perform or observe any of the provisions hereof or of any of the Collateral Documents.
     (f) At any time when PCP or any Affiliate of PCP is not the Holder of all of the Subordinated Notes, the Company agrees to pay a reasonable, monthly fee to the Subordinated Collateral Agent.
     Section 8. Lack of Reliance on the Subordinated Collateral Agent. Each of the Holders expressly acknowledges that neither the Subordinated Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Subordinated Collateral Agent hereinafter taken, including, without limitation, any review of the affairs of the Company or any Guarantor, shall be deemed to constitute any representation or warranty by the Subordinated Collateral Agent to any Holder. Each Holder represents to the Subordinated Collateral Agent that it has, independently and without reliance upon the Subordinated Collateral Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and any Guarantors. Each Holder also represents that it will, independently and without reliance upon the Subordinated Collateral Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and any Guarantors. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Subordinated Collateral Agent hereunder, the Subordinated Collateral Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company or any Guarantors which may come into the possession of the Subordinated Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.
     Section 9. Indemnification; Bankruptcy. (a) The Company, by its consent hereto, hereby agrees to indemnify the Subordinated Collateral Agent and each Holder and, in their capacity as such, their officers, directors, shareholders, controlling persons, employees, agents and servants (each “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys’ and consultants’ fees and expenses) (collectively “Damages”) of any kind or nature whatsoever which may at any

7

time be imposed on, incurred by or asserted against any Indemnified Party (or which may be claimed against any Indemnified Party by any Person) by reason of, in connection with or in any way relating to or arising out of, the Purchase Agreement, the Intercreditor Agreement, any Transaction Document, any Collateral or any other documents or transactions in connection with or relating thereto, unless due to the gross negligence or willful misconduct of such Indemnified Party. The Company further shall, upon demand by any Indemnified Party, pay to such Indemnified Party all costs and expenses incurred by such Indemnified Party in enforcing any rights under the Intercreditor Agreement or the Transaction Documents, including fees and expenses of counsel. If the Company fails to indemnify the Subordinated Collateral Agent for any Damages for which the Company is obligated to indemnify the Subordinated Collateral Agent under this Section 9(a), promptly after demand therefor, each Holder, severally and not jointly, agrees to pay to the Subordinated Collateral Agent its pro rata share, in accordance with the respective outstanding amounts of the Obligations owed to it, of the amount of such Damages that have not been paid by the Company. The agreements in this Section 9(a) shall survive the payment or satisfaction in full of the Obligations and the resignation or removal of the Subordinated Collateral Agent or the termination of this Agreement.
     (b) Nothing contained herein shall limit or restrict the independent right of any Holder to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning post-petition financing arrangements. The Subordinated Collateral Agent is not entitled to initiate such actions on behalf of any Holder or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of any Holder. The Subordinated Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the post-petition usage of Collateral, unless such agreement, authorization or consent has been approved in writing by the Required Holder(s). This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.
     Section 10. Resignation and Removal of the Subordinated Collateral Agent. The Subordinated Collateral Agent may resign as Subordinated Collateral Agent upon thirty (30) days’ notice to the Holders and may be removed at any time upon the written request of the Required Holder(s), with any such resignation or removal to become effective only upon the appointment of a successor Subordinated Collateral Agent under this Section 10. If the Subordinated Collateral Agent shall resign or be removed as Subordinated Collateral Agent by the Required Holder(s), then the Required Holder(s) shall (and if no such successor shall have been appointed within thirty (30) days of the Subordinated Collateral Agent’s resignation or removal, the Subordinated Collateral Agent may) appoint a successor collateral agent for the Holders, whereupon such successor collateral agent shall succeed to the rights, powers and duties of the “Subordinated Collateral Agent,” and the term “Subordinated Collateral Agent” shall mean such successor agent effective upon its appointment, and except as provided in Sections 9(a) and 9(b) above, the former Subordinated Collateral Agent’s rights, powers and duties as Subordinated Collateral Agent shall be terminated without any other or further act or deed on the part of such former Subordinated Collateral Agent (except that the resigning Subordinated

8

Collateral Agent shall deliver all Collateral then in its possession to the successor Subordinated Collateral Agent) or any of the other Holders. Any successor Subordinated Collateral Agent shall be either a Holder or a bank, trust company or insurance company, having capital and surplus of at least $250 million. After any retiring Subordinated Collateral Agent’s resignation or removal hereunder as Subordinated Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Subordinated Collateral Agent.
     Section 11. Agreement for Benefit of Parties Hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof, and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives.
     Section 12. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.
     Section 13. Notices. All notices, demands, certificates or other communications hereunder shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered personally, when sent by certified or registered mail, postage prepaid, return receipt requested, or by private courier service, or, if followed and confirmed by mail or courier service notice, when telecopied, in each case, with the proper address as indicated below. Each party may, by written notice given to the other parties, designate any other address or addresses to which notices, certificates or other communications to them shall be sent as contemplated by this Agreement. Notices shall be deemed to have been given if and when received by an officer, manager or supervisor in the department of the addressee specified for attention (unless the addressee refuses to accept delivery, in which case such notices shall be deemed to have been given when first presented to the addressee for acceptance), and notices so delivered to the Subordinated Collateral Agent shall be deemed received by an officer of the Subordinated Collateral Agent responsible for administering this Agreement. Until otherwise so provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

Holders:	Prudential Capital Partners II, L.P.
Prudential Capital Partners Management Fund II, L.P.
Prudential Capital Partners (Parallel Fund) II, L.P.
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 North Stetson Street
Chicago, Illinois 60601
Attention: Managing Director
With a duplicate copy to the attention of Robert Scavone

9

     Subordinated

Collateral Agent:	Prudential Capital Partners II, L.P.
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 North Stetson Street
Chicago, Illinois 60601
Attention: Managing Director
With a duplicate copy to the attention of Robert Scavone

Company:	Fingerhut Direct Marketing, Inc.
4400 Baker Road
Minnetonka, Minnesota 55343
Attention: President
Telecopier No.: (952) 975-4078
Telephone No.: (952) 936-5389)
or
Chief Financial Officer
Telecopier No.: (952) 975-
Telephone No.: (952) 936-

with a copy to:
Attention: General Counsel
Telecopier No.: (952)975-4078
Telephone No.: (952) 936-5577)

After April 1, 2006 the Company’s address shall be changed to
7777 Golden Triangle Drive
Eden Prairie, Minnesota 55344
     Section 14. Successors and Assigns. Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
     Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.
     Section 16. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

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     Section 17. Consent To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE SUBORDINATED COLLATERAL AGENT, THE HOLDERS AND THE COMPANY HEREBY IRREVOCABLY ACCEPT, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE SUBORDINATED COLLATERAL AGENT, THE HOLDERS AND THE COMPANY FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 13, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE SUBORDINATED COLLATERAL AGENT, THE HOLDERS AND THE COMPANY HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     Section 18. No Impairments of Other Rights. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Holders may have or may obtain against the Company.
     Section 19. Amendment; Waiver. No consent, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Required Holders and the Subordinated Collateral Agent, and, in the case of an amendment to Sections 7(e), 7(f), or 9(a) of this Agreement, also signed by the Company; provided that (a) an amendment that decreases the percentage of the Holders which is required to provide any direction to the Subordinated Collateral Agent or changes the provisions for application of proceeds under Section 5(b) hereof shall not be effective unless consented to in writing by all of the Holders and (b) any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any Holder in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Holder of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.
     Section 20. Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.
     Section 21. Termination. This Agreement shall remain in full force and effect until indefeasible payment in full of all of the Obligations. Following such date, Section 9(a) of this Agreement shall continue in full force and effect.

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     Section 22. Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings of the parties hereto, relating to the subject matter herein contained.
     Section 23. Consequential Damages. In no event (other than in respect of its gross negligence or willful misconduct) shall the Subordinated Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Subordinated Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
* * * *

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     IN WITNESS WHEREOF, the undersigned have caused this Collateral Agency Agreement to be duly executed by their duly authorized officers, all as of the date first written above.

PRUDENTIAL CAPITAL PARTNERS II, L.P.

By: Stetson Street Partners, L.P., its general partner

By:
Vice President

PRUDENTIAL CAPITAL PARTNERS
MANAGEMENT FUND II, L.P.

By:	Mulberry Street Holdings, LLC,
its general partner

By:	Prudential Investment Management, Inc.,
its managing member

By:
Vice President

PRUDENTIAL CAPITAL PARTNERS (PARALLEL
FUND) II, L.P.

By:	Stetson Street Partners, L.P.,
its general partner

By:
Vice President

ACKNOWLEDGMENT OF AND CONSENT AND AGREEMENT TO
COLLATERAL AGENCY AGREEMENT
     The Company, as described in the Collateral Agency Agreement set forth above, acknowledges and, to the extent required, consents to the terms and conditions thereof. The undersigned Company does hereby further acknowledge and agree to its agreements under Sections 7(e), 7(f) or 9(a) of the Collateral Agency Agreement and acknowledges and agrees that it is not a third-party beneficiary of, and has no rights under, the Collateral Agency Agreement.
     IN WITNESS WHEREOF, the Company has caused this Acknowledgment of and Consent and Agreement to Collateral Agency Agreement to be executed by their duly authorized officers as of March      , 2006.
FINGERHUT DIRECT MARKETING, INC.

By:
Name:
Title:

EXHIBIT N
[FORM OF OPINION OF COMPANY’S COUNSEL]
[Date of Closing]
Prudential Capital Partners II, L.P.
Prudential Capital Partners Management Fund II, L.P.
Prudential Capital Partners (Parallel Fund) II, L.P.
c/o Prudential Capital Group, L.P.
Two Prudential Plaza
Chicago, Illinois 60601
Ladies and Gentlemen:
     We have acted as special counsel for Fingerhut Direct Marketing, Inc. (the “Company”) and its sole Subsidiary, Fingerhut Fulfillment, Inc., (the “Subsidiary”) in connection with the Securities Purchase Agreement, dated as of March 23, 2006, among the Company and you (the “Securities Purchase Agreement”), pursuant to which the Company has issued to you today the 13.00% Senior Subordinated Secured Notes due March 24, 2013 of the Company in the aggregate principal amount of $30,000,000. Pursuant to the terms of the Guaranty Agreement, dated as of March 23, 2006, between the Subsidiary and Prudential Capital Partners II, L.P., as Subordinated Collateral Agent, the Subsidiary has guaranteed the Company’s obligations under the Transaction Documents (as defined in the Securities Purchase Agreement).
     All terms used herein that are defined in the Securities Purchase Agreement have the respective meanings specified in the Securities Purchase Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3C of the Securities Purchase Agreement and with the understanding that you are purchasing the Subordinated Notes in reliance on the opinions expressed herein.
     In this connection, we have examined such certificates of public officials, certificates of officers of the Company and Subsidiary and copies certified to our satisfaction of corporate documents and records of the Company and Subsidiary and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company and Subsidiary with respect to the accuracy of material factual matters contained therein which were not independently established; nothing, however, has come to our attention to cause us to believe that any such factual matters are untrue.
     We have assumed, among other things, the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. In examining documents executed by parties other than the Company and Subsidiary, we have assumed that such parties have all necessary power to enter into and perform all of their obligations thereunder and have also assumed the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties and that such documents are legal, valid and binding on such parties in accordance with their respective terms. We have also assumed that each natural person executing any of the documents referenced herein has the capacity and is legally competent to do so.
     Based on the foregoing, it is our opinion that:
          1. The Company and Subsidiary are each corporations duly organized and validly existing in good standing under the laws of the State of Delaware. The Company and Subsidiary are each duly qualified to transact business and in good standing as foreign corporations under the laws of the State of Minnesota. The Company and Subsidiary have all requisite corporate power to conduct their respective businesses as currently conducted by them
          2. The Company and Subsidiary have all requisite corporate power to execute, deliver and perform their respective obligations under the Securities Purchase Agreement, the Subordinated Notes, the Warrants, the Subsidiary Guaranty and the other Transaction Documents to which either of them is a party. The Securities Purchase Agreement, the Subordinated Notes, the Warrants, the Subsidiary Guaranty and other Transaction Documents have been duly authorized by all requisite corporate action on the part of the Company and Subsidiary and duly executed and delivered by authorized officers of the Company and Subsidiary, and are valid obligations of the Company and Subsidiary, legally binding upon and enforceable against the Company Subsidiary in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Stockholders Waiver Consent and Amendment is effective to cause (1) the Stockholders Agreement dated as of February 24, 2004 referred to therein to be amended and restated as the Amended and Restated Stockholders Agreement dated as of March 24, 2006 in the form attached as Exhibit E to the Securities Purchase Agreement and (2) the Investor Rights Agreement dated as of February 24, 2004 referred to therein to be amended and restated as the Amended and Restated Investor Rights Agreement dated as of March 24, 2006 in the form attached as Exhibit D to the Securities Purchase Agreement.
          3. Assuming the accuracy of the representations and warranties of the Purchasers set forth in paragraph 9 of the Securities Purchase Agreement, including, without limitation, reliance on the Purchasers’ representation and warranty that each of them is an “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act), it is not necessary in connection with the offering, issuance, sale and delivery of the Subordinated Notes and the issuance and delivery of the Warrants under the circumstances contemplated by the Securities Purchase Agreement to register the Subordinated Notes or the Warrants under the Securities Act or to qualify an indenture in respect of the Subordinated Notes under the Trust Indenture Act of 1939, as amended.

          4. Assuming that the Company applies the proceeds of sale of the Subordinated Notes in accordance with paragraph 81 of the Securities Purchase Agreement, the extension, arranging and obtaining of the credit represented by the Subordinated Notes do not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
          5. The execution and delivery of the Securities Purchase Agreement, the Subordinated Notes, the Warrants, the Subsidiary Guaranty and the other Transaction Documents, the offering, issuance and sale of the Subordinated Notes and the Warrants and fulfillment of and compliance with the respective provisions of the Securities Purchase Agreement, the Subordinated Notes, the Warrants and the other Transaction Documents do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than the Liens in the Collateral under the Security Documents) upon any of the properties or assets of the Company or Subsidiary pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities and other than the filings and recordings to perfect the Liens in the Collateral intended to be created by the Security Documents) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Securities Purchase Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.
          6. Neither the Company nor Subsidiary is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “ICA”). The sale of the Subordinated Notes, the application of the proceeds thereof by the Company as provided in paragraph 81 of the Securities Purchase Agreement and the consummation of the transactions contemplated by the Securities Purchase Agreement will not result in any violation by the Company of any provision of the ICA or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.
          7. Upon (a) the filing and/or recording of the Uniform Commercial Code financing statements attached hereto as Exhibit A with the Secretary of State of the State of Delaware, (b) possession by the Subordinated Collateral Agent or its agent (upon appropriate notification) of certain of the Collateral by which perfection is obtained only by possession, (c) control by Subordinated Collateral Agent or its agent of certain of the Collateral by which perfection is obtained only by control, and (d) notation of Subordinated Collateral Agent’s interest upon and recording of the appropriate and/or required certificates of title, each of the Security Agreement and the Subsidiary Security Agreement will create perfected, continuing and enforceable (assuming appropriate continuation statements are filed) security interests in and liens against the Collateral, except as such enforceability may be limited by (1) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). For the purposes of rendering our opinion in this paragraph 7 with respect to other than the Uniform Commercial Code as in effect in the State of Minnesota, we have, with your permission, reviewed and relied solely upon (i) the Uniform Commercial Code of the State of Illinois as reported in the Secured Transactions Guide, Commerce Clearing House, as updated through March 7, 2006 (the “Illinois UCC’), without reference to case law or other interpretations of the Illinois UCC or any other laws of Illinois and (ii) the Uniform Commercial Code of the State of Delaware as reported in the Secured Transactions Guide, Commerce Clearing House, as updated through March 7, 2006 (the “Delaware UCC’), without reference to case law or other interpretations of the Delaware UCC or any other laws of Delaware. To the extent we render opinions that relate to matters that may ultimately be determined under the Illinois UCC or the Delaware UCC, our opinions are based on our reasoned belief that the Uniform Commercial Code of the State of Minnesota is not materially different.
          8. In reliance upon an opinion of the Company’s counsel addressed to us, a true and correct copy of which is attached hereto as Exhibit B, we are of the opinion that on the date of closing, immediately after giving effect to the transactions contemplated by the Transaction Documents:
     (a) the authorized and issued Equity Interests of the Company will consist of (i) 1,255,114,166 shares of authorized Common Stock, 125,029,168 shares of which will be issued and outstanding and 789,055,211 shares of which will be reserved for issuance upon conversion of the Preferred Stock and upon conversion of the Preferred Stock issuable upon exercise of the Warrants and that upon such conversion, such shares will be duly authorized and issued, fully paid and non-assessable, and (ii) 789,055,211 shares of authorized Preferred Stock, 747,312,753 shares of which will be issued and outstanding and 41,742,458 shares of which will be reserved for issuance upon the exercise of the Warrants and that upon such exercise and payment of the purchase price therefor pursuant to the Warrants, such shares will be duly authorized and issued, fully paid and non-assessable;
     (b) other than (i) the Warrants, (ii) the Preferred Stock, (iii) outstanding warrants to purchase 49,991,158 shares of Common Stock, (iv) shares of Common Stock issuable upon exercise of outstanding options or available for additional awards under the 2003 Equity Incentive Plan and the 2005 Non-Employee Directors Plan in the aggregate amount of 79,485,909 shares and (v) issuance of Common Stock, in lieu of cash, in payment of the 8% dividend on the Preferred Stock when declared by the Board of Directors and upon written election of the holders of at least 75% of the then outstanding Preferred Stock, there are no other options for, rights to acquire, agreements to issue, or securities exercisable for or convertible into shares of the Company’s Equity Interests.
          9. To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any governmental authority either (i) with respect to the Securities Purchase Agreement, the Subordinated Notes, or Warrants or the other Transaction Documents or (ii) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Notwithstanding the foregoing, we advise that, attached as Exhibit C, is a disclosure of litigation hereby made to you and previously made to the Bank Agent. We express no opinion — express or implied — as to whether such litigation, individually or taken as a whole, will have a Material Adverse Effect on the Company or any of its Subsidiaries.
          10. The choice of laws provision contained in the Securities Purchase Agreement, Security Agreement, Subsidiary Guaranty and other Transaction Documents is enforceable and such agreements shall be governed by the laws of the State of Illinois.
          We are members of the bar of the State of Minnesota and we therefore express no opinion with respect to any matter (including, without limitation, enforceability, conflict of laws and choice of law issues) which may be governed by the laws of any jurisdiction other than the State of Minnesota, the corporate laws of the State of Delaware and applicable laws of the United States of America. We note that the certain of the Transaction Documents state that they are to be governed by the internal laws of states other than the State of Minnesota. To the extent our opinions in paragraphs 2 and 7 above relate to a Transaction Document which states that it is to be governed by the internal laws of a state other than the State of Minnesota, such opinion is given as though such Transaction Document stated that it was to be governed by the internal laws of the State of Minnesota.
          Our opinion is qualified by reference to (a) the fact that certain remedial provisions in the Securities Purchase Agreement and other Transaction Documents may be rendered invalid or unenforceable by applicable laws, which laws, however, do not in our opinion make the remedies provided in such documents inadequate for the realization of the benefits and security intended to be provided thereby and (b) the effect upon the enforceability of the Securities Purchase Agreement and other Transaction Documents of bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors’ rights. Further, the use of the term “enforceable” does not imply any opinion as to the availability of any equitable remedy.
          For purposes of this opinion, the term “knowledge” means the conscious awareness of facts or other information by lawyers in our firm responsible for representation of the Company and Subsidiary.
          We acknowledge that the Company and Subsidiary have requested that this opinion letter be rendered to each of you and to any Transferee, that this opinion letter is rendered with the intention that each of you and any Transferee may rely on this opinion letter, and that each of you and any Transferee may rely on this opinion letter. Subject to the foregoing, this opinion letter may be relied upon by you and such Transferees only in connection with the financing arrangements and other transactions contemplated by the Securities Purchase Agreement and the other Transaction Documents and may not be used or relied upon by you, such Transferees or any other Person for any other purpose whatsoever, without in each instance our prior written consent, except as may be required by any court or other governmental or regulatory authority or in connection with any litigation or other proceeding to which this opinion letter may be relevant.

          This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein. This opinion is given as of the date hereof and we undertake no obligation to update this opinion for matters or events occurring after the date hereof.
Very truly yours,
LINDQUIST & VENNUM p.l.l.p.

EXHIBIT O
[FORM OF THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION]
See Attached

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FINGERHUT DIRECT MARKETING, INC.
     The undersigned, Brian Smith, certifies that he is the President and Chief Executive Officer of Fingerhut Direct Marketing, Inc., a corporation organized and existing under the laws of the State of Delaware and does hereby further certify as follows:
     1. The name of the Corporation is FINGERHUT DIRECT MARKETING, INC. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on September 11, 2002.
     2. This Third Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Third Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to the stockholders entitled to such notice.
     3. The text of the Certificate of Incorporation of the Corporation, as previously amended and restated, is hereby amended and restated to read in its entirety as follows:
     FIRST. The name of the Corporation is FINGERHUT DIRECT MARKETING, INC. (the “Corporation”).
     SECOND. The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, DE 19904, in the County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.
     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Delaware.
     FOURTH. The authorized capital stock of the Corporation shall consist of 2,044,169,377 shares of capital stock consisting of:
     (i) 1,255,114,166 shares designated as Common Stock, $0.00001 par value per share (“Common Stock”) and
     (ii) 789,055,211 shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”), all of which shall be designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

     The rights, preferences and limitations granted to and imposed on the Common Stock and the Preferred Stock shall be as set forth below in this Article FOURTH. All sectional cross references in this Article FOURTH shall be to Sections of this Article FOURTH unless the context otherwise clearly requires. Certain capitalized terms used in this Article FOURTH are defined in Section 8.
     1. Dividends and Distributions.
     1.1. Common Stock Dividends. Subject to the provisions of law and this Third Amended and Restated Certificate of Incorporation, the holders of Common Stock shall be entitled to receive out of funds legally available therefor, dividends at such times and in such amounts as the Board of Directors in its sole discretion may determine.
     1.2. Series A Preferred Stock Dividends. Subject to the provisions of law and this Certificate of Incorporation, holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the annual rate of 8% on the Series A Purchase Price, prior and in preference to any declaration or payment of any dividend to the holders of shares of Common Stock. Dividends on the Series A Preferred Stock shall be cumulative and shall accrue daily but shall be payable and compound annually on each anniversary after the date of original issuance of each share of Series A Preferred Stock, whether or not earned or declared, and whether or not there are earnings or profit, surplus or other funds or assets of the Corporation legally available for the payment of dividends; provided, however, that accrued dividends payable pursuant to this Section 1.2 shall be reduced by any dividend payments made by the Corporation in respect of the Series A Preferred Stock pursuant to this Section 1. With respect to dividends declared by the Board of Directors, upon the written election of the holders of at least seventy five percent (75%) of the then outstanding Series A Preferred Stock, in lieu of a cash dividend, the Company shall issue to the holders of the Series A Preferred Stock the number of shares of Common Stock per share of Series A Preferred Stock equal to the accrued and unpaid dividends on the Series A Preferred Stock (or any portion thereof as designated by the holders of Series A Preferred Stock making such election) divided by the fair market value of a share of Common Stock as mutually agreed by the Board of Directors of the Corporation and the holders of at least seventy-five percent (75%) of the then outstanding Series A Preferred Stock; provided, however, that if such mutual agreement cannot be reached, such fair market value shall be determined by following the procedures set forth in the definition of Appraisal Procedure.
     1.3. Participating Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock payable solely in the form of additional shares of Common Stock), the holders of Series A Preferred Stock shall be entitled, in addition to any cumulative dividends to which they may be entitled under Section 1.2, to receive the amount of dividends per share of Series A Preferred Stock that would be payable on the number of whole shares of the Common Stock into which each share of Series A Preferred Stock held by each holder could be converted pursuant to the provisions of Section 4 hereof, such number to be determined as of the

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record date for the determination of holders of Common Stock entitled to receive such dividend. However, this Section 1.3 shall not apply to any dividends payable in connection with any event as to which Section 2 hereof applies.
     1.4. Record Date for Dividends. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Common Stock or Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days and no less than 10 days prior to the date fixed for the payment thereof.
     1.5. Dividends on Conversion. In the event that the Corporation shall have cumulative accrued and unpaid dividends outstanding on the Series A Preferred Stock immediately prior, to a conversion of any shares of Series A Preferred Stock as provided in Section 4 hereof; upon such conversion, the Corporation shall, at the option of the Corporation, pay in cash to the holder thereof the full amount of any such dividends or allow such dividends to be converted into a number of shares of Common Stock equal to (i) the accrued and unpaid dividends on the Series A Preferred Stock divided by, as applicable: (a) the price per share of the Common Stock net of underwriting commissions in the case of a public offering, (b) the value of the Common Stock in the transaction in question in the case of a conversion in connection with a Sale of the Corporation or (c) the fair market value of a share of Common Stock as mutually agreed by the Board of Directors of the Corporation and the holders of at least seventy-five percent (75%) of the then outstanding Series A Preferred Stock; provided, however, that if such mutual agreement cannot be reached, such fair market value shall be determined by following the procedures set forth in the definition of Appraisal Procedure.
     2. Liquidation, Dissolution or Winding-Up.
     2.1. Series A Preferred Stock Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of all debts and liabilities of the Corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (A) the sum of (i) the Series A Purchase Price (as adjusted for stock dividends, combinations, recapitalizations or other similar events affecting the Series A Preferred Stock) and (ii) an amount equal to all accrued or declared but unpaid dividends thereon, or (B) the amount that would be payable to such holders if the Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding-up of the Corporation. If upon such liquidation, distribution or winding-up of the Company, whether voluntary or involuntary, the assets to be distributed are insufficient to permit payment in full to the holders of the Series A Preferred Stock, then the entire assets of the Corporation to be distributed, shall be distributed ratably among the holders of the Series A Preferred Stock in accordance with the number of shares of Series A Preferred Stock held by such holders.

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     2.2. Treatment of Mergers, Consolidations, and Sales of Assets, Unless the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock agree in writing otherwise, a Sale of the Corporation shall be deemed to be a liquidation, dissolution, or winding-up of the Corporation for purposes of this Section 2. The term “Sale of the Corporation” shall mean (i) a sale of all or substantially all of the assets of the Corporation, (ii) an acquisition of the Corporation by one or more persons or entities by means of any transaction or series of related transactions (including any reorganization, merger, consolidation) where the voting securities of the Corporation outstanding immediately preceding such transaction or series of transactions or the voting securities issued with respect to the voting securities of the Corporation outstanding immediately preceding such transaction or series of transactions represent less than 50% of the voting securities of the Corporation or surviving entity, as the case may be, following such transaction or series of transactions, or (iii) a transaction or series of related transactions resulting in the transfer of shares representing more than 50% of the voting securities of the Corporation, other than any transfer solely (A) of the Series A Preferred Stock or (B) to any Affiliate of the transferring stockholder. A sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a sale of substantially all the assets of the Corporation for purposes of the foregoing definition.
     2.3. Distributions Other Than Cash. Unless the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock determine otherwise, all payments made pursuant to this Section 2 shall be made in cash. If the amount to be distributed to the holders of the Series A Preferred Stock upon any liquidation, dissolution, or winding-up (including any transaction treated as such pursuant to Section 2.2) shall be other than cash, the fair market value of the property, rights, or securities distributed to such holders shall be mutually agreed by the Board of Directors of the Corporation and the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock; provided, however, that if such mutual agreement cannot be reached, such fair market value shall be determined by following the procedures set forth in the definition of Appraisal Procedure.
     3. Voting Rights.
     3.1. Single Class. Except as otherwise required by law or as set forth herein, the holders of the Series A Preferred Stock shall be entitled to notice of any meeting of stockholders and to vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote on the following basis:
     3.1.1. holders of Common Stock shall have one vote per share; and
     3.1.2. holders of Series A Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock (including fractions of a share) into which the Series A Preferred Stock could be converted

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pursuant to Section 4.1 hereof on the date for the determination of stockholders entitled to vote on such matter.
     3.2. Separate Class. In any case where under provisions of applicable law or as set forth herein, the Common Stock or Series Preferred Stock are entitled to vote as a separate class, holders of Common Stock shall have one vote per share and holders of the Series A Preferred Stock shall have one vote per share.
     3.3. Series A Preferred Stock Special Voting Right. Except as expressly provided herein or as required by law, so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, take any of the actions set forth in Sections 3.3.1 through 3.3.15 below, without the approval, by vote or written consent, of the holders of at least seventy five percent (75%) of the then outstanding Series A Preferred Stock:
     3.3.1. create or issue, or obligate itself to create or issue, whether by amendment to the Certificate of Incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any shares of capital stock of the Corporation, or debt securities convertible into shares of capital stock of the Corporation, with rights, preferences or privileges that are equal or superior to the Series A Preferred Stock;
     3.3.2. effect any alteration or waiver of the Certificate of Incorporation or By-laws of the Corporation (whether by amendment to the Certificate of Incorporation or By-laws of the Corporation or by reclassification, merger, consolidation, reorganization or otherwise) that alters, changes or repeals the rights, preferences or privileges of the Series A Preferred Stock or that adversely affects the holders of the Series A Preferred Stock as a class;
     3.3.3. increase or, except as specifically provided herein, decrease the authorized number of shares of Common Stock or Preferred Stock;
     3.3.4. authorize, pay or declare, or permit any Subsidiary to authorize, pay or declare, a dividend (other than dividends on the Common Stock payable solely in Common Stock or dividends payable to the Company from a wholly owned Subsidiary) on any shares of the capital stock of the Corporation other than the authorization and payment of dividends on the Series A Preferred Stock pursuant to Section 1.2;
     3.3.5. redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, for value any share or shares of the capital stock of the Corporation, except for (A) repurchases from an employee or his or her heirs pursuant to contractual call rights or rights of first refusal in which all of the Common Stock held by such employee is repurchased, or (B) redemption of the Series A Preferred Stock pursuant to Section 5 hereof;
     3.3.6. effect, or obligate itself to effect, any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the

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Corporation or any Subsidiary thereto or any consolidation or merger involving the Corporation or any Subsidiary thereof with or into one or more other corporations, partnerships, limited liability companies or partnerships, or other entities, or any dissolution, liquidation or winding up of the Corporation, except for the merger into the Corporation or transfer of assets to the Corporation from any wholly owned Subsidiary;
     3.3.7. enter into any material transaction (whether by merger, consolidation, reorganization or otherwise) providing for the acquisition of or investment in any other Person;
     3.3.8. sell, assign, license, or otherwise dispose of (each a “Sale”), or enter into any transaction or series of transactions that would result in the Sale of, more than 25% of the fair market value of the Corporation’s assets as determined on a consolidated basis;
     3.3.9. enter into any transaction with Senior Management or any Affiliate;
     3.3.10. enter into any transaction (other than third-party working capital loans, equipment leases and similar transactions in the ordinary course of business) (x) in which the Corporation incurs indebtedness for borrowed money exceeding $10 million or (y) in which the Corporation becomes obligated under a lease or similar agreement pursuant to which the Corporation is required to make payments exceeding $10 million in the aggregate;
     3.3.11. change the authorized number of directors on the Board of Directors of the Corporation;
     3.3.12. make any material change in the nature of the business of the Corporation or any Subsidiary;
     3.3.13. hire, terminate, replace or reassign any member of Senior Management;
     3.3.14. approve the Corporation’s or any Subsidiary’s budget or authorize any alteration thereof; or
     3.3.15. issue any shares of capital stock of the Corporation or grant any Options or Convertible Securities including to any employees, officers, directors or consultants of or to the Company or its Subsidiaries pursuant to any stock option plan.
     3.4. Election of Directors.
     3.4.1. Series A Directors. The holders of seventy five percent (75%) of the outstanding shares of Series A Preferred Stock shall have the right to the exclusion of all other classes or series of the Corporation’s capital stock, voting at

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a meeting of stockholders called for the purpose or by written consent, separately from the Common Stock, to elect two (2) directors to serve on the Board of Directors of the Corporation. Such directors shall comprise a separate class of directors and be referred to as “Series A Directors.” Each Series A Director so elected shall serve until such Person’s successor is duly elected by holders of the Series A Preferred Stock, the holders of the Series A Preferred Stock being the only Persons entitled to remove a Series A Director. No reason need be given by the holders of the Series A Preferred Stock for the removal by the holders of the Series A Preferred Stock of a Series A Director. If holders of the Series A Preferred Stock for any reason fail to elect anyone to fill any such directorship, the position shall remain vacant until such time as holders of the Series A Preferred Stock elect a Series A Director to fill the position, and it shall not be filled by resolution or vote of the Corporation’s Board of Directors or its other shareholders, All directors other than the Series A Directors shall be elected by the holders of the Series A Preferred Stock and the holders of the Common Stock voting as a single class in accordance with Section 3.1.
     3.4.2. Election of Directors Upon Redemption Default. In the event that the Corporation shall fail to pay the full Mandatory Redemption Price in respect of all shares of Series A Preferred Stock required to be redeemed on any Mandatory Redemption Date pursuant to Section 5 hereof and such failure continues for a period of ninety (90) days following delivery of written notice of such failure by the holders of the Series A Preferred Stock (a “Redemption Default”), then immediately upon the occurrence of such Redemption Default and continuing until such time as the Redemption Default is cured, the authorized number of directors on the Board of Directors of the Corporation shall be increased by the number of directors necessary for the Series A Directors and such additional directors to constitute a majority of the Board of Directors, and the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect such additional directors to serve on the Board of Directors. A vacancy in any directorship elected solely by the holders of the Series A Preferred Stock pursuant to this Section 3.4.2 shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock or by any remaining directors elected solely by the holders of the Series A Preferred Stock pursuant to this Section 3.4.
4. Conversion of Preferred Stock. The holders of the Series A Preferred Stock shall have conversion rights as follows:
     4.1. Optional Conversion. Each issued and outstanding share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance thereof and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Purchase Price (as adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Series A Preferred Stock) by the Conversion Price in effect at the time of conversion. The

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“Conversion Price” shall initially be equal to the Series A Purchase Price. The initial Conversion Price shall be subject to adjustment as hereinafter provided.
     4.2. Conversion Upon Certain Events.
     4.2.1. Underwritten Public Offerings. All outstanding shares of Series A Preferred Stock shall be automatically converted into the number of shares of Common Stock into which the Series A Preferred Stock is convertible pursuant to Section 4.1, immediately upon the closing of an underwritten public offering (a “Qualified Public Offering”) pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds to the Corporation equal or exceed $50,000,000 and the price per share to the public is not less than $0.31533 (such amount to be equitably adjusted upon the occurrence of any of the events described in Section 4.5.4) and after which the Common Stock is listed on the New York Stock Exchange or the Nasdaq National Market, without any further action by the holders of such shares.
     4.2.2. Voluntary Conversion of Series A Preferred Stock. All outstanding shares of Series A Preferred Stock shall, upon the vote or written consent of the holders of at least seventy-five percent (75%) of the then outstanding Series A Preferred Stock, be automatically converted into the number of shares of Common Stock into which such Series A Preferred Stock is convertible pursuant to Section 4.1 without any further action by the holders of such shares. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date the vote is taken. Notice thereof shall be given by the Corporation to the holders of the Series A Preferred Stock at least ten (10) days prior to the effective date of such conversion, unless the effective date is the date the vote is taken, in which case the Corporation shall give such notice to the holders of the Series A Preferred Stock within three (3) days of such vote or consent.
     4.2.3. Surrender. On or after the date of occurrence of any conversion of Series A Preferred Stock pursuant to Section 4.2.1 or Section 4.2.2, and in any event within ten (10) days after receipt of notice by mail, postage prepaid, from the Corporation of the occurrence of such event, each holder of record of shares of Series A Preferred Stock being converted shall surrender such holder’s certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates evidencing the number of shares of Common Stock into which such shares of Series A Preferred Stock are converted and cash as provided in Section 4.3 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. On the date of the occurrence of any conversion of Series A Preferred Stock pursuant to Section 4.2.1 or Section 4.2.2, each holder of record of shares of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series A

8

Preferred Stock shall not have been surrendered at the office of the Corporation, that notice the Corporation shall not have been received by any holder of record of shares of Series A Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.
     4.2.4. Cancellation. All certificates evidencing shares of Series A Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof, from and after the date such certificates are so required to be surrendered shall be deemed to have been retired and canceled. The Corporation from time to time thereafter shall take appropriate action to reduce the number of authorized shares of Series A Preferred Stock and Preferred Stock accordingly.
     4.3. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.
     4.4. Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding Series A Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-existing par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.
     4.5. Adjustments to Preferred Stock Conversion Price for Diluting Issues:
     4.5.1. Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. Unless the holders of at least seventy five percent (75%) of the then outstanding Series A Preferred Stock determine otherwise, if after the Series A Original Issue Date the Corporation shall issue (or pursuant to Section 4.5.2 be deemed to have issued) Additional Shares of Common Stock, without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in each such event, such Conversion Price shall be reduced to the price determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale on a Fully Diluted Basis multiplied by the Conversion Price as in effect immediately prior to such issuance or sale and (2) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issue or sale.

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     4.5.2. Options and Convertible Securities. In the event the Corporation at any time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:
4.5.2.1. no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;
4.5.2.2. if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;
4.5.2.3. upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:
(a) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the

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consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and
(b) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4.5.2) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;
4.5.2.4. no readjustment pursuant to Section 4.5.2.2 or 4.5.2.3 above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;
4.5.2.5. if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4.5.2 as of the actual date of their issuance.
     4.5.3. Determination of Consideration. For purposes of Section 4.5, the consideration received by the Corporation for the issuance (or deemed issuance) of any Additional Shares of Common Stock shall be computed as follows:
4.5.3.1. Cash and Property: Such consideration shall: (i) insofar as it consists of cash, be computed as the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends; (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, or if the holders of seventy five percent (75%) of then outstanding Series A Preferred Stock request, as

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determined by independent accountants of recognized standing promptly selected by the Corporation to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to the receipt of such property; and (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration received for the Additional Shares of Common Stock, computed as provided in the foregoing clauses (i) and (ii), as determined in good faith by the Board of Directors.
4.5.3.2. Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.5.2, relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
     4.5.4. Adjustment for Stock Splits, Stock Dividends, Subdivisions, Combinations or Consolidation of Common Stock. In the event that the Corporation at any time shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to

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acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock,
     4.5.5. Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4,5.4 or a merger or other reorganization referred to in Section 2.2 above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to received, a number of shares of such other class or classes of stock equivalent to the number of shares of such stock that would have been subject to receipt by the holders of the Series A Preferred Stock as if such holder had converted into Common Stock immediately before that change.
     4.5.6. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate reduction in the Conversion Price so as to protect the rights of the holders of the Series A Preferred Stock.
     4.6. Consolidation or Merger. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation, other than a consolidation or merger which is treated as a liquidation pursuant to Section 2.2, then, as a part of such consolidation or merger, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such consolidation or merger, to which a holder of Common Stock issuable upon such conversion would have been entitled on such consolidation or merger. In any such case, appropriate adjustment (including an adjustment of the Conversion Price then in effect to the price of the Common Stock reflected in the merger or consolidation if the price is less than the Conversion Price then in effect) shall be made in the application of the provisions of this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock after the consolidation or merger to the end that the provisions of this Section 4 and the number of shares acquirable upon conversion of the Series A Preferred Stock shall be applicable after the consolidation or merger in as nearly equivalent a manner as may be practicable as before the consolidation or merger. So long as any Series A Preferred Stock is outstanding, the Corporation shall preserve the rights of the Series A Preferred Stock, including without limitation the rights set forth in Sections 1, 2,

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3, 4 and 5. The actions taken pursuant to this Section 4.6 shall be satisfactory in form and substance to the holders of seventy five percent (75%) of the Series A Preferred Stock.
     4.7. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at anytime of any holder of the Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stuck and the amount, if any, of other property that then would be received upon the conversion of the Series A Preferred Stock. All adjustments made pursuant to this Section 4 shall be made to the nearest one hundredth of a cent.
     4.8. No Impairment. The Corporation will not, without the consent of the holders of at least seventy-five percent (75%) of the then outstanding Series A Preferred Stock, by amendment of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 4 by the Corporation for the benefit of the holders of the Series A Preferred Stock but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock in this Section 4 against impairment.
     4.9. Taxes on Conversion. The Corporation will pay any and all original issuance, transfer, stamp and other similar taxes that maybe payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto.
     4.10. Notice of Record Date. In the event that there occurs any of the following events:
     4.10.1. the Corporation declares a dividend (or any other distribution) on its Common Stock payable in cash, Common Stock, other securities of the Corporation or otherwise;
     4.10.2. the Corporation subdivides or combines its outstanding shares of Common Stock;
     4.10.3. there occurs or is proposed to occur any reclassification of the Common Stock of the Corporation;
     4.10.4. the Corporation issues any Common Stock, Convertible Securities or Options;

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     4.10.5. a Sale of the Corporation or any other consolidation or merger of the Corporation into or with another corporation; or
     4.10.6. the involuntary or voluntary liquidation, dissolution, or winding-up of the Corporation;
then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (a) below or twenty (20) days before the date specified in (a) below, a notice describing in reasonable detail the event in question and the proposed timing thereof, and if applicable, stating the following information:
(a) the record date of such dividend,distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or
(b) the date on which such reclassification, consolidation, merger, sale, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, liquidation, dissolution, or winding-up.
5. Redemption.
     5.1. Redemption of Series A Preferred Stock. The Company shall be required to redeem the Series A Preferred Stock as follows:
(a) In the event that a Qualified Public Offering has not been consummated on or prior to the fifth anniversary of the Series A Original Issue Date, upon receipt at any time on or after the thirtieth (30th) day prior to the fifth anniversary of the Series A Original Issue Date of written request(s) for redemption from the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock (the “Series A Redemption Request”), the Corporation will redeem for cash from each holder of shares of Series A Preferred Stock, subject to the conditions set forth below, in two annual installments commencing on the date that is thirty (30) days after receipt by the Corporation of the Series A Redemption Request (the date of each such installment being referred to hereinafter as a

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“Series A Mandatory Redemption Date”), that number of shares of Series A Preferred Stock determined by dividing (i) the total number of shares of Series A Preferred Stock held by such holder by (ii) the number of remaining Series A Mandatory Redemption Dates (including the Series A Mandatory Redemption Date to which such calculation applies).
(b) In the event that a Qualified Public Offering has not been consummated on or prior to the seventh anniversary of the Series A Original Issue Date, upon receipt at any time on or after the thirtieth (30th) day prior to the seventh anniversary of the Series A Original Issue Date of written request(s) for redemption from the holders of a majority of the then outstanding Series A Preferred Stock (the “Institutional Investor Redemption Request”), the Corporation will redeem for cash from each holder of shares of Series A Preferred Stock, subject to the conditions set forth below, in two annual installments commencing on the date that is thirty (30) days after receipt by the Corporation of the Institutional Investor Redemption Request (the date of each such installment being referred to hereinafter as an “Institutional Investor Mandatory Redemption Date”), that number of shares of Series A Preferred Stock determined by dividing (i) the total number of shares of Series A Preferred Stock held by such holder by (ii) the number of remaining Institutional Investor Mandatory Redemption Dates (including the Institutional Investor Mandatory Redemption Date to which such calculation applies).
     Each of the Series A Redemption Request and the Institutional Investor Redemption Request is referred to hereinafter as a “Redemption Request,” and each Series A Mandatory Redemption Date and Institutional Investor Mandatory Redemption Date is referred to hereinafter as a “Mandatory Redemption Date”.
     On each Mandatory Redemption Date, the Corporation shall redeem the applicable shares of Series A Preferred Stock at a price per share (the “Mandatory Redemption Price”) equal to the greater of (x) the sum of the Series A Purchase Price plus an amount equal to all accrued and unpaid dividends on each share of Series A Preferred Stock, and (y) the fair market value of each share of Series A Preferred Stock on the date that the Redemption Request is made, as mutually agreed by the Board of Directors of the Corporation and the holders of at least seventy five percent (75%) of the then outstanding Series A Preferred Stock; provided, however, that if such mutual agreement cannot be reached, such fair market value shall be determined by following the procedures set forth in the definition of Appraisal Procedure.

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     The Corporation shall provide notice of the Redemption Request, specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than fifteen (15) days prior to the Mandatory Redemption Date.
     The Corporation shall use its best efforts and shall take all reasonable action necessary to pay the Mandatory Redemption Price as provided in this Section 5.1, including obtaining financing or effectuating a recapitalization so as to create a surplus.
     5.2. Insufficient Funds. If the funds of the Corporation legally available for redemption of the Series A Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the full number of shares of Series A Preferred Stock required under this Section 5 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of the Series A Preferred Stock being redeemed, such redemption to be made pro rata among the holders of the Series A Preferred Stock on the basis of the number of outstanding shares of Series A Preferred Stock held by such holders. At any time thereafter when additional funds of the Corporation become legally available for the redemption of the Series A Preferred Stock, such funds will be used to redeem the balance of the shares which the Corporation was theretofore obligated to redeem as provided in this Section 5.2. Any shares of Series A Preferred Stock which are not redeemed as a result of the circumstances described in this Section 5.2 or are not otherwise redeemed as required by Section 5.1 hereof shall remain outstanding, and interest at the rate of 15% per annum shall accrue on the Mandatory Redemption Price payable in respect of such unredeemed shares of Series A Preferred Stock, such interest to be payable quarterly in arrears until such shares are redeemed.
     5.3. Rights Terminated. Upon (i) presentation and surrender of the certificate or certificates representing the shares of Series A Preferred Stock being redeemed pursuant to this Section 5 and receipt of the Mandatory Redemption Price therefor, or (ii) irrevocable deposit in trust by the Corporation for holders of the Series A Preferred Stock being redeemed pursuant to this Section 5 of an amount equal to the Mandatory Redemption Price therefor, each holder of shares of Series A Preferred Stock will cease to have all rights as a stockholder of the Corporation by reason of the ownership of such redeemed shares of Series A Preferred Stock (except for the right to receive the Mandatory Redemption Price therefor upon the surrender of the certificate or certificates representing the redeemed shares if such certificate or certificates have not been surrendered), and such redeemed shares of Series A Preferred Stock will not from and after the date of payment in full of the Mandatory Redemption Price therefor be deemed to be outstanding.
6. Reacquired Shares. Any shares of Preferred Stock converted, redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and shall not be reissued and the Corporation from time to time shall take such action as may be necessary to reduce the authorized Preferred Stock accordingly.

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7. Waivers. The holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock may waive, by delivery of written notice to the Company, any of the rights, preferences or privileges relating to the Preferred Stock hereunder, either prospectively or retrospectively. In addition, by delivery of written notice to the Company, any holder of Series A Preferred Stock may waive, solely with respect to such holder, any of the rights, preferences or privileges relating to the Preferred Stock hereunder, either prospectively or retrospectively.
8. Definitions. The following terms shall have the following respective meanings:
     “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or pursuant to Section 4.5.2 deemed to have been issued) by the Corporation at any time, other than the Excluded Shares.
     “Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Appraisal Procedure” shall mean the following procedure to determine fair market value of any security or other property (in either case, the “valuation amount”). If the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock and the Board of Directors are not able to agree on the valuation amount within a reasonable period of time (not to exceed twenty (20) days), the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock. If the Board of Directors and the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock and the Board of Directors, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the holders of seventy five percent (75%) of the then outstanding Series A Preferred Stock shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount, The final valuation amount for purposes hereof shall be the average two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the holders of seventy five percent

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(75%) of the then outstanding Series A Preferred Stock and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates. If the valuation amount is for Common Stock of the Company, the valuation amount shall not include a discount for minority ownership or illiquidity or a control premium.
     “Conversion Price” has the meaning set forth in Section 4.1.
     “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock), or other securities directly or indirectly convertible into or exchangeable for Common Stock.
     “Excluded Shares” shall mean all shares of Common Stock issued (or pursuant to Section 4.5.2 deemed to have been issued) by the Corporation at any time (A) upon conversion of, or as a dividend with respect to, any shares of Series A Preferred Stock, (B) to officers, directors, employees of or consultants to the Corporation or its Subsidiaries pursuant to any award approved by the Board of Directors not in excess in the aggregate of 115,497,051 shares of Common Stock (including Options to purchase Common Stock), (C) upon exercise of Options or conversion of Convertible Securities outstanding on the Series A Original Issue Date, (D) upon exercise of Options or conversion of Convertible Securities outstanding as of the date of filing of this Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, or upon the conversion of any Series A Preferred Stock issued pursuant to the exercise of any such Option or conversion of any such Convertible Security (including any Series A Preferred Stock issued to any PCP Investor or upon the conversion of any such Series A Preferred Stock), or (E) the issuance of Common Stock in events described in Section 4.5.4.
     “Fully Diluted Basis” shall mean, for the purposes of determining the number of shares of Common Stock outstanding, a basis of calculation which takes into account (a) shares of Common Stock actually issued and outstanding at the time of such determination, and (b) that number of shares of Common Stock that is then issuable upon the exercise, exchange or conversion of all then outstanding shares of Series A Preferred Stock and all Options and Convertible Securities issued and outstanding at the time of such determination that are exercisable or exchangeable for, or convertible into, shares of Common Stock.
     “Mandatory Redemption Date” has the meaning set forth in Section 5.1.
     “Mandatory Redemption Price” has the meaning set forth in Section 5.1.
     “Option” shall mean any right option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

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     “PCP Investor” shall mean Prudential Capital Partners II, L.P., Prudential Capital Partners Management Fund II, L.P. and Prudential Capital Partners (Parallel Fund) II, L.P.
     “Person” shall mean without limitation an individual, a partnership, a corporation, an association, a joint stock corporation, a limited liability corporation, a trust, a joint venture, an incorporated organization and a governmental authority.
     “Purchase Agreement” means that certain Stock Purchase Agreement dated as of February 24, 2004 as supplemented by Supplement No. 1 dated October 27, 2004 and Supplement No. 2 dated November 1, 2004, to which the Corporation is a party, as the same may be amended from time to time.
     “Qualified Public Offering” has the meaning set forth in Section 4.2.1.
     “Redemption Default” has the meaning set forth in Section 3.4.2.
     “Redemption Request” has the meaning set forth in Section 5.1.
     “Sale” has the meaning set forth in Section 3.3.7.
     “Sale of the Corporation” has the meaning set forth in Section 2.2.
     “Senior Management” shall mean the Corporation’s Chairman, Chief Executive Officer, Chief Financial Officer and those employees that report directly to the Corporation’s Board of Directors or the Chief Executive Officer
     “Series A Director” has the meaning set forth in Section 3.4.1.
     “Series A Original Issue Date” shall mean February 18, 2004.
     “Series A Purchase Price” shall mean $0.10511 per share.
     “Subsidiary” shall mean any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Corporation or (ii) with respect to which the Corporation possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.
     FIFTH. The Corporation is to have perpetual existence.
     SIXTH. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-laws made by the Board of Directors.

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     SEVENTH. Meetings of Stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.
     EIGHTH. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.
     NINTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
     TENTH. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or otter enterprise, including service with respect to employee benefit plans, against expenses (including attorneys fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against the Corporation initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article TENTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article TENTH shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

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     ELEVENTH. If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.
     TWELFTH. The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.
     THIRTEENTH. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.
     FOURTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by its President as of this                      day of March, 2006.

Brian Smith
President and Chief Executive Officer

Attest:

Lisa Bilcik, Secretary

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